GLOBAL PROSPECTUS SUPPLEMENT
(To Prospectus Supplement dated December 29, 1995
and Prospectus dated December 29, 1995)

                                 $1,600,000,000
                      SHORT-TERM CARD ACCOUNT TRUST 1995-1

           $1,552,000,000 FLOATING RATE ASSET BACKED NOTES, CLASS A1 $48,000,000 FLOATING RATE ASSET BACKED CERTIFICATES, CLASS A2

     The Short-Term Card Account Trust 1995-1 (the 'Trust') will be formed pursuant to a trust agreement to be dated as of December 1, 1995 (the 'Trust Agreement') and entered into between Lehman ABS Corporation (the 'Depositor') and Wilmington Trust Company, as owner trustee (the 'Owner Trustee'). The Trust will issue $1,552,000,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A1 (the 'Class A1 Notes' or the 'Notes') and $48,000,000 aggregate principal amount of Floating Rate Asset Backed Certificates, Class A2 (the 'Class A2 Certificates' or the 'Certificates' and, together with the Class A1 Notes, the 'Securities'). The Class A1 Notes will be issued pursuant to an indenture to be dated as of December 1, 1995 (the 'Indenture'), between the Trust and The Bank of New York as indenture trustee (the 'Indenture Trustee'). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus Supplement dated December 29, 1995 attached hereto (the 'Prospectus Supplement') and in the Prospectus dated December 29, 1995 attached hereto (the 'Prospectus').

     The Trust will consist of certain asset backed certificates or notes (collectively, the 'CABS') each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement or indenture (collectively, the 'Agreements') and certain other property. Each of the CABS evidences an interest in or obligation of a trust fund created by one of the Agreements, the property of which includes either (a) a portfolio of revolving credit card receivables (collectively, the 'Receivables') generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts (collectively, the 'Accounts') or (b) a pool of asset backed certificates which evidence an interest in a trust fund of credit card receivables (the 'Underlying Certificates'); all monies due in payment of the Receivables or Underlying Certificates and certain other properties, as more fully described herein. In addition, the Trust will enter into the Swap Agreement described in the Prospectus Supplement with Deutsche Bank AG, New York Branch (the 'Swap Counterparty'), pursuant to which the Trust will agree to exchange the proceeds received with respect to the CABS for payments from the Swap Counterparty in order to pay amounts due on the Class A1 Notes and the Class A2 Certificates.
                            ------------------------
THIS  GLOBAL PROSPECTUS SUPPLEMENT CONTAINS  CERTAIN LIMITED INFORMATION ABOUT
  THE OFFERING OF THE NOTES WHICH IS RELEVANT TO NON-U.S. PERSONS.  DETAILED
    INFORMATION  CONCERNING  THE OFFERING  IS  CONTAINED IN  THE PROSPECTUS
     SUPPLEMENT AND THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ THIS
       GLOBAL PROSPECTUS SUPPLEMENT,  THE PROSPECTUS  SUPPLEMENT AND  THE
                                PROSPECTUS IN FULL.

                            ------------------------
     The Securities offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Class A1 Notes are expected to be $1,549,672,000 and from the sale of the Class A2 Certificates are expected to be $47,928,000 before deducting expenses payable by the Depositor of $1,200,000.


     It is expected that the Securities will be delivered in book-entry form and will be represented by one or more permanent global notes in fully registered form without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ('DTC') on or about January 11, 1996. Beneficial interests in such global notes will be shown on, and transfers thereof, will be effected only through, records maintained by DTC and its direct or indirect participants, including Cedel Bank, societe anonyme and the Euroclear System. The Securities will be offered in Europe and the United States of America.

                            ------------------------
                                LEHMAN BROTHERS

DECEMBER 29, 1995.

     The distribution of this Global Prospectus Supplement, the Prospectus Supplement and the Prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. Persons into whose possession this Global Prospectus Supplement, the Prospectus Supplement and the Prospectus come are required by the Underwriter to inform themselves about and to observe any such restrictions.

     This Global Prospectus Supplement, the Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Securities in any jurisdiction in which such offer or solicitation is unlawful.

     As used in this Global Prospectus Supplement, the Prospectus Supplement and the Prospectus, all references to 'dollars' and '$' are to United States dollars.

     The Depositor has taken all reasonable care to ensure that the information contained in this Global Prospectus Supplement, the Prospectus Supplement and the Prospectus in relation to the Depositor and the Securities is true and accurate in all material respects and that in relation to the Depositor and the Securities there are no material facts the omission of which would make misleading any statement herein or therein, whether fact or opinion. The Depositor accepts responsibility for the information contained in this Global Prospectus Supplement, the Prospectus Supplement and the Prospectus.

                           DESCRIPTION OF SECURITIES

     Reference should be made to the accompanying Prospectus Supplement and Prospectus for a detailed summary of the provisions of the Securities. Certain terms used in this Global Prospectus Supplement are defined in the Prospectus Supplement and the Prospectus.

PAYMENTS ON THE SECURITIES

     Interest will be computed as set forth in the Prospectus Supplement on the basis of the actual number of days in the Interest Accrual Period and a 360-day year. See 'Description of the Class A1 Notes -- Payments of Interest' (page S-13) and 'Description of the Class A2 Certificates -- Distributions of Interest' (page S-15) in the Prospectus Supplement. Holders of the Securities ('Securityholders') will receive all payments of principal of and interest on the Securities in the manner described under 'Description of the Certificates -- Book-Entry Registration' and ' -- Definitive Certificates' in the Prospectus (pages 18 and 20, respectively). In the event any payment date falls on a day which is not a Business Day, any payment due on such date shall be paid on the next succeeding Business Day with the same effect as if paid on the payment date. A 'Business Day' is any day other than a Saturday or Sunday or another day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to be closed.

     No additional amounts will be payable to Securityholders in the event any deduction or withholding for or on account of any present or future tax, assessment or other governmental charge is imposed upon any payment to such Securityholders by the United States or any political subdivision or taxing authority therein or thereof.

STATUS OF THE SECURITIES

     The Class A1 Notes will be secured by the assets of the Trust. The Class A2 Certificates will represent fractional undivided interests in the Trust. Distributions of interest on and principal of the Class A2 Certificates will be subordinated to payments of interest on and principal of the Class A1 Notes.

LIABILITY OF DEPOSITOR

     The Indenture and the Trust Agreement provide that none of the Depositor, the Indenture Trustee, the Owner Trustee or any of their directors, officers, employees or agents will be under any liability to the Trust or the Securityholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Indenture or the Trust Agreement. However, none of the Depositor, the Indenture Trustee, the Owner Trustee or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

                                 THE DEPOSITOR


     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Securities.


     The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See 'The Depositor' in the Prospectus Supplement and the Prospectus.

                              GENERAL INFORMATION


     The transactions contemplated in the Prospectus Supplement and Prospectus were authorized by resolutions adopted by the Depositor on January 10, 1996.


     The Class A1 Notes and the Indenture are governed by the laws of the State of New York. The Class A2 Certificates and the Trust Agreement are governed by the laws of the State of Delaware.


     The Securities have been accepted for clearance through Euroclear and Cedel under the following common codes: 630 4478 for the Class A1 Notes and 630 4575 for the Class A2 Certificates. The CUSIP numbers for the issue are 82524W AA2 for the Class A1 Notes and 82524W AB0 for the Class A2 Certificates. The ISIN numbers are US82524W AA27 for the Class A1 Notes and US82524W AB00 for the Class A2 Certificates.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 29, 1995)

                                        $1,600,000,000
                             SHORT-TERM CARD ACCOUNT TRUST 1995-1
                  $1,552,000,000 FLOATING RATE ASSET BACKED NOTES, CLASS A1
                $48,000,000 FLOATING RATE ASSET BACKED CERTIFICATES, CLASS A2

    The Short-Term Card Account Trust 1995-1 (the 'Trust') will be formed pursuant to a trust agreement to be dated as of December 1, 1995 (the 'Trust Agreement') and entered into by Lehman ABS Corporation (the 'Depositor') and Wilmington Trust Company, as owner trustee (the 'Owner Trustee'). The Trust will issue $1,552,000,000 aggregate principal amount of Floating Rate Asset Backed Notes, Class A1 (the 'Class A1 Notes' or the 'Notes'). The Notes will be issued pursuant to an indenture to be dated as of December 1, 1995 (the 'Indenture'), between the Trust and The Bank of New York as indenture trustee (the 'Indenture Trustee'). The Trust will also issue $48,000,000 aggregate principal amount of Floating Rate Asset Backed Certificates, Class A2 (the 'Class A2 Certificates' or the 'Certificates' and, together with the Notes, the 'Securities'). Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated December 29, 1995 attached hereto (the 'Prospectus').


    The Trust will consist of certain asset backed certificates or notes (collectively, the 'CABS') each issued pursuant to a pooling and servicing agreement, master pooling and servicing agreement or indenture (collectively, the 'Agreements') and certain other property. Each of the CABS evidences an interest in or obligation of a trust fund created by one of the Agreements, the property of which includes either (a) a portfolio of revolving credit card receivables (collectively, the 'Receivables') generated or to be generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts (collectively, the 'Accounts'), or (b) a pool of asset-backed certificates which evidence an interest in a trust fund of credit card receivables (the 'Underlying Certificates'), all monies due in payment of the Receivables or Underlying Certificates and certain other properties, as more fully described herein. In addition, the Trust will enter into the Swap Agreement (as defined herein) with Deutsche Bank AG, New York Branch (the 'Swap Counterparty'), pursuant to which the Trust will agree to exchange the proceeds received with respect to the CABS for payments from the Swap Counterparty in order to pay amounts due on the Class A1 Notes and the Class A2 Certificates.


    The per annum rate of interest on the Class A1 Notes for each monthly Interest Accrual Period (as defined herein) will equal one month LIBOR (calculated as described herein) plus 0.01%. Interest on the Class A1 Notes will be payable on the 15th day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a 'Payment Date') commencing January 16, 1996. Principal of the Class A1 Notes will be payable on the January 1997 Payment Date (or earlier under certain circumstances), to the extent described herein, pro rata to the holders of the Class A1 Notes.

    The Class A2 Certificates will represent fractional undivided interests in the Trust. Interest at a rate equal to one month LIBOR plus 0.10% will be distributed to the Class A2 Certificateholders on each Payment Date. Principal, to the extent described herein, will be distributed to the Class A2 Certificateholders on the January 1997 Payment Date (or earlier under certain circumstances), to the extent described herein, pro rata to the holders of the Class A2 Certificates. Distributions of principal and interest on the Class A2 Certificates will be subordinated in priority to payments due on the Class A1 Notes, as described herein.

    There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'RISK FACTORS' herein.

    Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.
                            ------------------------
    THE SECURITIES OFFERED HEREBY CONSTITUTE PART OF A SEPARATE SERIES OF ASSET BACKED SECURITIES BEING OFFERED BY LEHMAN ABS CORPORATION FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED DECEMBER 29, 1995. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL AS WELL AS ANY PROSPECTUS RELATING TO THE CABS. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            ------------------------

    FOR   A  DISCUSSION  OF  CERTAIN  FACTORS  WHICH  SHOULD  BE  CONSIDERED  BY
PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE 'RISK FACTORS' ON PAGE S-11 HEREIN AND ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.

                            ------------------------

THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, OWNER TRUSTEE,
     INDENTURE TRUSTEE OR ANY AFFILIATE  THEREOF, EXCEPT TO THE  EXTENT
         PROVIDED  HEREIN. NEITHER THE SECURITIES  NOR THE CABS ARE
                  INSURED OR  GUARANTEED BY ANY  GOVERNMENTAL
                                 AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
        COMMISSION PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS   SUPPLEMENT.   ANY  REPRESENTATION   TO  THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------

    The Securities offered hereby will be purchased by Lehman Brothers Inc. (the 'Underwriter') from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Class A1 Notes are expected to be $1,549,672,000 and from the sale of the Class A2 Certificates are expected to be $47,928,000 before deducting expenses payable by the Depositor of $1,200,000.

    The Securities are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Securities will be delivered in book-entry form and will be represented by one or more permanent global notes in fully registered form without coupons deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ('DTC') on or about January 11, 1996. Beneficial interests in such global notes will be shown on, and transfers thereof, will be effected only through, records maintained by DTC and its direct or indirect participants, including Cedel Bank, societe anonyme and the Euroclear System. The Securities will be offered in Europe and the United States of America.

                            ------------------------
                                LEHMAN BROTHERS

DECEMBER 29, 1995.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the prospectus and prospectus supplement for each CABS. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement or in the Prospectus.

SECURITIES OFFERED...........................  (i)  Floating Rate  Asset Backed  Notes, Class  A1 (the  'Class A1
                                                 Notes' or  the  'Notes') and  (ii)  Floating Rate  Asset  Backed
                                                 Certificates,  Class  A2  (the 'Class  A2  Certificates'  or the
                                                 'Certificates' and,  together  with  the  Class  A1  Notes,  the
                                                 'Securities').

TRUST........................................  Short-Term   Card  Account  Trust  1995-1   (the  'Trust'  or  the
                                                 'Issuer'), a Delaware business trust established pursuant to the
                                                 Trust Agreement (as defined herein).  The Trust will consist  of certain  asset backed  certificates or  notes (collectively, the
                                                 'CABS') as described herein, with an aggregate principal balance of $1,600,000,000 as of January  11, 1996 (the 'Closing  Date').
                                                 In  addition, the Trust  will enter into  the Swap Agreement (as defined herein)  with Deutsche  Bank AG,  New York  Branch  (the
                                                 'Swap  Counterparty'), pursuant to which the Trust will agree to exchange the  proceeds received  with respect  to the  CABS  for payments  from the Swap Counterparty in order to pay amounts due on the Class A1 Notes and the Class A2 Certificates.

DEPOSITOR....................................  Lehman ABS Corporation.

INDENTURE....................................  The Class A1 Notes will be  issued pursuant to an indenture  dated as  of December 1, 1995 (the  'Indenture') between the Trust and
                                                 The Bank of New York in  its capacity as indenture trustee  (the
                                                 'Indenture Trustee') in an initial aggregate principal amount of
                                                 $1,552,000,000.    The    Indenture   Trustee    will   allocate
                                                 distributions of principal and  interest received in respect  of the  CABS  to  holders of  the  Class  A1 Notes  (the  'Class A1
                                                 Noteholders') in accordance with the Indenture.

TRUST AGREEMENT..............................  Pursuant to a trust  agreement dated as of  December 1, 1995  (the
                                                 'Trust  Agreement'), between the  Depositor and Wilmington Trust
                                                 Company in its capacity as owner trustee (the 'Owner  Trustee'), the  Trust will  issue the Class  A2 Certificates  in an initial
                                                 aggregate  principal  amount   of  $48,000,000   The  Class   A2
                                                 Certificates  will represent  fractional undivided  interests in the Trust.

CABS.........................................  The CABS are described herein and  in Appendix A attached to  this
                                                 Prospectus Supplement. The CABS will consist of certain eligible asset  backed  certificates or  notes,  as more  fully described
                                                 herein,  each  issued  pursuant  to  a  pooling  and   servicing
                                                 agreement,  master pooling and  servicing agreement or indenture
                                                 (collectively, the 'Agreements').

DESCRIPTION OF CLASS A1 NOTES................  The Class A1  Notes will  be secured by  the assets  of the  Trust pursuant to the Indenture.

     A. INTEREST RATE PAYABLE ON CLASS A1
       NOTES.................................  The  Class A1  Notes represent  $1,552,000,000 aggregate principal amount. Interest will accrue on  the unpaid principal amount  of the  Class A1 Notes at a rate per annum equal to one month LIBOR plus 0.01%, calculated on the basis of the actual number of days in each

                                                 Interest Accrual Period (as defined  below) divided by 360  (the
                                                 'Class A1 Accrual Rate').

     B. INTEREST PAYMENTS ON THE CLASS A1
       NOTES.................................  Interest  will be payable to Class  A1 Noteholders on each Payment
                                                 Date. Interest in respect of a  Payment Date will accrue on  the
                                                 Class A1 Notes from and including the preceding Payment Date (in the  case  of the  first Payment  Date,  from and  including the
                                                 Closing Date) to but excluding such current Payment Date  (each, an  'Interest Accrual Period'). A failure to pay interest on the
                                                 Class A1 Notes on any Payment Date, which failure continues  for five  Business Days, constitutes  an Event of  Default under the
                                                 Indenture. A 'Business Day' is any day other than a Saturday  or
                                                 Sunday or another day on which banking institutions in New York,
                                                 New  York or London, England are authorized or obligated by law, regulations or executive order to be closed.

     C. PRINCIPAL PAYMENTS ON THE CLASS A1
       NOTES.................................  No  principal  is  scheduled  to  be  payable  to  the  Class   A1
                                                 Noteholders until the January 1997 Payment Date. However: (i) if a  CABS Amortization  Event occurs  a payment  of principal will occur  on  the  first  Payment  Date  subsequent  to  such  CABS
                                                 Amortization  Event,  to the  extent  principal on  the  CABS is received by the Trust, (ii) if an Event of Default occurs  under the  Indenture (other than an Event  Default due to a Swap Early
                                                 Termination, as hereinafter  defined) the  Indenture Trustee  or the  Holders of  a majority  of the  Securities may  declare the
                                                 Class A1 Notes due and payable  or (iii) if an Event of  Default occurs  under the Indenture due to a Swap Early Termination, the
                                                 Indenture Trustee  shall  declare the  Class  A1 Notes  due  and payable.

                                               At  any time principal is payable on  the Class A1 Notes the Class
                                                 A1 Noteholders will  generally receive  an amount  equal to  97%
                                                 (the 'Class A1 Note Percentage') of the Distributable Amount (as
                                                 defined below).

                                               Upon   the   occurrence  of   a   CABS  Amortization   Event,  the
                                                 'Distributable Amount' shall equal the principal received on the
                                                 CABS on such Payment  Date by the  Trust. Upon any  acceleration after an Event of Default the 'Distributable Amount' shall equal the  sum  of (i)  the  principal received  on  the CABS  on such
                                                 Payment Date by the  Trust, (ii) the proceeds  from the sale  of the  CABS, net  of certain amounts  due and payable  to the Swap
                                                 Counterparty  and   (iii)  the   amount   due  from   the   Swap
                                                 Counterparty,  if  any,  pursuant  to  the  Swap  Agreement with respect to  principal, each  as  calculated by  the  Calculation
                                                 Agent.  Such payments of principal will  be paid pro rata to the
                                                 Class A1 Noteholders. The holders  of the Class A2  Certificates
                                                 (the   'Class  A2  Certificateholders')  will  not  receive  any
                                                 distributions of principal until  the Class A1 Noteholders  have
                                                 received   all  payments  of  principal  due  to  the  Class  A1
                                                 Noteholders on such Payment Date.  The Class A1 Noteholders  and the Class A2 Certificateholders shall be referred to collective-
                                                 ly herein as the 'Securityholders.'

     D. PAYMENT DATE.........................  The  15th day of each month or, if such day is not a Business Day, the next succeeding  Business Day, commencing  January 16,  1996 or,  in the event of a  Swap Early Termination, the Payment Date shall be the Termination Date (as defined herein).

     E. RECORD DATE..........................  Payments on  the Class  A1 Notes  will  be made  to the  Class  A1
                                                 Noteholders  in whose name the Class A1 Notes were registered at the close of  business on  the last  Business Day  of the  month prior  to  the  month in  which  such payment  occurs,  or, with respect to the first Payment Date, the Closing Date (the 'Record
                                                 Date').

     F. FINAL SCHEDULED PAYMENT DATE.........  To the extent not  previously paid, the  principal balance of  the
                                                 Class A1 Notes will be due on the January 1997 Payment Date (the
                                                 'Final Scheduled Payment Date').

                                               Failure to pay the full principal balance of the Class A1 Notes on the Final Scheduled Payment Date constitutes an Event of Default under the Indenture.

     G. FINAL LEGAL MATURITY.................  January 15, 1997 (the 'Maturity Date').

     H. FORM AND REGISTRATION................  The  Class A1 Notes will initially be delivered in book-entry form
                                                 ('Book-Entry Notes')  and will  be represented  by one  or  more permanent  global notes in fully registered form without coupons deposited with a custodian for and  registered in the name of  a nominee  of  The  Depository Trust  Company  ('DTC'). Beneficial
                                                 interests in such global notes  will be shown on, and  transfers thereof will be effected only through, records maintained by DTC and  its direct or indirect  participants, including Cedel Bank, societe anonyme ('Cedel') or the Euroclear System ('Euroclear').
                                                 Transfers within DTC will be in accordance with its usual  rules and  operating procedures.  So long  as the  Class A1  Notes are
                                                 Book-Entry Notes, such Class A1  Notes will be evidenced by  one or  more  securities  registered  in  the  name  of  Cede  & Co.
                                                 ('Cede'), as  the  nominee  of  DTC. The  Class  A1  Notes  will initially  be registered in  the name of  Cede. The interests of such Class A1 Noteholders will be represented by book entries on the records of DTC and  participating members thereof. No  Class
                                                 A1  Noteholder  will be  entitled to  receive a  definitive note representing such person's  interest, except in  the event  that
                                                 Class   A1   Notes  in   fully  registered,   certificated  form
                                                 ('Definitive Notes') are issued under the limited  circumstances described  in  'Description  of the  Certificates  -- Definitive
                                                 Certificates'  in  the  Prospectus.   All  references  in   this
                                                 Prospectus  Supplement to Class  A1 Notes reflect  the rights of
                                                 Class A1  Noteholders  only  as such  rights  may  be  exercised through  DTC and its participating  organizations for so long as
                                                 such   Class   A1   Notes   are   held   by   DTC.   See   'Risk
                                                 Factors  --  Book-Entry  Certificates' and  'Description  of the
                                                 Certificates -- Book-Entry Registration'  in the Prospectus  and
                                                 'Annex I' thereto.

     I. DENOMINATIONS........................  The  Class A1  Notes will  be issued  in minimum  denominations of
                                                 $1,000,000 and integral multiples of $1,000 in excess thereof.

     J. TITLE................................  DTC, or  its nominee,  will  be deemed  the registered  holder  of
                                                 Book-Entry  Notes. Title to each Definitive Note will be held by the Class  A1 Noteholder  (or its  nominee) in  whose name  such
                                                 Class A1 Note has been registered.

     K. EVENTS OF DEFAULT....................  Events  of  default  (each,  an  'Event  of  Default')  under  the
                                                 Indenture include, among others: (i) the failure of the Trust to pay interest or principal on any Class A1 Note when such  amount becomes  due  and payable  and, with  respect to  interest, such failure continues for more  than five Business  Days and (ii)  a
                                                 Swap Early Termination (as defined herein).
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
                                               If the Event of Default described in clause (ii) above occurs, the
                                                 Indenture Trustee shall direct the Market Agent to liquidate the
                                                 CABS.

                                               The  liquidation proceeds from the sale of the CABS and any amount received pursuant to the Swap Agreement shall be applied to make payments in the following priority:

                                                    (i) the  amount,  if any,  owed  by  the Trust  to  the  Swap
                                                    Counterparty;

                                                    (ii)  the amount of interest accrued  and unpaid on the Class
                                                    A1 Notes;

                                                    (iii) the amount of interest accrued and unpaid on the  Class
                                                    A2 Certificates;

                                                    (iv) the outstanding principal balance of the Class A1 Notes;
                                                    and

                                                    (v)  the  outstanding  principal  balance  of  the  Class  A2
                                                    Certificates.

DESCRIPTION OF CLASS A2 CERTIFICATES.........  Each Class A2 Certificate will represent an undivided interest  in the Trust as described herein.

     A. INTEREST RATE PAYABLE ON CLASS A2
       CERTIFICATES..........................  The   Class  A2   Certificates  represent   $48,000,000  aggregate
                                                 principal amount. Interest will  accrue on the unpaid  principal amount of the Class A2 Certificates at a rate per annum equal to one  month  LIBOR plus  0.10%, calculated  on  the basis  of the actual number of days in each Interest Accrual Period divided by
                                                 360 (the 'Class A2 Accrual Rate').

     B. INTEREST DISTRIBUTIONS ON THE CLASS
       A2 CERTIFICATES.......................  Except as otherwise provided herein, interest will be  distributed to  the  Class  A2  Certificateholders  on  each  Payment  Date.
                                                 Interest in respect of a Payment  Date will accrue on the  Class
                                                 A2 Certificates during the preceding Interest Accrual Period.
     C. PRINCIPAL DISTRIBUTIONS ON THE CLASS
       A2 CERTIFICATES.......................  No   principal  is  scheduled  to  be  payable  to  the  Class  A2
                                                 Certificateholders until the January 1997 Payment Date. However:
                                                 (i) if a CABS Amortization  Event occurs a payment of  principal will  occur on  the first Payment  Date subsequent  to such CABS
                                                 Amortization Event,  to  the extent  principal  on the  CABS  is received  by the Trust, (ii) if an Event of Default occurs under the Indenture (other  than an  Event of  Default due  to a  Swap
                                                 Early  Termination) the  Indenture Trustee  or the  Holders of a
                                                 majority of the Securities may declare the Class A2 Certificates due and payable or (iii) if an Event of Default occurs under the
                                                 Indenture due to a Swap Early Termination, the Indenture Trustee
                                                 shall declare the Class A2 Certificates due and payable.
                                               At any time principal is payable on the Class A2 Certificates  the
                                                 Class  A2  Certificateholders will  generally receive  an amount equal to  3%  (the 'Class  A2  Certificate Percentage')  of  the
                                                 Distributable  Amount. Such  distributions of  principal will be made pro rata to the holders  of the Class A2 Certificates.  The
                                                 Class  A2 Certificateholders will  not receive any distributions of principal until  the Class A1  Noteholders have received  all payments  of principal due  to the Class  A1 Noteholders on such
                                                 Payment Date.
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
     D. RECORD DATE..........................  Distributions on the Class A2  Certificates will be made to  Class
                                                 A2  Certificateholders in  whose name the  Class A2 Certificates were registered on the Record Date.
     E. SUBORDINATION........................  Distributions of interest  on the  Class A2  Certificates will  be subordinated  in priority of payment  to the payment of interest due on the  Class A1  Notes. Distributions of  principal on  the
                                                 Class  A2  Certificates  will  be  subordinated  in  priority of payment to the payment of principal  due on the Class A1  Notes.
                                                 Consequently,  Class  A2  Certificateholders  will  not  receive distributions of  interest  on a  Payment  Date until  the  full amount  of interest  due on the  Class A1 Notes  on such Payment
                                                 Date is paid in full and  will not receive any distributions  of principal  on a Payment Date until  the full amount of principal due on the Class A1 Notes on such Payment Date is paid in full.
     F. FORM AND REGISTRATION................  The Class A2  Certificates will  initially be  delivered in  book-
                                                 entry  form ('Book-Entry Certificates')  and will be represented by one or more permanent  global notes in fully registered  form without coupons deposited with a custodian for and registered in the  name  of a  nominee of  DTC.  Beneficial interests  in such global notes will  be shown  on, and transfers  thereof will  be effected  only through, records maintained by DTC and its direct
                                                 or  indirect   participants,  including   Cedel  or   Euroclear.
                                                 Transfers  within DTC will be in accordance with its usual rules and operating procedures. So long  as the Class A2  Certificates are  Book-Entry Certificates, such Class A2 Certificates will be evidenced by one or  more securities registered  in the name  of
                                                 Cede,  as the  nominee of  DTC. The  Class A2  Certificates will initially be registered in  the name of  Cede. The interests  of such  Class A2  Certificateholders will  be represented  by book entries on the records of DTC and participating members thereof.
                                                 No Class  A2 Certificateholder  will be  entitled to  receive  a definitive  certificate  representing  such  person's  interest, except in the  event that  Class A2 Certificates  are issued  as
                                                 Definitive   Certificates   under   the   limited  circumstances
                                                 described in  'Description  of the  Certificates  --  Definitive
                                                 Certificates'   in  the  Prospectus.   All  references  in  this
                                                 Prospectus Supplement  to  Class  A2  Certificates  reflect  the rights of Class A2 Certificateholders only as such rights may be exercised through DTC and its participating organizations for so long  as such Class  A2 Certificates are held  by DTC. See 'Risk
                                                 Factors --  Book-Entry  Certificates' and  'Description  of  the
                                                 Certificates  -- Book-Entry Registration'  in the Prospectus and
                                                 'Annex I' thereto.
     G. DENOMINATIONS........................  The Class A2 Certificates will be issued in minimum  denominations of  $1,000,000 and integral multiples of $1000 in excess thereof and will not be eligible to  be resold or subdivided into  units smaller than the minimum denomination for issuance.
     H. TITLE................................  DTC,  or  its nominee,  will be  deemed  the registered  holder of
                                                 Book-Entry Certificates.  Title to  each Definitive  Certificate will  be held by the Class A2 Certificateholder (or its nominee)
                                                 in whose name such Class A2 Certificate has been registered.

MARKET AGENT.................................  Lehman Brothers  Inc.  will serve  as  market agent  (the  'Market
                                                 Agent')  for the Trust.  In such capacity,  Lehman Brothers Inc.
                                                 will   act   on    behalf   of   the    Trust   in    connection
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
                                                 with  the sale  and purchase of  CABS and  perform various other duties. See 'The Market Agent Agreement' herein.
CALCULATION AGENT............................  Lehman Brothers Special Financing  Inc. will serve as  calculation agent (the 'Calculation Agent') for the Trust in connection with the  Swap Agreement. See 'The  Swap Agreement -- The Calculation
                                                 Agent' herein.
LIQUIDATION OF CABS..........................  On the 15th  Business Day prior  to the Maturity  Date or, in  the event  of a Swap Early Termination, on a date to be specified by the Market  Agent  (such  date,  the  'Solicitation  Date')  the
                                                 Indenture  Trustee will direct the Market Agent to sell the CABS in compliance with  the Sale Procedures.  The settlement of  the sale will occur no earlier than the second Business Day prior to the  Termination Date (such date,  the 'Final Liquidation Date')
                                                 and the  proceeds  from such  sale  will be  deposited  into  an
                                                 account   established  with  the  Indenture  Trustee  under  the
                                                 Indenture on the  Closing Date (the  'Collection Account').  The
                                                 Indenture  Trustee will then notify the Swap Counterparty of the difference, if any,  between the  Final Payment  Amount and  the
                                                 Final  Liquidation  Proceeds (both  as  defined herein).  If the
                                                 Final Liquidation  Proceeds plus  the  amount of  any  principal received  on the CABS and not  yet distributed are less than the amounts due  to  the  Class  A1 Noteholders  and  the  Class  A2
                                                 Certificateholders,  the difference will be  payable by the Swap
                                                 Counterparty under the Swap Agreement.
                                               'Sale Procedures' means  that the  Market Agent on  behalf of  the
                                                 Trust  will sell one or  more CABS to the  highest bidder of not less than two solicited bidders for such CABS (which bidders may include  Lehman  Brothers  Inc.  or  the  Swap  Counterparty  or
                                                 affiliates   thereof,  provided  however,  that  neither  Lehman
                                                 Brothers Inc.  nor  the  Swap Counterparty,  nor  any  of  their affiliates  are obligated to bid, and  which bidders need not be limited to recognized broker dealers).  In the sole judgment  of the Market Agent, bids may be evaluated on the basis of bids for a  single CABS, a portion  of the CABS or  all of the CABS being sold or on any other basis selected in good faith by the  Market
                                                 Agent.  No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the CABS.
SWAP AGREEMENT...............................  On the Closing Date the Trust  will enter into the Swap  Agreement with  the Swap Counterparty. Pursuant to the Swap Agreement, the
                                                 amounts due to the Trust will  be computed to match the  amounts payable  to  the holders  of  the Class  A1  Notes and  Class A2
                                                 Certificates  under   the   Indenture   and   Trust   Agreement,
                                                 respectively.  The amounts due to  the Swap Counterparty will be computed to match the interest  amounts received under the  CABS and  the proceeds from the sale of the CABS. Payment obligations between the Trust and the Swap Counterparty will be settled on a net basis.
                                               On each  Payment  Date prior  to  the Termination  Date  the  Swap
                                                 Counterparty will be required to pay to the Trust the Securities
                                                 Floating  Amount. The 'Securities  Floating Amount' with respect to any Payment Date will be equal to the sum of (i) the  product of (x) the Securities Amount on such Payment Date, (y) the Class
                                                 A1  Accrual Rate, and (z) the  Class A1 Note Percentage and (ii)
                                                 the product  of (x)  the  Securities Amount,  (y) the  Class  A2
                                                 Accrual
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
                                                 Rate,   and  (z)  the  Class   A2  Certificate  Percentage.  The
                                                 'Securities Amount' with respect to any Payment Date shall equal the sum of (i) the unpaid principal amount of the Class A1 Notes
                                                 and  (ii)  the   unpaid  principal  amount   of  the  Class   A2
                                                 Certificates,  in  each  case as  of  the  immediately preceding
                                                 Payment Date (or as of the Closing Date in the case of the first
                                                 Payment Date) after giving effect to all payments of  principal, if  any, made  on the Securities  on any  such preceding Payment
                                                 Date.
                                               On the Termination Date the Swap Counterparty will be required  to pay  to the Trust an amount  equal to the outstanding Securities
                                                 Amount less the amount of any payments of principal received  on the  CABS and  due to  be paid  to the  Securityholders plus the
                                                 Securities Floating  Amount for  such date  (the 'Final  Payment
                                                 Amount').
                                               On  each Payment Date prior to the Termination Date the Trust will be required to pay to the  Swap Counterparty an amount equal  to all interest received on the CABS.
                                               On  the Termination Date the Trust will  be required to pay to the
                                                 Swap Counterparty an  amount equal  to the sum  of all  interest received  on the CABS and the proceeds received from the sale of the CABS (the 'Final Liquidation Proceeds').
                                               The 'Termination Date' will  be the Maturity  Date, except in  the event  of  a  Swap  Early Termination  (as  defined  below), the
                                                 Termination Date will be designated pursuant to the Market Agent
                                                 Agreement.
                                               The Swap Agreement will terminate upon the designation of an Early
                                                 Termination Date as defined in the Swap Agreement (a 'Swap Early
                                                 Termination').  A Swap  Early  Termination  will  occur upon the acceleration  of the Class A1 Notes  due to an Event of  Default
                                                 under the  Indenture.  A Swap Early  Termination  may also occur upon the occurrence of a Swap Early  Termination  Event. A 'Swap
                                                 Early Termination  Event' under the Swap Agreement is any of the following: certain events of default and termination events with respect  to the  Trust  or  Swap  Counterparty  under  the  Swap
                                                 Agreement,  including  among  others,  failure  to pay  required
                                                 amounts,     breach    of     agreements     or     obligations,
                                                 misrepresentations, bankruptcy, certain events of merger, events of illegality  and tax events.  A Swap Early  Termination  is an
                                                 Event of Default  under the Indenture and in such event the CABS will be  liquidated  and a net payment  will be made by the Swap
                                                 Counterparty  equal to the  amount,  if any,  by which the Final
                                                 Payment  Amount  exceeds  the Final  Liquidation  Proceeds.  See
                                                 'Description of Class A1 Notes -- K. Events of Default' herein.
SWAP COUNTERPARTY............................  The Swap Counterparty will  be Deutsche Bank  AG, New York  Branch
                                                 (the  'New York Branch')  which is a branch  of Deutsche Bank AG
                                                 (the 'Bank'). Its registered office is at Taunusanlage 12, 60325
                                                 Frankfurt am Main, Federal Republic of Germany.
CALCULATION OF LIBOR.........................  LIBOR applicable to the  calculation of the  interest rate on  the
                                                 Class  A1 Notes  and the Class  A2 Certificates in  respect of a
                                                 Payment Date shall be equal to the rate of one month deposits in
                                                 United States dollars which appears on Telerate Page 3750 as  of
                                                 11:00  a.m.,  London time,  on  the related  LIBOR Determination
                                                 Date. On January 9, 1996,  the Indenture Trustee will  determine
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
                                                 LIBOR  for the period from the Closing Date to January 15, 1996.
                                                 Thereafter, the Indenture  Trustee will determine  LIBOR on  the second  Business Day  prior to  the Payment  Date on  which such
                                                 Interest Accrual Period commences (each, a 'LIBOR  Determination
                                                 Date').
                                               The  LIBOR applicable to the  CABS is described under 'Description of the CABS -- Interest Distributions' herein.
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......  In the opinion  of Special  Tax Counsel (as  defined herein),  for
                                                 federal   income  tax  purposes,  the   Trust  will  not  be  an
                                                 association  or  publicly  traded   partnership  taxable  as   a
                                                 corporation  and the Class A1 Notes should be treated as debt of the Swap Counterparty. However, the proper classification of the
                                                 Trust for federal income  tax purposes is  not clear. The  Trust could  be treated as a mere security arrangement, in which case, the Trust  would be  ignored and  the Class  A1 Noteholders  and
                                                 Class  A2 Certificateholders would be  treated as holding senior and subordinated debt of  the Swap Counterparty.  Alternatively, the Trust could be treated as a grantor trust, in which case (i)
                                                 the  Class A1 Noteholders and  Class A2 Certificateholders would be considered to hold senior and subordinated interests in  debt of  the  Swap Counterparty,  respectively or  (ii) the  Class A1
                                                 Notes could be treated as debt of the Trust secured by the  Swap
                                                 Counterparty debt and the Class A2 Certificates would be treated as equity owners of Swap Counterparty debt. Alternatively, it is possible that the Class A1 Noteholders and Class A2 Certificate-
                                                 holders would be treated as owners of undivided interests in the
                                                 CABS  and the Swap Agreement. Each Class A1 Noteholder and Class
                                                 A2 Certificateholder, by the  acceptance of a  Class A1 Note  or
                                                 Class  A2 Certificate, will agree to treat the Class A1 Notes as indebtedness  and  the  Trust  as  a  security  arrangement  for federal,  state and local income and franchise tax purposes. See
                                                 'Certain  Federal  Income  Tax  Consequences'  and  'State   Tax
                                                 Consequences'   herein   and   'Certain   Federal   Income   Tax
                                                 Considerations' and 'State Tax Considerations' in the Prospectus
                                                 concerning the application of federal, state and local tax laws.
LEGAL INVESTMENT.............................  Institutions whose  investment  activities are  subject  to  legal
                                                 investment   laws  and  regulations  or  to  review  by  certain
                                                 regulatory  authorities  may  be  subject  to  restrictions   on
                                                 investment    in   the   Securities.   See   'Legal   Investment
                                                 Considerations' herein.
ERISA........................................  Generally, plans that are subject to the requirements of ERISA and the Code are permitted to purchase instruments like the Class A1
                                                 Notes that  are debt  under  applicable state  law and  have  no
                                                 'substantial   equity   features'  without   reference   to  the
                                                 prohibited transaction requirements  of ERISA and  the Code.  In the  opinion of ERISA Counsel (as  defined herein), the Class A1
                                                 Notes will  be classified  as indebtedness  without  substantial equity  features for  ERISA purposes.  However, if  the Class A1
                                                 Notes are  deemed  to  be equity  interests  and  no  statutory, regulatory  or administrative exemption  applies, the Trust will hold plan assets by reason of  a Plan's investment in the  Class
                                                 A1 Notes. Accordingly, any Plan fiduciary considering whether to purchase  the Class A1 Notes on  behalf of a Plan should consult with its counsel
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
                                                 regarding the applicability of the  provisions of ERISA and  the
                                                 Code and the availability of any exemptions.
                                               Under  current  law  the  purchase and  holding  of  the  Class A2
                                                 Certificates by or  on behalf  of any employee  benefit plan  (a
                                                 'Plan')  subject to  the fiduciary  responsibility provisions of the Employee Retirement Income Security Act of 1974, as  amended
                                                 ('ERISA'),  may result in a  'prohibited transaction' within the
                                                 meaning  of  ERISA   and  the  Code.   Consequently,  Class   A2
                                                 Certificates  may not  be transferred  to a  proposed transferee that is a Plan subject to ERISA or that is described in  Section
                                                 4975(e)(1) of the Code, or a person acting on behalf of any such
                                                 Plan  or using the assets of  such plan unless the Owner Trustee and the  Depositor receive  the  opinion of  counsel  reasonably satisfactory  to  the Owner  Trustee  and the  Depositor  to the
                                                 effect  that  the  purchase  and   holding  of  such  Class   A2
                                                 Certificate  will not  result in the  assets of  the Trust being deemed to be 'plan assets' for ERISA purposes and will not be  a prohibited  transaction under ERISA or Section 4975 of the Code.
                                                 See 'ERISA Considerations' herein and in the Prospectus.
RATING.......................................  It is a condition to  the issuance of the  Class A1 Notes and  the
                                                 Class  A2 Certificates that they be  each rated 'P-1' by Moody's
                                                 Investors Service,  Inc. ('Moody's')  and 'A-1+'  by Standard  &
                                                 Poor's   Ratings  Services,   a  division   of  The  McGraw-Hill
                                                 Companies, Inc. ('S&P'). The rating of the Securities by Moody's addresses the likelihood  of the ultimate  payment of  principal and  interest on the Securities. The rating of the Securities by
                                                 S&P addresses the likelihood of  timely receipt of interest  and ultimate receipt of principal on the Securities on or before the
                                                 Maturity  Date.  There is  no  assurance that  such  rating will continue for any period of time  or that it will not be  revised or withdrawn entirely by such rating agency if, in its judgment, circumstances  (including, without limitation, the rating of the
                                                 Swap Counterparty) so warrant. A revision or withdrawal of  such rating  may have  an adverse effect  on the market  price of the
                                                 Securities. A security  rating is not  a recommendation to  buy, sell or hold securities.



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                                  RISK FACTORS

     Limited Liquidity. There is currently no secondary market for the Securities. Lehman Brothers currently intends to make a market in the Securities but is under no obligation to do so. There can be no assurance that a secondary market will develop in the Securities or, if a secondary market does develop, that it will provide holders of the Securities with liquidity of investment or will continue for the life of the Securities.

     Trust's Relationship to the Depositor. The Depositor is not obligated to make any payments in respect of the Securities or the CABS.


     The Swap Agreement. The purchase of Securities involves risks associated with the Swap Agreement and the Swap Counterparty. Investors in the Securities will be relying on the Swap Counterparty as a source of payments on the Securities.



     The Swap Counterparty will pay to the Trust, for distribution to the Securityholders on the Termination Date the amount, if any, by which the Final Payment Amount exceeds the Final Liquidation Proceeds. Any amounts by which the Final Liquidation Proceeds exceed the Final Payment Amount shall be paid to the Swap Counterparty.



     On the Solicitation Date, the Indenture Trustee will direct the Market Agent to sell the CABS to the highest bidder of not less than two solicited bidders for such CABS. Such bidders may include Lehman Brothers Inc. or the Swap Counterparty, or affiliates thereof; provided, however, that the Swap Counterparty, Lehman Brothers Inc. and their affiliates are not obligated to bid. Bidders need not be limited to recognized broker dealers.



     In the event of the bankruptcy of the Swap Counterparty, the Swap Agreement will be terminated in accordance with its terms. The termination of the Swap Agreement will be an Event of Default under the Indenture and will result in the liquidation of the CABS and an acceleration of amounts due on the Securities. In the event of the bankruptcy of the Swap Counterparty, the CABS will be sold by the Market Agent which may result in final payments of the Class A1 Notes or distributions of the Class A2 Certificates in amounts less than would have been obtained pursuant to the Swap Agreement. In the event of the bankruptcy of the Market Agent, the Trust's ability to promptly liquidate the CABS for distribution to Securityholders could be adversely impacted. See 'The Swap Agreement.'



     Maturity Assumptions. Each series of CABS is subject to early amortization or default upon the occurrence of any of the amortization events or events of default applicable to such CABS as described herein and in the prospectus used in connection with the offering of such CABS.


     The rate of payment of principal of the Securities may also be affected by the repurchase by each CABS Issuer (other than Lehman Card Account Trust 1994-1 (the 'LCAT Trust')) of the CABS issued by such CABS Issuer at a purchase price equal to a percentage of the principal balance thereof plus accrued and unpaid interest, which right is exercisable only after the aggregate principal balance of the CABS is less than 5% of their original principal balance. In such event the repurchase price paid by the CABS Issuer would be passed through to the Class A1 Noteholders and Class A2 Certificateholders as a payment of principal.


     Rating of the Class A1 Notes and Class A2 Certificates. It is a condition to the issuance and sale of the Class A1 Notes and the Class A2 Certificates that they each be rated 'P-1' by Moody's and 'A-1+' by S&P (each of S&P and Moody's being hereinafter referred to as a 'Rating Agency'). A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Securities by Moody's addresses the likelihood of the ultimate payment of principal and interest on the Securities. The rating of the Securities by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal on the Securities on or before the Maturity Date. However, a Rating Agency does not evaluate, and the ratings of the Securities do not address, the possibility that investors may receive a lower yield than anticipated. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances (including, without limitation, the rating of the Swap Counterparty) in the future so warrant.

     Risks Attendant to Investments in the Class A2 Certificates. Distributions of interest on the Class A2 Certificates will be subordinated in priority of payment to interest due on the Class A1 Notes. Distributions of principal on the Class A2 Certificates will be subordinated in priority of payment to the payment of principal due on the Class A1 Notes. Consequently, the Class A2 Certificateholders will not receive any distributions of interest with respect to an Interest Accrual Period until the full amount of interest on the Class A1 Notes on the related Payment Date has been paid in full and will not receive any distributions of principal until the full amount of principal due on the Class A1 Notes on such Payment Date is paid in full.

                                   THE TRUST

GENERAL

     The Issuer, Short-Term Card Account Trust 1995-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CABS and the other assets of the Trust and proceeds therefrom, (ii) issuing the Class A1 Notes and the Class A2 Certificates, (iii) making payments on the Class A1 Notes and the Class A2 Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under 'The Owner Trustee.'

                       DESCRIPTION OF THE CLASS A1 NOTES

GENERAL

     The Class A1 Notes will be issued pursuant to the Indenture dated as of December 1, 1995, between the Trust and The Bank of New York, as Indenture Trustee. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

     The following summaries describe certain terms of the Class A1 Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See 'The Indenture' herein for a summary of additional terms of the Indenture.

     The Class A1 Notes will be issued in fully registered form only. The Class A1 Notes will be freely transferable and exchangeable at the corporate trust office of the Indenture Trustee. The Class A1 Notes will be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof; provided that one Class A1 Note may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Class A1 Notes.

PAYMENTS ON CLASS A1 NOTES


     Payments on the Class A1 Notes, as described below, will be made by the Indenture Trustee on each Payment Date to persons in whose names the Class A1 Notes are registered on the Record Date. Payments to each Class A1 Noteholder will be made through the facilities of DTC (in the United States) or Cedel or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Class A1 Note will be made only upon surrender of the Class A1 Note to the Indenture Trustee at the office thereof specified in the notice to Class A1 Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Class A1 Note is expected to be made to the holder thereof.

PAYMENTS OF INTEREST

     Interest on the principal balances of the Class A1 Notes will accrue at a rate per annum equal to the Class A1 Accrual Rate and will be payable monthly on each Payment Date. The Indenture Trustee will determine LIBOR on each LIBOR Determination Date based on the rate of one month deposits in United States dollars appearing on Telerate Page 3750 as of 11:00 a.m. London time.


     Interest in respect of a Payment Date will accrue on the outstanding principal of the Class A1 Notes during the preceding Interest Accrual Period.


     Except for payments made pursuant to the Swap Agreement described below, interest payments on the Class A1 Notes will be funded from the collections of interest on the CABS on such date. Interest on all of the CABS is payable on (i) the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day or (ii) as to any CABS, any other date specified in the related Agreement, which may occur quarterly (each, a 'CABS Distribution Date'). If interest collections on the CABS plus amounts received with respect to the Swap Agreement are not sufficient to pay the interest due on the Class A1 Notes for any Payment Date and such default continues for five Business Days, an Event of Default will occur in respect of the Class A1 Notes.

PAYMENTS OF PRINCIPAL


     No principal is scheduled to be payable to the Class A1 Noteholders until the January 1997 Payment Date. However: (i) if a CABS Amortization Event occurs a payment of principal will occur on the first Payment Date subsequent to such CABS Amortization Event, to the extent principal on the CABS is received by the Trust, (ii) if an Event of Default occurs under the Indenture (other than an Event of Default due to a Swap Early Termination) the Indenture Trustee or the Holders of a majority of the Securities may declare the Class A1 Notes due and payable or (iii) if an Event of Default occurs under the Indenture due to a Swap Early Termination, the Indenture Trustee shall declare the Class A1 Notes due and payable.



     At any time principal is payable on the Class A1 Notes the Class A1 Noteholders will generally receive an amount equal to the Class A1 Note Percentage of the Distributable Amount. Such payments of principal will be paid pro rata to the Class A1 Noteholders. The Class A2 Certificateholders will not receive any distributions of principal until the Class A1 Noteholders have received all payments of principal due to the Class A1 Noteholders on such Payment Date.


DISTRIBUTIONS ON THE CABS; COLLECTION ACCOUNT


     All distributions on the CABS will be remitted directly to the Collection Account. The Indenture Trustee will hold such moneys for the benefit of holders of the Securities. The CABS Distribution Date in each month is the Payment Date for such month.


ASSIGNMENT OF CABS

     At the time of issuance of the Securities, the Depositor will cause the beneficial interest in the CABS, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Indenture Trustee's participant account at The Depository Trust Company.

TERMINATION


     All obligations of the Depositor and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders, Certificateholders and the Swap Counterparty of all amounts required to be paid to them pursuant to the Indenture.



                    DESCRIPTION OF THE CLASS A2 CERTIFICATES


GENERAL

     The Class A2 Certificates will be issued pursuant to the Trust Agreement to be dated as of December 1, 1995, between the Depositor and Wilmington Trust Company as Owner Trustee. The

Depositor will provide a copy of the Trust Agreement to prospective investors without charge upon request.

     The following summaries describe certain terms of the Class A2 Certificates and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference. See 'The Trust Agreement' herein for a summary of additional terms of the Trust Agreement.

     The Class A2 Certificates will be issued in fully registered form only and will represent undivided interests in the Trust. The Class A2 Certificates will be freely transferable and exchangeable at the corporate trust office of the Owner Trustee. The Class A2 Certificates will be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof and will not be eligible to be resold or subdivided in units smaller than the minimum denomination for issuance; provided that one Class A2 Certificate may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Class A2 Certificates.

DISTRIBUTIONS ON CLASS A2 CERTIFICATES


     Pursuant to an administration agreement entered into between the Trust, the Indenture Trustee, The Bank of New York as administrator (the 'Administrator') and the Owner Trustee (the 'Administration Agreement'), distributions on the Class A2 Certificates, as described below, will be made on behalf of the Owner Trustee by the Administrator on the Payment Date to persons in whose names the Class A2 Certificates are registered on the Record Date. Distributions to each Class A2 Certificateholder will be made by the Administrator through the facilities of DTC (in the United States) or Cedel or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Owner Trustee and such holder. The final distribution in retirement of a Class A2 Certificate will be made only upon surrender of the Class A2 Certificate to the Owner Trustee at the office thereof specified in the notice to Class A2 Certificateholders of such final distribution. Notice will be mailed prior to the Payment Date on which the final distribution of principal and interest on a Class A2 Certificate is expected to be made to the holder thereof.


DISTRIBUTIONS OF INTEREST

     Interest on the principal balance of the Class A2 Certificates will accrue at a rate per annum equal to the Class A2 Accrual Rate and will be distributable monthly on each Payment Date. The Indenture Trustee will determine LIBOR on each LIBOR Determination Date based on the rate of one month deposits in United States dollars appearing on Telerate Page 3750 as of 11:00 a.m. London time.


     Interest in respect of a Payment Date will accrue on the outstanding principal of the Class A2 Certificates during the preceding Interest Accrual Period.


     Except for payments made pursuant to the Swap Agreement described below, interest payments on the Class A2 Certificates will be funded from collections of interest on the CABS on such date.

DISTRIBUTIONS OF PRINCIPAL


     No principal is scheduled to be payable to the Class A2 Certificateholders until the January 1997 Payment Date. However; (i) if a CABS Amortization Event occurs a payment of principal will occur on the first Payment Date subsequent to such CABS Amortization Event, to the extent principal on the CABS is received by the Trust, (ii) if an Event of Default occurs under the Indenture (other than an Event of Default due to a Swap Early Termination) the Indenture Trustee or the Holders of a majority of the Securities may declare the Class A2 Certificates due and payable or (iii) if an Event of Default occurs under the Indenture due to a Swap Early Termination, the Indenture Trustee shall declare the Class A2 Certificates due and payable.



     At any time principal is payable on the Class A2 Certificates the Class A2 Certificateholders will generally receive an amount equal to the Class A2 Certificate Percentage of the Distributable Amount. Such payments of principal will be paid pro rata to the Class A2 Certificateholders. The Class A2

Certificateholders will not receive any distributions of principal until the Class A1 Noteholders have received all payments of principal due to the Class A1 Noteholders on such Payment Date.


SUBORDINATION

     Distributions of interest on the Class A2 Certificates will be subordinated in priority of payment to the payment of interest due on the Class A1 Notes. Distributions of principal on the Class A2 Certificates will be subordinated in priority of payment to the payment of principal due on the Class A1 Notes. Consequently, the Class A2 Certificateholders will not receive any distributions of interest with respect to a Payment Date until the full amount of interest due on the Class A1 Notes on such Payment Date is paid in full and will not receive any distributions of principal until the full amount of principal due on the Class A1 Notes on such Payment Date is paid in full.

TERMINATION

     All obligations of the Depositor and the Owner Trustee created by the Trust Agreement will terminate upon the distribution to Class A2 Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and distribution to the Swap Counterparty of all amounts required to be distributed to it pursuant to the Swap Agreement. In addition, the occurrence of certain CABS Amortization Events will lead to an early termination of the obligations of the Depositor and the Owner Trustee created by the Trust Agreement.

                            DESCRIPTION OF THE CABS

     The table below sets forth certain of the characteristics of the CABS. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CABS were offered and sold.

                            DESCRIPTION OF THE CABS

----------------------------------------------------------------------------------------------------------------------------
                                                                ADVANTA            CHASE MANHATTAN        CHEMICAL MASTER
                                                              CREDIT CARD            CREDIT CARD            CREDIT CARD
ISSUER:                                                     MASTER TRUST II         MASTER TRUST              TRUST I
-------------------------------------------------------  ---------------------  ---------------------  ---------------------

Principal Amount Purchased by Depositor................      $187,925,000           $112,000,000            $80,065,000
Percentage of Total CABS Purchased by the Depositor....         11.75%                  7.00%                  5.00%
Servicer...............................................    Colonial National    Chase Manhattan Bank       Chemical Bank
                                                              Bank (USA)                (USA)
Trustee................................................  Bankers Trust Company  Yasuda Bank and Trust    Bank of New York
                                                                                  Company (U.S.A.)
Designation............................................  Class A Floating Rate  Class A Floating Rate  Class A Floating Rate
                                                             Asset Backed           Asset Backed           Asset Backed
                                                         Certificates, Series   Certificates, Series   Certificates, Series
                                                                1995-A                 1995-2                 1995-1
Initial Certificate Amount.............................      $598,500,000          $1,282,500,000          $750,000,000
Series Termination Date(1).............................     January 1, 2003        August 15, 2001         June 15, 2001
Certificate Rate.......................................     LIBOR(2) +0.18%        LIBOR(3) +0.13%        LIBOR(3) +0.12%
                                                               Uncapped               Uncapped               Uncapped
Payment Date(4)........................................    15th Business Day      15th Business Day      15th Business Day
                                                               (Monthly)              (Monthly)              (Monthly)
Commencement of Principal Payment Period(5)............    January 15, 2000       January 15, 1998       October 15, 2001
Guaranty Amount(6).....................................       $7,000,000                 N/A                    N/A
Subordinated Amount(7).................................      $101,500,000           $217,500,000           $142,857,143
Optional Repurchase Percentage.........................           5%                     5%                     5%
Ratings (Moody's/S&P)(8)...............................         Aaa/AAA                Aaa/AAA                Aaa/AAA

-------------------------------------------------------
                                                                CHOICE
                                                              CREDIT CARD           FIRST CHICAGO
ISSUER:                                                     MASTER TRUST I         MASTER TRUST II
-------------------------------------------------------  ---------------------  ---------------------
Principal Amount Purchased by Depositor................       $41,930,000           $102,000,000
Percentage of Total CABS Purchased by the Depositor....          2.62%                  6.38%
Servicer...............................................     Citibank (South       FCC National Bank
                                                             Dakota), N.A.
Trustee................................................      Norwest Bank           Norwest Bank
                                                          Minnesota, National    Minnesota, National
                                                              Association            Association
Designation............................................  Floating Rate Class A  Floating Rate Credit
                                                              Credit Card         Card Certificates
                                                             Participation          Series 1995-P
                                                         Certificates, Series
                                                                1992-2
Initial Certificate Amount.............................     $1,000,000,000          $500,000,000
Series Termination Date(1).............................     April 15, 1999        February 15, 2002
Certificate Rate.......................................  Three-Month LIBOR(3)      LIBOR(3) +0.18%
                                                                +0.30%                Uncapped
                                                               Uncapped
Payment Date(4)........................................    15th Business Day      15th Business Day
                                                              (Quarterly)             (Monthly)
Commencement of Principal Payment Period(5)............    January 15, 1998       January 15, 2000
Guaranty Amount(6).....................................       $38,570,000            $5,714,286
Subordinated Amount(7).................................      $102,000,000            $71,428,572
Optional Repurchase Percentage.........................           5%                     5%
Ratings (Moody's/S&P)(8)...............................         Aaa/AAA                Aaa/AAA


------------


(1) Includes defined terms: Series Termination Date, Stated Series Termination Date and Final Legal Maturity.
(2) Reuters LIBOR
(3) Telerate LIBOR
(4) Includes defined terms: Payment Date and Distribution Date.
(5) Includes defined terms: Controlled Amortization Period, Scheduled Payment Date and Expected Final Payment Date.
(6) Includes Cash Collateral Account and L/C (Letter of Credit).
(7) Includes Class B Certificates, Class A3 Certificates (with respect to Lehman Card Account Trust 1994-1), Collateral Invested Amounts and Collateral Interests.
(8) As of December 29, 1995.

----------------------------------------------------------------------------------------------------------------------------
                                           FIRST USA             FIRST USA            LEHMAN CARD           MBNA MASTER
                                          CREDIT CARD           CREDIT CARD          ACCOUNT TRUST          CREDIT CARD
ISSUER:                                  MASTER TRUST          MASTER TRUST             1994-1               TRUST II
------------------------------------ --------------------- --------------------- --------------------- ---------------------

Principal Amount Purchased by
  Depositor.........................     $162,000,000          $189,000,000          $410,000,000          $243,450,000
Percentage of Total CABS Purchased
  by the Depositor..................        10.13%                11.81%                25.63%                15.22%
Servicer............................    First USA Bank        First USA Bank       Colonial National    MBNA America Bank,
                                                                                  Bank USA, First USA  National Association
                                                                                  Bank, MBNA America
                                                                                    Bank, National
                                                                                      Association
Trustee.............................  Bank of New York(1)   Bank of New York(2)  The Bank of New York    Bank of New York
Designation......................... Class A Floating Rate Class A Floating Rate  Floating Rate Asset  Class A Floating Rate
                                         Asset Backed          Asset Backed       Backed Notes, Class      Asset Backed
                                     Certificates, Series  Certificates, Series           A1           Certificates, Series
                                            1994-7                1995-4                                      1994-C
Initial Certificate Amount..........     $750,000,000          $750,000,000          $650,000,000          $870,000,000
Series Termination Date(3)..........     June 15, 2002        April 15, 2001       December 31, 2000      March 15, 2004
Certificate Rate....................    LIBOR(4) +0.18%       LIBOR(4) +0.12%       LIBOR(5) +0.25%       LIBOR(6) +0.25%
                                           Uncapped              Uncapped              Uncapped              Uncapped
Payment Date(7).....................   15th Business Day     15th Business Day     15th Business Day     15th Business Day
                                           (Monthly)             (Monthly)             (Monthly)             (Monthly)
Commencement of Principal Payment
  Period(8).........................   November 15, 1999    September 15, 1998       May 15, 1998        October 15, 2001
Guaranty Amount(9)..................          N/A                   N/A                   N/A                   N/A
Subordinated Amount(10).............     $153,615,000          $153,615,000           $32,485,000           130,000,000
Optional Repurchase Percentage......          5%                    5%                    N/A                   5%
Ratings (Moody's/S&P)(11)...........        Aaa/AAA               Aaa/AAA               Aaa/AAA               Aaa/AAA

------------------------------------
                                          PEOPLE'S BANK           STANDARD
                                           CREDIT CARD           CREDIT CARD
ISSUER:                                   MASTER TRUST         MASTER TRUST I
------------------------------------  --------------------- ---------------------
Principal Amount Purchased by
  Depositor.........................       $40,000,000           $31,630,000
Percentage of Total CABS Purchased
  by the Depositor..................          2.50%                 1.98%
Servicer............................      People's Bank        Citibank (South
                                                                Dakota), N.A.

Trustee.............................  Bankers Trust Company Yasuda Bank and Trust
                                                              Company (U.S.A.)
Designation.........................  Floating Rate Class A Floating Rate Class A
                                          Asset Backed           Credit Card
                                      Certificates, Series      Participation
                                             1995-1         Certificates, Series
                                                                   1992-3
Initial Certificate Amount..........      $380,000,000         $1,250,000,000
Series Termination Date(3)..........     August 15, 2003      October 15, 1998
Certificate Rate....................     LIBOR(4) +0.20%    Three-Month LIBOR(4)
                                            Uncapped           +0.30% Uncapped
Payment Date(7).....................    15th Business Day     15th Business Day
                                            (Monthly)            (Quarterly)
Commencement of Principal Payment
  Period(8).........................   September 15, 1999    September 15, 1997
Guaranty Amount(9)..................       $36,000,000           $66,500,000
Subordinated Amount(10).............       $20,000,000           $80,000,000
Optional Repurchase Percentage......           5%                    5%
Ratings (Moody's/S&P)(11)...........         Aaa/AAA               Aaa/AAA


------------

(1) As of the closing date for such issuance, NationsBank of Virginia, N.A. was the Trustee.
(2) As of the closing date for such issuance, NationsBank, N.A. was the Trustee.
(3) Includes defined terms: Series Termination Date, Stated Series Termination Date and Final Legal Maturity.
(4) Telerate LIBOR
(5) Weighted Average of LIBOR on Underlying CABS.
(6) Reuters LIBOR
(7) Includes defined terms: Payment Date and Distribution Date.
(8) Includes defined terms: Controlled Amortization Period, Scheduled Payment Date and Expected Final Payment Date.
(9) Includes Cash Collateral Account and L/C (Letter of Credit).
(10) Includes  Class  B Certificates,  Class  A3 Certificates  (with  respect to
     Lehman  Card  Account  Trust  1994-1),  Collateral  Invested  Amounts   and
     Collateral Interests.
(11) As of December 29, 1995

GENERAL

     This Prospectus Supplement sets forth certain relevant terms with respect to the CABS, but does not provide detailed information with respect to the CABS. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CABS were offered and sold. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the CABS.


     Each CABS Issuer is subject to the information requirements of the Exchange Act. Accordingly, each CABS Issuer is required to file reports, and other information with respect to the CABS Issuer, including (except for the LCAT Trust) monthly servicer reports ('CABS Servicer Reports') regarding the Receivables, with the Commission. Copies of such reports and other information may be inspected and copies are available at certain offices of the Commission at the address listed under 'Available Information' in the Prospectus.


     Neither the Depositor nor the Underwriter participated in the preparation of the CABS Servicer Reports. Such reports and information will have been prepared by the respective CABS Issuer and will not be independently verified by the Depositor or the Underwriter. There can be no assurance that events have not occurred which would affect the accuracy or completeness of any statements included in the CABS Servicer Reports or in the publicly available documents filed by or on behalf of the CABS Issuers.


     Although the Depositor has no reason to believe the information concerning the CABS, the CABS Issuers, or each prospectus or prospectus supplement relating to the CABS is not reliable, the Depositor has not verified either its accuracy or its completeness. Such information is as of the date of each related prospectus and comparable information if given as of the date hereof may be different.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CABS.

     The CABS have been issued pursuant to Agreements entered into between various sellers and various trustees. See 'Appendix A' for further description of the various CABS Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CABS.

     Each CABS represents an undivided interest in one of the CABS Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such issue of CABS. The assets of each CABS Issuer include either (a) a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CABS Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise, or (b) in the case of the CABS issued by the LCAT Trust (the 'LCAT Notes'), a pool of Underlying Certificates. Each CABS represents the right to receive payments of interest for the related interest period at the applicable CABS Certificate Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances, from draws on applicable enhancement, and payments of principal during the CABS Amortization Period (as defined herein) funded from collections of Receivables. The LCAT Notes are payable from amounts received on the Underlying Certificates owned by the LCAT Trust.

     Except in the case of the LCAT Notes, each seller of CABS (each, a 'Seller') holds the interest in the Receivables of a CABS Issuer not represented by the CABS and any other series of securities issued by the CABS Issuer. Such Seller holds an undivided interest in the CABS Issuer (the 'Seller's Interest'), including the right to a percentage (the 'Seller's Percentage') of all cardholder payments on the Receivables.

     Because the structure of the LCAT Notes differs from that of the other CABS, distinctions must be drawn between the LCAT Notes and the other CABS from time to time.

THE CABS

     The CABS will  consist of the  CABS issued by  the following CABS  Issuers:
ADVANTA Credit Card Master Trust, Chase Manhattan Credit Card Master Trust, Chemical Master Credit Card Trust I,

CHOICE Credit Card Master Trust I, First Chicago Master Trust II, First USA Credit Card Master Trust, Lehman Card Account Trust 1994-1, MBNA Master Credit Card Trust II, People's Bank Credit Card Master Trust, and Standard Credit Card Master Trust I.

INTEREST DISTRIBUTIONS

     Interest accrues on the CABS at the certificate rate for each class and series of CABS (a 'CABS Certificate Rate'), from the date of the initial issuance of the CABS. Interest at the applicable rate will be distributed to the holders of the CABS other than those issued by Choice Credit Card Master Trust I (the 'Choice Certificates') and Standard Credit Card Master Trust I (the 'Standard Certificates'), monthly and to the holders of the Choice Certificates and the Standard Certificates, quarterly on each CABS Distribution Date.

     Interest on the CABS is calculated on the basis of the actual number of days in the related interest period and a 360-day year.


     The CABS all bear interest at a rate per annum above the arithmetic mean of London interbank offered quotations for either one-month or three-month Eurodollar deposits ('LIBOR'). In the case of the CABS other than those issued by ADVANTA Credit Card Master Trust (the 'ADVANTA Certificates') and the LCAT Notes, LIBOR is determined according to the Telerate Page 3750 or Telerate Page 3875 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 or Telerate Page 3875 on that service for the purpose of displaying London interbank offered rates of major banks) ('Telerate LIBOR'). In the case of the ADVANTA Certificates, LIBOR is determined according to the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ('Reuters LIBOR'). In the case of the LCAT Notes, LIBOR is calculated as the weighted average of LIBOR on the Underlying Certificates; calculations of interest on the Underlying Certificates are based on either Telerate LIBOR or Reuters LIBOR.


PRINCIPAL DISTRIBUTIONS

     Generally, principal distributions due to the holders of the CABS are scheduled to commence on the first CABS Distribution Date with respect to a period of controlled amortization or scheduled payment of principal for a series of CABS (a 'CABS Controlled Amortization Period'), but may, except in the case of the LCAT Notes, be distributed earlier or later than such date under certain circumstances. However, if a Pay Out Event, Trust Pay Out Event, Series Pay Out Event or Liquidation Event (as such terms are defined in the Agreements) (each such event, a 'CABS Amortization Event') occurs with respect to CABS other than the LCAT Notes, monthly distributions of principal to the holders of the CABS will begin on the first CABS Distribution Date following the occurrence of such CABS Amortization Event. See 'CABS Amortization Events' below.

     If a CABS Amortization Event does not occur, principal will be distributed to the holders of the CABS on the first CABS Distribution Date during the applicable CABS Controlled Amortization Period. If, however, the amount of principal distributed on the scheduled final CABS Distribution Date is not sufficient to pay the holders of the CABS in full, then monthly distributions of principal to the holders of CABS will occur on each CABS Distribution Date after the scheduled final CABS Distribution Date until such holders of CABS have been paid in full.

INVESTOR PERCENTAGE AND SELLER'S PERCENTAGE

     Pursuant to the Agreements (other than those relating to the LCAT Notes), all amounts collected on Receivables will be allocated between the investor interest of the holders of the CABS, the investor interest of any other series, and the Seller's Interest by reference to the investor percentage of the holders of the CABS, the investor percentage of any other Series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.

ALLOCATION OF COLLECTIONS

     With respect to CABS other than the LCAT Notes, the CABS Servicer will deposit any payments collected by the CABS Servicer with respect to the Receivables and will generally allocate such amounts as follows:

          (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

          (b) an amount equal to the applicable investor percentage of the aggregate amount of such deposits in respect of Finance Charge Receivables will be deposited into an account for the benefit of the holders of the CABS,

          (c) during the revolving period, an amount generally equal to the applicable investor percentage of the aggregate amount of such collections in respect of Principal Receivables will be paid to the holder of the Seller's Certificate, provided, however, that such amount may not exceed the amount equal to the Seller's Interest,

          (d) during the CABS Controlled Amortization Period or after the occurrence of a CABS Amortization Event, collections of Principal Receivables will be allocated to the holders of CABS based on the investor percentage.

The term 'Seller's Interest' also encompasses the terms Transferor Interest, First Chicago Interest, Bank's Interest, Seller Interest and Banks' Interest. 'Principal Receivables' generally consist of amounts charged by cardholders for merchandise and services, amounts advanced as cash advances and the interest portion of any participation interests. 'Finance Charge Receivables' generally consist of monthly periodic charges, annual fees, cash advance fees, late charges, over-limit fees and all other fees billed to cardholders, including administrative fees.

     Payments of principal and interest the LCAT Notes will be paid to the Noteholders as amounts are collected on the Underlying Certificates.

CABS AMORTIZATION EVENTS

     CABS other than the LCAT Notes. The following is a summary of the typical CABS Amortization Events for each series of CABS other than the LCAT Notes.

          (a) failure to make payments to holders of CABS within the time periods given in the Agreements,

          (b) material  breaches  of  certain  representations,  warranties   or
              covenants or failure to observe or perform in a material respect any covenant or agreement under an Agreement,

          (c) occurrence of a material default by a servicer of the Receivables underlying a series of CABS (a 'CABS Servicer'),

          (d) failure to maintain the Seller's Interest in an amount at least equal to minimum Seller's Percentage of Principal Receivables in the CABS Issuer as of such date,

          (e) failure to maintain a certain minimum level of Receivables or Accounts, or if the Seller is unable to make required payments or to transfer Receivables or Accounts to a CABS Issuer,

          (f) certain events of bankruptcy, conservatorship, insolvency or receivership relating to the Seller,

          (g) CABS Issuer becomes an 'investment company' within the meaning of the Investment Company Act of 1940, as amended,

          (h) any reduction of the portfolio yield or excess spread (averaged over any three consecutive months) to a rate below a certain rate provided in the Agreement for such period,

          (i) the available amount of the Cash Collateral Guaranty is less than 3% of the amount of the investor interest for the underlying series of CABS.

     The LCAT Notes. The following is a summary of the events of default relating to the LCAT Notes:

          (a) a default for five days or more in the payment of any interest on any LCAT Note,

          (b) a default in the payment of the principal of or any installment of the principal of any LCAT Note when the same becomes due and payable,

          (c) a default in the observance or performance of any covenant or agreement of the CABS Issuer made in the Agreement and the continuation of any such default for a period of 30 days after notice thereof is given to the CABS Issuer by the CABS Trustee or to the CABS Issuer and the CABS Trustee by the holders of at least 25% in principal amount of the LCAT Notes then outstanding,

          (d) any representation or warranty made by the CABS Issuer in the Indenture was materially incorrect in a material respect when made, and such breach is not cured within 30 days after notice thereof is given to the CABS Issuer by the CABS Trustee or to the Trust and the CABS Trustee by the holders of at least 25% in principal amount of LCAT Notes then outstanding,

          (e) certain   events  of   bankruptcy,  insolvency,   receivership  or
              liquidation of the CABS Issuer.

The amount of principal required to be paid to holders of LCAT Notes under the related agreement will generally be limited to amounts available to be deposited in the related collection account. Therefore, the failure to pay principal on the LCAT Notes generally will not result in the occurrence of an event of default until the final scheduled payment date for the LCAT Notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     In general, with respect to the CABS other than the LCAT Notes, the CABS Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a 'CABS Servicing Fee') payable monthly. The CABS Servicing Fee will be allocated among the Seller's Interest and the investor interests of all series issued by the CABS Issuer.

     Generally, the CABS Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CABS Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CABS Issuer or the holders of CABS.

     The LCAT Notes had no CABS Servicer, and, accordingly no CABS Servicing Fee is payable with respect to the LCAT Notes.

TAX CONSIDERATIONS RELATING TO THE CABS


     Each CABS evidences an interest in or an obligation of a trust fund created by one of the Agreements. Prospective investors should be aware that each CABS involves certain United States federal income tax consequences not described herein and as to which Brown & Wood, special tax counsel to the Depositor ('Special Tax Counsel') has not provided any opinions. In particular, with respect to each CABS, an opinion was rendered by the respective tax counsel to the underlying transaction that the CABS would be treated as debt instruments for federal income tax purposes and, in the discussion set forth herein, and for purposes of its opinion described below Special Tax Counsel has relied upon the descriptions of such opinions in the related prospectuses. Prospective investors are urged to consider the discussion of United States federal income tax consequences in each prospectus relating to the CABS for a discussion of the United States federal income tax consequences of the purchase, ownership and disposition of the CABS and of the trust funds in which the CABS represent an undivided interest or of which the CABS represent an obligation.


                                 THE DEPOSITOR


     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. The Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman

Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Securities.

     The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See 'The Depositor' in the Prospectus.

                                 THE INDENTURE

     The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See 'Description of the Class A1 Notes' herein for a summary of certain additional terms of the Indenture.

COLLECTION OF DISTRIBUTIONS ON CABS

     The CABS will be assets of the Trust. All distributions on the CABS will be made directly to the Indenture Trustee. The obligation of the Indenture Trustee in making payments on the Class A1 Notes is limited to distributions on the underlying CABS and payments received pursuant to the Swap Agreement which were actually received by it. However, if the Indenture Trustee has not received a distribution with respect to a CABS by the fifth Business Day after the date on which such distribution was due and payable pursuant to the terms of such CABS, the Indenture will require it to take such actions as are permissible pursuant to the related CABS Agreement to ensure that the distribution be made as promptly as possible and legally permitted and to take such legal action as the Indenture Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Indenture Trustee in connection with the prosecution of any legal action will be reimbursable to the Indenture Trustee solely out of the proceeds of any such action and will be retained by the Indenture Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Class A1 Noteholders. In the event that the Indenture Trustee has reason to believe that the proceeds of any such legal action may not be sufficient to reimburse it for its projected legal fees and expenses, the Indenture Trustee will notify the Class A1 Noteholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by the Class A1 Noteholders.

REPORTS TO CLASS A1 NOTEHOLDERS

     The Indenture Trustee will mail to each Class A1 Noteholder, at such Class A1 Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report stating (i) the amounts of principal and interest, respectively, paid on each $1,000 in face amount of Class A1 Notes,
(ii) the outstanding principal balance of the Class A1 Notes and (iii) the outstanding balances of the CABS.

     The Indenture Trustee shall forward by mail to each Class A1 Noteholder the most current CABS Distribution Date Statement (as defined in the Indenture) received by the Indenture Trustee as of the date of such request.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     With respect to the Class A1 Notes, 'Events of Default' under the Indenture will consist of: (i) a default for five Business Days or more in the payment of any interest on any Class A1 Note; (ii) a default in the payment of the principal of or any installment of the principal of any Class A1 Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the

Indenture Trustee by the holders of at least 25% in principal amount of the Class A1 Notes then outstanding; (iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of Class A1 Notes then outstanding; (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust or (vi) the occurrence of a Swap Early Termination. The amount of principal required to be paid to Class A1 Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Class A1 Notes generally will not result in the occurrence of an Event of Default until the Maturity Date for the Class A1 Notes.


     If there is an Event of Default with respect to a Class A1 Note due to late payment or nonpayment of interest due on a Class A1 Note, additional interest will accrue on such unpaid interest at the interest rate on the Class A1 Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Class A1 Note, interest will continue to accrue on such principal at the interest rate on the Class A1 Note until such principal is paid.


     If an Event of Default (other than a Swap Early Termination) should occur and be continuing with respect to the Class A1 Notes, the Indenture Trustee or holders of a majority in principal amount of the Securities then outstanding may declare the principal of the Class A1 Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Securities then outstanding.



     If the Class A1 Notes are due and payable following an Event of Default other than a Swap Early Termination, with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the CABS or elect to have the Trust maintain possession of the CABS and continue to apply collections on the CABS as if there had been no declaration or acceleration. If an Event of Default due to a Swap Early Termination occurs, the Indenture Trustee shall direct the Market Agent to liquidate the CABS in compliance with the Sale Procedures.



     If an Event of Default occurs and is continuing with respect to the Class A1 Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Class A1 Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Class A1 Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Class A1 Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Class A1 Notes.


     No holder of a Class A1 Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default,
(ii) the holders of not less than 25% in principal amount of the outstanding Class A1 Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Class A1 Notes.

     In addition, the Indenture Trustee and the Class A1 Noteholders, by accepting the Class A1 Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to the Trust, neither the Indenture Trustee nor the Owner Trustee in their capacities as trustees, nor any holder of a Class A2 Certificate representing an ownership interest in the Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Class A1 Notes or for the agreements of the Trust contained in the Indenture.

CERTAIN COVENANTS

     The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Class A1 Notes and the performance or observance of any agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation and
(v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Class A1 Noteholder or Class A2 Certificateholder.

     The Trust will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Class A1 Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Class A1 Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated pursuant to the Indenture, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Class A1 Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as permitted by the Trust Agreement or the Indenture.

     The Trust may not engage in any activity other than as specified under 'The Trust' herein. The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Trust Agreement and the Indenture.

ANNUAL COMPLIANCE STATEMENT

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     The Indenture Trustee will be required to mail each year to all Class A1 Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Class A1 Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the collateral securing the Class A1 Notes upon the delivery to the Indenture Trustee for cancellation of all the Class A1 Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of the Class A1 Notes, the Class A2 Certificates and any amounts due to the Swap Counterparty.

MODIFICATION OF INDENTURE

     With the consent of the holders of a majority of the outstanding Class A1 Notes and the consent of the Swap Counterparty, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Class A1 Noteholders.

     Without the consent of the holder of each outstanding Class A1 Note affected thereby and the consent of the Swap Counterparty, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Class A1 Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Class A1 Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Class A1 Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Class A1 Notes held by the Trust, the Depositor or an affiliate of the Depositor; (v) reduce the percentage of the aggregate outstanding amount of Class A1 Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the CABS if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Class A1 Notes; (vi) decrease the percentage of the aggregate principal amount of Class A1 Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Class A1 Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Class A1 Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Class A1 Note of the security afforded by the lien of the Indenture.

     The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Class A1 Noteholders or the Swap Counterparty, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Class A1 Noteholders; provided that such action will not materially and adversely affect the interest of any Class A1 Noteholder or the Swap Counterparty.

VOTING RIGHTS

     At all times, the voting rights of Class A1 Noteholders under the Indenture will be allocated among the Class A1 Notes pro rata in accordance with their outstanding principal balances.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust or the Class A1 Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture.


     All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

                              THE TRUST AGREEMENT

     The following summary describes certain terms of the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See 'Description of the Class A2 Certificates' herein for a summary of certain additional terms of the Trust Agreement.

COLLECTION OF DISTRIBUTIONS ON CABS

     The CABS will be assets of the Trust. All distributions thereon will be made directly to the Indenture Trustee. Pursuant to the Administration Agreement, distributions on the Class A2 Certificates will be made to Class A2 Certificateholders by the Administrator acting on behalf of the Owner Trustee.

EXERCISE OF REMEDIES

     The Trust Agreement provides that until all the Class A1 Notes have been paid in full, the Indenture Trustee will take all actions to collect any distributions due on the CABS or to exercise remedies pursuant to the Indenture.

REPORTS TO CERTIFICATEHOLDERS

     The Owner Trustee will mail to each Class A2 Certificateholder, at such Class A2 Certificateholder's request, at its address listed on the Class A2 Certificate Register maintained with the Owner Trustee a report stating (i) the amounts of principal and interest, respectively, distributed on each $1,000 in face amount of Class A2 Certificates and (ii) the outstanding balances of the CABS.

     The Owner Trustee shall forward by mail to each Class A2 Certificateholder the most current CABS Distribution Date Statement (as defined in the Trust Agreement) received by the Owner Trustee as of the date of such request.

AMENDMENT


     The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Class A1 Noteholders or Class A2 Certificateholders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Class A1 Notes evidencing at least a majority in principal amount of then outstanding Class A1 Notes and Class A2 Certificateholders owning Voting Interests (as herein defined) aggregating not less than a majority of the aggregate Voting Interests and with the consent of the Swap Counterparty for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Class A1 Noteholders or Class A2 Certificateholders or the Swap Counterparty;
provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or delay the timing of, collections of payments on the CABS or distributions that are required to be made for the benefit of such Class A1 Noteholders or Class A2 Certificateholders or (ii) reduce the aforesaid percentage of the Class A1 Notes or the Voting Interests of Class A2 Certificates which are required to consent to any such amendment, without the consent of all the outstanding Class A1 Notes or Class A2 Certificates, as the case may be.

VOTING INTERESTS

     As of any date, the aggregate principal balance of all Class A2 Certificates outstanding will constitute the voting interest of the Issuer (the 'Voting Interests'), except that, for purposes of determining Voting Interests, Class A2 Certificates owned by the Issuer or its affiliates and the Depositor will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Class A2 Certificates that the Owner Trustee knows to be so owned will be so disregarded. Class A2 Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Class A2 Certificates and that the pledgee is not the Issuer or its affiliates.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND THE DEPOSITOR

     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust or the Class A2 Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement.


     All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.


                               THE SWAP AGREEMENT

     On the Closing Date the Trust will enter into a 1992 International Swaps and Derivative Association, Inc. ('ISDA') Master Agreement
(Multi-Currency -- Cross Border) (such agreement, the 'Swap Agreement') with the Swap Counterparty modified to reflect the terms of the Class A1 Notes and the Class A2 Certificates, the Indenture, the Trust Agreement and the swap transactions described herein.


     Under the Swap Agreement, the amount due to the Trust will be computed to match the amounts payable to the Class A1 Notes and Class A2 Certificates under the Indenture and Trust Agreement. The amount due to the Swap Counterparty will be computed to match the interest amounts received under the CABS and the proceeds from the sale of the CABS.



     On each Payment Date prior to the Termination Date the Swap Counterparty will be required to pay to the Trust the Securities Floating Amount.



     On the Termination Date the Swap Counterparty will be required to pay to the Trust the Final Payment Amount.



     On each Payment Date prior to the Termination Date the Trust will be required to pay to the Swap Counterparty an amount equal to all interest received on the CABS. On the Termination Date the Trust will be required to pay to the Swap Counterparty the Final Liquidation Proceeds. Payment obligations between the Trust and the Swap Counterparty will be settled on a net basis.



     The Termination Date will be the Maturity Date, except in the event of a Swap Early Termination, the Termination Date will be designated pursuant to the Market Agent Agreement.



     A Swap Early Termination will occur upon the acceleration of the Class A1 Notes due to an Event of Default under the Indenture. A Swap Early Termination may also occur upon the occurrence of a Swap Early Termination Event. A Swap Early Termination is an Event of Default under the Indenture and in such event the CABS will be liquidated and a net payment will be made by the Swap Counterparty equal to the amount, if any, by which the Final Payment Amount exceeds the Final

Liquidation Proceeds. The effect of the foregoing is to provide that upon a Swap Early Termination, Securityholders will be entitled to receive par plus accrued and unpaid interest on their Securities.

     Payments received by the Indenture Trustee pursuant to the Swap Agreement will be deposited in the Collection Account.

THE SWAP COUNTERPARTY

     The Swap Counterparty will be Deutsche Bank AG, New York Branch (the 'New York Branch'), a branch of Deutsche Bank AG (the 'Bank'). The Bank was originally established in 1870. In 1957, the Bank was reestablished under the laws of the Federal Republic of Germany in its present form. The Bank is the largest banking institution in the Federal Republic of Germany. The Deutsche
Bank Group (the 'Group') consists of the Bank and over 300 consolidated companies. The Group operates over 2,400 branches and offices in Germany and more than 750 branches and subsidiaries in other countries around the world.

     The Bank operates the New York Branch pursuant to a license issued by the Superintendent of Banks of the State of New York on July 14, 1978. The New York Branch conducts an extensive banking business serving U.S. customers and the Bank's German clients and their U.S. subsidiaries. The principal office of the New York Branch is at 31 West 52nd Street, New York, New York 10019.

     The Bank will provide without charge to each person to whom a copy of this Prospectus Supplement is delivered, upon the written request of such person, a copy of the most recent Annual Report of the Bank, containing its consolidated financial statements. Written request should be addressed to Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, New York 10019, Attention:
Corporate Communications.

     In the event of a reduction or withdrawal of the credit rating by any Rating Agency of the short-term debt of the Swap Counterparty, the Swap Counterparty may, but is not required to, obtain a substitute swap counterparty or enter into a substitute arrangement that is satisfactory to such Rating Agency, in order to avoid a reduction or withdrawal of the rating of the Securities.

     The foregoing information with respect to the Bank has been furnished by the Bank, and neither the Depositor nor the Underwriter have made any independent investigation of such information.

THE CALCULATION AGENT


     The Calculation Agent will be Lehman Brothers Special Financing Inc. ('LBSF'), a wholly-owned subsidiary of Lehman Brothers Inc. incorporated in the state of Delaware. Three Business Days prior to each Payment Date, the Calculation Agent will determine the amount scheduled to be received pursuant to the CABS, the amount due to the Class A1 Noteholders and the Class A2 Certificateholders with respect to such Payment Date and the amount of any Termination Payment.


                           THE MARKET AGENT AGREEMENT

MARKET AGENT


     Pursuant to the Market Agent Agreement, dated as of the Closing Date between Lehman Brothers Inc., the Trust and the Indenture Trustee (the 'Market Agent Agreement'), the Market Agent shall: (a) act on behalf of the Trust in connection with the sale and purchase of CABS as provided in the Indenture and
(b) perform its duties and comply with the provisions set forth in the Market Agent Agreement and Indenture.



     The Market Agent Agreement provides that the Market Agent has no liability for any act or omission except as results from the Market Agent's negligence or willful misconduct. The Market Agent may assign any and all of its duties, obligations and rights as Market Agent to any organization controlled by or under common control with Lehman Brothers Inc. The Market Agent may at any time resign and be discharged of the duties and obligations created by the Market Agent Agreement by giving at least 30 days' notice to the Indenture Trustee.

     On the Solicitation Date, the Indenture Trustee will direct the Market Agent to sell the CABS in compliance with the Sale Procedures. The settlement of the sale will occur no earlier than the second Business Day prior to the Termination Date and the Final Liquidation Proceeds will be deposited in an account established with the Indenture Trustee. 'Sale Procedures' means that the Market Agent on behalf of the Trust will sell one or more CABS to the highest bidder of not less than two solicited bidders for such CABS (which bidders may include Lehman Brothers Inc. or the Swap Counterparty or affiliates thereof, provided however, that neither Lehman Brothers Inc. nor the Swap Counterparty, nor any of their affiliates are obligated to bid, and which bidders need not be limited to recognized broker dealers). In the sole judgment of the Market Agent, bids may be evaluated on the basis of bids for a single CABS, a portion of the CABS or all of the CABS being sold or on any other basis selected in good faith by the Market Agent. No assurance can be given as to whether the Market Agent will be successful in soliciting bids to purchase the CABS.


                          THE ADMINISTRATION AGREEMENT

     The Indenture Trustee, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to enforce the Swap Agreement at the direction of the Owner Trustee, provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.

                             THE INDENTURE TRUSTEE

     The Bank of New York is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is The Bank of New York, 101 Barclay Street, New York NY 10286, Attention: Corporate Trust Department.

                               THE OWNER TRUSTEE

     Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is Wilmington Trust Company, Rodney Square North, Wilmington, DE 19890, Attention: Corporate Trust Administration.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Class A1 Notes and the Class A2 Certificates will be applied by the Depositor on the Closing Date towards the purchase price of the CABS, the payment of expenses related to such sale and the purchase of the CABS and other corporate purposes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Class A1 Notes and Class A2 Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ('IRS') rulings on similar transactions involving both notes and certificates issued by a trust with terms similar to those of the Class A1 Notes and the Class A2 Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Class A1 Noteholders and Class A2 Certificateholders.


     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the Class A1 Noteholders and Class A2 Certificateholders in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies, foreign investors and tax-exempt organizations). This information is directed to prospective purchasers who purchase Class A1 Notes or Class A2 Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Class A1 Notes or Class A2 Certificates as 'capital assets' within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A1 NOTES OR CLASS A2 CERTIFICATES.

     For  purposes   of   this   discussion,   references   to   a   'Class   A2
Certificateholder' or a 'Class A1 Noteholder' are to the beneficial owner of a Class A2 Certificate or Class A1 Note, respectively.

CLASSIFICATION OF THE TRUST


     In the opinion of Special Tax Counsel, for federal income tax purposes, the Trust will not be an association or publicly traded partnership taxable as a corporation. The proper classification of the Trust for federal income tax purposes is not clear. The Trust should be treated as a mere security arrangement, in which case, the Trust would be ignored and the Class A1 Noteholders and Class A2 Certificateholders would be treated as holding senior and subordinated debt of the Swap Counterparty. Alternatively, the Trust could be treated as a grantor trust, in which case (i) the Class A1 Noteholders and Class A2 Certificateholders would be considered to hold senior and subordinated grantor trust interests in debt of the Swap Counterparty, or (ii) the Class A1 Notes could be treated as debt of the Trust secured by Swap Counterparty debt and the Class A2 Certificates would constitute the equity owners of Swap Counterparty debt. Alternatively, it is possible that the Class A1 Noteholders and Class A2 Certificateholders would be treated as owners of undivided interests in the CABS and the Swap Agreement. Each Class A1 Noteholder and Class A2 Certificateholder by acceptance of a Class A1 Note or Class A2 Certificate, will agree to treat the Class A1 Notes as indebtedness and the Trust as a security arrangement for federal, state and local income and franchise tax purposes.



     If the Trust is classified as a grantor trust under subpart E, Part I of subchapter J of the Code, owners of Class A2 Certificates (and owners of Class A1 Notes if treated as grantor trust interests) will be treated for U.S. federal income tax purposes as owners of a pro rata undivided interest in the Trust assets which may be deemed to consist of (i) debt obligations of the Swap Counterparty (see discussion below -- 'Tax Treatment of the CABS and the Swap Agreement') or (ii) the CABS and the Swap Agreement. Each U.S. Investor will be required to report on its U.S. federal income tax return its pro rata share of the entire income of the Trust's assets in accordance with such U.S. Investor's method of accounting. Under Code Section 162 or 212, each U.S. Investor will be only entitled to deduct its pro rata share of expenses incurred by the Trust. A U.S. Investor using the cash method of accounting must take into account its pro rata share of deductions as and when paid by the Trust.


     As used in this section, the term 'U.S. Investor' means a beneficial owner of a Class A1 Note or Class A2 Certificate that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or a political subdivision thereof, (iii) an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any foreign corporation, partnership or other entity which holds a Class A1 Note or Class A2 Certificate in connection with a U.S. trade or business.

TAX TREATMENT OF THE CABS AND THE SWAP AGREEMENT


     Although the matter is not entirely clear, in the opinion of Special Tax Counsel, the arrangement created by the Trust Agreement, the Indenture, and all documents executed in connection therewith (the 'Arrangement'), should constitute indebtedness of the Swap Counterparty ('SC Debt') with a principal balance equal to the Securities Amount. In general, the substance of a transaction determines its characterization for U.S. federal income tax purposes, and the treatment of the Arrangement as debt of the Swap Counterparty is consistent with the substance of the transaction. The most significant factor in this determination is whether the Swap Counterparty bears the benefits and burdens of ownership of the CABS. Pursuant to the terms of the Swap Agreement with the Swap Counterparty, the Swap Counterparty is required to pay the principal of and interest on the Class A1 Notes and Class A2 Certificates even if (i) the CABS are in default or (ii) the CABS are liquidated for an amount less than the then principal balance of the Class A1 Notes and Class A2 Certificates. In addition, if the CABS are liquidated for an amount in excess of the then principal balance of the Class A1 Notes and Class A2 Certificates, this excess will be payable to the Swap Counterparty and not to the holders of the Class A1 Notes or Class A2 Certificates. Accordingly, the Swap Counterparty, and not the holders of the Class A1 Notes or Class A2 Certificates, bears the burdens and benefits associated with ownership of the CABS. If, contrary to the aforementioned conclusion, the substance of the transaction is disregarded and the Trust is treated as owning the CABS and the Swap Agreement, the holders of the Class A1 Notes or Class A2 Certificates may be treated as owners of a pro rata undivided interest in such assets, and each U.S. Investor would be required to report on its federal income tax return (i) its pro rata share of the entire income of the Trust with respect to the CABS and the Swap Agreement and (ii) its pro rata share of the expenses incurred by the Trust. However, the Trustee intends to treat the Arrangement as SC Debt for purposes of IRS information reporting, if required.


TAX TREATMENT OF THE CLASS A1 NOTES


     Characterization as Debt. The Depositor, the Owner Trustee, the Indenture Trustee, the Class A2 Certificateholders by their purchase of the Class A2 Certificates, and the Class A1 Noteholders by their purchase of the Class A1 Notes will agree to treat the Class A1 Notes as debt of the Swap Counterparty for purposes of any federal, state and local income and franchise taxes based on or measured by income or capital. Special Tax Counsel is of the opinion that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Class A1 Notes, based on the terms of the Class A1 Notes, the Class A1 Notes should be treated as debt of the Swap Counterparty for federal income tax purposes. See 'Tax Treatment of the Class A1 Notes -- Possible Alternative Characterization of the Class A1 Notes' for a discussion of the potential federal income tax consequences if the IRS were successful in treating the Trust as a grantor trust for a discussion of potential alternative characterizations of the Class A1 Notes for federal income tax purposes.


     Treatment of Stated Interest. Based on the foregoing opinion, subject to the discussion in the Prospectus regarding original issue discount ('OID') the stated interest on the Class A1 Notes will be taxable to a Class A1 Noteholder as ordinary income when received or accrued in accordance with such Class A1 Noteholder's method of tax accounting. The following discussion is based in part upon the rules governing OID in final Treasury regulations issued under the OID provisions of the Code and certain proposed OID regulations concerning 'contingent' payments. Under those regulations, a holder of a Class A1 Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Class A1 Note. The Trust intends to treat the Class A1 Notes as issued with no OID (other than any de minimis OID).

     Market Discount. If a Class A1 Noteholder purchases a Class A1 Note for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), the amount of the difference will be treated as 'market discount', unless such difference is less than a specified de minimis amount.

     Under the market discount rules, a Class A1 Noteholder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of a Class A1 Note as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain and (ii) the accrued market discount on such Class A1 Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Class A1 Note, unless the Class A1 Noteholder elects to accrue market discount on a yield to maturity basis.

     A Class A1 Noteholder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Class A1 Note with market discount until the maturity of the Class A1 Note or its earlier disposition in a taxable transaction. A Class A1 Noteholder may elect to include market discount in income currently as it accrues (on either a ratable or yield to maturity basis), in which case the rules described above will not apply. Generally, a current inclusion of market discount is treated as ordinary interest income for United States federal income tax purposes.

     Premium. If a Class A1 Noteholder purchases a Class A1 Note for an amount that is greater than its stated redemption price at maturity, such Class A1 Noteholder will be considered to have purchased the Class A1 Note with 'amortizable bond premium' equal in amount to such excess. A Class A1 Noteholder may elect to amortize such premium using a constant yield method over the remaining term of the Class A1 Note. Premium amortizations may offset only interest otherwise required to be included in respect of the Class A1 Note and are not treated as a separate deduction.

     Sale or Other Disposition. If a Class A1 Noteholder sells a Class A1 Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A1 Note. The adjusted tax basis of a Class A1 Note to a particular Class A1 Noteholder will equal the holder's cost for the Class A1 Note, increased by any OID, market discount, acquisition discount, and gain previously included by such Class A1 Noteholder in income with respect to the Class A1 Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Class A1 Noteholder with respect to such Class A1 Note. Any such gain or loss will be capital gain or loss if the Class A1 Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


     Tax Consequences to Foreign Holders of Debt. If interest paid (or accrued) to a holder of debt who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered 'portfolio interest,' and generally will not be subject to a United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a '10 percent shareholder' of the issuer of the debt, the Swap Counterparty or the issuer of the CABS or a 'controlled foreign corporation' with respect to which the issuer of the debt, the Swap Counterparty or the issuer of the CABS is a 'related person' within the meaning of the Code, and
(ii)  provides  an appropriate  statement,  signed under  penalties  of perjury, certifying that the beneficial owner of the debt is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Trust within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Unless the Trustee receives the appropriate statement from a foreign investor, the Trustee will withhold for U.S. withholding taxes.


     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A1 Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of such sale, redemption, retirement or other taxable disposition of the Class A1 Notes.

     If the interest, gain or income on a Class A1 Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its 'effectively connected earnings and profits' within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Information Reporting and Backup Withholding. Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the Class A1 Notes to registered owners who are not 'exempt recipients' and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Class A1 Notes to a Class A1 Noteholder must be reported to the IRS, unless the Class A1 Noteholder is an exempt recipient or establishes an exemption.

     In addition, upon the sale of a Class A1 Note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a Class A1 Noteholder which is a foreign person, certifies that such seller is a foreign person (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS.


     Possible Alternative Characterizations of the Class A1 Notes. Despite Special Tax Counsel's opinion that the Class A1 Notes should be treated as debt of the Swap Counterparty for federal income tax purposes, there can be no assurance that the IRS will not challenge this conclusion and that such challenge would not be successful. However, Special Tax Counsel is of the opinion that, if the IRS successfully challenged treatment of some or all of the Class A1 Notes as debt of the Swap Counterparty for federal income tax purposes, such Class A1 Notes would properly be treated as interests in an entity which would not be treated as an association taxable as a corporation for federal income tax purposes.


     If the IRS successfully challenged the treatment of some or all of the Class A1 Notes as debt of the Swap Counterparty for federal income tax purposes, such Class A1 Notes may be treated as interests in a grantor trust or trusts. If such Class A1 Notes were treated as interests in a grantor trust or trusts, a Class A1 Noteholder would generally be subject to the same rules which will apply to the Certificateholders assuming that the Trust is properly classified as a grantor trust. See 'Tax Consequences to Holders of the Class A2
Certificates -- Treatment of the Trust as a Grantor Trust' and ' -- Tax Consequences to Foreign Class A2 Certificateholders.'

TAX CONSEQUENCES TO HOLDERS OF THE CLASS A2 CERTIFICATES

     Treatment of the Trust as a Security Arrangement or a Grantor Trust. The Depositor and the Class A2 Certificateholders will agree to treat the Trust as a security arrangement for federal and state tax purposes, with the Class A1 Notes being treated as debt of the Swap Counterparty.

     As stated above, although the proper classification of the Trust and the Class A2 Certificates is not entirely clear, the Trust should be treated as a mere security arrangement, in which case the Trust would be ignored and the Class A2 Certificateholders would be treated as owning subordinated debt of the Swap Counterparty. In such case, the Class A2 Certificates would be treated as debt instruments for federal income tax purposes and would generally be treated as the Class A1 Notes described above.

     In the opinion of Special Tax Counsel, if the IRS successfully challenges the treatment of the Trust as a security arrangement, while not free from doubt, the Trust should be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, but, in the opinion of Special Tax Counsel, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation. However, the proper characterization of the arrangement involving the Trust, the Class A2 Certificates and the Depositor is not clear because there is no authority on transactions closely comparable to that contemplated herein. The following discussion assumes that the Trust will be classified as a grantor trust.


     As a holder of an interest in a grantor trust, each Class A2 Certificateholder must report on its federal income tax return its pro rata share of the gross income and deductions of the Trust. Accordingly, a Class A2 Certificateholder will be required to report its pro rata share of the gross income derived from the assets of the Trust. Assuming that the sole asset of the Trust is debt of the Swap Counterparty, a Class A2 Certificateholder will be required to report its pro rata share of the gross income derived therefrom. If the Class A1 Notes are treated as debt of a grantor trust and the Class A1 Notes are sold at a premium, a Class A2 Certificateholder will be required to treat its pro rata share of such premium as gross income under section 61 of the Code and applicable regulations. A Class A2 Certificateholder will, however, be entitled to deduct its pro rata share of the interest paid on the Class A1 Notes.

     Alternatively, the assets of the Trust may be deemed to consist of the CABS and the Swap Agreement. In such case, each Class A2 Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income of the CABS and Swap Agreement in accordance with its method of tax accounting. Characterizing the Class A2 Certificateholders as Owners of the CABS and Swap Agreement could significantly alter the timing and character of income and deduction attributable to an investment in the Class A2 Certificates.

     CLASS A2 CERTIFICATEHOLDERS SHOULD CONSULT WITH THEIR TAX COUNSEL TO DETERMINE HOW TO ACCOUNT FOR THEIR INTEREST IN THE CLASS A2 CERTIFICATES FOR TAX PURPOSES.

     All or a portion of the taxable income allocated to a Class A2 Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute 'unrelated business taxable income' generally taxable to such holder under the Code.

     For additional rules with respect to the tax treament of grantor trusts, see 'Certain Federal Income Tax Considerations -- Tax Status as a Grantor Trust' in the Prospectus.

     Backup Withholding. Distributions made on the Class A2 Certificates and proceeds from the sale of the Class A2 Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Class A2 Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

OTHER POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF THE TRUST


     Despite Special Tax Counsel's opinion that the Class A1 Notes should be treated as debt of the Swap Counterparty for federal income tax purposes and that the Trust should be treated as a security arrangement and will not be treated as an association or publicly traded partnership for federal income tax purposes, there can be no assurance that the IRS will not challenge these conclusions and that such challenge would not be successful. If the Trust were treated as an association taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Class A2 Certificates (and, possibly the Class A1 Notes, and Class A2 Certificateholders could be liable for any such tax that is unpaid by the Trust. However, Special Tax Counsel is of the opinion that the Trust will not be classified as an association taxable as a corporation because it will not have certain characteristics necessary for a trust to be an association taxable as a corporation.

                             STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences' herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans subject to ERISA ('Plans') and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See 'ERISA Considerations' in the Prospectus.

     Investments  by  Plans  are  also  subject  to  ERISA's  general  fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     As discussed under 'Certain Federal Income Tax Consequences' a Plan would likely realize unrelated business taxable income if it purchases Certificates since the underlying assets of the Trust are debt financed assets. Thus, the Certificates are not being offered to Plans. In view of this restriction, the discussion below is limited to the ERISA considerations resulting from the purchase and ownership of Notes.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSETS REGULATION

     The United States Department of Labor ('DOL') has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the 'Plan Assets Regulation'). The Plan Assets Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be 'plan assets' such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Assets Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Assets Regulation provides that, if a Plan acquires an 'equity interest' in an entity that is neither a 'publicly-offered security' (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Class A1 Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Class A1 Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Trustee and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets.

     Under the Plan Assets Regulation, the term 'equity interest' is defined as any interest in an entity other than an instrument that is treated as indebtedness under 'applicable local law' and which has no 'substantial equity features.' Although the Plan Assets Regulation is silent with respect to the question of which law constitutes 'applicable local law' for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered 'substantial,' noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     Brown & Wood ('ERISA Counsel') has rendered its opinion that the Class A1 Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Class A1 Notes, the opinion of Tax Counsel that the Class A1 Notes should be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Class A1 Notes. However, if contrary to ERISA Counsel's opinion the Class A1 Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Class A1 Notes.

REVIEW BY PLAN FIDUCIARIES


     Any Plan fiduciary considering whether to purchase any Class A1 Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is, or may become, a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Assets Regulations and the availability of any other prohibited transaction exemptions. In addition, prior to purchasing any Class A1 Notes, a fiduciary of a Plan should make its own determination as to whether the Swap Counterparty, by virtue of being characterized as the issuer of the Class A1 Notes for federal income tax purposes, is, or may become, a party in interest (either directly or through certain of its affiliates, including, but not limited to, Morgan Grenfell Capital Management Incorporated (New York) and Morgan Grenfell Asset Management Limited (London)) with respect to the Plan. Such other exemptions may include DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset
Transactions Determined by Independent Qualified Professional Asset Managers), 80-51 and 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts. There is no assurance that these or other exemptions, even if all of the conditions specified therein are satisfied, will apply to all of the transactions involving the Trust's assets.


     Any purchaser that is an insurance company should consider the effects of the 1993 United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), on its purchase of Class A1 Notes or Class A2 Certificates for its general account. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be 'plan assets' for ERISA purposes under certain circumstances. In response to that decision, the DOL has issued Prohibited Transaction Exemption 95-60 (Class Exemption for Certain Transactions Involving Insurance Company Pooled General Accounts) which, subject to certain conditions, provides relief from the prohibited transaction rules that under John Hancock might otherwise be applicable to assets held in an insurance company's general account. Any such prospective purchaser should consult with its counsel as to the applicability of this decision and exemption to its purchase of the Class A1 Notes or Class A2 Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

     The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc. (the 'Underwriter'), and the Underwriter has agreed to purchase from the Depositor, the Securities.

     The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased.

     The Depositor has been advised by the Underwriter that it presently intends to make a market in the Securities offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Securities will develop.


     Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $1,549,672,000 from the sale of the Class A1 Notes and $47,928,000 from the sale of the Class A2 Certificates, before deducting expenses payable by the Depositor of $1,200,000. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions. In addition, an affiliate of the Underwriter has entered into a swap transaction with the Swap Counterparty.


     The Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; (b) it has not issued or passed on and will not issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Financial Services Act 1986, unless such person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 and Financial Services (Promotion of Unregulated Schemes) Regulations 1991 or is a person to whom the documents may otherwise lawfully be issued or passed on; and (c) it will not offer or sell in the United Kingdom, by means of any document, any Securities prior to application for listing of the Securities being made in accordance with Part IV of the Financial Services Act 1986, other than to Persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the U.K. Public Offers of Securities Regulations 1995.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

     The Underwriter is an affiliate of the Depositor, and the participation by the Underwriter in the offering of the Securities complies with Schedule E of the by-laws of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Securities will be passed upon for the Depositor by Brown & Wood, New York, New York and for the Underwriter by Brown & Wood, New York, New York.

                                     RATING

     It is a condition to issuance that the Class A1 Notes and the Class A2 Certificates be rated 'P-1' by Moody's and 'A-1+' by S&P.


     The rating of the Securities by Moody's addresses the likelihood of the ultimate payment of principal and interest on the Securities. The rating of the Securities by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal on the Securities on or before the Maturity Date. The rating takes into consideration the characteristics of the CABS and the structural, legal and tax aspects associated with the Class A1 Notes and Class A2 Certificates (including, without limitation, the rating of the Swap Counterparty). The ratings on the Securities do not, however, constitute statements regarding the possibility that Class A1 Noteholders or Class A2 Certificateholders might realize a lower than anticipated yield.


     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS


Accounts.................................................................................................    Cover
Administration Agreement.................................................................................     S-14
ADVANTA Certificates.....................................................................................     S-19
Administrator............................................................................................     S-14
Agreements...............................................................................................    Cover
Bank.....................................................................................................      S-8
Book-Entry Certificates..................................................................................      S-6
Book-Entry Notes.........................................................................................      S-4
Business Day.............................................................................................      S-3
CABS.....................................................................................................    Cover
CABS Amortization Event..................................................................................     S-19
CABS Certificate Rate....................................................................................     S-19
CABS Controlled Amortization Period......................................................................     S-19
CABS Distribution Date...................................................................................     S-13
CABS Servicer............................................................................................     S-20
CABS Servicer Reports....................................................................................     S-18
CABS Servicing Fee.......................................................................................     S-21
Calculation Agent........................................................................................      S-7
Cede.....................................................................................................      S-4
Cedel....................................................................................................      S-4
Certificates.............................................................................................    Cover
Choice Certificates......................................................................................     S-19
Class A-1 Accrual Rate...................................................................................      S-3
Class A1 Note Percentage.................................................................................      S-3
Class A1 Notes...........................................................................................    Cover
Class A-1 Noteholders....................................................................................      S-2
Class A-2 Accrual Rate...................................................................................      S-5
Class A2 Certificates....................................................................................    Cover
Class A2 Certificateholders..............................................................................      S-3
Class A2 Certificate Percentage..........................................................................      S-5
Closing Date.............................................................................................      S-2
Code.....................................................................................................     S-29
Collection Account.......................................................................................      S-7
Definitive Notes.........................................................................................      S-4
Depositor................................................................................................    Cover
Distributable Amount.....................................................................................      S-3
DTC......................................................................................................      S-4
DOL......................................................................................................     S-35
ERISA....................................................................................................     S-10
ERISA Counsel............................................................................................     S-36
Euroclear................................................................................................      S-4
Event of Default.........................................................................................      S-4
Events of Default........................................................................................     S-22
Final Payment Amount.....................................................................................      S-8
Final Liquidation Date...................................................................................      S-7
Final Liquidation Proceeds...............................................................................      S-8
Final Scheduled Payment Date.............................................................................      S-4
Finance Charge Receivables...............................................................................     S-20
foreign person...........................................................................................     S-32
Group....................................................................................................     S-28
Holdings.................................................................................................     S-22
Indenture................................................................................................    Cover
Indenture Trustee........................................................................................    Cover
Interest Accrual Period..................................................................................      S-3
IRS......................................................................................................     S-29

ISDA.....................................................................................................     S-27
Issuer...................................................................................................      S-2
LBSF.....................................................................................................     S-28
LCAT Notes...............................................................................................     S-18
LCAT Trust...............................................................................................     S-11
LCPI.....................................................................................................     S-21
Lehman Brothers..........................................................................................     S-21
LIBOR....................................................................................................     S-19
LIBOR Determination Date.................................................................................      S-9
Market Agent.............................................................................................      S-6
Market Agent Agreement...................................................................................     S-28
Maturity Date............................................................................................      S-4
Moody's..................................................................................................     S-10
New York Branch..........................................................................................      S-8
Notes....................................................................................................    Cover
OID......................................................................................................     S-31
Owner Trustee............................................................................................    Cover
parties in interest......................................................................................     S-35
Payment Date.............................................................................................    Cover
Plan.....................................................................................................     S-10
Plan Assets Regulation...................................................................................     S-35
Plans....................................................................................................     S-35
Principal Receivables....................................................................................     S-20
Prospectus...............................................................................................    Cover
Rating Agency............................................................................................     S-11
Receivables..............................................................................................    Cover
Record Date..............................................................................................      S-4
Reuters LIBOR............................................................................................     S-19
Sale Procedures..........................................................................................      S-7
SC Debt..................................................................................................     S-31
Securities...............................................................................................    Cover
Securities Amount........................................................................................      S-8
Securities Floating Amount...............................................................................      S-7
Securityholders..........................................................................................      S-3
Seller...................................................................................................     S-18
Seller's Interest........................................................................................     S-18
Solicitation Date........................................................................................      S-7
Special Seller's Percentage..............................................................................     S-18
Standard Certificates....................................................................................     S-19
Swap Agreement...........................................................................................     S-27
Swap Counterparty........................................................................................      S-2
Swap Early Termination...................................................................................      S-8
S&P......................................................................................................     S-10
Special Tax Counsel......................................................................................     S-21
Telerate LIBOR...........................................................................................     S-19
Termination Date.........................................................................................      S-8
Trust....................................................................................................    Cover
Trust Agreement..........................................................................................    Cover
Underlying Certificates..................................................................................    Cover
Underwriter..............................................................................................    Cover
U.S. Investor............................................................................................     S-30
Voting Interests.........................................................................................     S-27

                                   APPENDIX A
                               TABLE OF CONTENTS


APPENDIX A                                                                                                  PAGE
---------------------------------------------------------------------------------------------------------   -----

ADVANTA Credit Card Master Trust II, Floating Rate Asset Backed Certificates,
  Series 1995-A..........................................................................................     A-1
Chase Manhattan Credit Card Master Trust, Floating Rate Asset Backed Certificates,
  Series 1995-2..........................................................................................    A-11
Chemical Master Credit Card Trust I, Floating Rate Asset Backed Certificates,
  Series 1995-1..........................................................................................    A-23
CHOICE Credit Card Master Trust I, Floating Rate Credit Card Participation Certificates, Series 1992-2...    A-33
First Chicago Master Trust II, Floating Rate Credit Card Certificates, Series 1995-P.....................    A-43

First USA Credit Card Master Trust, Floating Rate Asset Backed Certificates,
  Series 1994-7..........................................................................................    A-55

First USA Credit Card Master Trust, Floating Rate Asset Backed Certificates,
  Series 1995-4..........................................................................................    A-65

Lehman Card Account Trust 1994-1, Floating Rate Asset Backed Notes.......................................    A-75

MBNA Master Credit Card Trust II, Floating Rate Asset Backed Certificates,
  Series 1994-C..........................................................................................    A-83

People's Bank Credit Card Master Trust, Floating Rate Class A Asset Backed Certificates, Series 1995-1...    A-93

Standard Credit Card Master Trust I, Floating Rate Credit Card Participation Certificates, Series
  1992-3.................................................................................................   A-107


     This Appendix A contains excerpts from each prospectus pursuant to which the CABS were offered and sold.

     Capitalized terms used in the excerpts included in this Appendix A have the meanings defined either within the text of such excerpt or within the related prospectus. Such terms are not applicable to any other section of this Prospectus Supplement or Prospectus unless such terms are defined as such in the Prospectus Supplement or the Prospectus. Complete copies of the prospectus relating to a particular series of CABS may be obtained upon request from the Depositor.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Excerpt from Prospectus Supplement dated January 10, 1995 to Prospectus dated January 9, 1995



                          ADVANTA Credit Card Master Trust II
                       Floating Rate Asset Backed Certificates,
                                   Series 1995-A


                        THE BANK'S CREDIT CARD ACTIVITIES

Billing and Payment

   Nearly all of the accounts in the Bank Portfolio are subject to finance charges at variable rates ranging from 1.65% to 11.45% (or 11.55% for cash advances) above the prime rate, as published in The Wall Street Journal, with minimum rates generally ranging from 7.90% to 19.95% for purchases and cash advances. For more information, see 'The Bank's Credit Card Activities--Billing and Payments' in the Prospectus.

Delinquencies and Loss Experience

   The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio. As of September 30, 1994, the Bank Portfolio includes receivables from accounts the receivables of which were transferred to trusts similar to the Trust in an aggregate amount equal to $3.3 billion ('Prior Securitizations'). As of September 30, 1994, the Bank Portfolio also includes approximately $1,463 million of receivables from accounts the receivables of which were transferred by the Bank to the Trust. Additional Accounts were added to the Trust on May 16, 1994, July 1, 1994, August 17, 1994, September 23, 1994, November 18, 1994 and January 6, 1995 (the 'Master Trust II Sales') . The Accounts in the Trust Portfolio have been selected from accounts in the Bank Portfolio based on certain eligibility criteria specified in the Pooling and Servicing Agreement. See 'The Receivables.' There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth below.


                             Delinquency Experience
                                 Bank Portfolio
                             (dollars in thousands)

                                                                     As of December 31,
                                        As of September 30, -----------------------------------
                                               1994(1)      1993(1)       1992(2)       1991(2)
                                        ------------------- -------       -------       -------
Receivables Outstanding(3) ................  $5,102,497   $3,922,086   $2,671,493    $2,022,638
Receivables Contractually Delinquent as a
 Percentage of Receivables Outstanding:
 30-59 days ...............................        0.95%        0.96%        1.44%         1.91%
 60-89 days ...............................        0.45         0.54         0.82          1.10
 90 or more days ..........................        0.71         0.89         1.46          1.78
                                                   ----         ----         ----          ----
   Total ..................................        2.11%        2.39%        3.72%         4.79%
                                                   ====         ====         ====          ====

-------------
(1) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations and Master Trust II Sales.

(2) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations.

(3) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                 Loss Experience
                                 Bank Portfolio
                             (dollars in thousands)

                                        Nine Months               Year Ended December 31,
                                    Ended September 30,    -----------------------------------
                                          1994(1)          1993(1)       1992(2)       1991(2)
                                    -------------------    -------       -------       -------
Average Receivables Outstanding(3) ..   $4,316,265       $3,012,060    $2,258,910    $1,594,248

Gross Losses(4) .....................       93,075          115,835       109,188        76,139

Recoveries ..........................        8,576            9,869         8,723         6,351

Net Losses ..........................       84,499          105,966       100,465        69,788

Net Losses as a Percentage of Average
 Receivables Outstanding ............         2.61%(5)         3.52%         4.45%         4.38%

---------------

(1) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations and Master Trust II Sales.

(2) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations.

(3) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(4) Total Gross Losses are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been written off or fraud losses.

(5) Annualized.

Interchange

   In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Bank will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding the Distribution Date an amount equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to the Series 1995-A at the end of the last day of the preceding Monthly Period.


                                 THE RECEIVABLES

   Certain Receivables were conveyed to the Trust on December 9, 1993 (the 'Initial Closing Date') which arose in Accounts selected from the Bank Portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the 'Criteria') as applied on October 31, 1993 (the 'Initial Cut Off Date'). Additional Receivables were conveyed to the Trust on May 16, 1994, July 1, 1994, August 17, 1994, September 23, 1994, November 18, 1994 and January 6, 1995. Such Receivables arose in Additional Accounts selected from the Bank Portfolio satisfying the Criteria as applied on the relevant cut off date (the 'Relevant Cut Off Date'). All such Accounts and any additional Receivables which have arisen from those Accounts conveyed to the Trust are hereinafter referred to as the 'Trust Portfolio.' In order to meet the Criteria, each Account must, on the Relevant Cut Off Date, among other things, have been in existence and maintained by the Bank, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank as having been lost or stolen. See 'Description of the Certificates--Representations, Warranties and Covenants' in the Prospectus. Cardholders whose accounts are included in the Bank Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. Pursuant to the Pooling and Servicing Agreement, the Seller may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically add

Additional Accounts whether such Receivables are then existing or thereafter created. See 'Description of the Certificates--Addition of Accounts' in the Prospectus. These accounts must meet the criteria set forth above as of the Relevant Cut Off Date the Bank designates such accounts as Additional Accounts. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same MasterCard and VISA accounts designated by the Seller on the Relevant Cut Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut Off Date and on the date any new Receivables are created, the Bank will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Pooling and Servicing Agreement. See 'Description of the Certificates--Representations, Warranties and Covenants' in the Prospectus.

   In connection with the conveyance of Receivables in Additional Accounts on January 6, 1995, the Bank has caused $6,000,000 to be deposited into an Eligible Deposit Account (the 'Yield Supplement Account') held by the Trustee for the benefit of certificateholders of all Series. Funds on deposit in the Yield Supplement Account will be invested in certain Eligible Investments. Amounts on deposit in the Yield Supplement Account (together with certain investment earnings thereon) will be released and deposited into the Collection Account in six monthly installments commencing at the end of the January 1995 Monthly Period. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the investor certificates of the Trust.

   The Receivables (including receivables in the Additional Accounts the receivables of which were not conveyed to the Trust until January 6, 1995), as of November 30, 1994, totalled $2,454,188,534, consisting of $2,438,926,317 of
Principal Receivables and $15,262,217 of Finance Charge Receivables in 1,396,239 Accounts. The Accounts had an average Principal Receivable balance of $1,747 and an average credit limit of $5,138. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 34.2%. The average age of the Accounts was approximately 7.6 months.

   The following tables summarize the Trust Portfolio (including receivables in the Additional Accounts the receivables of which were not conveyed to the Trust until January 6, 1995) by various criteria as of the close of business on November 30, 1994. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.


                         Composition by Account Balance
                                 Trust Portfolio

                                        Percentage
                               Number    of Total                     Percentage
                                 of      Number of                    of Total
   Account Balance            Accounts   Accounts      Receivables   Receivables
   ---------------            --------   --------      -----------   -----------
Credit balance .............    12,466        0.9%   $     (978,923)      0.0%
$0.00 ......................   388,980       27.9                 0       0.0
$0.01 to $1,000.00 .........   313,977       22.5       118,679,289       4.8
$1,000.01 to $2,500.00 .....   238,082       17.1       411,621,677      16.8
$2,500.01 to $5,000.00 .....   321,834       23.1     1,213,575,906      49.4
$5,000.01 to $7,500.00 .....   117,308        8.2       679,609,249      27.7
Over $7,500.00 .............     3,592        0.3        31,681,336       1.3
                             ---------      -----    --------------     -----
Total ...................... 1,396,239      100.0%   $2,454,188,534     100.0%
                             =========      =====    ==============     =====

                           Composition by Credit Limit
                                 Trust Portfolio

                                         Percentage
                               Number     of Total                   Percentage
                                 of       Number of                   of Total
    Credit Limit Balance      Accounts     Accounts   Receivables    Receivables
    --------------------      --------     --------   -----------    -----------
$0.00 to $1,000.00 .........    47,496        3.4%   $    5,005,258       0.2%
$1,000.01 to $2,500.00 .....   143,694       10.2        95,270,958       3.9
$2,500.01 to $5,000.00 .....   527,304       37.8       807,376,720      32.9
$5,000.01 to $7,500.00 .....   623,935       44.7     1,422,746,300      58.0
Over $7,500.00 .............    53,810        3.9       123,789,298       5.0
                             ---------      -----    --------------     -----
Total ...................... 1,396,239      100.0%   $2,454,188,534     100.0%
                             =========      =====    ==============     =====

                      Composition by Period of Delinquency
                                 Trust Portfolio

                                           Percentage
  Period of Delinquency        Number       of Total                     Percentage
  (Days Contractually            of         Number of                     of Total
      Delinquent)             Accounts       Accounts   Receivables      Receivables
  ---------------------       --------       --------   -----------      -----------
Not Delinquent ..........     1,359,697        97.4%   $2,349,678,124        95.7%
1 to 29 days ............        30,551         2.3        86,442,660         3.5
30 to 59 days ...........         3,472         0.2         9,717,409         0.4
60 to 89 days ...........         1,237         0.1         3,815,915         0.2
90 to 119 days ..........           690         0.0         2,343,898         0.1
120 to 149 days .........           367         0.0         1,243,178         0.1
150 to 179 days .........           194         0.0           813,687         0.0
180 or more .............            31         0.0           133,662         0.0
                              ---------       -----    --------------       -----
Total ...................     1,396,239       100.0%   $2,454,188,534       100.0%
                              =========       =====    ==============       =====



                           Composition by Account Age
                                Trust Portfolio

                                           Percentage
                               Number       of Total                     Percentage
          Age                    of         Number of                     of Total
      (in Months)             Accounts       Accounts   Receivables      Receivables
      ----------              --------       --------   -----------      -----------
0 to 6 months ...............      871,511       62.5%  $1,614,983,696       65.8%
over 6 to 12 months .........      345,243       24.7      582,524,628       23.7
over 12 to 24 months ........      137,003        9.8      210,035,648        8.6
over 24 to 36 months ........        7,448        0.5        6,169,642        0.3
over 36 to 48 months ........        2,486        0.2        2,302,358        0.1
Over 48 months ..............       32,548        2.3%      38,172,563        1.5%
                                 ---------      -----   --------------      -----
Total .......................    1,396,239      100.0%  $2,454,188,534      100.0%
                                 =========      =====   ==============      =====

              Geographic Distribution of Accounts and Receivables
                                Trust Portfolio*


                                              Percentage
                                    Number     of Total                  Percentage
                                      of       Number of                  of Total
           State                   Accounts     Accounts   Receivables   Receivables
           -----                   --------     --------   -----------   -----------
Alabama .......................      16,481        1.2%   $ 25,725,778        1.0%
Alaska ........................       2,796        0.2%      5,814,323        0.2%
Arizona .......................      19,025        1.4%     36,751,731        1.5%
Arkansas ......................      12,330        0.9%     20,996,095        0.9%
California ....................     224,095       16.0%    440,799,866       18.0%
Colorado ......................      24,115        1.7%     43,328,705        1.8%
Connecticut ...................      17,365        1.2%     32,885,298        1.3%
Delaware ......................       4,791        0.3%      8,918,722        0.4%
District of Columbia ..........       2,599        0.2%      4,296,728        0.2%
Florida .......................      83,378        6.0%    139,052,983        5.7%
Georgia .......................      29,318        2.1%     48,142,914        2.0%
Hawaii ........................       5,534        0.4%      9,289,118        0.4%
Idaho .........................       6,277        0.4%     10,572,080        0.4%
Illinois ......................      57,723        4.1%     99,808,056        4.1%
Indiana .......................      30,394        2.2%     50,699,540        2.1%
Iowa ..........................      17,122        1.2%     27,613,108        1.1%
Kansas ........................      14,303        1.0%     26,435,619        1.1%
Kentucky ......................      13,738        1.0%     21,836,751        0.9%
Louisiana .....................      18,865        1.4%     31,663,305        1.3%
Maine .........................         144        0.0%        258,660        0.0%
Maryland ......................      29,198        2.1%     48,834,739        2.0%
Massachusetts .................      37,060        2.7%     65,772,939        2.7%
Michigan ......................      50,874        3.6%     94,335,196        3.8%

                                              Percentage
                                 Number        of Total                  Percentage
                                   of          Number of                  of Total
           State                Accounts        Accounts   Receivables   Receivables
           -----                   --------     --------   -----------   -----------
Minnesota ...............        29,249         2.1%       46,042,282         1.9%
Mississippi .............         9,106         0.7%       14,035,727         0.6%
Missouri ................        25,703         1.8%       42,115,049         1.7%
Montana .................         4,263         0.3%        6,669,781         0.3%
Nebraska ................         8,146         0.6%       13,442,857         0.5%
Nevada ..................        10,107         0.7%       19,908,070         0.8%
New Hampshire ...........         5,798         0.4%       11,140,992         0.5%
New Jersey ..............        51,743         3.7%       93,792,673         3.8%
New Mexico ..............         6,892         0.5%       12,272,160         0.5%
New York ................       101,015         7.2%      179,967,702         7.3%
North Carolina ..........        28,734         2.1%       44,130,004         1.8%
North Dakota ............         3,097         0.2%        4,739,788         0.2%
Ohio ....................        53,039         3.8%       85,908,194         3.5%
Oklahoma ................        14,355         1.0%       24,950,696         1.0%
Oregon ..................        17,080         1.2%       28,650,297         1.2%
Pennsylvania ............        59,385         4.3%       94,853,025         3.9%
Puerto Rico .............            80         0.0%          144,146         0.0%
Rhode Island ............         6,214         0.4%       11,206,755         0.5%
South Carolina ..........        14,191         1.0%       22,610,982         0.9%
South Dakota ............         3,046         0.2%        4,728,409         0.2%
Tennessee ...............        25,065         1.8%       39,654,448         1.6%
Texas ...................        83,373         6.0%      157,540,685         6.4%
Utah ....................         8,164         0.6%       13,873,428         0.6%
Vermont .................         2,930         0.2%        5,229,624         0.2%
Virginia ................        32,425         2.3%       53,344,593         2.2%
Washington ..............        30,377         2.2%       54,946,600         2.2%
West Virginia ...........         6,498         0.5%       10,087,617         0.4%
Wisconsin ...............        35,144         2.5%       58,054,477         2.4%
Wyoming .................         2,601         0.2%        4,796,254         0.2%
Other ...................           894         0.1%        1,518,964         0.1%
                              ---------       -----    --------------       -----
Total ...................     1,396,239       100.0%   $2,454,188,534       100.0%
                              =========       =====    ==============       =====

---------------
Based on billing addresses as of November 30, 1994.


                         RECEIVABLE YIELD CONSIDERATIONS

   The yield on the Bank Portfolio for the nine months ended September 30, 1994 and for each of the three years in the period ended December 31, 1993 is set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies, accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Bank believes that during the periods given below, yields on an accrual basis closely approximated yields on a cash basis. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fee and other fees and charges, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur finance charges. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See 'Special Considerations' in the Prospectus.

                     Revenue From Finance Charges and Fees
                               Bank Portfolio(l)


                                                Nine Months
                                                   Ended        Year ended December 31,
                                                September 30, ---------------------------
                                                    1994(2)   1993(2)  1992(3)    1991(3)
                                                ------------- -------  -------    -------
Average Monthly Accrued Fees and Charges(4)(5)      $22.72    $21.62    $21.31    $20.04
Average Account Balance(6) ...................       2,005     1,761     1,568     1,394
Yield From Fees and Charges(4)(5) ............       13.60%    14.73%    16.31%    17.25%

--------------

(1) The figures shown do not include revenue attributable to Interchange.

(2) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations and Master Trust II Sales.

(3) Includes  the   receivables   transferred  in  connection   with  the  Prior
    Securitizations.

(4) Fees and Charges are comprised of finance charges, annual cardholder fees and certain other service charges.

(5) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged off accounts.

(6) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

   The yield for the Bank Portfolio shown in the above table is comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. The yield related to annual cardholder fees (on those accounts which assess such fees) and other service charges varies with the type and volume of activity in, and the balance of each account. The Bank currently assesses annual cardholder fees of $12 to $50 for certain of its credit card accounts. Most accounts originated since March 1987 do not carry an annual cardholder fee. See 'The Bank's Credit Card Activities' herein and in the Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

   The decline in portfolio yield demonstrated in the above table is the result of the Bank's focus on the direct solicitation of low rate, prime rate based, no annual fee credit card accounts and the decline in the prime rate during the period shown. Certain of the most recently originated credit card accounts have a lower introductory rate which might have the effect of lowering finance charge income on such accounts below the level indicated in the above table. The Trust Portfolio contains a greater proportion of receivables arising under such Accounts than does the Bank Portfolio.

                          THE BANK'S CREDIT CARD ACTIVITIES

General

   The Receivables which the Bank has conveyed or will convey to the Trust pursuant to the Pooling and Servicing Agreement have been or will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including regular and premium accounts, from the Bank Portfolio. Both premium and regular accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders and those that charge annual cardholder fees generally have higher annual cardholder fees than regular accounts that have annual cardholder fees. Servicing of the Bank Portfolio is performed primarily by the Bank; however, certain data processing and administrative functions associated with the servicing of the Bank Portfolio are currently performed on behalf of the Bank by First Data Resources, Inc. ('FDR'). See 'Description of FDR.' If FDR were to fail or become insolvent, delays in processing and recovery of Information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders of any Series outstanding at such time could occur.

   Set forth  below is certain  information  relating to the  activities  of the
Bank.  The  Prospectus   Supplement  may  amend,   modify  or  supplement   such
information.


   To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

Acquisition and Use of Credit Cards

   Substantially all of the Bank's new accounts are generated through direct mail and telemarketing solicitation of potential cardholders. Beginning in 1983 and continuing through 1987, the Bank acquired lists of potential cardholders from various sources. The lists were delivered to a third-party processor, which after deleting existing cardholders, sorted the names based on addresses and delivered the names to a credit bureau. Credit bureaus were selected based on the Bank's evaluation of their relative strength in a geographic area. The credit bureau identified those individuals who met the Bank's predetermined credit criteria. Selected demographic criteria were then applied to determine the individuals to be solicited. Beginning in 1987, the Bank began employing a more direct method of identifying potential cardholders. The Bank engages the credit bureau to identify those individuals in the credit bureau's own files who meet the Bank's credit and demographic criteria. Prior to 1987, individuals solicited were offered the Bank's credit cards, subject to the Bank's verification of information regarding employment and income, which occurred only under certain circumstances. Since March 1987, the Bank has obtained a second credit bureau report on each individual who responds positively to a solicitation and offered a credit card to that person only if the second report confirms the individual's eligibility.

   Since July 1985, the criteria applied to evaluate potential cardholders have included credit scoring using a model developed by the Fair, Isaacs Companies, an independent firm experienced in developing credit scoring models. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk.

    Potential cardholders must meet minimum credit and income level standards established by the Bank to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offer are offered a reduced credit limit for which they qualify. Generally, initial credit lines of up to $6,000 and $3,500 are offered for premium and regular cards, respectively. Beginning in May 1993 credit line offers of $7,500 and $10,000 have been tested on a limited basis, with most credit line offers remaining at the $6,000 or less level. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Bank decides whether to extend additional credit. Also, the Bank may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Bank.

   Accounts are opened with an initial term of one year. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for two year terms.

   Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its MasterCard and VISA accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. However, the laws of the state in which particular cardholders reside may limit the ability of the Bank to apply changes. For example, under applicable state law, certain fees and charges are prohibited altogether. See 'Special Considerations--Certain Legal Aspects' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws.'

   A cardholder may use the credit card for either purchases or cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the Bank to draw against the cardholder's credit line. Beginning in 1987, the Bank has generally limited the amount of credit available for cash advances on new accounts to 50% of the total credit line. The majority of the accounts, the receivables of which are expected to be included in the Trust, are subject to the 50% limitation.

   When a cardholder uses the credit card issued by a bank under contract with MasterCard International, Inc. or VISA USA, Inc. (a 'member bank'), the seller of goods or services or the provider of cash advances generally sells the resulting receivable to a merchant bank, which in turn sells the receivable (usually indirectly, through a clearing corporation and its agent bank) to the member bank for its face amount less interchange and other fees. The member bank is usually required by its contracts with MasterCard International, Inc. and VISA USA, Inc. to purchase and pay for daily all receivables generated by use of credit cards issued by the member bank. If the member bank were to fail to perform such obligations, MasterCard International, Inc. or VISA USA, Inc. would have the right to cancel the credit cards issued by the member bank.

Billing and Payments

   The Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. Currently, cardholders must make a monthly minimum payment equal to finance and other charges, plus 1/60th of the principal balance for premium cards and 1/48th of the principal balance for regular cards. However, if such amount is less than a stated minimum monthly payment (generally $20), the stated minimum monthly payment is due.

   All fees, charges and credit insurance premiums assessed by the Bank are automatically charged to an account and are included in the account balance at the end of each billing cycle. The finance charges assessed by the Bank are calculated by multiplying the average adjusted daily balances of cash advances and previously billed unpaid purchases in an account by the applicable monthly periodic rate. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the Due Date.

   The Bank primarily offers cards to customers without an annual fee. The Bank also assesses miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, and draft stop payment charges. Such miscellaneous fees are not expected to constitute a material portion of Finance Charge Receivables.

Description of FDR

   Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are currently being performed on behalf of the Bank by FDR. FDR was established in 1968 as the data processing unit of Midamerica Bankcard Association and was acquired by American Express Company in 1980. In April 1992, American Express sold a minority share of FDR through an initial public offering of stock in FDR's parent company, First Data Corporation. In March 1993, American Express sold a portion of its remaining share, and now retains only 21.5% of First Data Corporation. FDR is the leading third-party processor of MasterCard and VISA card transactions in the United States and, following the purchase of Signet Limited, the United Kingdom. During 1992, FDR processed approximately 2.3 billion credit card transactions for more than 700 financial institution clients and over 61 million accounts. FDR serves over 40% of all bank credit card accounts serviced by third-party processors in the United States.

   FDR's home office in the United States is located in Omaha, Nebraska, with regional offices located in Atlanta, Georgia, Boston, Massachusetts and San Mateo, California. FDR currently has approximately 5,000 full and part time employees.


Delinquencies

   Each account is billed monthly on or about the same day of the month. An account is 'contractually delinquent' if the minimum payment indicated on the cardholder's statement is not received by the Due Date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the Bank's service center personnel or the Bank's designees. Collection activities include statement messages, formal collection letters and telephone calls. Collection personnel initiate telephone contact with cardholders as early as 1 day contractually delinquent. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank which is determined by behavioral scoring and adaptive control techniques. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the Collections and Asset Quality departments of the Bank and information is reported daily to senior management. Accounts are charged off when they become 186 days contractually delinquent, at which time non-bankrupt accounts are generally referred to outside collection agencies. In 1991 the Bank began charging-off accounts within 30 days after receipt of any notice that the customer has died or filed for bankruptcy, and within 90 days after receipt of any notice of fraudulent charges within such account. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable laws and regulations.

   Information with respect to the delinquency and loss experience of the Bank Portfolio, including charts relating to such information, is contained in the Prospectus Supplement.

Interchange

   Creditors participating in the VISA and MasterCard International associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates 1.3% of the transaction amount. VISA and MasterCard Intemational may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, collections of Finance Charge Receivables with respect to any Monthly Period will be deemed to include Interchange as calculated pursuant to the related Series Supplement for any Series.

Competition

   The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Bank issues MasterCard and VISA credit cards to customers nationwide competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations, and other depository institutions, many of whom have sizeable branch systems through which credit cards are marketed to the institutions' customer bases. Many of these competitors have greater capital resources and a larger depositor base than the Bank. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the Accounts. Since March 1987, the Bank has primarily responded to the increased competition by marketing cards to customers without an annual fee.

   The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate new Receivables. If the rate at which new Receivables are generated declines significantly, a Trust Pay Out Event or Series Pay Out Event with respect to a Series could occur and the Rapid Amortization Period with respect to such Series could commence.


                                   USE OF PROCEEDS

   The net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement will be paid to the Seller. The Seller will use such proceeds to provide liquidity for anticipated future asset growth and will use the balance for general corporate purposes.


                            THE BANK AND ADVANTA CORP.

   The Bank, an indirect wholly owned subsidiary of Advanta Corp. ('Advanta' ), was chartered as a national bank in December 1962. From 1926 to 1962, the Bank was a Delaware trust company. The Bank was acquired by Advanta in 1982. Prior to the enactment of the Competitive Equality Bank Act of 1987 ('CEBA'), the Bank was a 'non-bank' bank which did not, and currently does not, make commercial loans.

   The Bank operates under the National Banking Act and is subject to examination, supervision and regulation by the Office of the Comptroller of the Currency. The Bank's deposits are insured by the FDIC, and the Bank is a member of the Federal Reserve Bank of Philadelphia and a member of the Federal Home Loan Bank of Pittsburgh.

   Under certain grandfathering provisions of CEBA, Advanta is not required to register as a bank holding company, because the Bank was a 'non-bank' bank prior to the enactment of CEBA and complies with certain restrictions set forth in CEBA. Consequently, ADVANTA is not subject to Federal Reserve Board examination.

   ADVANTA's principal subsidiaries in addition to the Bank are Advanta Mortgage Corp. USA ('AMC' ), Advanta Life Insurance Company ( 'ALIC' ) and Advanta Leasing Corp. ('ALC' ). AMC originates and services non-conforming mortgages nationwide. ALIC, an Arizona insurance company, reinsures credit life, disability and unemployment insurance offered by the Bank to its credit card customers. ALC, an equipment leasing company, engages primarily in full payout equipment leasing, mostly to small businesses, nationwide.

   The principal executive office of the Bank is located at Brandywine Corporate Center, 650 Naamans Road, Claymont, Delaware 19703 (telephone: (302) 791-4400).

Excerpt from Prospectus  Supplement dated June 13, 1995
to Prospectus dated June 13, 1995




                           Chase Manhattan Credit Card Master Trust
                           Floating Rate Asset Backed Certificates,
                                       Series 1995-2

                              THE CREDIT CARD BUSINESS OF CHASE USA

General

   The Receivables arising under Accounts currently in the Trust Portfolio have been or will be generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain standard MasterCard and Gold MasterCard credit card accounts as well as fees billed to the Accounts. Such Accounts were generated under the VISA USA Inc. ('VISA') or MasterCard International, Inc. ('MasterCard') associations of which Chase USA is a member. The Accounts and the Receivables are serviced by Chase USA and its affiliates.

   The Bank Portfolio, of which the Trust Portfolio is a part, includes premium accounts (ie., VISA Gold and Gold MasterCard) and standard accounts (ie., Classic VISA and standard MasterCard). Premium accounts tend to have higher credit limits because such accounts are generated pursuant to stricter underwriting criteria, including higher minimum income requirements. Premium accounts generally have lower finance charges on purchases and usually offer additional services to the cardholders. Standard and premium accounts in the Bank Portfolio may or may not have an annual membership fee. For accounts with an annual membership fee, the annual membership fee for premium accounts is generally higher than that for standard accounts. Recent standard and premium account solicitations generally have offered no annual membership fee accounts to prospective cardholders.

   The VISA and MasterCard credit card accounts may be used for four types of transactions: credit card purchases, cash advances, convenience checks and in certain cases, for purposes of consolidating outstanding balances of other credit card accounts. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use special 'convenience checks' issued by Chase USA to draw against their VISA and MasterCard credit card accounts at any time. These convenience checks are treated as cash advances. Under a balance consolidation offering, cardholders and potential cardholders meeting qualification criteria may transfer the outstanding balance on their credit card accounts to their Chase USA VISA or MasterCard credit card account. Amounts due with respect to purchases, cash advances, convenience checks and balance consolidations will be included in the Receivables.

   Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, escept as described herein, Chase USA reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

   The credit evaluation, collection and charge-off policies and servicing practices of Chase USA, as well as the terrns and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

   Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should Chase USA cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

Account Origination

   The VISA and MasterCard credit card accounts owned by Chase USA were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by Chase USA; (ii) direct mail solicitations on a non-prescreened basis; (iii) applications mailed to customers of Chase USA and its affiliates; (iv) purchases of accounts from other credit card issuers and origination of accounts through affinity marketing (including co-branded accounts that provide a special benefit to accountholders with respect to the goods or services sold by the merchant that allows its mark or logo to appear on the card, such as the British Airways/Chase USA card launched in 1993 and the NYNEX MobilePerks/Chase USA card launched in 1994) and agent bank programs; (v) applications made available to prospective cardholders at the facilities of The Chase Manhattan Bank, N.A., an affiliate of Chase USA, or at other locations; and (vi) individual-initiated requests. During 1989, Chase USA purchased five credit card portfolios comprising approximately 2.1 million accounts and approximately $1.9 billion of outstanding receivables as of their respective acquisition dates (such accounts, 'Purchased Accounts'). In addition, in December 1991, Chase USA acquired substantially all of the credit card assets of an affiliate, The Chase Lincoln First Bank, N.A. Purchased Accounts, Affinity Program Accounts and Agent Bank Accounts and accounts acquired from The Chase Lincoln First Bank, N.A. ('Chase Lincoln Accounts') were not included in the Trust Portfolio as of the Initial Closing Date. Additional Accounts may include Purchased Accounts, Chase Lincoln Accounts, Afflnity Program Accounts, Agent Bank Accounts and co-brand accounts. See 'Description of the Certificates--Addition of Accounts.'


Underwriting Procedures

   In the case of prescreened direct mail solicitations, underwriting criteria established by Chase USA are used by credit bureaus to generate or screen lists of qualifying individuals, and credit scores are obtained using credit scoring models. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes past payment patterns on other consumer loans and certain other criteria. Individuals responding to prescreened direct mail solicitations are subsequently mailed a credit card after their response forms have been satisfactorily reviewed by Chase USA.

   Non-prescreened applications for credit card accounts are reviewed for accuracy and creditworthiness based on credit underwriting criteria established by Chase USA. Chase USA uses credit reports obtained from credit bureaus to review applications that have not been prescreened, and applies credit scoring models to obtain credit scores on applicants. As credit card account applications are approved, an initial credit limit is set. This limit is based primarily upon applicants' credit scores and incomes.

   Chase USA generally uses credit scoring models to evaluate the ability and willingness of credit card applicants to repay credit obligations. The credit scoring models currently in use have been developed by an internal credit policy department of an affiliate of Chase USA that specializes in developing credit scoring models, or by an independent firm, or developed jointly by such credit policy department and an independent firm. Through credit scoring, Chase USA evaluates credit profiles in order to statistically quantify credit risk. The models use statistics to correlate common characteristics with credit risk. The credit scoring models used by Chase USA are periodically reviewed, and if necessary, are updated to reflect current statistical data.


Billing and Payments

   For purposes of administrative convenience, the VISA and MasterCard credit card accounts of Chase USA are currently grouped into ten billing cyclcs ending on various days throughout each month (a 'Billing Cycle'). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. See 'The Receivables.' The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on various days throughout each month. Additionally, all monthly calculations with respect to each Account prior to the Conversion Date will be computed based on the activity during the applicable Billing Cycle for that Account. On and after the Conversion Date, monthly calculations with respect to each Account will generally be computed based on the activity during the applicable Monthly Period. See 'The Receivables.'

       Monthly billing statements are sent by an affiliate of Chase USA to accountholders with either a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed. Generally, each month, accountholders must make at least a minimum payment equal to the sum of (i) a specified portion (as described below) of the purchases new balance, (ii) a specified portion (as described below) of the cash advances new balance, (iii) any past due amount, and (iv) at the option of Chase USA, the excess of the unpaid balance for an account over the assigned credit limit. Generally, the portion of the purchases new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the purchases new balance; and (ii) $10, or, if less, the entire purchases new balance. Generally, the portion of the cash advances new balance included in the minimum monthly payment is equal to the greater of (i) 1/50 of the cash advances new balance and
(ii) $10, or, if less, the entire cash advances new balance. Outstanding balances of less than $10 are due in full.

   Certain accounts provide the accountholders the option to skip their minimum monthly payment for one billing cycle, no more than two times in any twelve month period, provided that two months of minimum payments have been made by the accountholder between each accountholder's exercise of this option. In addition, the Seller may, in unusual circumstances, at its option, allow individual accountholders or groups of accountholders to skip their minimum monthly payments for one or more months. Monthly periodic finance charges in connection with such skipped payments continue to accrue, and the amount of the next minimum monthly payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the Billing Cycles for which the offer applies.

   The monthly periodic finance charges assessed on cash advances are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges with respect to cash advances) from the date of the transaction or the first day of the Billing Cycle in which the transaction is posted to the account (whichever is later). The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges with respect to purchases) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). Monthly periodic finance charges are not assessed in most circumstances on purchases if the purchases new balance shown in the billing statement is paid by the next statement closing date, or if the purchases previous balance is zero. The next statement closing date is on average 30 days after the billing date. The annual percentage rates for purchases and cash advances can be either fixed or variable rates. The annual percentage rate for purchases is generally a variable rate calculated by adding (or subtracting) a certain number of percentage points to (or from) the prime rate as published in The Wall Street Journal. The annual percentage rate for cash advances is generally a fixed rate, typically 19.8%.

   Standard and premium accounts that have been established more recently by Chase USA from more recent solicitations generally carry no annual membership fee. However, for those accounts with an annual membership fee (from past solicitations or otherwise), generally the annual membership fee is $20 for standard accounts and either $45 or $50 for premium accounts. The annual membership fee in most cases is non-refundable, except that such fee need not be paid if the customer closes the account within 30 days of the mailing of the billing statement on which such customer is billed for such fee. Chase USA may waive the annual membership fee, or a portion thereof. Some of the accounts may be subjeet to certain additional fees, including: (i) a late fee, generally in the amount of $10 or $15 (depending on the number of past due payments on an account and the mailing address of the accountholders), with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2% of the amount of the advance subject to a minimum fee of $2 per transaction and a maximum of $20 per transaction; and (iii) a returned check charge, generally in the amount of $10. Subject to the requirements of applicable laws, Chase USA may change certain of these fees and rates at any time by written notice to cardholders. Chase USA may also, subject to the requirements of applicable laws, change cardholders' standard or premium accounts to accounts with enhanced benefits (including but not limited to co-brand accounts). Such a change may result in different fees and rates being assessed with respect to existing and new account balances. Any change which would result in an increase in the rate of finance charges, or other fees, or impose a fee not set forth in the cardholder agreement, generally becomes effective upon obtaining the cardholder's consent or deemed consent.

   Payments on Chase USA's accounts are generally applied, in order, to: the annual membership fee (if any), the minimum monthly periodic payment for cash advances previously billed (which includes finance charges with respect to cash advances), the entire balance of purchases previously billed (which includes finance charges with respect to purchases previously billed), the remaining balance of cash advances previously billed, new cash advances and new purchases. There can be no assurance that periodic finance charges, fees, and other charges imposed by Chase USA will remain at current levels in the future or that the order of application of payments made on Chase USA's accounts will remain as described above.

Collection of Delinquent Accounts

   An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within 30 days after the billing date relating to such minimum payment. Collection efforts begin when an account is considered delinquent and include statement messages, collection letters and telephoning, each requesting payment of the amount past due or overlimit, and denial of authorization for new purchases and cash advances. Collectors may use credit bureau reports and other methods to locate delinquent accountholders in the event they move without notifying Chase USA. Throughout the collection process, delinquent accountholders are sent automated computer generated correspondence regarding the status of their accounts. Transmissions occur at selected intervals advising of the age, the amount due, and the collection phase of the account. The current policy of Chase USA is to reclassify a delinquent account as current if the accountholder pays three consecutive minimum monthly payments (two consecutive minimum monthly payments if the account is between sixty and eighty-nine days delinquent).

   Accountholders who become subject to bankruptcy proceedings are not called or sent letters. Such accountholders will, however, receive monthly statements until Chase USA receives confirmation of the case number. In accordance with current policies, accounts of bankrupt obligors are written-off within 90 days of notice of bankruptcy or after having been delinquent for 180 days, whichever comes first.

   The current policy of Chase USA is to charge off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances after the 180th day of delinquency. Charge offs may occur earlier in some circumstances, as in the case of bankrupt accountholders. Although some recovery efforts are pursued on an in-house basis, most charged off accounts are placed with, and in some cases, may be sold to, outside collection agencies.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

                               THE BANK PORTFOLIO

General

   Set forth below is certain information with respect to the Bank Portfolio. See 'The Credit Card Business of Chase USA' in the Prospectus. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Bank Portfolio.

Loss and Delinquency Experience

   The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio. The delinquency and loss experience shown in the tables below is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio. Because the Accounts were selected on a basis which excluded certain accounts in the Bank Portfolio as described in the Prospectus and because of changes in the Bank Portfolio since the Selection Date, actual delinquency and loss experience with respect to the Accounts may be different from that set forth below for the Bank Portfolio. The Servicer files with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. If certain criteria set forth in the Pooling and Servicing Agreement are satisfied, Additional Accounts may be selected from the Bank Portfolio or, in the alternative, Accounts may be removed from the Trust Portfolio. See 'The Receivables'. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the tables set forth below.


                                 Loss Experience
                                 Bank Portfolio
                             (Dollars in Thousands)



                                           Three Months             Year Ended December 31,
                                              Ended            ------------------------------
                                          March 31, 1995       1994        1993          1992
                                          --------------     ----------  ---------   ----------
Average Receivables Outstanding(1) ....... $10,374,535       $9,766,339  $9,590,435  $9,827,923
Gross Charge Offs(2)(3) .................. $   109,919       $  456,622  $  501,301  $  568,607
Recoveries................................ $    11,265       $   41,060  $   44,168  $  542,824
Net Charge Offs(3)........................ $    98,654       $  415,562  $  457,133  $  525,783
Net Charge Offs as Percent of Average
 Receivables Outstanding(3).............          3.86%(4)         4.26%       4.77%       5.35%

--------

(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge Offs are calculated before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(3) The charge off amounts shown include only the principal portion of charged off receivables.
(4) Annualized.

                             Delinquency Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                                                                    December 31,
                                                     ----------------------------------------------------------------------------
                                  March 31, 1995             1994                      1993                       1992
                            -----------------------  ----------------------   ------------------------  -------------------------
Number of Days
Delinquent(1)                Amount    Percentage(2)  Amount   Percentage(2)   Amount     Percentage(2) Amount      Percentage(2)
--------------              ---------  ------------- --------  -------------   --------   -----------   ------      -------------
30 to 59 Days........        $160,147     1.52%      $176,616      1.70%       $173,686     1.71%      $180,354         1.79%
60 to 89 Days.........        106,677     1.01        114,950      1.10         110,962     1.09        108,281         1.08
90 Days or
  Greater.............        203,060     1.93        209,606      2.01         237,557     2.34        225,326         2.24
                             --------     ----       --------      ----        --------     ----       --------         ----
   Total .............       $469,884     4.46%      $501,172      4.81%       $522,205     5.14%      $513,961         5.11%
                             ========     ====       ========      ====        ========     ====       ========         ====

----------
(1)  Number of  days    delinquent   means  the  number of days  after the first
     billing  date  following   the original  billing  date.  For  example,  30
     days delinquent means that no payment was received within 60 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of their respective cycle date rather than as a percentage of the average monthly outstanding receivables. Delinquencies are calculated before the reversal of finance charges and include bankruptcies that have not been charged-off.

Revenue Experience

   The gross revenues from finance charges and fees relating to accounts in the Bank Portfolio for each of the three years contained in the period ended December 31, 1994 and the three months ended March 31, 1995, are set forth in the following table. The historical yield figures in the table are calculated on an accrual basis. Collections of Receivables included in the Trust will be on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees, cash advance fees and other fees, Interchange, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. Due to such factors and the factors discussed under '--Loss and Delinquency Experience' above, there can be no assurance that the revenue experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio included in the table set forth below.

                               Revenue Experience
                                 Bank Portfolio
                             (Dollars in Thousands)


                                                         Three Months                Year Ended December 31,
                                                            Ended        ---------------------------------------------
                                                        March 31, 1995       1994            1993              1992
                                                        --------------   -----------     ------------      -----------
Finance Charges and Fees(1) ........................    $   437,092      $ 1,738,062      $1,840,989       $1,962,928
Average Receivables Outstanding(2) .................    $10,374,535      $ 9,766,339      $9,590,435       $9,827,923
Yield From Finance Charges and Fees(3) .............          17.09%(4)        17.80%          19.20%           19.97%

----------
(1) Finance Charges and Fees include periodic finance charges, annual membership fees, cash advance transaction fees and Interchange.
(2) Average Receivables Outstanding is the average of the daily receivable balance on each day during the period indicated.
(3) Yield from Finance Charges and Fees represents Finance Charges and Fees as a percentage of Average Receivables Outstanding.
(4) Annualized.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from the banks which clear the transactions for merchants to credit card issuing banks. Interchange percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Chase USA will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust, Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange received by Chase USA will be allocated to the Trust on the basis of the percentage equivalent of a fraction, the numerator of which is the amount of cardholder charges for merchandise and services in the Accounts and the denominator of which is the total amount of cardholder charges for merchandise and services in all of the VISA and MasterCard credit card accounts owned by Chase USA. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.


Payment Rates

   The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for the Bank Portfolio for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.


                        Cardholder Monthly Payment Rates
                                 Bank Portfolio



                                  Three Months       Year Ended December 31,
                                      Ended       -----------------------------
                                  March 31,1995     1994      1993       1992
                                  -------------   -------    -------   -------
Lowest(1) ......................     10.91%        10.70%     10.53%    10.73%
Highest(l) .....................     12.82%        12.98%     12.40%    12.55%
Average(2) .....................     11.99%        11.71%     11.43%    ll.56%

---------
(1) Monthly Payment Rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The Average Monthly Payment Rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.


   The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that (i) collections of Principal Receivables with respect to the Trust Portfolio (which differs from the Bank Portfolio as discussed above in '--Loss and Delinquency Experience'), and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Amortization Period or the Rapid Amortization Period, will be similar to the historical experience set forth above or (ii) the terms of any subsequently issued Series will not adversely impact the amount or timing of any payments to the Series 1995-2 Certificateholders. In particular, the occurrence of a pay out event with respect to an Excluded Series during an Amortization Period could cause the Amortization Period to be longer than if such Excluded Series had not been issued. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced or lengthened.

       Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Amortization Amount, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the Class A Certificates will be paid in full by the Class A Expected Final Payment Date or that the Class B Certificates will be paid in full by the Class B Expected Final Payment Date.


                                 THE RECEIVABLES

   The Receivables conveyed to the Trust arise in Accounts which were selected from the Initial Portfolio of VISA and MasterCard credit card accounts and in Additional Accounts added to the Trust on May 1, 1995 and June 1, 1995, in each case, on the basis of criteria set forth in the Pooling and Servicing Agreement (the 'Trust Portfolio'). Prior to the Conversion Date, balances with respect to the Receivables will be determined by reference to the aggregate of such balances as of the end of each Billing Cycle ending in the related Monthly Period, and monthly calculations with respect to each Account will be computed based on the activity during the applicable Billing Cycle for that Account. Thus, in the case of the September 1995 Distribution Date, for example, monthly collections would be based on the August 1995 Monthly Period and would reflect collection activity for all Billing Cycles commencing at the opening of business on any day during July 1995, and ending at the close of business on the day preceding the corresponding day of August 1995, with respect to Accounts in each of the Billing Cycles. Distributions on each Distribution Date will be funded from the Finance Charge Receivables or Principal Receivables, as appropriate, collected during the Billing Cycles which ended during the preceding Monthly Period which were allocated to the Investor Interest.

   Pursuant to the Pooling and Servicing Agreement, the Seller has the right (subject to certain limitations and conditions) to designate from time to time Additional Accounts to be added to the Trust Portfolio. See 'Description of the Certificates--Addition of Accounts' in the Prospectus. The Seller added Accounts to the Trust Portfolio on May 1, 1995 and June 1, 1995, and has and will transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The aggregate outstanding amount of Principal Receivables arising under those Additional Accounts was approximately $5.7 billion as of the respective addition dates. In addition, the Seller is required to designate Eligible Additional Accounts as Additional Accounts under the circumstances described under 'Description of the Certificates--Addition of Accounts' in the Prospectus.

   The Servicer may deliver a notice to the Trustee and the Rating Agency that it has changed the software that it uses to service the Accounts and that, effective as of a date specified in such notice, it will be able to calculate the aggregate amount of Receivables, Principal Receivables and Finance Charge Receivables effective as of any date of determination, and is not limited to calculating such amounts by reference to the amount thereof as of the end of the Billing Cycles which ended during a specified period. The 'Conversion Date' shall be the later of the first day of the Monthly Period specified in such notice and the first day of the Monthly Period following the amendment of the Pooling and Servicing Agreement so as to facilitate the conversion to a system based on balances as of any date of determination.

   On each date of determination that occurs on or after the Conversion Date, the Aggregate Principal Receivables will equal the aggregate amount thereof as of the last day of the preceding Monthly Period. During the Monthly Period in which the Conversion Date occurs, and in each Monthly Period thereafter, monthly calculations with respect to each Account will generally be based on the activity during such Monthly Period for such Account. As a result, references herein to collections received during the Billing Cycles which end in a particular month shall, if such month begins on or after the Conversion Date, instead be deemed to refer to collections received during such month. Thus, in the case of the September 1995 Distribution Date, for example, assuming the Conversion Date occurred on or before August 1, 1995, distributions would be based on the collections received during the August 1995 Monthly Period.

       The Receivables in the Trust Portfolio, as of June 2, 1995, included $9,745,353,597 of Principal Receivables and $247,135,961 of Finance Charge Receivables. The Accounts had, as of June 2, 1995, an average outstanding balance of $1,271 and an average credit limit of $5,409. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 23.50%, and the weighted average age of the Accounts was approximately 82 months. As of June 2, 1995, all but a negligible number of cardholders whose Accounts are included in the Trust Portfolio have billing addresses in one of the 50 States or the District of Columbia. As of June 2, 1995, 27.78% of the Accounts were premium accounts and 72.22% were standard accounts, and the aggregate Principal Receivables balances of premium accounts and standard accounts, as a percentage of the total Aggregate Principal Receivables, were 35.93% and 64.07%, respectively.


   The following tables summarize the Trust Portfolio's balance and account characteristics as of June 2, 1995. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after June 2, 1995.



                         Composition by Account Balance
                                 Trust Portfolio


                                                             Percentage
                                                              of Total                     Percentage
     Account                                    Number of     Number of                     of Total
  Balance Range                                  Accounts     Accounts     Receivables    Receivables
  -------------                                -----------   ---------   --------------   -----------

Credit Balance ...........................         140,633       1.79%   $   (7,091,519)    (0.07)%
No Balance ...............................       2,797,272      35.59                 0         0
$0.01-$500.00 ............................       1,474,503      18.76       273,222,991      2.73
$500.01-$1,000.00 ........................         729,788       9.28       549,468,934      5.50
$1,000.01-$3,000.00 ......................       1,490,869      18.97     2,787,612,417     27.90
$3,000.01-$5,000.00 ......................         723,434       9.20     2,868,690,945     28.71
$5,000.01-$10,000.00 .....................         470,787       5.99     3,127,754,313     31.30
Over $10,000.00 ..........................          32,849       0.42       392,831,477      3.93
                                                ----------     ------    --------------    ------
TOTAL ....................................       7,860,135     100.00%   $9,992,489,558    100.00%
                                                ==========     ======    ==============    ======



                          Composition by Credit Limit
                                Trust Portfolio


                                                             Percentage
                                                              of Total                     Percentage
                                                Number of     Number of                     of Total
  Credit Limit Range                             Accounts     Accounts     Receivables    Receivables
  ------------------                           -----------   ---------   --------------   -----------

$0.01-$1,000.00 ..........................         892,669      11.35%   $  300,469,951     3.01%
$1,000.01-$2,000.00.......................         986,301      12.55       714,009,049     7.15
$2,000.01-$3,000.00.......................         769,314       9.79       851,741,169     8.52
$3,000.01-$4,000.00.......................         533,491       6.79       763,929,991     7.65
$4,000.01-$5,000.00.......................       1,164,652      14.82     1,683,952,164     16.85
$5,000.01-$10,000.00......................       2,680,650      34.10     4,543,979,826     45.47
Over $10,000.00 ..........................         833,058      10.60     1,134,407,408     11.35
                                                ----------     ------    --------------    ------
TOTAL.....................................       7,860,135     100.00%   $9,992,489,558    100.00%
                                                ==========     ======    ==============    ======


                      Composition by Period of Delinquency
                                Trust Portfolio


     Period of                                        Percentage
    Delinquency                                        of Total                   Percentage
(Days Contractually                         Number of  Number of                   of Total
    Delinquent)                             Accounts   Accounts     Receivables   Receivables
-------------------                        ---------  ----------    -----------   -----------
Current(1) ...............................  7,258,400    92.34%   $9,485,733,576    94.93%
30 to 59 Days.............................     96,591     1.23       230,611,690     2.31
60 or More Days ..........................    505,144     6.43       276,144,292     2.76
                                            ---------   ------    --------------   ------
   TOTAL..................................  7,860,135   100.00%   $9,992,489,558   100.00%
                                            =========   ======    ==============   ======

----------

(1) Includes Accounts on which the minimum payment has not been received within 59 days following the original billing date.



                           Composition by Account Age
                                Trust Portfolio



                                                      Percentage
                                                       of Total                   Percentage
                                           Number of   Number of                   of Total
    Account Age                            Accounts    Accounts     Receivables   Receivables
    -----------                            ---------  ----------    -----------   -----------
Equal to or less than 6 Months ..........     408,947     5.20%  $  717,455,115      7.18%
Over 6 Months to 12 Months ..............     473,375     6.02      684,021,859      6.84
Over 12 Months to 24 Months .............     960,674    12.22    1,029,428,043     10.30
Over 24 Months to 48 Months .............     494,673     6.30      569,155,592      5.70
Over 48 Months ..........................   5,522,466    70.26    6,992,428,949     69.98
                                            ---------   ------   --------------    ------
   TOTAL.................................   7,860,135   100.00%  $9,992,489,558    100.00%
                                            =========   ======   ==============    ======


                      Geographic Distribution of Accounts
                                Trust Portfolio

                                                      Percentage
                                                       of Total                   Percentage
                                           Number of   Number of                   of Total
      State                                Accounts    Accounts    Receivables    Receivables
      -----                                ---------  ----------   -----------    -----------
New York ................................   1,183,392    15.05%  $1,501,695,177    15.03%
California ..............................     969,362    12.33    1,342,176,497    13.43
New Jersey ..............................     523,301     6.66      676,844,064     6.77
Texas ...................................     523,979     6.67      645,361,639     6.46
Florida .................................     473,581     6.03      574,073,753     5.75
Michigan.................................     390,065     4.96      562,832,862     5.63
Pennsylvania ............................     360,393     4.59      440,422,991     4.41
Massachusetts ...........................     284,940     3.62      340,529,068     3.41
Illinois.................................     271,276     3.45      333,825,801     3.34
Ohio ....................................     224,774     2.86      266,983,206     2.67
All Others(1) ...........................   2,655,072    33.78    3,307,744,500    33.10
                                            ---------   ------   --------------   ------
   TOTAL.................................   7,860,135   100.00%  $9,992,489,558   100.00%
                                            =========   ======   ==============   ======

----------

(1) No other state contains Accounts representing more than 2% of total Receivables outstanding.

                                 USE OF PROCEEDS

   The net proceeds from the sale of the Certificates, $1,361,887,500 before deduction of expenses, will be paid to the Seller. The Seller will use such proceeds for its general corporate purposes.


                  CHASE USA AND THE CHASE MANHATTAN CORPORATION

   Chase USA, a wholly-owned banking subsidiary of The Chase Manhattan Corporation (the 'Corporation'), was formed in 1982 and is headquartered in Wilmington, Delaware. Chase USA is incorporated under the laws of Delaware and, as a state chartered non-member bank, is regulated by the Office of the Delaware State Bank Commissioner and by the Federal Deposit Insurance Corporation. At March 31, 1995, Chase USA's total assets were approximately $9.6 billion, total liabilities were approximately $8.2 billion and total stockholder's equity was approximately $1.4 billion. At December 31, 1994, Chase USA's total assets were approximately $10.3 billion, total liabilities were approximately $9.0 billion, and total stockholder's equity was approximately $1.3 billion. Chase USA's activities are primarily related to credit card lending and other forms of unsecured consumer lending. Chase USA also takes deposits and offers associated financial services for consumers.

   The Corporation is a bank holding company which was incorporated in 1969 and whose principal subsidiary is The Chase Manhattan Bank (National Association) (the 'Bank'). At March 31, 1995 the Corporation's consolidated assets were approximately $120.7 billion, consolidated liabilities were approximately $112.2 billion and total stockholders' equity was approximately $8.5 billion. At December 31, 1994, the Corporation's consolidated assets were approximately $114.0 billion, consolidated liabilities were approximately $105.7 billion and total stockholders' equity was approximately $8.3 billion. At March 31, 1995 the Bank's consolidated assets were approximately $99.0 billion, the Bank's consolidated liabilities were approximately $92.0 billion and stockholder's equity was approximately $7.0 billion. At December 31, 1994 the Bank's consolidated assets were approximately $94.0 billion, consolidated liabilities were approximately $87.0 billion and stockholder's equity was approximately $7.0 billion. In addition to the Bank, the Corporation holds investments in other subsidiaries which provide a variety of financial services, including commercial and consumer financing, investment banking, securities trading and investment advisory services.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Excerpt from Prospectus Supplement dated October 11, 1995 to Prospectus dated October 11, 1995


                      Chemical Master Credit Card Trust I
                    Floating Rate Asset Backed Certificates,
                                  Series 1995-1

                       CHEMICAL'S CREDIT CARD ACTIVITIES

General

   The Receivables which the Bank will convey to each Trust pursuant to the related Agreement have been and will be generated from transactions made by holders of certain VISA and MasterCard credit card accounts including cobranded accounts, which are regular accounts, and certain Gold VISA and MasterCard and GrandElite Gold VISA and MasterCard credit card accounts, which are premium accounts. Premium cards are targeted at individuals with higher levels of income. The Bank services these accounts at its facilities located in Hicksville, New York and Matteson, Illinois. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of the Bank through a credit card processor. First Data Resources, Inc. ('FDR'), located in Omaha, Nebraska. See '--Description of FDR.'

Acquisition and Use of Credit Card Accounts

   The accounts were generated under the VISA U.S.A., Inc. ('VISA') or MasterCard International Inc. ('MasterCard International') programs and were originated or purchased by the Bank. The Bank is a member of VISA and of MasterCard International. MasterCard International and VISA license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

   The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems.

   The VISA and MasterCard credit cards from which the Accounts were established may be used to purchase goods and services, to obtain cash advances and to consolidate and transfer account balances from other credit cards. Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine, by a check drawn on an Account or through the use of overdraft protection. Amounts due with respect to purchases, cash advances and transfers of account balances will be included in the Receivables.

   The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (a) direct mail and telemarketing solicitation for accounts on a preapproved credit basis, (b) applications mailed directly to prospective cardholders, (c) applications made available to prospective cardholders at the Bank's branch banking facilities located throughout New York State and point of sale outlets, (d) applications generated by advertising on television, radio and in magazines and (e) purchases of accounts from other credit card issuers.

   In each case where an account is generated through an application, the Bank reviews the application for completeness and creditworthiness. Applications provide information to the Bank on the applicant's employment history, income, residence status and credit references. In addition to reviewing the application, the Bank obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report, the Bank may resolve the inconsistency regarding the applicant by contacting employers or credit references. The Bank generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed by independent consulting firms and proprietary models and data. Credit scoring is intended to provide a general indication, based on the information available, including data provided from applications and credit bureaus, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to the Bank's credit risk tolerance at the time of approval. The Bank personnel and outside consultants regularly review the predictive accuracy of the scoring models.

   Once an application to open an account is approved an initial credit limit is established for the account based on the applicant's credit score and the applicant's level of income. At least once a year a systematic evaluation of cardholder payment and behavioral information is used to determine eligibility for automatic credit line increases. Credit limits may be also adjusted at the request of the applicant, subject to the Bank's independent evaluation of the applicant's payment and usage history.

   The Bank also generates new accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been preapproved by the Bank. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with the Bank's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for preapproved direct mail or telemarketing solicitation are offered the Bank's credit card without having to complete a detailed application. In the case of preapproved solicitations and conditional offers, various credit limits are offered to members of the group being solicited, which are based upon the prospective cardholder's credit profile and the level of existing and potential indebtedness relative to inferred income based on geographic and demographic characteristics.

   Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing daily periodic finance charges, other charges or minimum payments) and to sell or transfer the accounts and any amounts owed on such accounts to another creditor

   The Bank has added, and may continue to add, accounts to its portfolio by purchasing credit card accounts from other financial institutions. Credit card accounts that have been purchased by the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts and may not have been subject to the same level of credit review as accounts established by the Bank. Following acquisition, purchased accounts are evaluated against the same criteria utilized by the Bank to maintain Bank-originated accounts to determine whether any of the purchased accounts should be closed immediately. Any of the purchased accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open, subject to the same criteria the Bank uses to evaluate Bank-originated accounts. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. Following acquisition, credit limits on purchased accounts will be adjusted based on the criteria applied to Bank-originated accounts.

   The Corporation has entered into a merger agreement with Chase. See 'Chemical Bank.' The Bank has no present intention of including in the Trusts accounts originated by Chase or its subsidiaries. The addition of such accounts would in any event be subject to the conditions described in 'Description of the Certificates--Addition of Trust Assets.'

Billing and Payments

   The Accounts have various billing and payment structures, including varying minimum payment levels and fees. Monthly billing statements are sent by the Bank, using FDR as its service bureau, to cardholders. The following information reflects the current billing and payment characteristics of the Accounts. When an account is established, it is randomly assigned to a billing cycle. Currently, there are 20 billing cycles Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders

   For more than 90% of the number of Accounts in the Bank Portfolio as of May 31, 1995 and for all accounts generated thereafter, each month the combined new balance for purchases and advances, less any disputed amounts, is multiplied by 2.083% (1/48 expressed as a percentage rounded to the nearest thousandth). For less than 10% of the number of Accounts in the Bank Portfolio as of such date, the combined new balance for purchases and advances, less any disputed amounts, is multiplied by 1.666% (1/60 expressed as a percentage rounded to the nearest thousandth). If the amount so calculated is less than $10.00 it is increased to $10.00. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment however, is never more than the new balance.

   A daily periodic finance charge is assessed on certain Principal Receivables for each billing cycle. Daily periodic finance charges for a billing cycle are not assessed on Principal Receivables which arise from new purchases made during such billing cycle if either on the first day of such billing cycle there was no purchase balance outstanding or if the purchase balance outstanding on the first day of such billing cycle (including any minimum payment due with respect to cash advances) is paid in full during such billing cycle or if on the last day of such billing cycle there is no purchase balances outstanding. The daily periodic finance charge assessed on cash advances and applicable purchase balances is calculated by multiplying (i) the average daily cash advance and applicable purchase balance during the billing cycle by (ii) the applicable daily periodic finance charge by (iii) the number of days in the billing cycle. Cash advances are included in the average daily cash advance balance and purchases are included in the average daily purchase balance from the date such advance or purchase occurs or, in certain circumstances, on the first day of the billing cycle following the billing cycle in which such advance or purchase occurs. The annual percentage rate for fixed rate accounts ranges from 14.5% per annum for employees of Chemical to 18.8% per annum. The current annual percentage rate for variable rate accounts is based on the Wall Street Journal prime rate plus a spread ranging from 9% to 11.4%. To the extent that the amount of any finance charge applicable to an account balance is less than $0.50, the Bank increases such amount to $0.50.

   The Bank may change the periodic finance charge rate at any time. In addition. cardholders have the option of electing to switch the applicable rate from fixed to variable and vice versa, effective for transactions on or after the date the election is processed.

   The Bank generally assesses an annual membership fee of $20.00 for regular accounts, $40.00 for premium fixed rate accounts and $45.00 for premium variable rate accounts. During the first six months after an account is opened a cardholder may, upon closing the account, request a refund on the unused portion of the annual fee if the account is not delinquent and the account balance does not exceed the credit limit. The Bank may waive the annual membership fees, or a portion thereof, in connection with solicitations of new accounts (and has done so for portions of recent solicitations) or when the Bank determines a waiver to be necessary to operate its credit card business on a competitive basis. In addition to the annual membership fee, the Bank may charge accounts certain other fees including: (i) a late fee of $18.00 with respect to any unpaid monthly payment if the Bank does not receive the required minimum monthly payment by the payment due date set forth on the monthly billing statement and the amount of the past due payment is $2.00 or more provided that no late fee is assessed if the minimum payment is paid prior to the first day of the following billing cycle, including any minimum payment due with respect to cash advances;
(ii) a cash advance fee of 2% of the amount of each cash advance, but such cash advance fee shall not be less than $1.00 nor greater than $10.00; (iii) a fee of $15.00 for each check written on an account (a cash advance) which is returned to the Bank as a result of the account being delinquent or overdrawn; (iv) a fee of $15.00 with respect to each check submitted by a cardholder in payment of an account which is dishonored and (v) an overlimit charge of $15.00 if, at the end of the billing cycle, the total amount owed for principal in respect of purchases and cash advances exceeds the cardholder's credit line.

   Payments by cardholders to the Bank on the Accounts are processed and applied first to any billed fees and other amounts not subject to finance charges, next to billed and unpaid finance charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled transactions in the order determined by the Bank and then to unbilled finance charges. There can be no assurance that daily periodic finance charges, fees and other charges will remain at current levels in the future. See 'Description of the Certificates--Collection and Other Servicing Procedures.'


Collection of Delinquent Accounts

   The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due. The Bank classifies an account as 'over limit' if its posted balance exceeds its credit limit.

   Efforts to collect delinquent credit card receivables are made by the Bank's personnel and collection agencies and attorneys retained by the Bank. Collection procedures are determined by an adaptive control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, the Bank includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the control system, the Bank mails a separate notice to the cardholder notifying him or her of the delinquency and possible revocation of the credit card and requesting payment of the delinquent amount. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank restricts additional extensions of credit related as early as fifty days delinquent based upon the control system.
Eighty-five days after an account becomes delinquent the credit card is automatically canceled. Based on the Bank's analysis of a cardholder's behavior through the control system, the Bank may take any or all of the above actions at an earlier point in time. In some cases, depending on the financial profile of the cardholder and the stated reason for and magnitude of a delinquency, the Bank may enter into arrangements with a delinquent cardholder to extend or otherwise change the payment schedule.

    The Bank's current policy is to charge off an account during the billing cycle immediately following the cycle in which such account became one hundred eighty (180) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges off such account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

    Under the terms of an Agreement, Recoveries may be included in the assets of the Trust to the extent, if any, specified in the applicable Supplement for any Series.

Description of FDR

    FDR is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. FDR is a subsidiary of First Data Corp. and is the world's largest third-party processor of debit and credit card transactions. FDR processes annually over one billion transactions for 70 million cardholder accounts and over one million merchant accounts. More than 720 financial institutions rely on FDR for a complete package of credit card processing and related services.

Interchange

    Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of. Interchange. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables.

Recoveries

    The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the Recoveries. Recoveries will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables.

                                 CHEMICAL BANK

     The Bank (together with its subsidiaries) is engaged in a general commercial banking and trust business and provides a wide variety of fiduciary, investment management, investment banking, advisory, corporate agency, corporate trust and personal trust and estate services both domestically and abroad. The Bank is a banking corporation organized under the laws of the State of New York. The Bank is a wholly owned subsidiary of Chemical Banking Corporation, a Delaware corporation. As of March 31, 1995, the Bank's total assets were approximately $145.9 billion, total deposits were approximately $77.6 billion and total loans were approximately $63.5 billion.

     Chemical Banking Corporation has entered into an Agreement and Plan of Merger with The Chase Manhattan Corporation, a Delaware corporation ('Chase'), whereby Chase will be merged with and into Chemical Banking Corporation with Chemical Banking Corporation as the surviving entity. It is also expected that The Chase Manhattan Bank, N.A., a wholly owned subsidiary of Chase, will be merged with and into Chemical with Chemical as the surviving entity. The merger is subject to approval by the shareholders of both Chase and Chemical Banking Corporation as well as federal and state regulatory authorities. The merger is expected to be completed in the first quarter of 1996. The resulting institution, which will adopt the Chase name, is expected to be the largest bank in the United States.

     The principal executive office of the Bank is located at 270 Park Avenue, New York, New York 10017 (telephone 212-270-6000).

                     CHEMICAL BANK'S CREDIT CARD PORTFOLIO
General

     The Receivables to be conveyed to the Trust by the Bank pursuant to the Agreement have been or will be generated from transactions made by holders of MasterCard and VISA credit card accounts selected by the Bank, including premium accounts and standard accounts, from the Bank Portfolio.

Delinquency and Loss Experience

     The Bank considers an account delinquent if a payment due thereunder is not received by the Bank by the date of the statement following the statement on which the amount is first stated to be due.

     Efforts to collect delinquent credit card receivables are made by the Bank's account management department, collection agencies and attorneys retained by the Bank. For a description of the Bank's collection practices and policies, see 'Chemical's Credit Card Activities--Collection of Delinquent Accounts' in the Prospectus.

     The Bank's current policy is to charge-off an account during the billing cycle immediately following the cycle in which such account became one hundred eighty (180) days delinquent. If the Bank receives notice that a cardholder is the subject of a bankruptcy proceeding, the Bank charges-off such account upon the earlier of seventy-five (75) days after receipt of such notice and the time period set forth in the previous sentence.

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio of credit card accounts. As of the beginning of the day on September 28, 1995, the Receivables in the Trust Portfolio represented approximately 49.19% of the Bank Portfolio. Because the Trust Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. While the Bank believes that the delinquency and loss experience for the Accounts in the Trust Portfolio are representative of the accounts in the Bank Portfolio generally, there can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                           Delinquency Experience
                                 Bank Portfolio
                             (Dollars in thousands)


                                                                                Year Ended December 31,
                              Eight Months Ended      ---------------------------------------------------------------------------
                                August 31, 1995                 1994                       1993                       1992
                              ------------------      -------------------------  -------------------------  ----------------------
                                  Percentage                      Percentage                  Percentage                Percentage
                          Delinquent   of Total     Delinquent   of Total     Delinquent    of Total     Delinquent    of Total
                          Amount(1)  Receivables(2) Amount(1)  Receivables(2) Amount(1)   Receivables(2) Amount(1)   Receivables(2)
                           ---------  --------------  ---------  --------------  ---------  --------------  ---------  ------------

Receivables Delinquent (3):
  30 to 59 Days............ $130,718        1.38%      $109,597        1.44%      $102,083        1.67%      $110,120        1.92%
  60 to 89 Days............   84,645        0.89         69,132        0.91         65,412        1.07         72,157        1.26
  90 Days or More..........  196,468        2.07        160,604        2.11        153,066        2.51        172,538        3.01
                            ---------       ----       ---------       ----       ---------      -----       ---------      ----
        TOTAL.............. $411,830        4.33%      $339,333        4.47%      $320,561       5.25%       $354,815        6.20%
                            =========       ===-       =========       ====       ========       =====       =========      ====

-------------
(1) Delinquent Amount is the arithmetic average of the amount of delinquent receivables as of the last day of each month during the period indicated.

(2) Percentage of Total Receivables is calculated using the Delinquent Amount and the arithmetic average of the amount of total receivables as of the last day of each month during the period indicated.

(3) Number of days delinquent means the number of days after the first billing date following the original billing date.

                               Loss Experience
                                Bank Portfolio
                            (Dollars in thousands)




                                                                                  Year Ended December 31,
                                                     Eight Months Ended    --------------------------------------
                                                      August 31, 1995         1994          1993          1992
                                                     ------------------    ----------    ----------    ----------

Average Receivables Outstanding (1)...............       $9,445,458        $7,540,565    $6,075,287    $5,722,629
Gross Losses (2)..................................          291,519           366,104       349,522       379,675
Recoveries........................................           24,272            44,479        35,525        33,827
Net Losses........................................          267,247           321,625       313,997       345,849
Net Losses as Percent of Average Receivables
  Outstanding (3).................................             4.24%             4.27%         5.17%         6.04%


-------------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(2) Gross Losses shown include only the principal portion of charged-off receivables.

(3) The percentage reflected for the eight months ended August 31, 1995 is an annualized figure based upon charge-off cycle days.


Interchange

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a Percentage of Interchange (as defined in the Prospectus). Interchange will be allocated to the Certificates on basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Interchange allocated to the Trust will be treated as collections of Finance Charge Receivables. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See 'Description of the Certificates--Servicing Compensation and Payment of Expenses' herein and 'Chemical's Credit Card Activities--Interchange' in the Prospectus. Amounts attributable to Interchange represented 1.30%, 1.54%, 1.26% and 1.19% of average receivables outstanding in the Bank Portfolio for the eight months ended August 31, 1995 and for each of the years ended December 31, 1994, 1993 and 1992, respectively.

Recoveries

     The Transferor will be required, pursuant to the terms of the Agreement, to transfer to the Trust a percentage of the recoveries on charged-off accounts in the Bank Portfolio ('Recoveries'). Recoveries will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the aggregate principal amount of Principal Receivables (prior to giving effect to any reduction thereof for Finance Charge Receivables which are Discount Option Receivables) bears to the aggregate principal balance of the Bank Portfolio. Recoveries allocated to the Trust will be treated as collections of Finance Charge Receivables. See 'Chemical Bank's Credit Card
Portfolio--Delinquency and Loss Experience' herein and 'Chemical's Credit Card Activities--Collection of Delinquent Accounts' in the Prospectus.


                                 THE RECEIVABLES

     The Receivables  conveyed to the  Trust arise in Accounts  selected  by the
Bank from the Bank Portfolio on the basis of criteria set forth in the Agreement as applied on the Cut-Off Date and, with respect to Additional Accounts, as of the related date of their designation (the 'Trust Portfolio'). Pursuant to the Agreement, the Transferor has the right subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Transferor will be required to designate Additional Accounts, to the extent available, (a) to maintain the Transferor Interest so that during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Minimum Transferor Interest for the same period and (b) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, the sum of (i) the aggregate amount of Principal Receivables and (ii) the principal amount on deposit in the Excess Funding Account equal to or greater than the Minimum Aggregate Principal Receivables. 'Minimum Transferor Interest' for any period means 7% of the sum of (i) the average Principal Receivables for such period and (ii) the average principal amount on deposit in the Excess Funding Account, the Principal Funding Account and any other account specified from time to time pursuant to the Agreement or any Series Supplement for such period; provided, however, that the Transferor may reduce the Minimum Transferor Interest to not less than 2% of the sum of the amounts specified in clauses (i) and (ii) above upon satisfaction of the Rating Agency Condition and certain other conditions to be set forth in the Agreement. 'Minimum Aggregate Principal Receivables' means an amount equal to the sum of the numerators used to calculate the Investor Percentages with respect to the allocation of Collections of Principal Receivables for each Series then outstanding minus the amount on deposit in the Excess Funding Account as of the date of determination; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Transferor will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Transferor, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the Accounts designated by the Transferor on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to the Trust, and on the date any new Receivables are created, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the Agreement. See 'Description of the Certificates--Representations and Warranties' in the Prospectus.

     The Receivables in the Trust Portfolio, as of the beginning of the day on September 28, 1995, included $5,016,343,299.38 of Principal Receivables and $101,780,836.64 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,623.11 and an average credit limit of $5,854.35. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 28.3%. The average age of the Accounts was approximately 61.5 months. As of the beginning of the day on September 28, 1995, cardholders whose Accounts are included in the Trust Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on September 28, 1995, 83.12% of the Accounts were standard accounts and 16.88% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 72.43% and 27.57%, respectively.

     The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on September 28, 1995. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                Trust Portfolio

                                                                  Percentage
                                                                   of Total                           Percentage of
                                                    Number of       Number          Receivables           Total
Account Balance                                     Accounts     of Accounts        Outstanding        Receivables
-------------------------------------------------   ---------    ------------    -----------------    -------------

Credit Balance...................................      28,774         0.93%      $   (2,760,873.00)        (0.05)%
No Balance.......................................     799,154        25.86                    0.00          0.00
$0.01 to $1,500.00...............................   1,187,137        38.41          585,689,428.29         11.44
$1,500.01 to $5,000.00...........................     748,324        24.21        2,176,347,929.64         42.52
$5,000.01 to $10,000.00..........................     298,797         9.67        2,026,576,520.57         39.60
$10,000.01 to $20,000.00.........................      28,151         0.91          325,746,423.96          6.36
Over $20,000.00..................................         242         0.01            6,524,706,56          0.13
                                                    ---------    ------------    -----------------    -------------
     TOTAL.......................................   3,090,579       100.00%      $5,118,124,136.02        100.00%
                                                    =========    ============    =================    ============

                          Composition by Credit Limit
                                Trust Portfolio

                                                                  Percentage
                                                                   of Total                           Percentage of
                                                    Number of       Number          Receivables           Total
Credit Limit                                        Accounts     of Accounts        Outstanding        Receivables
-------------------------------------------------   ---------    ------------    -----------------    -------------

$0.00............................................       3,429         0.11%      $      158,787.43          0.00%
$0.01 to $1,500.00...............................     338,617        10.96          216,397,092.61          4.23
$1,500.01 to $5,000.00...........................   1,113,066        36.01        1,468,382,689.91         28.69
$5,000.01 to $10,000.00..........................   1,394,350        45.12        2,590,073,624.45         50.61
Over $10,000.00..................................     241,117         7.80          843,111,941.62         16.47
                                                    ---------    ------------    -----------------    -------------
     TOTAL.......................................   3,090,579       100.00%      $5,118,124,136.02        100.00%
                                                    =========    ============    =================    =============


                      Composition by Period of Delinquency
                                Trust Portfolio

                                                                  Percentage
                                                                   of Total                           Percentage of
                                                    Number of       Number          Receivables           Total
Payment Status                                      Accounts     of Accounts        Outstanding        Receivables
-------------------------------------------------   ---------    ------------    -----------------    -------------

Current to 29 Days...............................   3,021,765        97.77%      $4,897,204,806.87         95.68%
30 to 59 Days....................................      26,683         0.86           78,952,330.21          1.54
60 to 89 Days....................................      14,733         0.48           46,742,145.65          0.91
90 Days or More..................................      27,398         0.89           95,224,853.29          1.87
                                                    ---------    ------------    -----------------    -------------
     TOTAL.......................................   3,090,579       100.00%      $5,118,124,136.02        100.00%
                                                    =========    ============    =================    =============

                           Composition by Account Age
                                Trust Portfolio

                                                                  Percentage
                                                                   of Total                           Percentage of
                                                    Number of       Number          Receivables           Total
Account Age                                         Accounts     of Accounts        Outstanding        Receivables
-------------------------------------------------   ---------    ------------    -----------------    -------------

Not More than 6 Months...........................     443,222        14.34%      $  554,760,968.38         10.84%
Over 6 Months to 12 Months.......................     244,766         7.92          337,530,737.30          6.59
Over 12 Months to 24 Months......................     928,605        30.05        1,241,031,726.83         24.25
Over 24 Months to 36 Months......................     212,035         6.86          420,102,505.77          8.21
Over 36 Months to 48 Months......................      69,013         2.23          129,931,896.97          2.54
Over 48 Months to 60 Months......................     108,911         3.52          280,719,980.55          5.48
Over 60 Months to 120 Months.....................     529,908        17.15        1,158,251,402.47         22.63
Over 120 Months..................................     544,119        17.93          995,794.917.75         19.46
                                                    ---------    ------------    -----------------    -------------
     TOTAL.......................................   3,090,579       100.00%      $5,118,124,136.02        100.00%
                                                    =========    ============    =================    =============

                       Geographic Distribution of Accounts
                                 Trust Portfolio



                                                                Percentage
                                                 Number of    of Total Number       Receivables       Percentage of
State                                            Accounts       of Accounts         Outstanding        Receivables
----------------------------------------------   ---------    ---------------    -----------------    -------------
New York......................................     518,476          16.78%       $  920,563,012.40         17.99%
California....................................     432,865          14.01           754,300,230.00         14.74
New Jersey....................................     225,975           7.31           367,253,495.93          7.18
Illinois......................................     214,951           6.96           334,912,601.92          6.54
Texas.........................................     203,430           6.58           333,190,491.18          6.51
Florida.......................................     210,963           6.83           312,711,822.88          6.11
Ohio..........................................     120,797           3.91           182,929,976.62          3.57
Pennsylvania..................................      83,143           2.69           139,439,019.28          2.72
Michigan......................................      84,564           2.74           137,138,315.26          2.68
Indiana.......................................      73,266           2.37           111,956,150.33          2.19
Massachusetts.................................      68,633           2.22           111,758,139.23          2.18
Virginia......................................      67,484           2.18           110,772,172.71          2.16
Maryland......................................      64,570           2.09            99,398,361.48          1.94
Georgia.......................................      43,519           1.41            74,441,048.63          1.45
North Carolina................................      47,339           1.53            72,790,700.48          1.42
Minnesota.....................................      40,987           1.33            70,844,387.63          1.38
Connecticut...................................      40,821           1.32            70,481,799.36          1.38
Tennessee.....................................      37,145           1.20            60,155,776.41          1.18
Washington....................................      34,261           1.11            59,123,853.91          1.16
Missouri......................................      36,465           1.18            58,674,942.60          1.15
Louisiana.....................................      40,963           1.33            52,964,319.09          1.03
Colorado......................................      26,493           0.86            51,190,531.98          1.00
Arizona.......................................      25,640           0.83            49,542,582.07          0.97
Alabama.......................................      32,951           1.07            48,449,206.66          0.95
Wisconsin.....................................      27,864           0.90            46,311,353.60          0.90
Kentucky......................................      28,832           0.93            40,247,821.75          0.79
Oregon........................................      20,710           0.67            36,998,519.65          0.72
South Carolina................................      20,476           0.66            33,373,267.97          0.65
Nevada........................................      15,668           0.51            32,441,984.15          0.63
Oklahoma......................................      16,291           0.53            29,981,688.89          0.59
Kansas........................................      13,246           0.43            26,422,951.84          0.52
Rhode Island..................................      16,093           0.52            24,508,634.67          0.48
Mississippi...................................      17,188           0.56            23,108,894.18          0.45
Arkansas......................................      15,103           0.49            22,612,938.95          0.44
Iowa..........................................      13,431           0.43            21,204,931.95          0.41
Hawaii........................................      12,801           0.41            20,134,724.21          0.39
New Mexico....................................      11,950           0.39            18,992,041.94          0.37
New Hampshire.................................      10,571           0.34            18,792,553.50          0.37
Utah..........................................       7,899           0.26            14,939,603.29          0.29
Nebraska......................................       7,615           0.25            14,889,853.50          0.29
Maine.........................................       7,396           0.24            14,177,881.59          0.28
Delaware......................................       7,746           0.25            13,911,108.47          0.27
West Virginia.................................       7,621           0.25            12,775,558.96          0.25
Idaho.........................................       5,970           0.19            11,501,869.69          0.22
District of Columbia..........................       5,466           0.18             9,885,324.85          0.19
Alaska........................................       4,202           0.14             8,940,599.64          0.17
Montana.......................................       4,445           0.14             8,045,021.18          0.16
Vermont.......................................       4,313           0.14             7,153,537.73          0.14
Wyoming.......................................       3,030           0.10             5,864,669.00          0.11
South Dakota..................................       2,893           0.09             4,904,579.12          0.10
North Dakota..................................       2,828           0.09             4,864,868.91          0.10
Other.........................................       3,230           0.09             6,154,414.78          0.11
                                                 ---------        -------        -----------------    -------------
  TOTAL.......................................   3,090,579         100.00%       $5,118,124,136.02        100.00%
                                                 =========        ========       =================    =============

                      [THlS PAGE INTENTIONALLY LEFT BLANK]

Excerpt from Prospectus dated December 9, 1992



                        CHOICE Credit Card Master Trust I
              Floating Rate Credit Card Participation Certificates,
                                  Series 1992-2



                THE CREDIT CARD BUSINESS OF CITIBANK (MARYLAND)

GENERAL

     The Receivables which the Bank conveys to the Trust from time to time pursuant to the Pooling Agreement have been and will be generated from transactions made by holders of certain credit card accounts. Citibank (South Dakota) services these accounts at its facilities located in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA U.S.A., Inc. ('VISA' or MasterCard International Incorporated ('MasterCard International') programs and were either originated by the Bank or purchased by the Bank from affiliates.

     Subject to certain conditions, the Bank may convey to the Trust receivables arising in credit card accounts of a type not currently included in the Accounts. Affiliates of the Bank also currently conduct credit card businesses. For example, Citibank (South Dakota) owns and services a portfolio of VISA'r' and MasterCard'r'* credit card accounts and Citicorp Retail Services, Inc. also manages private label credit card programs for several retailers. Receivables arising in such accounts may be participated to the Bank and sold to the Trust. In addition, the Bank may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield. The Bank intends to file with the Commission on behalf of the Trust a Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts. See 'Master Trust Provisions--Addition of Trust Assets'.

     The following discussion describes certain terms and characteristics of the accounts in the Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected represent substantially all of the Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust. See 'Master Trust Provisions--Addition of Trust Assets' and 'The Pooling Agreement Generally--Representations and Warranties'. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Portfolio described hereunder.

     The Bank and Citibank (South Dakota) are members of VISA and MasterCard International. The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems. Should either system materially curtail its activities, or should either the Bank or Citibank (South Dakota) cease to be a member of VISA or MasterCard International, for any reason, an Early Amortization Event could occur and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts the receivables in which have been conveyed to the Trust include various fixed
----------
*VISA and MasterCard are registered trademarks of VISA U.S.A., Inc. and MasterCard International Incorporated, respectively.

rate, variable rate and tiered rate VISA and MasterCard Accounts originated under the Bank's CHOICE program. Such accounts differ with respect to certain characteristics such as annual fees, periodic finance charges and late fees on amounts charged for goods and services, as more fully described below. Under the terms of a tiered rate account, the cardholder pays one periodic finance charge on charges for goods and services up to a certain average balance limit and a lower periodic finance charge on charges above such limit. See 'The Accounts'. As of September 30, 1992, the average receivables balance of tiered rate and non-tiered rate accounts, as a percentage of the total receivables balance of the entire Portfolio, was approximately 83% and 17%, respectively. Accounts originated under the Bank's CHOICE program prior to the Repricing were available at (a) a fixed rate of 15.9%, (b) a fixed rate of 17.9%, (c) a fixed rate of 18.9%, (d) a tiered rate of 16.8% on the average daily balance up to $1,300 and 13.8% on the average daily balance in excess thereof, (e) a tiered rate of 16.9% on the average daily balance up to $1,300 and 14.9% on the average daily balance in excess thereof and (f) a variable rate of 9.4% above the Prime Rate, subject to a cap of 19.8%. As of November 1, 1992, the Bank converted the periodic finance charge on approximately 58% of the Portfolio (determined by receivable balance) to a variable rate of either (a) 9.4% above the Prime Rate, subject to a cap of 19.8%, and with no annual fee (approximately 335% of the Portfolio), or (b) 7.4% above the Prime Rate, subject to a cap of 19.8%, and with a $20 annual fee (approximately 25% of the Portfolio). With respect to both options (a) and (b), the periodic finance charge will be increased to 19.8% in the event the cardholder is delinquent for two consecutive months unless and until the cardholder makes six consecutive on-time payments, at which time the periodic finance charge will be decreased to the original rate on such credit card. See 'The Accounts'. It is expected that approximately 30% of the Portfolio will be similarly repriced in early 1993.

     The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or elsewhere or when a check drawn on the credit card account is used to purchase goods and services. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by Citibank (Maryland) were principally generated through: (i) applications mailed directly to prospective cardholders; (ii) applications made available to prospective cardholders at retail outlets and on college campuses; (iii) applications generated by advertising on radio, in newspapers and in magazines; (iv) direct mail and telemarketing solicitation for accounts on a preapproved credit basis; and (v) purchases of accounts from affiliates.

ACQUISITION AND USE OF CREDIT CARDS

     Citibank (Maryland) primarily generates new VISA and MasterCard accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been preapproved by Citibank (Maryland). Citibank
(Maryland) identifies potential cardholders for preapproved direct mail solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet such criteria and forwards such a list to a processing vendor. The processing vendor screens the list in accordance with additional credit and demographic criteria supplied by Citibank (Maryland) to determine the eligibility of the individuals on the list for a preapproved solicitation. Individuals qualifying for preapproved direct mail solicitation are offered a credit card without having to complete a detailed application. In some instances a direct mail solicitation is followed by a telemarketing solicitation. Upon receipt of a preapproved acceptance certificate with respect to such a solicitation, Citibank (Maryland) obtains a credit report on the respondent issued by an independent credit reporting agency. Applying information contained in that report and the amount of income reported by the respondent on the preapproved acceptance certificate, Citibank (Maryland) assigns a credit limit to the respondent's account. Under the Fair Credit Reporting Act, Citibank (Maryland) must provide a minimum credit line to all prospective cardholders who have been preapproved by Citibank (Maryland); provided, however, in certain instances, when the credit report reveals that the respondent has filed for bankruptcy or has had a debt written off by a creditor for nonpayment since the date the credit bureau generated the initial list of individuals meeting Citibank (Maryland)'s credit criteria, Citibank (Maryland) will withdraw the offer of credit.

     Citibank (Maryland) also generates VISA and MasterCard Accounts through the solicitation of individual applications to open an account. Citibank (Maryland) reviews each application for completeness and creditworthiness and obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (Maryland) may verify certain of the information regarding the applicant. Citibank (Maryland) then generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying credit bureau criteria and/or a credit scoring system using models developed jointly by an independent firm with extensive experience in develop-ing credit scoring models and by an internal credit policy department. Credit evaluation is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit criteria and scores evaluate a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. They are developed by using statistics to evaluate common characteristics and their correlation with credit risk. Credit criteria and scores used to evaluate a particular applicant are based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the payment and indebtedness history of the applicant or cardholder. From time to time the credit criteria and scores used by Citibank (Maryland) are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and income and the source from which the account was acquired.

     The credit evaluation policies of Citibank (Maryland) may change over time in accordance with the business judgment of Citibank (Maryland), applicable law and guidelines established by applicable regulatory authorities.

     Credit card accounts that have been purchased by Citibank (Maryland) were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. The credit limits assigned to such accounts by Citibank (Maryland) are based initially on the limits established or maintained by the selling institution. The Accounts include accounts originated by Citicorp Financial, Inc., under its CHOICE credit card program and acquired by Citibank (Maryland) in August 1988. Other portfolios of credit card accounts purchased by Citibank (Maryland) from other credit card issuers may be added to the Trust from time to time. See 'Master Trust Provisions--Addition of Trust Assets'.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, Citibank (Maryland) reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance or a review of a credit report of the cardholder issued by an independent credit reporting agency.

COLLECTION OF DELINQUENT ACCOUNTS

     With respect to the CHOICE portfolio, the Servicer generally considers a VISA or MasterCard account delinquent if a minimum payment due thereunder is not received within 5 days of the due date indicated on the cardholder's statement. Efforts to collect delinquent credit card receivables are made by the personnel of the Servicer, supplemented by an affiliate of the Servicer, collection agencies and attorneys retained by the Servicer. Under current practice, the Servicer includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with certain cardholders whose credit card accounts have become five days delinquent, generally such contact is initiated when an account is 35 days delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Servicer continues to contact the cardholder by telephone and by mail. Generally, fifteen days after an account becomes delinquent or whenever a cardholder exceeds such cardholder's credit limit by more than 5% no additional extensions of credit through such account are authorized, and no more than 95 days after an account becomes delinquent it is closed. The Servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change

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


payment schedules. The current policy of the Servicer is to charge off the receivables in an account when that account becomes 185 days delinquent or, in general, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge-off the receivables in such account not later than 60 days after the Servicer receives such notice. However, the receivables in the accounts of certain bankrupt cardholders are not charged off until such accounts become 185 days delinquent. It is expected that in the near future this policy will be changed to conform all charge off policies with respect to bankruptcy to the not later than 60 day policy. At the time of such change there will be a one-time acceleration of charged-off receivables in accounts relating to these bankruptcies. These receivables would otherwise generally have been charged off over the succeeding four months. The Servicer does not believe that this one-time acceleration will cause an Early Amortization Event to occur or will otherwise have a material adverse effect on the Investor Certificateholders.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by the Bank (the 'Portfolio'). The Bank believes that the historical performance of the Eligible Accounts existing in the Portfolio as of September 30, 1992 was no worse than that of the Portfolio as a whole. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Portfolio.

     The amount of delinquent receivables and the amount of charged-off receivables for the Portfolio increased in 1991 and in the first nine months of 1992 due to underlying economic conditions. The amount of delinquent receivables and the amount of charged-off receivables for the Portfolio may continue to increase in the future if such economic conditions worsen and may continue to increase for several months even after such conditions begin to improve. Although no assurance can be given, the Bank does not expect the Repricing to have a material adverse effect on the amount of delinquent and charged-off receivables for the Portfolio in the future. See 'The Credit Card Business of Citibank (Maryland--General'.

                      LOSS EXPERIENCE FOR THE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)


                                                         Nine Months               Year Ended December 31,
                                                            Ended           --------------------------------------
                                                      September 30, 1992       1991          1990          1989
                                                      ------------------    ----------    ----------    ----------

Average Receivables Outstanding(2).................       $3,203,592        $3,022,278    $2,173,618    $1,325,648
Net Losses(3)......................................       $  159,189        $  191,380    $  103,747    $   52,656
Net Losses as a Percentage of Average
  Receivables Outstanding(4).......................             6.63%             6.33%         4.77%         3.97%

-------------
(1) Losses include write-offs of Principal and Finance Charge Receivables.
(2) Average Receivables Outstanding is the average of receivables outstanding during the periods indicated.
(3) Net losses as a percentage of gross charge-offs for the nine months ended September 30, 1992 and for each of the years ended December 31, 1991, 1990 and 1989 were 90%, 90%, 89%, 84%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.
(4) The percentage for the nine months ended September 30, 1992 is an annualized figure.



               DELINQUENCIES AS A PERCENTAGE OF THE PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)


                                                                    Year Ended December 31,
                              Nine           ----------------------------------------------------------------------
                          Months Ended
                       September 30, 1992             1991                    1990                    1989
                     ----------------------  ----------------------  ----------------------  ----------------------
   Number of Days    Delinquent              Delinquent              Delinquent              Delinquent
     Delinquent        Amount    Percentage    Amount    Percentage    Amount    Percentage    Amount    Percentage
-------------------- ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

35-64 days..........  $ 98,363      3.07%     $ 98,048      3.24%     $ 67,912      3.12%      $41,349      3.11%
65-94 days..........    47,080      1.47        44,058      1.46        30,216      1.39        17.306      1.31
95 days or more.....    87,752      2.74        81,056      2.68        52,331      2.41        29,643      2.24
                     ----------     ----     ----------     ----     ----------     ----       --------     ----
    Total...........  $233,195      7.28%     $223,162      7.38%     $150,459      6.92%      $ 8,298      6.66%
                     ==========     ====     ==========     ====     ==========     ====       ========     ====

-----------------
(1) The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the periods indicated.

REVENUE EXPERIENCE

     The revenues for the Portfolio from finance charges and fees billed to cardholders for the nine months ended September 30,1992 and for each year of the three-year period ended December 31,1991, are set forth in the following table.

     The revenue experience in the following table is presented on an accrual basis before deduction for charge-offs. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of periodic finance charges and fees may exceed cash collections as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash collections may exceed billings of periodic finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that during the three years ended December 31, 1991 and the nine months ended September 30, 1992 revenues as presented closely approximated revenues on a cash basis. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charge on the receivables, the amount of the annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See 'Special Considerations'.

                      REVENUE EXPERIENCE FOR THE PORTFOLIO
                              (DOLLARS IN THOUSANDS)


                                                               Nine Months             Year Ended December 31,
                                                                  Ended           ---------------------------------
                                                            September 30, 1992      1991        1990        1989
                                                            ------------------    ---------   ---------   ---------

Finance Charges and Fees Billed(1).......................        $422,055         $540,744    $384,746    $236,431
Average Revenue Yield(2)(3)..............................         17.60%           17.89%      17.70%      17.84%

----------------
(1) Certain amounts included in Finance Charges and Fees Billed will be treated for purposes of the Pooling Agreement as Principal Receivables rather than Finance Charge Receivables. These amounts were less than 5% of Finance Charges and Fees Billed for each of the periods shown in the table. Finance Charges and Fees Billed do not include revenue attributable to lnterchange. See 'Interchange' below.


(2) Average Revenue Yield is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding during the periods indicated.

(3) The percentage for the nine months ended September 30, 1992 is an annualized figure.

     The revenues for the Portfolio shown in the table above are attributable to periodic finance charges and annual and other fees billed to cardholders but do not include revenue attributable to Interchange. The periodic finance charge assessed on most of the fixed rate accounts for purchases of merchandise and services in the Portfolio is higher than the periodic finance charge assessed on most of the tiered rate accounts for such purchases, although the annual membership fee on the tiered rate accounts is higher. The revenues related to periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months as opposed to convenience use (where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic finance charges on purchases) and upon other services of which the cardholder chooses to avail himself and which are paid for by the use of the card. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, pursuant to the Pooling Agreement, the Bank will be permitted to specify that any such fees will be treated as Finance Charge Receivables. Revenues related to periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts and on whether such Accounts are tiered rate and non-tiered rate Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts, on the respective percentages of the Receivable balances of tiered rate and non-tiered rate Accounts and the types of Additional Accounts the receivables in which are added to the Trust from time to time. See 'Master Trust Provisions--Addition of Trust Assets'. Revenues could be adversely affected by future changes in fees and charges assessed by the Bank and other factors. See 'Certain Legal Aspects of the Receivables Consumer Protection Laws'. If the Repricing had been in effect for the year ended December 31, 1991, the Bank believes that the Average Revenue Yield (as defined in the table above) would have been approximately 16%. However, because cardholder behavior is difficult to predict and is influenced by numerous variables and the Bank cannot predict what percentage of the Portfolio will be subject to any particular pricing option at any point in the future, the Bank is unable to predict what effect the Repricing will have on Average Revenue Yield in the future and as a result the Average Revenue Yield for future periods may be lower than the yield referred to in the preceding sentence. See 'The Accounts--Billing and Payments'.

CARDHOLDER MONTHLY PAYMENT RATES FOR THE PORTFOLIO

     Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders and the age of the Receivables. The following table sets forth the highest and lowest cardholder monthly payment rates for the Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts as well as certain noncash adjustments which would not generally be deemed payments of Principal Receivables or Finance Charge Receivables but do not include amounts received as recoveries of Receivables or Interchange which would be deemed payments of Finance Charge Receivables. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which are subject to change by the Bank).

               CARDHOLDER MONTHLY PAYMENT RATES FOR THE PORTFOLIO


                                                            Nine Months         Year Ended December 31,
                                                        Ended September 30,    ------------------------
                                                               1992             1991     1990     1989
                                                        -------------------    ------   ------   ------

Lowest Month.........................................          8.04%           7.06%    7.32%    7.79%
Highest Month........................................          9.74%           9.20%    9.47%    9.84%
Average of the Months in the Period..................          8.92%           8.13%    8.49%    8.75%

     Although no assurance can be given, the Bank does not expect the Repricing to have a material adverse effect on cardholder monthly payment rates for the Portfolio in the future. See 'The Credit Card Business of Citibank (Maryland)--General'.

INTERCHANGE

     Creditors participating in the VISA and MasterCard International associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 1.85% of the transaction amount. Citibank (Maryland) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. On each Distribution Date, Servicer Interchange with respect to the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as described under 'Series Provisions--Servicer Compensation and Payment of Expenses'.

                                  THE ACCOUNTS

GENERAL

     The Receivables arise in the Accounts. The Accounts have been selected from
substantially  all  of  the  Eligible  Accounts.   See  'The  Pooling  Agreement
Generally--Representations and Warranties'.

     The Bank believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts. The information in the tables above entitled 'Loss Experience for the Portfolio', "Delinquencies as a Percentage of the Portfolio', 'Revenue Experience for the Portfolio' and 'Cardholder Monthly Payment Rates for the Portfolio' relates to the historical Portfolio.

     The Accounts include receivables which have been charged-off as uncollectible prior to their addition to the Trust in accordance with normal servicing policies. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of such charged-off Receivables is zero and the Trust owns only the right to receive recoveries with respect to such Receivables.

     As of the Trust Cut-Off Date and the Series Cut-Off Date (and on the date any new Receivables are generated), the Bank has represented and warranted, or will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agree-ment. See 'The Pooling Agreement Generally--Representations and Warranties'. There can be no assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust.

     The Accounts consist of Eligible Accounts, which consist of VISA and MasterCard credit card accounts. The Bank expects (subject to certain limitations and conditions), and, in certain circumstances, will be obligated, to designate from time to time Additional Accounts and to convey to the Trust all Receivables arising in such Additional Accounts, whether such Receivables are then existing or thereafter created. Additional Accounts will be subject to different eligibility criteria from those used in selecting the Initial Accounts. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described below as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Bank intends to file with the Commission, on behalf of the Trust, a Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts. See 'Master Trust Provisions--Addition of Trust Assets'.

     The Receivables in the Accounts as of November 7, 1992 included $37,822,342 of Finance Charge Receivables and $3,060,360,368 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of November 7, 1992, there were 2,554,454 Accounts. The Accounts had an average Principal Receivable balance of $1,198 and an average credit limit of $3,370. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was approximately 36%. Approximately 62% of the Accounts were opened prior to November 1990. Approximately 10.81%, 8.10%, 7.47%, 5.99% and 5.07% of the
Accounts relate to cardholders having billing addresses in California, Florida, Maryland, New York and Texas, respectively. Not more than 5% of the Accounts related to cardholders having billing addresses in any other state. The CHOICE credit card is marketed on a national basis. To the extent that there is a significant concentration of cardholders in any one state, as described in the second preceding sentence, no such state has enacted consumer protection laws that are unusual or peculiar such that specific disclosure in this Prospectus would be warranted. See generally 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'.

     The following tables summarize the Accounts by various criteria as of November 7,1992. References to 'Receivables Outstanding' in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                    COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE

                                                                         Percentage                     Percentage
                                                                          of Total                       of Total
                                                           Number of      Number of    Receivables      Receivables
                    Account Balance                        Accounts       Accounts     Outstanding      Outstanding
--------------------------------------------------------   ---------    ---------    --------------    -----------

Credit Balance(1).......................................      18,216        0.71%    $   (1,214,413)       -0.04%
No Balance(2)...........................................     655,303       25.66%    $            0         0.00%
Less than or equal to $500.00...........................     479,179       18.76%    $   92,120,910         2.97%
$500.01 to $1,000.00....................................     275,942       10.80%    $  211,971,157         6.84%
$1,000.01 to $2,000.00..................................     522,444       20.46%    $  782,054,571        25.24%
$2,000.01 to $3,000.00..................................     308,518       12.08%    $  761,346,322        24.57%
$3,000.01 to $5,000.00..................................     233,853        9.15%    $  880,519,673        28.43%
$5,000.01 to $10,000.00.................................      60,908        2.38%    $  370,278,562        11.95%
Over $10,000.00.........................................          91        0.00%    $    1,105,928         0.04%
                                                           ---------    ---------    --------------    -----------
     Total..............................................   2,554,454      100.00%    $3,098,182,710       100.00%
                                                           ---------    ---------    --------------    -----------
                                                           ---------    ---------    --------------    -----------

(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.

(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                                                         Percentage                     Percentage
                                                                          of Total                       of Total
                                                           Number of      Number of    Receivables      Receivables
                      Credit Limit                         Accounts       Accounts     Outstanding      Outstanding
--------------------------------------------------------   ---------    ---------    --------------    -----------

Less than or equal to $500.00...........................     116,624        4.57%    $   13,427,992         0.43%
$500.01 to $1,000.00....................................     109,088        4.27%    $   74,796,044         2.41%
$1,000.01 to $2,000.00..................................     484,740       18.98%    $  495,953,172        16.01%
$2,000.01 to $3,000.00..................................     568,837       22.26%    $  640,182,918        20.66%
$3,000.01 to $4,000.00..................................     506,941       19.85%    $  622,342,926        20.09%
$4,000.01 to $5,000.00..................................     378,666       14.82%    $  502,777,537        16.23%
Over $5,000.00..........................................     389,558       15.25%    $  748,702,121        24.17%
                                                           ---------    ---------    --------------    -----------
     Total..............................................   2,554,454      100.00%    $3,098,182,710       100.00%
                                                           =========    =========    ==============    ===========

                  COMPOSITION OF ACCOUNTS BY PAYMENT STATUS(1)

                                                                         Percentage                     Percentage
                                                                          of Total                       of Total
                                                           Number of      Number of    Receivables      Receivables
                     Payment Status                        Accounts       Accounts     Outstanding      Outstanding
--------------------------------------------------------   ---------    ---------    --------------    -----------

Current(2)..............................................   2,355,875       92.23%    $2,709,617,640        87.45%
Up to 34 days delinquent................................     118,591        4.64%    $  215,204,237         6.95%
35 to 64 days delinquent................................      33,930        1.33%    $   65,474,461         2.11%
65 to 94 days delinquent................................      17,801        0.70%    $   39,654,364         1.28%
95 to 124 days delinquent...............................      11,845        0.46%    $   27,738,108         0.90%
125 to 154 days delinquent..............................       8,990        0.35%    $   22,057,080         0.71%
155 to 184 days delinquent..............................       7,422        0.29%    $   18,436,820         0.60%
                                                           ---------    ---------    --------------    -----------
     Total..............................................   2,554,454      100.00%    $3,098,182.710       100.00%
                                                           =========    =========    ==============    ===========

------------

(1) Payment Status is determined as of November 7, 1992.

(2) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                       COMPOSITION OF ACCOUNTS BY AGE

                                                                         Percentage                     Percentage
                                                                          of Total                       of Total
                                                           Number of      Number of    Receivables      Receivables
                          Age                              Accounts       Accounts     Outstanding      Outstanding
--------------------------------------------------------   ---------    ---------    --------------    -----------

Not more than 6 months..................................     224,044        8.77%    $   46,643,061        1.51%
Over 6 months to 12 months..............................     194,568        7.61%    $  118,164,747        3.81%
Over 12 months to 24 months.............................     556,767       21.80%    $  481,235,176        15.53%
Over 24 months to 36 months.............................     633,329       24.79%    $  848,424,177        27.38%
Over 36 months to 48 months.............................     331,205       12.97%    $  478,833,843        15.46%
Over 48 months..........................................     614,541       24.06%    $1,124,881,706        36.31%
                                                           ---------    ---------    --------------    -----------
     Total..............................................   2,554,454      100.00%    $3,098,182,710       100.00%
                                                           =========    =========    ==============    ===========


BILLING AND PAYMENTS

     The Accounts have various billing and payment structures, including varying periodic finance charges and fees. The following is information on the current billing and payment characteristics of the Accounts.

     Monthly billing statements are sent by Citibank (Maryland) to cardholders with balances at the end of the billing period. Each month a CHOICE VISA or MasterCard cardholder must make a minimum payment equal to the sum of (i) the greater of $10 (or, if the then-current balance for purchases is less than $10, such balance) and 3.03% of the then-current balance as of the closing date of the related billing period, rounded to the nearest dollar, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit. A periodic finance charge is assessed on the Accounts. No periodic finance charge is assessed if the balance is paid in full on or before the payment due date, except that periodic finance charges are assessed on cash advances from the date the cardholder takes a cash advance until the date of the next monthly statement by multiplying (i) the daily applicable periodic finance charge by (ii) the average daily balance for cash advances taken during that billing cycle by (iii) the number of days in the billing cycle. Thereafter, the cash advance is added to the balance for purchases and periodic finance charges on the balance are calculated by multiplying the average daily balance (on purchases plus cash advances) by the applicable monthly periodic finance charge. Purchases are included in the average daily balance generally from the date of purchase.

     The CHOICE credit card currently is offered primarily in three pricing configurations: (1) a variable rate of 9.4% above the Prime Rate, subject to a cap of 19.8%, and with no annual membership fee (which currently applies to approximately 33% of the receivables in the Portfolio); (2) a variable rate of 7.4% above the Prime Rate, subject to a cap of 19.8%, and with a $20 annual membership (which currently applies to approximately 25% of the receivable in the Portfolio); and (3) various tiered rates and fixed rate accounts, the majority of which have a tiered rate of 16.8% per annum on that portion of the average daily balance up to $1,300 and 13.8% per annum on that part of the average daily balance which exceeds $1,300 with a $20 annual membership fee (which currently applies to 37% of the receivables in the Portfolio). With respect to options (1) and (2), the periodic finance charge will be increased to 19.8% in the event the related cardholder fails to make a payment for two consecutive months until the cardholder makes six consecutive on-time payments, at which time the periodic finance charge will be decreased to the original rate on such credit card. Citibank (Maryland) expects to reprice 30% of the Portfolio in early 1993 by giving cardholders the opportunity to choose pricing options (1) or (2) described above. While there are other pricing configurations with respect to CHOICE credit card accounts, no such pricing configuration applies to more than 4% of the receivables in the Portfolio and, in the aggregate, such other pricing configurations do not apply to more than 55% of the receivables in the Portfolio.

     Citibank (Maryland) generally assesses various fees on the CHOICE credit card accounts including (i) a late fee of $15 if Citibank (Maryland) does not receive at least its minimum payment within 15 days after the payment due date shown on the monthly billing statement and another $15 each month thereafter until the account is less than 15 days past due; (ii) a cash advance fee of 2% of the amount of the cash advance (subject to a minimum of $2 or a maximum of $10) whether the cash advance is made at a financial institution, automatic teller machine or through a CHOICE check drawn on the credit card account; (iii) a return payment fee of $10 or $15 depending on the account; and (iv) a return CHOICE check fee of $10 (or, in some cases, $15) if Citibank (Maryland) can not process a CHOICE check. In recent months, a number of law suits have been commenced against Citibank (South Dakota) challenging the assessment of similar fees and charges. See 'Special Considerations--Master Trust Considerations--Certain Legal Aspects' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'.

     Subject to the restrictions described under 'Special Considerations--Master Trust Considerations--The Ability of Citibank (Maryland) to Change Terms of the Accounts', Citibank (Maryland) may change the periodic finance charge or the fees described above at any time provided it complies with applicable Maryland and federal law. If the change results in a decrease of the periodic finance charge or fees, Citibank (Maryland) must provide 15 days advance written notice. If the change would result in an increase of the periodic finance charge or fees, Citibank (Maryland) must comply with one of the following two procedures set forth in Section 12-912 of Maryland's Commercial Law:

         (i) provide written notice of the change of terms twice, the second of which must be included in the periodic billing statement immediately following the first written notice and must be sent at least 25 days before the effective date. The cardholder then has 25 days from the date of the mailing of the second notice to refuse to accept the change in terms, in which instance the cardholder may use the credit card account under the unamended terms for the greater of three months or the period for which an annual fee was paid, after which the cardholder may no longer use the account but may pay off the balance under the unamended terms. If the cardholder does not send in a written notice of rejection within the 25 day period, the new terms become effective on the date set forth in the notice; or

         (ii) provide written notice of the change of terms at least 25 days prior to the effective date that the proposed change of terms will be effective and such proposed change will become effective once the cardholder uses the account any time after the effective date or sends in written notice expressly agreeing to the change in terms.

Subsequent to the Proposed Merger, the Bank will be required to comply with South Dakota law as opposed to Maryland law. South Dakota law requires notice of an increase in periodic finance charges or fees at least 25 days prior to the effective date of such increase. The cardholder then has 25 days from the effective date to notify the Bank of his or her refusal to accept the charged terms, in which case the cardholder may no longer use the credit card to incur new charges but may pay off the existing balance under the unamended terms. If the cardholder does not send written notice of his or her objection to the change in terms, the new terms will become effective on the date set forth in the notice. See 'Special Considerations--Certain Legal Aspects' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'

     Payments by cardholders to Citibank (Maryland) on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order: (i) periodic finance charges on cash advances; (ii) periodic finance charges on purchases; (iii) cash advance amounts and (iv) purchase amounts. When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future. See 'The Pooling Agreement Generally--Collection and Other Servicing Procedures'.

                            THE BANK AND THE SERVICER

     Citibank (Maryland), a national banking association and wholly-owned subsidiary of Citicorp located in Towson, Maryland, was formed in 1984 as a limited service bank. Since that time Citibank (Maryland) has grown to a full service bank, conducting nationwide consumer lending programs primarily comprised of credit card-related activities. It also (i) conducts an eleven branch retail banking operation in Maryland; (ii) issues a check access revolving credit product called Ready Credit; and (iii) issues credit cards to consumers in Puerto Rico, Mexico and Argentina (none of which are included in the Portfolio or the Trust). As of September 30, 1992, total assets were approximately $3.8 billion, total liabilities were approximately $3.6 billion and equity was approximately $200 million. The principal executive office of Citibank (Maryland) is located at 7720 York Road, Towson, Maryland 21204 (telephone (410) 337-2600).

     Management of Citibank (Maryland) is presently contemplating two transactions of material significance. The first is the sale of the eleven branch retail banking operation to Citibank, F.S.B., an affiliated federally chartered savings bank, and wholly-owned subsidiary of Citicorp, with headquarters in San Francisco, California. The second is the Proposed Merger of Citibank (Maryland) into Citibank (South Dakota), an affiliated national banking association and wholly-owned subsidiary of Citicorp, with headquarters in Sioux Falls, South Dakota. Upon completion of the Proposed Merger, subject to certain conditions described under 'The Pooling Agreement Generally--Merger or Consolidation of the Bank', Citibank (South Dakota) will assume all of the rights and obligations of Citibank (Maryland) as originator of the Trust. Citibank (South Dakota) was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. As of September 30, 1992, total assets of Citibank (South Dakota) were approximately $6.9 billion, total liabilities were approximately $5.6 billion and equity was approximately $1.3 billion. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626). Although no assurance can be given, Citibank (Maryland) does not expect that the Proposed Merger will adversely affect in any material respect the interests of the Investor Certificateholders.

Excerpt from Prospectus dated June 6, 1995



                          First Chicago Master Trust II
                     Floating Rate Credit Card Certificates,
                                  Series 1995-P

                         THE BANK'S CREDIT CARD BUSINESS

General

    The interests in Receivables which the Seller has conveyed or will convey to the Trust pursuant to the Agreement are generated from transactions made by holders of certain Classic VISA and VISA Gold credit card accounts and certain Standard MasterCard and Gold MasterCard credit card accounts. These accounts were generated under the VISA USA, Incorporated ('VISA') or MasterCard International Incorporated ('MasterCard International') programs and were either originated by the Bank or FNBC, or purchased by the Bank or FNBC from other credit card issuers. Effective as of July 1, 1987, FNBC transferred its credit card operation and all its credit card accounts to the Bank, although FNBC retained ownership of all receivables comprising the existing balances in such accounts. Subsequently, such receivables also were transferred to the Bank. The Bank is a member of MasterCard International, and First Chicago and the Bank are members of VISA. The Bank currently offers other VISA and MasterCard credit card accounts with various program features, charges and rate structures. The Bank services these accounts at its headquarters located in Wilmington, Delaware and its operations center located in Elgin, Illinois and retains an affiliated credit card servicing company, First Card Services, Inc. ('FCSI''), located in Uniondale, New York, to perform collection and customer service activities.

     The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International systems. Should either system materially curtail its activities, or should the Bank cease to be a member of MasterCard International or First Chicago and the Bank cease to be members of VISA, for any reason, a Liquidation Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

     The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used for two types of transactions: purchases and cash advances (including balance transfers). Cardholders make purchases when using a credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution, from an automated teller machine or by writing a check on an account; a balance transfer occurs when a cardholder transfers a credit card balance with another credit card issuer to an account with the Seller. Amounts due with respect to each type of transaction will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by the Bank were principally generated through: (i) direct mail solicitations for accounts on a preapproved credit basis; (ii) applications made available to prospective cardholders at FNBC, the Bank and their affiliates, at retail outlets, at other financial institutions with which arrangements have been made, on college campuses and in magazines; (iii) affinity marketing; and (iv) purchases of accounts from other credit card issuers.

     If an account is opened in response to a direct mail preapproved solicitation, the prospective cardholder's name has previously been screened through a credit bureau to ensure that the person meets certain standards of creditworthiness and fiscal responsibility. In the case of preapproved solicitations, the credit limit is based upon the prospective cardholder's creditworthiness as measured by the Seller's risk evaluation process, length and depth of credit experience and usage of credit. In the case of pre-approved solicitations where an offer is made for a credit card with a credit line 'up to' a predetermined amount, credit line assignment is based on similar criteria at the time of the response.

     Before an account is opened in response to an application, the prospective cardholder's application is reviewed for completeness and creditworthiness. A credit report issued by an independent credit reporting agency is generally obtained and information on such report regarding the applicant may be verified. The ability of the applicant to repay credit card balances is generally evaluated by applying a credit score card, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his obligations. If an application is approved, an initial credit limit is established for the account based on the applicant's credit score.

     Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes solicitation of prospective cardholders through the use of purchased lists. Solicitation activities used in connection with affinity marketing also include: solicitation in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

     Credit card accounts that have been purchased by FNBC and the Bank were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such cardholder agreement, the Bank reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing monthly periodic charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon the Bank's continuing evaluation of the cardholder's payment behavior.


Collection Efforts

     Efforts to collect delinquent credit card receivables are made by the Bank and FCSI personnel and collection agencies and attorneys retained by the Bank. Under current practice, the Bank includes a request for payment of overdue amounts on all billing statements subsequent to a delinquency. Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become 30 days or more delinquent. Certain cardholders whom the Bank considers higher risk may be contacted when their accounts first become delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. The current policy of the Bank is to recognize losses no later than the 180th day of delinquency (ie., 210 days after the date of the billing statement), although charge-offs may be made earlier in some circumstances. The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change over time in accordance with the Bank's business judgment and applicable law. Under the terms of the Agreement, any recoveries (including insurance proceeds) received on charged-off Accounts are retained by the Bank and are not included in the assets of the Trust.


Loss and Delinquency Experience

     The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for substantially all VISA and MasterCard consumer revolving credit card accounts owned at the dates indicated by the Bank (excluding certain affinity accounts and certain accounts not originated by the Bank or FNBC) (the 'Bank's Portfolio') during the periods shown. As of the end of the April 1995 Due Period, the Receivables in the Accounts represented substantially all Receivables in the Bank's Portfolio. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below for the Bank's Portfolio.

                    Loss Experience for the Bank's Portfolio


                                            Three Months Ended
                                                March 31,                      Year Ended December 31,
                                        --------------------------      --------------------------------------
                                           1995            1994            1994          1993          1992
                                        ----------      ----------      ----------    ----------    ----------
                                                                (Dollars in thousands)

Average Receivables
 Outstanding(1)......................   $9,137,715      $7,762,634      $8,125,341    $6,701,079    $5,448,901
Gross Charge-offs(2).................      131,949         100,219         433,743       348,699       309,060
Gross Charge-offs as a
  Percentage of Average
  Receivables Outstanding............         5.78%(3)        5.16%(3)        5.34%         5.20%         5.67%

-------------------
(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.

(2) Gross Charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods or customer disputes.
(3) On an annualized basis.

     Charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding decreased in 1993 due, to a large extent, to improving underlying economic conditions. During 1994 and 1995, charge-offs for the Bank's Portfolio measured as a percentage of average receivables outstanding increased due, in part, to certain strategies employed by the Bank to increase the cardholder base which the Bank believes, in turn, will result in the increase of overall revenues for the Bank's Portfolio in the future. In addition, the Bank believes that the current level of unemployment and personal bankruptcy filings make reductions in the loss rates unlikely in the immediate future. Losses are also affected by other factors including competitive behavior and social conditions. The loss rates for the Bank's Portfolio could increase in the future if economic conditions were to worsen and could continue to increase for several months even after such conditions begin to improve. The loss rates set forth above do not reflect the reversal of unpaid fees and finance charges at the time a charge-off occurs.

     The Bank has policies to allow  delinquent  accounts whose  cardholders are making good faith efforts to repay overdue amounts to be deemed current ('reaged') provided certain conditions are satisfied. If an account is 90 days delinquent or greater, it qualifies for reaging treatment if the sum of the payments received during the preceding five months (or in certain circumstances the lesser of (a) five months or (b) the number of months since the account was last current) is at least equal to the sum of the three oldest minimum payments. The reaging process permits only one reaging of an account from 90 days delinquent or greater categories in a 12-month period. With respect to accounts that are 30 to 90 days delinquent, reaging treatment occurs pursuant to a process which uses criteria that are more liberal than the criteria described above. An account 30 to 90 days delinquent can be reaged so long as these criteria are met. The entire process is system controlled. In addition to automatic reaging, account closure and usage restrictions are system controlled. When an account is 30 days delinquent, charge privileges are suspended. Account closure occurs automatically when an account is 60 days delinquent. Reinstatement of closed accounts requires a full credit review; only a minimal number of closed accounts qualify for reinstatement. The Bank may terminate, alter or modify its reaging process at any time. The delinquency information in the following tables reflects the application of the Bank's reaging process.

                 Average Delinquencies for the Bank's PortfoIio

                                                   Average of
                                               Three Months Ended
                                          --------------------------
                                                 March 31, 1995
                                          --------------------------
                                          Delinquent
Payment Status                              Amount     Percentage(1)
----------------------------------------  ----------   -------------
                                           (Dollars in thousands)

30-59 days delinquent...................   $147,576         1.62%
60-89 days delinquent...................     61,886          .68
90 days delinquent or more..............    118,984         1.30
                                          ---------         ----
   Total................................   $328,446         3.59%
                                          =========         ===
                                                                Average of Twelve Months Ended December 31,
                                          --------------------------------------------------------------------------------------
                                                     1994                         1993                          1992
                                          --------------------------   --------------------------   ----------------------------
                                          Delinquent                   Delinquent                   Delinquent
Payment Status                              Amount     Percentage(1)     Amount     Percentage(1)      Amount      Percentage(1)
----------------------------------------  ----------   -------------   ----------   -------------   -----------    -------------
30-59 days delinquent...................   $132,025         1.62%       $107,551         1.60%        $ 91,768         1.68%
60-89 days delinquent...................     55,188         0.68          44,609         0.67           38,144         0.70
90 days delinquent or more..............     98,283         1.21          76,972         1.15           66,826         1.23
                                           --------         ----        --------         ----         --------         ----
   Total................................   $285,496         3.51%       $229,132         3.42%        $196,738         3.61%
                                           ========         ====        ========         ====         ========         ====

-------------
(1) The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the applicable period.

     Delinquencies as a percentage of average receivables outstanding reflect a pattern similar to loss rates as a result of the same factors discussed with respect to the table set forth above for Loss Experience for the Bank's Portfolio.

Revenue Experience

     The gross revenues from monthly periodic charges and fees billed to cardholders on the Bank's Portfolio for each of the three years in the period ended December 31, 1994, and the three months ended March 31, 1995 and 1994, respectively, are set forth in the following table.

     The historic gross revenue figures in the table are calculated on an as-billed basis and represent amounts billed to cardholders in each billing cycle before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes or other expenses. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of monthly periodic charges and fees may exceed cash as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of monthly periodic charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Bank believes that, during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from monthly periodic charges and fees on both a billed and a cash basis will be affected by numerous factors, including the monthly periodic charges on principal receivables, the amount of the annual membership fees, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur monthly periodic charges on purchases, fees and finance charges and changes in the delinquency rate on the Receivables. See 'Special Considerations.'

                   Revenue Experience for the Bank's Portfolio


                                                            Three Months Ended
                                                                 March 31,                      Year Ended December 31,
                                                        --------------------------     -----------------------------------------
                                                           1995            1994           1994           1993             1992
                                                        ----------      ----------     ----------     ----------        --------
                                                                               (Dollars in thousands)
Average Receivables Outstanding(1).................    $9,137,715      $7,762,634      $8,125,341      $6,701,079       $5,448,901
Finance Charges and Fees Billed....................       404,907         334,983       1,405,786       1,182,391        1,003,533
Average Finance Charges and Fees Billed(2).........         17.72%(3)       17.26%(3)       17.30%          17.64%           18.42%

(1) Average Receivables Outstanding is the arithmetic average of receivables outstanding during the period indicated.

(2) Average Finance Charges and Fees Billed is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding and does not include revenue attributable to Interchange.

(3) On an annualized basis.

     The revenues for the Bank's Portfolio shown in the Revenue Experience table are related to monthly periodic charges and other fees billed to cardholders but do not include revenue attributable to Interchange. The revenues related to monthly periodic charges and fees depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding monthly periodic charges on purchases, fees and finance charges. Revenues related to monthly periodic charges and fees also depend on the types of charges and fees assessed by the Bank on the accounts. The Bank introduced a variable rate card in 1987 and has offered cardholders the option of utilizing either a fixed or variable rate monthly periodic charge. From 1989 through 1994, the Bank emphasized the origination of variable rate accounts and substantially all new accounts originated during that time were variable rate accounts. During 1994, the Bank began offering new accounts, for purchase transactions, a fixed rate monthly periodic charge for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such accounts is either 6.9% or 9.9% per annum, a rate which is substantially lower than that currently assessed on the variable rate accounts or the standard fixed rate accounts. The total yield on such accounts during the initial fixed rate period is therefore lower than that of a variable rate account or standard fixed rate account. As of the end of the April 1995 Due Period, Receivables assessed a variable monthly periodic charge constituted approximately 79.77% of the total Receivables balance of Accounts in the Trust. Depending upon fluctuations in interest rates, the variable rate monthly periodic charge (which is based on the prime rate) assessed on variable rate accounts may change from month to month and could be less than the fixed charge applicable to most standard fixed rate accounts. A further shift by cardholders from fixed rate accounts to variable rate accounts, and/or the continued use of the initial fixed/variable rate pricing for certain new accounts, may affect future revenue experience. Throughout the periods shown above, the Bank made certain changes in the charges and fees assessed on the accounts. In 1993, the Bank waived fees (including annual fees) and removed a minimum rate floor of 19.8% or offered a lower rate on some cash advances for certain cardholders. In 1994 and 1995, the Bank continued and continues to offer a lower rate on some cash advances and/or purchases for certain cardholders for limited periods of time. As noted above, during 1994 and 1995, the Bank has been originating accounts with an initial fixed monthly periodic charge on purchases which converts to a variable rate charge after an initial period and which is lower than the monthly periodic rate assessed on most variable rate accounts or standard fixed rate accounts. In addition, the Bank is currently waiving annual fees and offering a lower variable interest rate on certain selected accounts. The Bank has no basis to predict how these changes and any future changes in the terms of accounts may affect the revenue for the Bank's Portfolio. See 'The Accounts--Billing and Payments.'


Interchange

     Members participating in the VISA and MasterCard International associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses, funding full payer receivables and servicing cardholders for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder sales charges in the Accounts bears to the total amount of cardholder sales charges for all accounts in the Seller's entire portfolio. This percentage is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. The Seller will be required, pursuant to the terms of the Series 1995-P Supplement, to transfer to the Trust the Floating Allocation Percentage of Interchange attributable to cardholder charges for merchandise and services in the Accounts. Interchange allocable to Series 1995-P in an amount equal to l/12 of the product of 1.25% per annum and the Invested Amount with respect to each Due Period will be used exclusively to pay the Servicer part of its Monthly Servicing Fee. See 'Description of the Class A Certificates and the Agreement--Servicing Compensation and Payment of Expenses.' Interchange in excess of the portion thereof required to be used exclusively to pay the Servicer part of such Monthly Servicing Fee will be included in Finance Charge Receivables pursuant to the Series 1995-P Supplement for purposes of determining the amount of Finance Charge Receivables and allocating collections and payments to the Certificateholders. Interchange (including the portion used exclusively to pay the Servicer) will be included in Finance Charge Receivables for purposes of calculating the Portfolio Yield.


                                  THE ACCOUNTS

General

     The Accounts currently consist of substantially all of the VISA'r' and MasterCard'r' consumer revolving credit card accounts existing in all of the Seller's ten billing cycles (billing cycles 0, 1, 2, 3, 4, 5, 6, 7, 8 and 9), excluding certain affinity accounts and certain accounts not originated by either the Seller or FNBC. Additional accounts added to each of the foregoing billing cycles (excluding certain affinity accounts) in the normal operation of the Seller's credit card business will generally be added on a daily basis as a category of

Additional   Accounts  See  'Description  of  the Class A  Certificates  and the
Agreement--Addition of Accounts.'

     The Seller's VISA and MasterCard accounts are grouped into billing cycles for the purpose of administrative convenience Each billing cycle has a separate monthly billing date at which time the activity in the related accounts during the month ending on such billing date are processed and billed to cardholders. The Accounts include VISA and MasterCard accounts in billing cycles ending at the close of business on ten separate days in each month. The Seller transferred to the Trust all Receivables existing in the Accounts on the billing date for such Account in either May 1990, September 1990, May 1991, July 1991 or May 1992 (each, a 'Cut Off Date') and all Receivables generated in each such Account after the applicable Cut Off Date. All monthly calculations with respect to each Account are computed based on the activity during the applicable billing cycle for that Account (the monthly billing cycle periods for the Accounts ending in the same month during the term of the Trust being collectively referred to herein as a 'Due Period'). Thus, in the case of the August 1995 Distribution Date, for example, monthly collections would be based on the July 1995 Due Period and would reflect collection activity for billing cycles commencing at the opening of business on the 2nd, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th days of June 1995, and ending at the close of business of the 1st, 3rd, 6th, 9th, 12th, 15th, 18th, 21st, 24th and 27th days of July 1995, respectively, with respect to the Accounts in each of such billing cycles.

     Accounts were previously assigned to billing cycles based on the month in which they were opened. More recently, new accounts have been assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles. Because the Accounts include substantially all the accounts existing in the Seller's ten billing cycles (except for certain affinity accounts and accounts not originated by either the Seller or FNBC), and because the Receivables include all amounts payable by cardholders under the Accounts, the Receivables of some of the Accounts include delinquent or reaged Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent. The level of the Required Enhancement Amount was determined after taking into account, among other considerations, the nature of the Accounts and the Receivables.

     Pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions described below) to designate from time to time additional qualifying VISA and MasterCard consumer revolving credit card accounts of the Bank to be included as Accounts and to convey to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. The Seller currently adds all new accounts opened in the ordinary course of business in the ten billing cycles (excluding certain affinity accounts) as Automatic Additional Accounts on a daily basis and currently intends to continue the addition of such new accounts. In addition, the Seller is required to designate Additional Accounts (x) to maintain the amount of the interest of the Seller (the 'First Chicago Amount') equal to Aggregate Principal Receivables minus the sum of the invested amounts for all Series, so that the First Chicago Amount for the related Due Period equals or exceeds 7% of the Aggregate Principal Receivables for the same Due Period, or such lower percentage as is acceptable to the Rating Agencies, subject to certain conditions (the 'Minimum First Chicago Interest Percentage') and (y) to maintain, for so long as the Certificates remain outstanding, Aggregate Principal Receivables in an amount equal to or greater than the sum of (i) the initial invested amounts (or other amounts, if applicable) of other outstanding Series and (ii) the Initial Invested Amount (the 'Minimum Aggregate Principal Receivables'). The Minimum Aggregate Principal Receivables required to be maintained through the designation by the Seller of Additional Accounts may be increased by a Supplement pursuant to which additional Series may be issued. The Seller will convey the Receivables then existing or thereafter created under any such Additional Accounts to the Trust. Further, pursuant to the Agreement, the Seller has the right (subject to certain limitations and conditions discussed herein) to accept the removal of certain Accounts designated by the Seller from the Trust and to require the Trustee to convey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Seller on the applicable Cut Off Dates plus any Additional Accounts and minus any Removed Accounts. See 'Description of the Class A Certificates and the Agreement--Conveyance of Receivables.'

     The Receivables arising from the Accounts as of the end of the April 1995 Due Period totaled $9,351,383,855 and included $9,146,185,112 of Principal Receivables. The Accounts had an average Principal Receivables balance of $838 and an average credit limit of $6,746. The aggregate total Receivables balance as a percentage of the aggregate total credit limit was 12.70%.

     The following tables summarize the Accounts by various criteria as of the end of the April 1995 Due Period. Approximately 314,629 cardholder accounts included in the Accounts as of the end of the April 1995 Due Period are Classic VISA accounts with respect to which the cardholder has been upgraded to a VISA Gold account. The upgraded accounts generally have certain additional features, including a higher credit limit, which are not generally included in the Classic VISA accounts. For some period of time (not exceeding three years), both accounts are active for a particular cardholder although the Classic VISA account is eventually closed. Upon a cardholder upgrade, the receivables balance in the Classic VISA account is transferred to the VISA Gold account (which account is considered to have the same account opening date as the Classic VISA account) and any new receivables created on the Classic VISA account are immediately transferred to the VISA Gold account. In addition, pursuant to the ordinary operating procedures of the Bank, accounts which expire and have no outstanding balance are not removed immediately from the Bank's Portfolio, but rather are removed periodically from the Bank's Portfolio and therefore may still be included as an Account for some period of time after expiration. As of the end of the April 1995 Due Period, approximately 380,514 expired accounts with a credit balance or no balance were included in the Accounts. Because the composition of the Accounts may change in the future, these tables are not necessarily indicative of the characteristics of the Trust at any time after the end of the April 1995 Due Period.

                 Composition of the Accounts by Account Balance



                                                      Percentage                   Percentage
                                                       of Total                     of Total
                                           Number of   Number of    Receivables    Receivables
  Account Balance                           Accounts   Accounts     Outstanding    Outstanding
  ---------------                          ---------  ----------    -----------    -----------
Credit Balance(1).........................     111,376    1.02%    $  (10,206,029)   (0.11)%
No Balance(2).............................   5,112,765   46.83                  0     0.00
$0.01 to $1,499.99 .......................   3,572,927   32.72      1,441,566,005    15.41
$1,500.00 to $2,999.99 ...................     981,157    8.99      2,183,288,618    23.35
$3,000.00 to $4,499.99 ...................     500,590    4.58      1,852,359,742    19.81
$4,500.00 to $9,999.99 ...................     634,844    5.81      3,828,146,324    40.94
$10,000 or more ..........................       5,115    0.05         56,229,195     0.60
                                            ----------  ------     --------------   ------
  Total...................................  10,918,774  100.00%    $9,351,383,855   100.00%
                                            ==========  ======     ==============   ======

----------
(1) Credit Balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.

(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.


                     Composition of Accounts by Credit Limit



                                                      Percentage                   Percentage
                                                       of Total                     of Total
                                           Number of   Number of    Receivables    Receivables
    Credit Limit                            Accounts   Accounts     Outstanding    Outstanding
    ------------                           ---------  ----------    -----------    -----------
$0.01 to $1,499.99 ......................      168,875    1.55%    $   68,128,001     0.73%
$1,500.00 to $2,999.99 ..................      731,435    6.70        793,877,577     8.49
$3,000.00 to $4,499.99 ..................    1,142,615   10.46      1,091,823,123    11.68
$4,500.00 to $9,999.99 ..................    7,176,115   65.72      6,188,253,498    66.17
$10,000.00 or more(1)....................    1,699,734   15.57      1,209,301,656    12.93
                                            ----------  ------     --------------   ------
  Total..................................   10,918,774  100.00%    $9,351,383,855   100.00%
                                            ==========  ======     ==============   ======

----------
(1)  Maximum current credit limit on an Account is $65,000.

                  Composition of the Accounts by Payment Status


                                                      Percentage                   Percentage
                                                       of Total                     of Total
                                           Number of   Number of    Receivables    Receivables
    Credit Limit                            Accounts   Accounts     Outstanding    Outstanding
    ------------                           ---------  ----------    -----------    -----------
Current(1)...............................   10,770,698   98.64%    $8,904,305,540    95.22%
30-59 days delinquent ...................       90,626    0.83        250,642,753     2.68
60-89 days delinquent ...................       21,807    0.20         70,687,976     0.76
90 days delinquent or more ..............       35,643    0.33        125,747,586     1.34
                                            ----------  ------     --------------   ------
  Total..................................   10,918,774  100.00%    $9,351,383,855   100.00%
                                            ==========  ======     ==============   ======

----------
(1) Includes Accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.


                       Composition of the Accounts by Age



                                                      Percentage                   Percentage
                                                       of Total                     of Total
                                           Number of   Number of    Receivables    Receivables
        Age                                 Accounts   Accounts     Outstanding    Outstanding
        ---                                ---------  ----------    -----------    -----------
Not more than 6 months ...................   1,183,315   10.84%    $  746,581,884     7.98%
Over 6 months to 12 months ...............   1,064,941    9.75        728,453,796     7.79
Over 12 months to 24 months ..............   2,246,952   20.58      1,746,858,560    18.68
Over 24 months to 48 months ..............   3,157,505   28.92      2,671,493,587    28.57
Over 48 months ...........................   3,266,061   29.91      3,457,996,028    36.98
                                            ----------  ------     --------------   ------
  Total...................................  10,918,774  100.00%    $9,351,383,855   100.00%
                                            ==========  ======     ==============   ======

                     Geographic Composition of the Accounts

                                                        Percentage   Percentage
                                                         of Total     of Total
                                                         Number of   Receivables
   State                                                 Accounts    Outstanding
   -----                                                 --------    -----------
California .............................................   11.49%       11.99%
New York ...............................................    8.05         8.14
Illinois ...............................................    7.70         8.12
Florida ................................................    7.11         7.21
Texas ..................................................    5.83         6.57
New Jersey..............................................    4.10         4.16
Ohio....................................................    4.04         3.85
Michigan ...............................................    3.52         3.46
Pennsylvania............................................    4.35         3.28
Indiana.................................................    2.48         2.55
Missouri................................................    2.32         2.38
Minnesota ..............................................    2.67         2.14
Tennessee ..............................................    1.97         2.10
Colorado ...............................................    1.90         2.00
North Carolina .........................................    1.85         1.92
Georgia ................................................    1.72         1.91
Arizona ................................................    1.57         1.87
Virginia ...............................................    1.86         1.77
Massachusetts ..........................................    2.14         1.74
Maryland................................................    1.87         1.72
Washington..............................................    1.60         1.50
Alabama ................................................    1.15         1.27
Oregon..................................................    1.23         1.26
Kentucky ...............................................    1.25         1.21
Louisiana...............................................    1.17         1.18
Connecticut ............................................    1.26         1.16
Oklahoma ...............................................    1.18         1.12
Iowa....................................................    1.38         1.06
South Carolina..........................................    0.96         1.02
All Other(1) ...........................................   10.28        10.34
                                                          ------       ------
  Total.................................................  100.00%      100.00%
                                                          ======       ======

----------
(1) States and foreign countries with less than 1.00% of Total Receivables Outstanding.

Billing and Payments

     The credit card accounts owned by the Bank include accounts originated or purchased by the Bank or FNBC. These accounts have various billing and payment structures, including varying annual fees and monthly periodic charges. The following is information on the current billing and payment characteristics of the Accounts.

     Monthly billing statements are sent by the Bank to cardholders. Each month, a cardholder must make a minimum payment equal to the sum of: (i) 1/48 of the new balance (excluding any amount that is past due and any fees charged on the Account by the Bank), but not less than the greater of $10 or the amount of the finance charges (due to periodic rate) billed to the Account for the billing period, plus (ii) any amount that is past due (unless its inclusion in the minimum payment is waived in accordance with the Servicer's guidelines) plus
(iii) the amount of any fees charged to the Account. Balances under $10 must be paid in full. In addition, if the new balance in the Account less the minimum payment amount computed as described above exceeds the assigned credit limit, the difference between such amounts may be added to the required minimum payment shown on the monthly billing statement

     A monthly periodic charge is assessed on the Accounts. The monthly periodic charge is calculated by multiplying the finance charge balance in an Account by the applicable monthly periodic rate. The finance charge balance is the average daily balance owing on the Account during the billing period including in its calculation any fees charged to the Account by the Bank and any billed but unpaid finance charge Monthly periodic charges are not assessed on purchases, fees or finance charges if all balances shown on the billing statement are paid in full by the cardholder's payment due date shown on the cardholder's billing statement each month. As of the end of the April 1995 Due Period, the Receivables assessed a fixed monthly periodic rate and a variable monthly periodic rate as a percentage of the total Receivables balance of the Accounts was approximately 20.23% and 79.77%, respectively. The current periodic rate assessed on Receivables arising in most standard fixed rate Accounts is 1.65% monthly (19.8% per annum) although certain fixed rate Accounts are assessed at lower rates. With respect to Receivables arising in the variable rate Accounts, the periodic rate assessed is equal on a per annum basis to the interest rate index plus a spread. The interest rate index is determined on each billing date based on the prime rate listed in the money rate section of The Wall Street Journal on the 15th day of the month (or if the 15th is a Saturday, Sunday or holiday, the next business day) immediately preceding the month in which the billing date occurs. The spread on variable rate Accounts ranges generally from 6.9% to 9.9% per annum. During 1994, the Bank began offering certain new Accounts a fixed rate monthly periodic charge on purchases for an initial period (ranging from 6 to 15 months) which then converts into a variable rate. The initial fixed rate offered on such Accounts is generally either 6.9% or 9.9% per annum. Upon conversion to a variable rate, the monthly periodic charge is computed as described above for variable rate Accounts.

     By the terms of the most recent cardholder agreements governing the Accounts, the Bank may change the periodic rate at any time upon written notice to the cardholder. In addition, the cardholder agreements governing most standard fixed rate Accounts give cardholders the option of electing a variable periodic rate to be effective for transactions on or after the election is processed, equal on a per annum basis to the interest rate index plus 9.9% (with a minimum per annum rate of 19.8% for cash advances). Finally, the Bank, under limited circumstances, has offered to existing cardholders a variable periodic rate equal on a per annum basis to the interest rate index plus 4.9%.

     Since 1988, substantially all preapproved Accounts have not been assessed an annual membership fee; in addition, over the last few years, the Bank generally has not assessed or has waived the annual fee for most other new Accounts and also has waived the annual fee for certain other selected Accounts. The annual membership fee which is assessed on Accounts ranges from $12 to $36. Annual fees, to the extent assessed on the Accounts, will be included in the Receivables transferred to the Trust. The Bank may expand or discontinue the fee waiver program or institute other similar programs in the future.

     The Bank generally charges Accounts miscellaneous additional fees, including: (i) a late fee not to exceed $15, if the Bank does not receive the required minimum monthly payment within 10 days following the payment due date shown on the monthly billing statement; (ii) a returned payment check fee not to exceed $15, for each cardholder check received by the Bank and not paid by the cardholder's bank; (iii) an over-limit fee not to exceed $15, if the new balance of an Account (less monthly periodic charges and fees imposed on the current billing date) exceeds the cardholder's stated credit limit by a specified amount on the billing date; (iv) a returned convenience check fee equal to $15, if a convenience check is returned unpaid because it exceeds a cardholder's available credit at the time it is presented to the Bank for payment or if the cardholder's account is delinquent at the time the convenience check is presented to the Bank for payment; and (v) a cash advance fee equal to 2% of the cash advance transaction amount for cash advances obtained from a financial institution or an automatic teller machine or for cash advances obtained by writing a check on an Account. From time to time, the Bank has waived, and may continue to waive, the cash advance fee for certain cash advance transactions including certain balance transfers. Any of the fees described herein may be waived or modified at any time. Currently, the above-described fees may not be charged on certain

Accounts or may be charged at lower rates under certain circumstances. Certain of these fees assessed by various credit card issuers have been challenged in lawsuits See 'Special Considerations--Certain Legal Aspects.'

     The Bank has the right to determine the monthly periodic charges applicable to the Accounts, including the right to alter or defer minimum monthly payments required under the Accounts or to change various other terms with respect to the Accounts, subject to certain limitations contained in the Agreement. See 'Description of the Class A Certificates and the Agreement--Collection and Other Servicing Procedures.' Commencing in 1993, the Bank waived fees and removed the minimum rate floor of 19.8% or offered a lower rate on some cash advances for certain cardholders. In 1994 and 1995, the Bank offered and may continue to offer a reduced rate for purchases and cash advances to certain accounts for a limited period of time. Also in 1994, the Bank introduced an initial fixed rate/variable rate Account described above. The Bank may expand or discontinue any of these programs or institute other similar programs in the future.

     Payments by cardholders to the Bank on the Accounts are processed and applied first to any fees billed to the Accounts, next to billed and unpaid monthly periodic charges and then to billed and unpaid transactions in the order determined by the Bank. Any excess is applied to unbilled monthly periodic charges. There can be no assurance that monthly periodic rates, fees and other charges will remain at current levels in the future. See 'Description of the Class A Certificates and the Agreement--Collection and Other Servicing Procedures.'



                                   THE SELLER

     The primary business of the Seller, a wholly-owned subsidiary of First Chicago, is the processing and issuance of VISA and MasterCard credit cards. The Seller, which was acquired by First Chicago as of July 1, 1987, from Beneficial Corporation, was named Beneficial National Bank USA prior to its acquisition by First Chicago. As of March 31, 1995, and based on the Consolidated Reports of Condition and Income (the 'Call Report') of the Seller at such date, the Seller had total deposits of approximately $1.49 billion, total assets of approximately $6.67 billion, net income for the first quarter of 1995 of approximately $78 million and total equity capital of approximately $824 million. The Call Report is required to be prepared in accordance with regulatory accounting principles, which differ in some respects from generally accepted accounting principles.

     The principal executive offices of the Seller are located at One Gateway Center, 300 King Street, Wilmington, Delaware 19801 (telephone 302-594-8606). The principal executive offices of First Chicago are located at One First National Plaza, Chicago, Illinois 60670 (telephone 312-732-4000).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Excerpt from Prospectus Supplement dated November 1, 1994 to Prospectus dated October 27, 1994



                       First USA Credit Card Master Trust
                    Floating Rate Asset Backed Certificates,
                                  Series 1994-7




                        THE BANK'S CREDIT CARD ACTIVITIES

General

   The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VlSA and MasterCard credit card accounts. The Bank currently services the credit card accounts. Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank by First Data Resources, Inc. ('FDR'). See '--Description of FDR.'

   The following discussion describes certain terms and characteristics of the accounts in the Bank Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected represent only a portion of the Bank Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different criteria from those used in selecting the Accounts already included in the Trust. See 'Description of the Certificates--Addition of Accounts.' Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Bank Portfolio described in the Prospectus Supplement.

Competition

   The bank credit card industry is highly competitive, and is characterized by increased use of advertising, target marketing and pricing competition as both traditional and new credit card issuers seek to expand or enter the market. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate such Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out Event could occur with respect to each Series in which case the Rapid Amortization Period with respect to such Series would commence.


Origination and Acquisition of Credit Card Accounts

   Origination. The Bank originates credit card accounts in four ways: (i) direct solicitation of First USA brand products, (ii) affinity group marketing programs, (iii) agent bank marketing programs and (iv) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) principally consist of direct mail, telemarketing, and application displays. Affinity marketing is conducted through solicitation of organized membership groups with a common interest and/or a common cause with the written endorsement of the group's leadership. See 'The Receivables.'

   Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria. Most accounts are opened with an initial term of two years. Prior to the implementation of the credit scoring system during 1988, each application was generally reviewed by a credit analyst employed by the Bank using judgmental criteria.

   For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to the highest quality prospects and consistently exhibit the same or, in most cases, superior credit quality results as compared to non-preapproved solicitations.

   For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

   Portfolio Acquisitions. Portfolio acquisitions have represented an important source of growth in the past; however, the Bank does not rely on such portfolio acquisitions to achieve its growth. See 'The Bank and First USA, Inc.' Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under '--Origination' above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See 'The Receivables,' 'Description of the Certificates--Transfer and Assignment of Receivables' and '--Representations and Warranties.'

Description of FDR

   With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

   FDR was established in 1968 as the data processing unit of MidAmerica Bankcard Association and was acquired by American Express Company in 1980, although according to publicly filed documents American Express Company's interest has since been significantly reduced.

   The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA USA, Inc. and MasterCard International. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

Billing and Payments

   Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

   A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ('Purchases') or to obtain cash loans ('Cash Advances') from any financial institution that accepts the card.

Cash Advances may also be obtained through the use of 'Credit Line Checks' issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

   Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee.

   Monthly Periodic Finance Charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the payment due date. Periodic Finance Charges accrue on new Purchases from the day that they are posted to the account. Finance charges accrue on Cash Advances from the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Credit Line Check is used, the day that the check is presented for payment to the Bank. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts), for each new Cash Advance posted to the account other than Cash Advances obtained through Credit Line Checks plus the Periodic Finance Charge equal to the product of the monthly periodic rate (the 'Monthly Periodic Rate') multiplied by the average daily balance. The Bank issues accounts with fixed Monthly Periodic Rates and accounts with floating Monthly Periodic Rates that adjust periodically according to an index.

   The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signing an application or, in the case of an account acquired by the Bank from another institution, accepting the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

Delinquencies

   An account is contractually delinquent if the Minimum Payment is not received by the Payment Due Date. An account is not treated as delinquent by the Bank if the Minimum Payment is received by the next billing date, but the period of delinquency on any account is measured from the Payment Due Date. Efforts to collect delinquent credit card receivables currently are made by the Bank's Collection Department personnel or the Bank's designees, including regional collection units located in Baton Rouge, Louisiana and Dallas, Texas. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's Collection Managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management. Accounts currently are charged off immediately prior to the end of the seventh billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge off an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged.

The credit evaluation, servicing and charge off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

   The Bank has a policy of restoring or 'reaging' a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in 'Description of the Certificates--Discount Receivables' which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.


                         THE BANK AND FIRST USA, INC.

   First USA Bank. The Bank is a wholly-owned subsidiary of First USA Financial, Inc. ('First USA Financial'), which is a wholly-owned subsidiary of First USA, Inc. ('FUSA').

   The Bank is among the nation's largest issuers of Visa and MasterCard credit cards in the United States. The Bank's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary cash expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

   The Bank offers Visa and MasterCard credit cards, including premium and standard cards, and obtains new credit card accounts through direct solicitations, affinity programs, its agent bank program and portfolio acquisitions. This diversified marketing strategy is designed to achieve balanced growth and penetration of target markets in a manner which is not dependent on the success of any one approach.

   First USA, Inc. Incorporated in 1989, FUSA is a Delaware corporation, which, through its subsidiaries, is one of the nation's largest credit card companies both as an issuer of Visa and MasterCard credit cards and as a processor of credit card transactions on behalf of merchants which accept credit cards as payment for goods or services. FUSA's predecessors were founded by its current Chairman and President in 1985, and its management team has been assembled over the past nine years. Growth has been maintained in the FUSA's credit card and merchant portfolios and in operating revenues since its inception, despite regional and national economic downturns during that time.

       FUSA conducts its credit card business through its wholly-owned subsidiary, First USA Financial, which is the parent company of the two primary operating subsidiaries, the Bank and First USA Merchant Services, Inc. ('First USA Merchant Services'). FUSA's other business units, conducted through other subsidiaries of First USA Financial, provide ancillary services that complement the Bank's and First USA Merchant Services' credit card operations. In 1989, FUSA acquired, through a management-led leveraged acquisition, First USA Financial's predecessor. In June 1992, FUSA sold shares of its common stock through an initial public offering and in February and August 1993, FUSA sold additional shares of its common stock through public offerings. In March 1994, FUSA sold shares of its convertible preferred stock through a public offering.

                        THE BANK'S CREDIT CARD PORTFOLIO

General

   The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. As of September 30, 1994, approximately 55% of the accounts in the Bank Portfolio were premium accounts and approximately 45% were standard accounts. See 'The Bank's Credit Card Activities' in the Prospectus.

Assessment of Fees and Finance and Other Charges

   A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. With minor exceptions, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the new balance shown on the statement, plus any amount past due and any amount over the cardholder's credit line. The Bank may assess a late payment fee, generally ranging from $10 to $18 for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee, generally ranging from $10 to $18, for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $18, for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a non-refundable Annual Membership Fee.

   Monthly Periodic Finance Charges are not assessed in most circumstances on Purchases and credit line checks if all balances shown in the billing statement are paid by the payment due date, which is approximately 23-25 days from the previous cycle billing date. Monthly Periodic Finance Charges are assessed on new Purchases and credit line checks from the day that they are posted to the account if all balances shown in the prior billing statement were not paid in full by the payment due date. Monthly Periodic Finance charges are assessed on Cash Advances from the later of the day that they are made or the first day of the billing cycle during which they were posted to the account. Aggregate monthly finance charges for each account consist of Periodic Finance Charges equal to either (i) the product of the monthly periodic rate (the 'Monthly Periodic Rate') multiplied by the average daily balance or (ii) the product of the daily balance and the daily periodic rate totaled for each day during the monthly billing cycle plus an additional Cash Advance finance charge (not applicable for certain accounts), generally equal to a one-time charge of 2% of the Cash Advance (with a minimum ranging from $2 to $5 and a maximum ranging from $10 to unlimited), for each new Cash Advance posted to the account other than Cash Advances obtained through credit line checks. The Monthly Periodic Rates, exclusive of introductory rates, of the accounts in the Bank Portfolio generally range between .825% and 1.75% corresponding to annual percentage rates of between 9.9% and 21%. The introductory rates on the accounts in the Bank Portfolio approximate annual percentage rates of 6.9%. The Bank issues accounts with floating Monthly Periodic Rates that adjust periodically according to an index and accounts with fixed Monthly Periodic Rates.

Delinquency and Loss Experience

   The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of VISA and Mastercard credit card accounts serviced by the Bank (the 'Bank Portfolio'). Because the Trust Portfolio is only a portion of the Bank Portfolio, and because the Transferor will have the right, and, in some circumstances, the obligation, to designate Additional Accounts (and to convey to the Trust all Receivables in such Additional Accounts), which Additional Accounts may not be included in the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.

                             Delinquency Experience
                                 Bank Portfolio
                             (dollars in thousands)



                                                                               As of June 30,
                                              ------------------------------------------------------------------------
                    As of September 30, 1994            1994                    1993                     1992
                    ------------------------- ------------------------ ---------------------  ------------------------
                                   Percentage              Percentage             Percentage               Percentage
                                    of Total               of Total                of Total                 of Total
                    Receivables   Receivables Receivables Receivables Receivables Receivables Receivables  Receivables
                    -----------   ----------- ----------- ----------- ----------- ----------- -----------  -----------
Receivables
Outstanding(]) ....  $8,872,022    100.00%    $7,520,458    100.00%   $3,720,634   100.00%    $2,307,708   100.00%
                     ==========    ======     ==========    ======    ==========   ======     ==========   ======
Receivables
 Delinquent:
 35-64 days .......  $   79,948      0.90%    $   60,024     0.80%    $   34,604     0.93%    $   27,055     1.17%
 65-94 days .......      40,989      0.46         32,255     0.43         20,651     0.56         16,364     0.71
95 or more days ..       88,509      1.00         74,458     0.99         49,207     1.32         46,071     2.00
                     ----------      ----     ----------     ----     ----------     ----     ----------     ----
  Total............  $  209,446      2.36%    $  166,737     2.22%    $  104,462     2.81%    $   89,490     3.88%
                     ==========    ======     ==========    ======    ==========   ======     ==========   ======

----------
(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts.



                                Loss Experience
                                 Bank Portfolio
                             (dollars in thousands)

                                                                Three Months
                                                                   Ended                        Fiscal Year Ended June 30,
                                                                September 30,       ------------------------------------------------
                                                                    1994               1994                1993              1992
                                                                 ----------         ----------         ----------         ----------
Average Receivables Outstanding(l) ........................      $8,159,544         $5,339,689         $2,795,350         $2,128,558
Gross Charge Offs(2) ......................................          43,629            132,279            100,308             93,932
Gross Charge Offs as a percentage of Average
Receivables Outstanding(4) ...............................            2.14%              2.48%              3.59%              4.41%
Recoveries(3) .............................................           2,830             13,889              9,507              8,113
Net Losses(3) .............................................          40,799            118,390             90,801             85,819
Net Losses as a percentage of Average Receivables
Outstanding(4) ...........................................            2.00%              2.22%              3.25%              4.03%

----------
(1) Average Receivables Outstanding is the average daily receivables during the periods indicated.
(2) Gross Charge Offs are principal charge-offs and are before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes.
(3)  Recoveries are not included in the Trust.
(4)  Annualized.

     Receivables delinquent as a percentage of total receivables outstanding decreased significantly from 3.88% at June 30, 1992, to 2.81% at June 30, 1993, to 2.22% at June 30, 1994 and increased to 2.36% at September 30, 1994. Gross charge offs as a percentage of average receivables outstanding over the same period have decreased from 4.41% for fiscal 1992, to 3.59% for fiscal 1993, to 2.48% for fiscal 1994 and to 2.14% for the three months ended September 30, 1994. The Bank believes these trends to be primarily a function of improved portfolio credit quality during fiscal 1993 and 1994 and for the three months ended September 30, 1994.

     The growth of Average Receivables Outstanding in the Bank Portfolio from approximately $2.1 billion for the fiscal year ended June 30, 1992, to approximately $8.2 billion for the three months ended September 30, 1994, and the growth of the Bank Portfolio from approximately $2.3 billion as of June 30, 1992, to approximately $8.9 billion as of September 30, 1994, has contributed to lowering the loss and delinquency percentages for the Bank Portfolio. However, if the proportion of new accounts to seasoned accounts in the Bank Portfolio were to become smaller, this effect could be lessened. To the extent that Average Receivables Outstanding and the Bank Portfolio do not continue to grow at the same rate as they did from June 1992 to September 1994, there can be no assurance that the loss and delinquency percentages will remain at current levels.

       The Bank believes that the historical performance of the Accounts as of September 30, 1994 has been no worse than that of the Bank Portfolio as a whole. As of October 15, 1994, the Receivables in the Trust Portfolio and the
Receivables in the Additional Accounts to be conveyed to the Trust on the Closing Date represented approximately 86.0% of the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth above because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those that have prevailed during the periods reflected above.


Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange currently ranges from approximately 1.0% to 2.0% of the transaction amount. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described in the Prospectus under 'Description of the Certificates--Discount Receivables') of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.


                                 THE RECEIVABLES

   The Receivables in the Trust Portfolio, as of the beginning of the day on October 15, 1994, including the Additional Accounts to be added to the Trust on the Closing Date, consisted of $7,685,634,636 of Principal Receivables and $191,744,005 of Finance Charge Receivables. On October 15, 1994, the Transferor designated Additional Accounts, which included approximately $905,870,056 of Principal Receivables, and will transfer the Receivables arising therein to the Trust on the Closing Date. The Additional Accounts to be added to the Trust on the Closing Date were, as of the Relevant Cut-Off Date, Eligible Accounts (a) which were originated at least 60 days prior to the Relevant Cut-Off Date, and
(b) which had not been delinquent for greater than 2 billing cycles since January 1, 1992. The Accounts had an average Principal Receivable balance of $1,607 (including accounts with a zero balance) and an average credit limit of $4,830. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 34.1%.

   As of October 15, 1994, cardholders whose Accounts are included in the Trust Portfolio, including such Additional Accounts, had billing addresses in 50 states, the District of Columbia and other United States territories and possessions. As of October 15, 1994, 56% of the Accounts, including such Additional Accounts, were premium accounts and 44% were standard accounts, and the aggregate Principal Receivable balances of premium accounts and standard accounts, as a percentage of the total aggregate Principal Receivables, were 68% and 32%, respectively.

   The Minimum Transferor Percentage applicable to the Certificates is 7%. The Minimum Aggregate Principal Receivables applicable to the Certificates is an amount equal to (i) the sum of the initial invested amounts of all Series then outstanding other than any Series of variable funding certificates, (ii) with respect to any Series of variable funding certificates in its revolving period, the then current invested amount of such Series and (iii) with respect to any Series of variable funding certificates in an amortization period, the invested amount of such Series at the end of the last day of the Revolving Period for such Series.

   The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on October 15, 1994. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                 Trust Portfolio

                                                            Percentage
                                                              of Total                 Percentage of
               Account                          Number of    Number of   Amount of     Total Amount of
            Balance Range                       Accounts     Accounts   Receivables     Receivables
            -------------                       ---------   ----------  -----------    ---------------
Credit Balance .......................            48,507        1.0% $    (6,061,890)       (0.1)%
No Balance ...........................         1,344,930       28.1             --            --
$0.01 to $1,500.00 ...................         1,621,370       33.9      897,908,705        11.4
$1,500.01 to $5,000.00 ...............         1,353,318       28.3    4,304,233,989        54.6
$5,000.01 to $10,000.00 ..............           405,166        8.5    2,578,477,764        32.7
$10,000.01 or More ...................             8,152        0.2      102,820,073         1.4
                                               ---------      -----  ---------------       -----
     TOTAL ...........................         4,781,443      100.0% $ 7,877,378,641       100.0%
                                               =========      =====  ===============       =====



                          Composition by Credit Limit
                                 Trust Portfolio



                                               Percentage
                                                of Total                Percentage of
          Credit                   Number of    Number of   Amount of    Total Amount of
       Limit Range                 Accounts     Accounts   Receivables   Receivables
      ------------                 ---------   ---------- --------------  ---------------
$0.00 to $1,500.00 .........          555,866     11.6%   $  270,788,379       3.4%
$1,500.01 to $5,000.00 .....        2,656,582     55.6     3,469,897,900      44.1
$5,000.01 to $10,000.00 ....        1,528,271     32.0     3,959,502,534      50.3
$10,000.01 or More .........           40,724      0.8       177,189,828       2.2
                                    ---------    -----    --------------     -----
     TOTAL .................        4,781,443    100.0%   $7,877,378,641     100.0%
                                    =========    =====    ==============     =====



                      Composition by Period of Delinquency
                                 Trust Portfolio

                                                Percentage
    Period of Delinquency                        of Total                   Percentage of
     (Days Contractually           Number of    Number of    Amount of      Total Amount of
        Delinquent)                 Accounts     Accounts   Receivables     Receivables
     -------------------           ---------   ---------- ----------------  ---------------
Not Delinquent .................     4,555,220       95.3%  $7,187,424,770    91.2%
Up to 34 Days ..................       168,433        3.5      504,965,567     6.4
35 to 64 Days ..................        24,590        0.5       75,438,532     1.0
65 to 94 Days ..................        11,280        0.2       36,441,200     0.5
95 or More Days ................        21,920        0.5       73,108,572     0.9
                                     ---------      -----   --------------   -----
     TOTAL .....................     4,781,443      100.0%  $7,877,378,641   100.0%
                                     =========      =====   ==============   =====

                     Composition by Geographic Distribution
                                 Trust Portfolio

                                                         Percentage
                                                           of Total                Percentage of
                                              Number of    Number of   Amount of  Total Amount of
                 State                         Accounts     Accounts  Receivables   Receivables
                 -----                        ---------    ---------  -----------  ------------
Alabama.................................         30,837        0.6%   $ 56,961,334    0.7%
Alaska .................................          8,618        0.2      18,716,497    0.2
Arizona ................................         87,505        1.8     156,620,297    2.0
Arkansas ...............................         52,212        1.1      80,870,210    1.0
California..............................        462,425        9.7     746,407,848    9.5
Colorado ...............................         16,087        0.3      27,343,273    0.3
Connecticut ............................         71,863        1.5     133,457,293    1.7
Delaware ...............................          3,937        0.l       5,403,839    0.1
District of Columbia....................         10,299        0.2      17,446,715    0.2
Florida ................................        305,417        6.4     516,170,232    6.6
Georgia ................................        113,412        2.4     201,285,693    2.6
Hawaii .................................         19,022        0.4      32,645,813    0.4
Idaho ..................................         11,116        0.2      20,137,048    0.3
Illinois ...............................        284,517        6.0     435,348,308    5.5
Indiana.................................         15,791        0.3      24,334,632    0.3
Iowa....................................          4,659        0.1       6,884,010    0.1
Kansas..................................         29,693        0.6      54,750,841    0.7
Kentucky................................         44,832        0.9      71,751,592    0.9
Louisiana...............................        194,312        4.1     276,786,530    3.5
Maine ..................................          2,657        0.1       4,180,848    0.1
Maryland ...............................        119,836        2.5     200,320,410    2.5
Massachusetts...........................        141,789        3.0     253,852,136    3.2
Michigan ...............................        166,992        3.5     296,262,315    3.8
Minnesota ..............................         28,554        0.6      33,187,264    0.4
Mississippi ............................         30,387        0.6      51,611,603    0.7
Missouri................................         64,740        1.4     103,444,291    1.3
Montana.................................         12,762        0.3      20,619,074    0.3
Nebraska ...............................         32,278        0.7      44,233,052    0.6
Nevada..................................         42,242        0.9      79,504,040    1.0
New Hampshire ..........................         26,286        0.5      47,303,841    0.6
New Jersey..............................        255,497        5.3     405,512,900    5.1
New Mexico .............................         35,455        0.7      50,943,407    0.6
New York ...............................        359,225        7.5     648,388,874    8.2
North Carolina .........................         50,373        1.1      77,414,249    1.0
North Dakota ...........................         10,250        0.2      12,400,341    0.1
Ohio ...................................        195,117        4.1     326,733,243    4.1
Oklahoma ...............................         68,869        1.4     102,418,033    1.3
Oregon..................................         60,130        1.3     103,578,291    1.3
Pennsylvania............................        214,441        4.5     323,681,654    4.1
Rhode Island ...........................         17,317        0.4      33,291,737    0.4
South Carolina .........................         34,111        0.7      57,137,800    0.7
South Dakota ...........................          9,004        0.2      12,743,867    0.2
Tennessee ..............................         28,372        0.6      48,655,175    0.6
Texas ..................................        724,123       15.1   1,172,647,865   14.9
Utah....................................         28,168        0.6      43,481,521    0.6
Vermont.................................          7,665        0.2      12,777,323    0.2
Virginia ...............................        107,132        2.2     185,214,338    2.4
Washington .............................        101,090        2.1     180,627,271    2.3
West Virginia...........................         14,222        0.3      24,366,500    0.3
Wisconsin ..............................          9,073        0.2      12,965,109    0.2
Wyoming ................................          4,672        0.1       7,845,521    0.1
Other U.S. territories and possessions..         12,060        0.2      16,712,743    0.2
                                              ---------      -----  --------------  -----
     TOTAL .............................      4,781,443      100.0% $7,877,378,641  100.0%
                                              =========      =====  ==============  =====






                         Composition of Accounts by Age
                                 Trust Portfolio

                                                    Percentage
                                                    of Total                   Percentage of
                                      Number of      Number of    Amount of    Total Amount of
             Age                       Accounts      Accounts   Receivables    Receivables
             ---                     ---------      ----------  ------------  ---------------
Less than or equal to 6 Months ..        759,439       15.9%   $1,432,688,903     18.2%
Over 6 Months to 12 Months.......      1,000,242       20.9     1,970,947,539     25.0
Over 12 Months to 24 Months......      1,325,347       27.7     2,035,837,190     25.9
Over 24 Months to 36 Months .....        530,004       11.1       624,260,668      7.9
Over 36 Months to 48 Months......        326,448        6.8       348,055,928      4.4
Over 48 Months to 60 Months......        204,350        4.3       368,276,203      4.7
Over 60 Months...................        635,613       13.3     1,097,312,210     13.9
                                       ---------      -----    --------------    -----
     TOTAL ......................      4,781,443      100.0%   $7,877,378,641    100.0%
                                       =========      =====    ==============    =====

Excerpt from Prospectus Supplement dated September 6, 1995 to Prospectus dated September 6, 1995


                       First USA Credit Card Master Trust
                    Floating Rate Asset Backed Certificates,
                                  Series 1995-4

                        THE BANK'S CREDIT CARD ACTIVITIES

General

    The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts. The Bank currently services the credit card accounts. Certain data processing and administrative functions associated with such servicing are performed on behalf of the Bank. by First Data Resources, Inc. ('FDR'). See '--Description of FDR.'

   The following discussion describes certain terms and characteristics of the accounts in the Bank Portfolio from which the Accounts were selected. The Eligible Accounts, from which the Accounts were selected represent only a portion of the Bank Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different criteria from those used in selecting the Accounts already included in the Trust. See 'Description Or the Certificates--Addition of Accounts.' Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Bank Portfolio described in the Prospectus Supplement.


Competition

   The bank credit card industry is highly competitive, and is characterized by increased use of advertising, target marketing and pricing competition as both traditional and new credit card issuers seek to expand or enter the market. The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate such Receivables. If the rate at which new Receivables are generated declines significantly, a Pay Out Event could occur with respect to each Series in which case the Rapid Amortization Period with respect to such Series would commence.


Origination and Acquisition of Credit Card Accounts

   Origination. The Bank originates credit card accounts in four ways: (i) direct solicitation of First USA brand products, (ii) affinity group marketing programs, (iii) agent bank marketing programs and (iv) the acquisition of credit card portfolios from other financial institutions. These programs (excluding portfolio acquisitions) principally consist of direct mail, telemarketing, and application displays. Affinity marketing is conducted through solicitation of organized membership groups with a common interest and/or a common cause with the written endorsement of the group's leadership. See 'The Receivables.'

   Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by the Bank for all cardholders meeting specific criteria. Most accounts are opened with an initial term of two years. Prior to the implementation of the credit scoring system during 1988, each application was generally reviewed by a credit analyst employed by the Bank using judgmental criteria.

    For preapproved solicitations, the Bank generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. The Bank then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to the highest quality prospects and consistently exhibit the same or, in most cases, superior credit quality results as compared to non-preapproved solicitations.

   For non-preapproved solicitations, the Bank purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check

    Portfolio Acquisitions. Portfolio acquisitions have represented an important source of growth in the past; however, the Bank does not rely on such portfolio acquisitions to achieve its growth. See 'The Bank and First USA, Inc.' Prior to acquiring a portfolio, the Bank reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by the Bank. There can be no assurance that Accounts so acquired were originated in a manner consistent with the Bank's policies as described under '--Origination' above or that the underwriting and qualification of such Accounts conformed to any given standards. The Accounts include accounts previously acquired by the Bank. Such accounts and any accounts acquired in the future may become Additional Accounts provided that, at such time, they constitute Eligible Accounts. See 'The Receivables,' 'Description of the Certificates--Transfer and Assignment of Receivables' and '--Representations and Warranties.'

Description of FDR

    With respect to the Accounts, certain data processing and administrative functions associated with servicing the Receivables will initially be performed by FDR. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

   FDR was established in 1968 as the data processing unit of MidAmerica Bankcard Association and was acquired by American Express Company in 1980, although according to publicly filed documents American Express Company's interest has since been significantly reduced.

   The Bank utilizes a variety of the services provided by FDR in originating and servicing the Bank's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA USA, Inc. and MasterCard International. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

Billing and Payments

   Cardholder Agreement. Each cardholder is subject to an agreement with the Bank governing the terms and conditions of the related VISA or MasterCard account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its VISA or MasterCard accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to the requirements of applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

   A cardholder may use the credit card to purchase or lease goods or services wherever the card is honored ('Purchases') or to obtain cash loans ('Cash Advances') from any financial institution that accepts the card.

Cash Advances may also be obtained through the use of Credit Line Checks' issued by the Bank which may be completed and signed by the cardholder in the same way as a regular personal check.

    Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. The Bank may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. In some cases, the Bank charges a nonrefundable Annual Membership Fee

   Monthly Periodic Finance Charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the payment due date. Periodic Finance Charges accrue on new Purchases from the day that they are posted to the account. Finance charges accrue on Cash Advances from the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a Credit Line Check is used, the day that the check is presented for payment to the Bank. Aggregate monthly finance charges for each account consist of the sum of the Cash Advance finance charge (not applicable for certain accounts), for each new Cash Advance posted to the account other than Cash Advances obtained through Credit Line Checks plus the Periodic Finance Charge equal to the product of the monthly periodic rate (the 'Monthly Periodic Rate') multiplied by the average daily balance. The Bank issues accounts with fixed Monthly Periodic Rates and accounts with floating Monthly Periodic Rates that adjust periodically according to an index.

   The foregoing provisions apply with respect to cardholders that have entered into one of the Bank's standard agreements by, in the case of a new account, signing an application or, in the case of an account acquired by the Bank from another institution, accepting the terms of the Bank's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by the Bank from another institution has not entered into one of the Bank's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.


Delinquencies

   An account is contractually delinquent if the Minimum Payment is not received by the Payment Due Date. An account is not treated as delinquent by the Bank if the Minimum Payment is received by the next billing date, but the period of delinquency on any account is measured from the Payment Due Date. Efforts to collect delinquent credit card receivables currently are made by the Bank's Collection Department personnel or the Bank's designees, including regional collection units located in Baton Rouge, Louisiana and Dallas, Texas. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. The Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of the Bank's Collection Managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management. Accounts currently are charged off immediately prior to the end of the seventh billing cycle after having become contractually past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. At the time of charge off an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged.

The credit evaluation, servicing and charge off policies all collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable law.

   The Bank has a policy of restoring or 'reaging' a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection with cardholder Purchases is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange will be allocated to the Trust by treating 1.3% (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described herein in 'Description of the Certificates--Discount Receivables' which adjusted percentage, if applicable, will be specified in the applicable Prospectus Supplement) of collections on the Receivables (whether arising from Purchases or Cash Advances), other than collections with respect to Periodic Finance Charges, Annual Membership Fees and Other Charges, as collections of Discount Receivables.


                           THE BANK AND FIRST USA, INC.

    First USA Bank. The Bank is a wholly-owned subsidiary of First USA Financial, Inc. ('First USA Financial'), which is a wholly-owned subsidiary of First USA, Inc ('FUSA').


   The Bank is among the nation's largest issuers of Visa and MasterCard credit cards in the United States. The Bank's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary cash expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

   The Bank offers Visa and MasterCard credit cards, including premium and standard cards, and obtains new credit card accounts through direct solicitations, affinity programs, its agent bank program and portfolio acquisitions. This diversified marketing strategy is designed to achieve balanced growth and penetration of target markets in a manner which is not dependent on the success of any one approach.

   First USA, Inc. Incorporated in 1989, FUSA is a Delaware corporation, which, through its subsidiaries, is one of the nation's largest credit card companies both as an issuer of Visa and MasterCard credit cards and as a processor of credit card transactions on behalf of merchants which accept credit cards as payment for goods or services. FUSA's predecessors were founded by its current Chairman and President in 1985, and its management team has been assembled over the past nine years. Growth has been maintained in the FUSA's credit card and merchant portfolios and in operating revenues since its inception, despite regional and national economic downturns during that time.

   FUSA conducts its credit card business through its wholly-owned subsidiary, First USA Financial, which is the parent company of the two primary operating subsidiaries, the Bank and First USA Merchant Services, Inc. ('First USA Merchant Services'). FUSA's other business units, conducted through other subsidiaries of First USA Financial, provide ancillary services that complement the Bank's and First USA Merchant Services' credit card operations. In 1989, FUSA acquired, through a management-led leveraged acquisition, First USA Financial's predecessor. In June 1992, FUSA sold shares of its common stock through an initial public offering and in February and August 1993, FUSA sold additional shares of its common stock through public offerings. In March 1994, FUSA sold shares of its convertible preferred stock through a public offering.

                        THE BANK'S CREDIT CARD PORTFOLIO

General

   The Receivables which the Bank has conveyed and will convey to the Trust pursuant to the Pooling and Servicing Agreement have been and will be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. As of June 30, 1995, approximately 62% of the accounts in the Bank Portfolio were premium accounts and approximately 38% were standard accounts. See 'The Bank's Credit Card Activities' in the Prospectus.

Assessment of Fees and Finance and Other Charges

   A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. With minor exceptions, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the new balance shown on the statement, plus any amount past due and any amount over the cardholder's credit line. The Bank may assess a late payment fee, generally ranging from $10 to $18 for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement, but generally does not assess such fee if the minimum payment is received by the next billing date. The Bank may assess a return check fee, generally ranging from $10 to $18, for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $18, for Purchases or Cash Advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between the Bank and the cardholder, any late payment fee, return check fee or administrative fee is added to the account and treated as a Purchase. Existing card products generally have annual fees ranging from no fee to $35.

   Monthly Periodic Finance Charges are not assessed in most circumstances on Purchases and credit line checks if all balances shown in the billing statement are paid by the payment due date, which is approximately 23-25 days from the previous cycle billing date. Monthly Periodic Finance Charges are assessed on new Purchases and credit line checks from the day that they are posted to the account if all balances shown in the prior billing statement were not paid in full by the payment due date. Monthly Periodic Finance Charges are assessed on Cash Advances from the later of the day that they are made or the first day of the billing cycle during which they were posted to the account. Aggregate monthly finance charges for each account consist of Periodic Finance Charges equal to either (i) the product of the monthly periodic rate (the 'Monthly Periodic Rate') multiplied by the average daily balance or (ii) the product of the daily balance and the daily periodic rate totaled for each day during the monthly billing cycle plus an additional Cash Advance finance charge (not applicable for certain accounts), generally equal to a one-time charge of 2% of the Cash Advance (with a minimum ranging from $2 to $5 and a maximum ranging from $10 to unlimited), for each new Cash Advance posted to the account other than Cash Advances obtained through credit line checks. The Monthly Periodic Rates, exclusive of introductory rates, of the accounts in the Bank Portfolio generally range between .825% and 1.75% corresponding to annual percentage rates of between 9.9% and 21%. The introductory rates on the accounts in the Bank Portfolio are either fixed or variable annual percentage rates. The Bank issues accounts with floating Monthly Periodic Rates that adjust periodically according to an index and accounts with fixed Monthly Periodic Rates.

Delinquency and Loss Experience

   The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of VISA and MasterCard credit card accounts serviced by the Bank (the 'Bank Portfolio'). The Bank believes that the historical performance of the Accounts as of June 30, 1995 has been no worse than that of the Bank Portfolio as a whole. As of August 23, 1995, the Receivables in the Trust Portfolio and the Receivables in the Additional
Accounts to be conveyed to the Trust on the Closing Date represented approximately 92.4% of the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below.

                             Delinquency Experience
                                 Bank Portfolio
                             (dollars in thousands)

                                                                 As of June 30,
                                --------------------------  ------------------------    --------------------------
                                          1995                        1994                        1993
                                --------------------------  ------------------------    --------------------------
                                               Percentage                 Percentage                    Percentage
                                                 of Total                  of Total                     of Total
                                Receivables    Receivables  Receivables   Receivables   Receivables    Receivables
                                -----------    -----------  -----------   -----------   -----------    -----------
Receivables Outstanding(l) ..   $13,287,452      100.00     $7,520,458      100.00%     $ 3,720,634      100.00%
                                ===========      ======     ==========      ======      ===========      ======

Receivables Delinquent:
 35-64 days .................   $   141,181        1.06%    $   60,024        0.80%     $    34,604        0.93%
 65-94 days .................        76,416        0.57         32,255        0.43           20,651        0.56
 95 or more days ............       176,250        1.33         74,458        0.99           49,207        1.32
                                -----------      ------     ----------      ------      -----------      ------
  Total .....................   $   393,847        2.96%    $  166,737        2.22%     $   104,462        2.81%
                                ===========      ======     ==========      ======      ===========      ======

--------------
(1) The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts.

                                 Loss Experience
                                 Bank Portfolio
                             (dollars in thousands)

                                                                                              Fiscal Year Ended June 30,
                                                                                     -------------------------------------------
                                                                                     1995                1994               1993
                                                                                     ----                ----               ----
Average Receivables Outstanding(l) ........................................       $10,446,438        $ 5,339,689        $ 2,795,350
Gross Charge Offs(2) ......................................................           245,572            132,279            100,308
Gross Charge Offs as a percentage of Average Receivables
 Outstanding ..............................................................              2.35%              2.48%              3.59%
Recoveries(3) .............................................................            15,099             13,889              9,507
Net Losses(3) .............................................................           230,473            118,390             90,801
Net Losses as a percentage of Average Receivables Outstanding .............              2.21%              2.22%              3.25%
--------------

(1) Average Receivables Outstanding is the average daily receivables during the periods indicated.

(2) Gross Charge Offs are principal charge offs and are before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes.

(3) Recoveries are not included in the Trust.

   As in past years, the Bank's credit quality during fiscal 1995 exceeded the industry averages. Receivables delinquent as a percentage of total receivables outstanding increased from 2.22% at June 30, 1994 to 2.96% at June 30, 1995.
Gross charge offs as a percentage of average receivables outstanding have decreased from 3.59% for fiscal 1993, to 2.48% for fiscal 1994 and to 2.35% for fiscal 1995. Newly booked accounts generally exhibit rising delinquency and losses which reach a steady state within approximately two to three years.
During fiscal 1995, as new loan growth became a smaller percentage of managed credit card loans, the managed delinquency and net credit loss rates began to increase. The Bank's focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As the Bank increases market penetration, it will continue to focus on the highly profitable segment of the credit market, and the Bank believes its excellent credit quality will trend closer to but remain superior to industry averages.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems a portion of this Interchange in connection

                                      A-69






with  cardholder  Purchases  is  collected  by banks that issue  credit cards by applying a discount to the amount paid by such banks to the banks that clear the
related   transactions   for  merchants.   Interchange   currently  ranges  from
approximately  1.0% to  2.0%  of the  transaction  amount.  Interchange  will be allocated to the Trust by treating  1.3% (subject to adjustment at the option of the Transferor upon the  satisfaction of certain  conditions as described in the
Prospectus  under  'Description of the  Certificates--Discount  Receivables') of
collections  on  the  Receivables   (whether  arising  from  Purchases  or  Cash
Advances),  other than  collections  with respect to Periodic  Finance  Charges,
Annual   Membership   Fees  and  Other  Charges.   as  collections  of  Discount
Receivables.


                                 THE RECEIVABLES


   The Receivables in the Trust Portfolio, as of the beginning of the day on August 23, 1995, including the Additional Accounts to be added to the Trust on the Closing Date, consisted of $12,846,914,870 of Principal Receivables and $332,564,493 of Finance Charge Receivables. On August 23, 1995, the Transferor designated Additional Accounts, which included approximately $2,421,271,952 of Principal Receivables, and will transfer the Receivables arising therein to the Trust on the Closing Date. The Additional Accounts to be added to the Trust on the Closing Date were, as of the Relevant Cut Off Date, Eligible Accounts. The
Accounts had an average Principal Receivable balance of $1,771 (including accounts with a zero balance) and an average credit limit of $5,473. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 33.2%.

   As of August 23, 1995,  cardholders  whose Accounts are included in the Trust
Portfolio, including such Additional Accounts, had billing addresses in 50 states, the District of Columbia and other United States territories and possessions. As of August 23, 1995, 62% of the Accounts, including such Additional Accounts, were premium accounts and 38% were standard accounts, and the aggregate Principal Receivable balances of premium accounts and standard accounts, as a percentage of the total aggregate Principal Receivables, were 73% and 27%, respectively.

   The percentage used to determine the Minimum Transferor  Interest  applicable
to  the  Certificates  is  7%.  The  Minimum  Aggregate  Principal   Receivables
applicable to the  Certificates is an amount equal to (i) the sum of the initial invested  amounts  of all  Series  then  outstanding  other  than any  Series of variable  funding  certificates,  (ii) with  respect to any  Series of  variable funding  certificates in its revolving period,  the then current invested amount of such  Series  and  (iii)  with  respect  to any  Series of  variable  funding certificates  in an amortization  period,  the invested amount of such Series at the end of the last day of the Revolving Period for such Series.


   The following tables summarize the Trust Portfolio by various criteria as of the beginning of the day on August 23, 1995. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.



                         Composition by Account Balance
                                 Trust Portfolio

                                              Percentage
                                              of Total                     Percentage
        Account                  Number of    Number of    Amount of    Total Amount of
     Balance Range                Accounts     Accounts   Receivables     Receivables
     -------------               ---------    ---------   -----------   ---------------
Credit Balance ........             84,186        1.2%  $   (10,737,479)      (0.1)%
No Balance ............          2,224,122       30.7                --         --
$0.01 to $1,500.00 ....          2,178,381       30.0     1,193,963,633        9.1
$1,500.01 to $5,000.00           1,936,893       26.7     6,261,647,141       47.5
$5,000.01 to $10,000.00            794,261       10.9     5,255,105,359       39.9
$10,000.01 or More ....             36,732        0.5       479,500,709        3.6
                                 ---------      -----   ---------------      -----
     TOTAL ............          7,254,575      100.0%  $13,179,479,363      100.0%
                                 =========      =====   ===============      =====

                           Composition by Credit Limit
                                 Trust Portfolio

                                            Percentage
                                             of Total                     Percentage of
        Credit                   Number of   Number of       Amount of   Total Amount of
     Limit Range                 Accounts    Accounts       Receivables    Receivables
     -----------                 ---------  ----------      -----------  ---------------
$0.00 to $1,500.00 ....           597,337       8.2%     $   300,631,467       2.3%
$1,500.01 to $5,000.00          3,376,006      46.5        4,785,283,028      36.3
$5,000.01 to $10,000.00         3,164,969      43.6        7,370,254,168      55.9
$10,000.01 or More ....           112,263       1.7          723,310,700       5.5
                                ---------     -----      ---------------     -----
     TOTAL ............         7,254,575     100.0%     $13,179,479,363     100.0%
                                =========     =====      ===============     =====



                      Composition by Period of Delinquency
                                Trust Portfolio

                                         Percentage
  Period of Delinquency                   of Total                       Percentage of
  (Days Contractually         Number of  Number of          Amount of   Total Amount of
      Delinquent)             Accounts    Accounts         Receivables    Receivables
  ---------------------      ----------  ---------         -----------  ---------------
Not Delinquent ............  6,878,144      94.8%        $11,857,432,821      90.0%
Up to 34 Days .............    269,350       3.7             914,967,384        6.9
35 to 64 Days .............     41,039       0.6             148,107,426        1.1
65 to 94 Days .............     20,055       0.3              77,559,836        0.6
95 or More Days ...........     45,987       0.6             181,411,896        1.4
                             ---------     -----        ----------------      -----
     TOTAL ................  7,254,575     100.0%        $13,179,479,363      100.0%
                             =========     =====        ================      =====

                     Composition by Geographic Distribution
                                 Trust Portfolio

                                              Percentage
                                               of Total                  Percentage of
                                    Number of  Number of    Amount of   Total Amount of
         State                       Accounts   Accounts   Receivables    Receivables
         -----                      --------- -----------  -----------  ---------------
Alabama ..................            60,476       0.8%  $  116,000,853       0.9%
Alaska ...................            17,576       0.2       41,943,862       0.3
Arizona ..................           120,307       1.7      230,263,500       1.7
Arkansas .................            66,676       0.9      110,800,749       0.8
California ...............           790,379      10.9    1,693,653,394      12.9
Colorado .................            85,395       1.2      180,320,834       1.4
Connecticut ..............           110,226       1.5      208,862,025       1.6
Delaware .................             6,490       0.1       12,287,498       0.1
District of Columbia .....            15,708       0.2       31,712,805       0.2
Florida ..................           471,353       6.5      875,087,322       6.6
Georgia ..................           166,141       2.3      326,188,962       2.5
Hawaii ...................            31,916       0.4       62,397,573       0.5
Idaho ....................            23,434       0.3       42,949,111       0.3
Illinois .................           383,364       5.3      623,839,556       4.7
Indiana ..................            30,469       0.4       48,032,274       0.4
Iowa .....................             6,040       0.1        9,388,490       0.1
Kansas ...................            59,387       0.8      109,287,778       0.8
Kentucky .................            70,826       1.0      116,934,357       0.9
Louisiana ................           232,883       3.2      357,630,132       2.7
Maine ....................            16,293       0.2       31,268,615       0.2
Maryland .................           186,577       2.6      353,231,410       2.7
Massachusetts ............           225,360       3.1      400,511,840       3.0
Michigan .................           243,587       3.4      454,197,522       3.4
Minnesota ................            41,349       0.6       48,686,967       0.4
Mississippi ..............            46,623       0.6       83,331,645       0.6
Missouri .................           112,993       1.6      194,524,017       1.5
Montana ..................            24,813       0.3       42,586,371       0.3
Nebraska .................            45,583       0.6       67,854,515       0.5
Nevada ...................            59,046       0.8      120,586,314       0.9
New Hampshire ............            39,695       0.5       70,577,977       0.5
New Jersey ...............           349,315       4.8      594,484,521       4.5
New Mexico ...............            48,468       0.7       79,793,685       0.6
New York .................           572,746       7.9    1,083,701,225       8.2
North Carolina ...........           104,370       1.4      201,551,012       1.5
North Dakota .............            15,584       0.2       20,656,650       0.2
Ohio .....................           275,581       3.8      469,325,437       3.6
Oklahoma .................           154,699       2.1      238,947,561       1.8
Oregon ...................            94,071       1.3      169,878,906       1.3
Pennsylvania .............           302,696       4.2      460,533,552       3.5
Rhode Island .............            29,405       0.4       52,544,782       0.4
South Carolina ...........            62,917       0.9      110,466,020       0.8
South Dakota .............            15,500       0.2       23,185,767       0.2
Tennessee ................            40,917       0.6       67,666,720       0.5
Texas ....................           917,215      12.6    1,629,941,699      12.4
Utah .....................            42,240       0.6       67,941,359       0.5
Vermont ..................            14,720       0.2       24,908,172       0.2
Virginia .................           185,424       2.6      363,889,425       2.8

                                                                Percentage
                                                                 of Total                     Percentage of
                                                     Number of   Number of       Amount of   Total Amount of
                   State                              Accounts    Accounts      Receivables    Receivables
                   -----                             ---------  ----------      -----------  ---------------
Washington .................................           164,283       2.3         331,998,400       2.5
West Virginia ..............................            30,909       0.4          55,442,039       0.4
Wisconsin ..................................            11,517       0.2          17,436,402       0.2
Wyoming ....................................            11,612       0.2          20,571,391       0.2
Other U.S. territories and possessions .....            19,421       0.3          29,676,370       0.3
                                                     ---------     -----     ---------------     -----
        TOTAL ..............................         7,254,575     100.0%    $13,179,479,363     100.0%
                                                     =========     =====     ===============     =====

   Since the largest number of cardholders (based on billing addresses) whose accounts were included in the Trust as of August 23, 1995 were in Texas, California, New York, Florida and Illinois, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates.


                         Composition of Accounts by Age
                                 Trust Portfolio

                                                      Percentage
                                                       of Total                    Percentage of
                                           Number of   Number of      Amount of   Total Amount of
            Age                            Accounts    Accounts      Receivables    Receivables
            ---                            ---------  ----------     -----------  ---------------
Less than or equal to 6 Months ..           818,133      11.3%     $ 2,189,645,777      16.6%
Over 6 Months to 12 Months ......         1,801,332      24.8        3,667,282,941      27.8
Over 12 Months to 24 Months .....         2,065,184      28.5        3,530,366,226      26.8
Over 24 Months to 36 Months .....         1,068,429      14.7        1,480,949,248      11.2
Over 36 Months to 48 Months .....           367,178       5.1          433,205,002       3.3
Over 48 Months to 60 Months .....           277,875       3.8          318,498,314       2.4
Over 60 Months ..................           856,444      11.8        1,559,531,855      11.9
                                          ---------     -----      ---------------     -----
     TOTAL ......................         7,254,575     100.0%     $13,179,479,363     100.0%
                                          =========     =====      ===============     =====

Excerpt  from Global  Prospectus  Supplement  dated June 14, 1994 to  Prospectus Supplement dated June 14, 1994
and Prospectus dated June 14, 1994


                        Lehman Card Account Trust 1994-1
                        Floating Rate Asset Backed Notes

                                   THE TRUST

General

     The Issuer, Lehman Card Account Trust 1994-1, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the 'governing instrument' under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the CABS and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. at the address listed below under 'The Owner Trustee'.




                            DESCRIPTION OF THE NOTES

General

     The Notes will be issued pursuant to the Indenture dated as of June 1, 1994, between the Trust and The Bank of New York, as Indenture Trustee. The Depositor will provide a copy of the Indenture to prospective investors without charge upon request.

     The following summaries describe certain terms of the Notes and the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Wherever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See 'The Indenture' herein for a summary of additional terms of the Indenture.

     The Notes will be issued in fully registered form only and each Class of Notes will be secured by a specified group of assets of the Trust. The Notes will be freely transferable and exchangeable at the corporate trust office of the Indenture Trustee. The Depositor will retain at least 0.2% of the outstanding principal amount of each Class of Notes at all times prior to the payment in full of the Notes.

Payments on Notes

     Payments on the Notes, as described below, will be made by the Indenture Trustee on the Payment Date to persons in whose names the Notes are registered on the last day of the month preceding the month in which such Payment Date occurs (the 'Record Date'). Payments to each Noteholder will he made through the facilities of The Depository Trust Company ('DTC') (in the United States) or Cedel or Euroclear (in Europe) to an account specified in writing by such holder as of the preceding Record Date or in such other manner as may be agreed to by the Indenture Trustee and such holder. The final payment in retirement of a Note will be made only upon surrender of the Note to the Indenture Trustee at the office thereof specified in the notice to Noteholders of such final payment. Notice will be mailed prior to the Payment Date on which the final payment of principal and interest on a Note is expected to be made to the holder thereof.

Payments of Interest

     Interest on the principal balances of the Classes of the Notes will accrue at the respective per annum interest rates specified below and will be payable monthly on each Payment Date.

     Interest in respect of a Payment Date will accrue on the outstanding principal of the Notes from and including the preceding Payment Date (in the case of the first Payment Date, from and including June 15,1994 (the 'Closing Date')) to but excluding such current Payment Date (each, an 'Interest Accrual Period'). Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.

     Except for payments made pursuant to the Interest Rate Cap Agreements described below, interest payments on the Class A1 Notes will be funded from the collections of interest on the Group I CABS on such date, and interest payments on the Class A2 Notes will be funded from the collections of interest on the Group II CABS on such date. Interest on all of the CABS is payable on the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a 'CABS Distribution Date'). If interest collections on the Group I CABS or the Group II CABS plus amounts received with respect to the respective Interest Rate Cap Agreements are not sufficient to pay the interest due on the respective classes of Notes for any Payment Date and such default continues for five days, an Event of Default will occur in respect of all of the Notes.

     Calculation of LIBOR. LIBOR applicable to the calculation of the interest rates on the Class A1 Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the Group I CABS immediately prior to such CABS Distribution Date) applicable to the distributions of interest on the Group I CABS distributable on such CABS Distribution Date. LIBOR applicable to the calculation of the interest rates on the Class A2 Notes in respect of a Payment Date shall be calculated by the Indenture Trustee and shall be equal to the weighted average of the LIBOR interest rates (weighted on the basis of the outstanding principal balances of the Group II CABS immediately prior to such CABS Distribution Date) applicable to the distributions of interest on the Group II CABS distributable on such CABS Distribution Date. The LIBOR applicable to the CABS is described under 'Description of the CABS--Interest Distributions' herein. The Indenture Trustee shall transmit the results of its calculations of LIBOR to any securities exchange to which application to list the Notes has been made prior to the Closing Date.

     Class A1. The Class Al Notes will bear interest at an annual rate equal to LIBOR (calculated as described herein) plus 0.25% on the aggregate principal amount of the Class A1 Notes.

     Class A2. The Class A2 Notes will bear interest at an annual rate equal to LIBOR plus 0.20% on the aggregate principal amount of the Class A2 Notes, subject to a maximum rate of 12% until the January 1998 Payment Date, and, subsequently, subject to no maximum rate.

Payments of Principal

     Principal payments to the Noteholders are expected to commence on the May 1998 Payment Date with respect to the Class A1 Notes and the March 1998 Payment Date with respect to the Class A2 Notes. If, however, a CABS Amortization Event (as defined herein) shall occur, principal payments on the Notes will commence on the first Payment Date after such CABS Amortization Event.

     On each Payment Date in respect of which principal is distributed on the Group I CABS, principal payments will be made on the Class A1 Notes in an amount generally equal to 97% (the 'Class A1 Note Percentage') of the principal distributed on the Group I CABS only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the Class A1 Notes. The principal balance of the Class A1 Notes, to the extent not previously paid, will be due on the June 1999 Payment Date (the 'Class A1 Final Scheduled Payment Date').

     On each Payment Date in respect of which principal is distributed on the Group II CABS, principal payments will be made on the Class A2 Notes in an amount generally equal to 97% (the 'Class A2 Note Percentage') of such principal distributed on the Group II CABS only. Such principal will be applied pro rata in accordance with the outstanding principal balances of the Class A2 Notes. The principal balance of the Class A2 Notes, to the extent not previously paid, will be due on the March 1999 Payment Date (the 'Class A2 Final Scheduled Payment Date').

     Principal on the Class A1 Notes will be payable solely from principal on the Group I CABS and principal on the Class A2 Notes will be payable solely from principal on the Group II CABS.

Interest Rate Cap Agreements

     On the Closing Date the Trust will enter into interest rate cap agreements (such agreements, the 'Interest Rate Cap Agreements') with the Interest Rate Cap Provider.

     Pursuant to the Interest Rate Cap Agreements, the Interest Rate Cap Provider will make payments (the 'Interest Rate Cap Payments') to the Trust on each Payment Date with respect to the Class Al Notes, and commencing with the January 1998 Payment Date with respect to the Class A2 Notes, to the extent the applicable LIBOR on any such Payment Date exceeds the following rates ('Cap Rates'):

     11.75% in the case of the Class A1 Notes and, 11.80% in the case of the Class A2 Notes.

     For each Class of Notes listed above, the Interest Rate Cap Payment will equal the product of (i) the principal balances of such Class of Notes and (ii) the product of (x) the amount by which the applicable LIBOR exceeds the related Cap Rate and (y) the number of days in the Interest Accrual Period divided by
360. Payments with respect to each Interest Rate Cap Agreement will be available for payment on the respective Class of Notes only and not for payment on the other Class of Notes.

     Payments received by the Indenture Trustee pursuant to the Interest Rate Cap Agreements will be deposited in the Collection Account.

Interest Rate Cap Provider

     The Interest Rate Cap Provider will be Lehman Asset Backed Caps Inc., a newly formed wholly owned subsidiary of the Depositor. On the Closing Date the sole assets of the Interest Rate Cap Provider will be a cap agreement (the 'Initial Cap') from Lehman Brothers Special Financing Inc. ('LBSF') and cash (the 'Cash Collateral') deposited by the Depositor in an account (the 'Cash Collateral Account') held by the Indenture Trustee on behalf of the Interest Rate Cap Provider. On a weekly basis LBSF will determine whether the Cash Collateral is sufficient to maintain the rating of the Notes. If the Cash Collateral is not sufficient, the Depositor or an affiliate thereof will contribute additional cash to the Cash Collateral Account. By October 15,1994, (the 'Agreement Date'), it is anticipated that the Interest Rate Cap Provider will assign the Initial Cap to Lehman Brothers Financial Products, Inc. ('LBFP'), in exchange for interest rate cap agreements (the 'Interest Rate Cap Support Agreements') which are to be entered into by LBFP. Upon receipt of the Interest Rate Cap Support Agreements the Cash Collateral will be released to the Depositor. LBFP is incorporated in New York. Its main office is located at 3 World Financial Center, 12th Floor, New York, New York 10285-1200. LBFP is a wholly owned subsidiary of Lehman Brothers Inc. and an indirect subsidiary of Lehman Brothers Holdings Inc. LBFP will initially be capitalized with $200 million of equity. LBFP's primary objective is to provide comprehensive treasury and risk management and derivative product services, including interest-rate and currency swaps, to its own and its shareholders' clients worldwide. It has been assigned a rating of 'Aaa' by Moody's and 'AAA' by S&P.

     If LBFP does not enter into the Interest Rate Cap Support Agreements with the Interest Rate Cap Provider by the Agreement Date, then the Interest Rate Cap Provider will use all or part of the Cash Collateral to enter into the Interest Rate Cap Support Agreements with a provider selected by the Depositor and rated 'Aaa' by Moody's and 'AAA' by S&P.

     In the event of a reduction or withdrawal of the credit rating by any Rating Agency of the short-term debt of the provider of the Interest Rate Cap Support Agreements (or, if such provider does not have such a rating by the relevant Rating Agency, the long-term debt), the Interest Rate Cap Provider may, but is not required to, obtain a substitute interest rate cap support provider or enter into a substitute arrangement that is satisfactory to such Rating Agency, in order to avoid a reduction or withdrawal of the rating of the Notes.

Distributions on the CABS; Collection Account

     All distributions on the CABS will be remitted directly to an account (the 'Collection Account') to be established with the Indenture Trustee under the Indenture on the Closing Date. The Indenture Trustee will hold such moneys uninvested and without liability for interest thereon for the benefit of holders of the Securities. The CABS Distribution Date in each month is the Payment Date for such month.

Assignment of CABS

     The Depositor will acquire the CABS for deposit into the Trust from Lehman Government Securities, Inc. ('LGSI'). At the time of issuance of the Securities, the Depositor will cause the beneficial interest in such CABS, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Indenture Trustee's participant account at The Depository Trust Company.

Termination

     All obligations of the Depositor and the Indenture Trustee created by the Indenture will terminate upon the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture. In addition, the occurrence of certain CABS Amortization Events (as defined herein) may lead to an early termination of the obligations of the Depositor and the Indenture Trustee created by the Indenture.

                            DESCRIPTION OF THE CABS

     The table below sets forth certain of the characteristics of the CABS. The table does not purport to be complete and is subject to, and qualified in its entirety by reference to, the prospectuses pursuant to which the CABS were offered and sold. The CABS are not listed on any securities exchange.

                            DESCRIPTION OF THE CABS


                                                                                Group I
                                                  ---------------------------------------------------------------
                                                       ADVANTA              First USA              MBNA Master
                                                      Credit Card           Credit Card               Credit
Issuer:                                               Master Trust          Master Trust            Card Trust
-------                                               ------------          ------------            ----------

Servicer ...................                       Colonial National       First USA Bank           MBNA America
                                                   Bank USA                                         Bank, National
                                                                                                    Association

Trustee ....................                       Chemical Bank           NationsBank of           Bankers Trust
                                                                           Virginia, N.A.           Company

Designation ..... .........                        Floating Rate Asset     Floating Rate Asset      Floating Rate Asset
                                                   Backed Certificates,    Backed Certificates,     Backed Certificates,
                                                   Series 1993-4           Series 1993-3            Series 1993-4

Principal Amount Purchased by Depositor.........   $75,000,000             $259,750,000             $335,360,000

Percentage of total CABS pool ..................   6.93%                   24%                      30.98%

Investor amount.................................   $400,000,000            $750,000,000             $1,000,000,000

Series termination date(l) .....................   December 31, 2000       December 15, 2000        December 15, 2000


Certificate rate..............................     LIBOR(2) plus 0.25%;    LIBOR(3) plus 0.25%;     LIBOR(2) plus 0.25%;
                                                   cap of 12%              cap of 12%               cap of 12%

Monthly payment date(4) ........................   15th                    15th                     15th

Commencement of controlled amortization
 period(5) .....................................   June 1, 1998            April 1, 1998            June 1, 1998

Minimum Seller's percentage ....................   7%                      7%                       7%

Cash Collateral Guaranty(6) Amount..............   $52,000,000             $97,500,000              $105,000,000

Percentage of Subordinated Class B Certificates..   None                   None                     None

Optional repurchase percentage..................    5%                     5%                       5%

Ratings (Moody's/S&P)(8)........................    Aaa/AAA                Aaa/AAA                  Aaa/AAA



                                                                     Group II
                                                   --------------------------------------------
                                                                            Household Affinity
                                                     First Chicago          Credit Card Master
Issuer:                                             Master Trust II             Trust I
-------                                             ---------------             -------

Servicer ...................                       FCC National Bank         Household Finance
                                                                             Corporation

Trustee ....................                       Norwest Bank              The Bank of New
                                                   Minnesota, National       York
                                                   Association

Designation ..... .........                        Floating Rate Credit      Floating Rate Class A
                                                   Card Certificates,        Credit Card
                                                   Series 1993-H             Participation
                                                                             Certificates, Series
                                                                             1993-1

Principal Amount Purchased by Depositor.........   $226,115,000              $186,260,000

Percentage of total CABS pool ..................   20.89%                    17.21%

Investor amount.................................   $700,000,000              $900,000,000

Series termination date(l) .....................   April 15, 2000            September 15, 2000


Certificate rate..............................     LIBOR(2) plus 0.20%;      LIBOR(3) plus 0.20%
                                                   cap of 12%                cap of 12%

Monthly payment date(4) ........................   15th                      15th

Commencement of controlled amortization
 period(5) .....................................   February 1, 1998          March 1, 1998

Minimum Seller's percentage ....................   7%                        7%

Cash Collateral Guaranty(6) Amount..............   $91,000,000               (7)

Percentage of Subordinated Class B Certificates..  None                      6%

Optional repurchase percentage..................   5%                        5%

Ratings (Moody's/S&P)(8)........................    Aaa/AAA                  Aaa/AAA


---------------

(1) Includes defined terms: Series Termination Date and Stated Series Termination Date

(2) Reuters LIBOR

(3) Telerate LIBOR

(4) Includes defined terms: Payment Date and Distribution Date

(5) Includes defined terms: Controlled Amortization Period, Amortization Period and Controlled Liquidation Period

(6) A 'Cash Collateral Guaranty' generally provides, that in the event that a deficiency exists with respect to a payment of interest and/or principal, an amount equal to such deficiency may be withdrawn from the cash collateral account and applied to such deficiency up to the amount provided in the Agreement.

(7) On each payment date for the investors, the amount of Enhancement available to the investors will equal the lesser of (i) the Collateral Amount and
     (ii) the Required Collateral Amount. 'Collateral Amount' means an amount equal to the sum of the Collateral Invested Amount and the amount, if any, on deposit in the cash collateral account. The 'Required Collateral Amount' with respect to any payment date means (i) $105,883,000 until the payment date on which the invested amount of the Class A Certificates has been reduced to zero and (ii) on any payment date thereafter 60% of the unpaid principal balance of the Class B Certificates as of the last day of the due period preceding such payment date.

     The investors have the benefit of a cash collateral account. The cash collateral account had a beginning balance of zero which may be increased
     (i) to the extent the Seller elects, subject to rating agency approval, to apply collections of Principal Receivables to decrease the Collateral Invested Amount and (ii) to the extent either collections of Principal Receivables allocable to the Collateral Invested Amount or collections of excess Finance Charge Receivables are required to be deposited therein.

     'Collateral Invested Amount' means an undivided interest in the assets of the CABS Issuer in the initial amount of $105,883,000 of Principal Receivables.

(8)  As of June 14, 1994.

General

     This Prospectus Supplement sets forth certain relevant terms with respect to the CABS, but does not provide detailed information with respect to the CABS. Appendix A to this Prospectus Supplement contains excerpts from each prospectus pursuant to which the CABS were offered and sold. This Prospectus Supplement relates only to the Securities offered hereby and does not relate to the CABS.

     Each CABS Issuer is subject to the information requirements of the Exchange Act. Accordingly, each CABS Issuer is required to file reports, and other information with respect to the CABS Issuer, including monthly Servicer Reports regarding the Receivables, with the Commission. Copies of such reports and other information may be inspected and copies at certain offices of the Commission at the address listed under 'Available Information' in the Prospectus.

     Neither the Depositor nor the Underwriter participated in the preparation of such Servicer Reports. Such reports and information will have been prepared by the respective CABS Issuer and will not be independently verified by the Depositor or the Underwriter. There can be no assurance that events have not occurred which would affect the accuracy or completeness of any statements included in such Servicer Reports or in the publicly available documents filed by or on behalf of the CABS Issuers.

     Although the Depositor has no reason to believe the information concerning the CABS, the CABS Issuers, or each prospectus or prospectus supplement relating to the CABS is not reliable, the Depositor has not verified either its accuracy or its completeness. Such information is as of the date of each related prospectus and comparable information if given as of the date hereof may be different.

     Set forth below is certain information excerpted and summarized from each prospectus relating to the CABS.

     The CABS have been issued pursuant to Agreements entered into between various sellers and various trustees. See 'Appendix A' for further description of the various CABS Issuers. The following summary describes certain general terms of such Agreements, but investors should refer to the Agreements themselves for all the terms governing the CABS.

     Each CABS represents an undivided interest in one of the CABS Issuers, including the right to a percentage of cardholder payments on the Receivables underlying such issue of CABS. The assets of each CABS Issuer include a pool of Receivables arising under Accounts, funds collected or to be collected from cardholders in respect of the Receivables and services in the Accounts, monies on deposit in certain accounts of the CABS Issuers, the right to draw upon various enhancements and may also include the right to receive certain interchange fees attributed to cardholder charges for merchandise. Each CABS represents the right to receive payments of interest for the related interest period at the applicable CABS Certificate Rate (as defined herein) for such interest period from collections of Receivables and, in certain circumstances. from draws on applicable enhancement, and payments of principal during the CABS Amortization Period (as defined herein) funded from collections of Receivables.

     Each seller of CABS (each, a 'Seller') holds the interest in the Receivables of a CABS Issuer not represented by the CABS and any other series of securities issued by the CABS Issuer. Such Seller holds an undivided interest in the CABS Issuer (the 'Seller's Interest'), including the right to a percentage (the 'Seller's Percentage') of all cardholder payments on the Receivables.


The Group I CABS

     The Group I CABS will  consist  of the CABS  issued by the  following  CABS
Issuers: ADVANTA Credit Card Master Trust, First USA Credit Card Master Trust, and MBNA Master Credit Card Trust.


The Group 11 CABS

     The Group II CABS will  consist of the CABS  issued by the  following  CABS
Issuers: First Chicago Master Trust II and Household Affinity Credit Card Master Trust I.

Interest Distributions

     Interest accrues on the CABS at the certificate rate for each class and series of CABS (a 'CABS Certificate Rate'), from the date of the initial issuance of the CABS. Interest at the applicable rate will be distributed to the holders of the CABS monthly on each CABS Distribution Date.

     Interest on the CABS is calculated on the basis of the actual number of days in the related interest period and a 360-day year.

     The CABS all bear interest at a rate per annum above the arithmetic mean of London interbank offered quotations for one-month Eurodollar deposits ('LIBOR'); provided, however, that the rate at which interest will accrue on the CABS will in no event exceed 12% per annum. In the case of the CABS issued by ADVANTA Credit Card Master Trust, First Chicago Master Trust II, and MBNA Master Credit Card Trust, LIBOR is determined according to the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association. Inc. Code of Standard Wording, Assumption and Provisions for SWAPS, 1986 edition) ('Reuters LIBOR'). In the case of the CABS issued by First USA Credit Card Master Trust and Household Affinity Credit Card Master Trust I, LIBOR is determined according to the Telerate Page 3750 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ('Telerate LIBOR').


Principal Distributions

     Generally, principal distributions due to the holders of the CABS are scheduled to commence on the first CABS Distribution Date with respect to a controlled amortization period for a series of CABS (a 'CABS Controlled Amortization Period'), but may be distributed earlier or later than such date. However, if an Early Amortization Event, Payout Event, Liquidation Event or Economic Amortization Event (as such terms are defined in the Agreements) (each such event a 'CABS Amortization Event') occurs, monthly distributions of principal to the holders of the CABS will begin on the first CABS Distribution Date following the occurrence of such CABS Amortization Event. See 'CABS Amortization Events' below.

     If a CABS Amortization Event does not occur, principal will be distributed to the holders of the CABS on the first CABS Distribution Date during the applicable CABS Controlled Amortization Period. If, however, the amount of principal distributed on the scheduled final CABS Distribution Date is not sufficient to pay the holders of the CABS in full, then monthly distributions of principal to the holders of CABS will occur on each CABS Distribution Date after the scheduled final CABS Distribution Date.


Investor Percentage and Seller's Percentage

     Pursuant to the Agreements, all amounts collected on Receivables will be allocated between the investor interest of the holders of the CABS, the investor interest of any other Series, and the Seller's Interest by reference to the investor percentage of the holders of the CABS, the investor percentage of any other Series, and the Seller's Percentage.

     The Seller's Percentage in all cases means the excess of 100% over the aggregate investor percentages of all Series then outstanding.


Allocation Or Collections

     The CABS Servicer will deposit any payments collected by the CABS Servicer with respect to the Receivables and will generally allocate such amounts as follows:

        (a) an amount equal to the applicable Seller's Percentage of the aggregate amount of deposits in respect of Principal Receivables and Finance Charge Receivables, respectively, will be paid to the holder of the Seller's Interest,

ADVANTA Credit Card Master Trust, Series 1993-4

     (a) the available amount in the Cash Collateral Account is less than an amount equal to $9,000.000 plus 3% of any increases in the invested amount during the period money is held in a pre-funding account.

Servicing Compensation and Payment of Expenses

     Generally, the CABS Servicer's compensation for its servicing activities and reimbursement for its expenses for any monthly period will be a servicing fee (a 'CABS Servicing Fee') payable monthly. The CABS Servicing Fee will be allocated among the Seller's Interest and the investor interests of all Series issued by the CABS Issuer.

     Generally, the CABS Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the CABS Trustee and independent accountants and other fees which are not expressly stated in the related Agreement to be payable by the CABS Issuer or the holders of CABS


                                 THE DEPOSITOR

     Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which is itself a wholly owned subsidiary of Lehman Brothers Inc. ('Lehman Brothers'), which is a wholly owned subsidiary of Lehman Brothers Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings or the Depositor, nor any affiliate of the foregoing, has guaranteed or is otherwise obligated with respect to the Securities.

     As of December 31, 1993, the Depositor's total assets were approximately $29.2 million, its total liabilities were approximately $1.1 million, its total stockholders' equity was approximately $28.1 million, and for the fiscal year ended December 31, 1993, the Depositor had net income of approximately $144,000 and as of December 31, 1992, the Depositor's total assets were approximately $220,000, its total liabilities were approximately $14,000, its total stockholders' equity was approximately $206,000, and for the fiscal year ended December 31, 1992, the Depositor experienced a net loss of $7,689.

     The principal executive offices of the Depositor are located at 200 Vesey Street, Three World Financial Center, New York, New York 10285 (Telephone: (212) 526-7000). See 'The Depositor' in the Prospectus.

Excerpt from Prospectus  Supplement  dated October 19, 1994
to Prospectus  dated October 18, 1994



                        MBNA Master Credit Card Trust II
                    Floating Rate Asset Backed Certificates,
                                  Series 1994-C


                          MBNA'S CREDIT CARD ACTIVITIES

General

     With respect to each Series of Certificates, the Receivables conveyed or to be conveyed to a Trust by MBNA pursuant to the related Agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio. Generally, both premium and standard accounts undergo the same credit analysis, but premium accounts carry higher credit limits and offer a wider variety of services to the cardholders. MBNA currently services the Bank Portfolio in the manner described in the related Prospectus Supplement. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Information Services, Inc. ('MBNA I.S.'). See '--Description of MBNA I.S.' MBNA I.S. is a wholly-owned subsidiary of MBNA.

Acquisition and Use of Credit Card Accounts

     MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of members of organized membership groups with the endorsement of such group's leadership, and the second utilizes direct solicitation of purchased list prospects. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

     Credit applications are reviewed individually by a credit analyst, who makes a credit decision based on a review of the potential customer's financial history and capacity to repay. Credit analysts review credit reports obtained through an independent credit reporting agency, and use MBNA's risk rating system and a delinquency probability model to assist them in reaching a credit decision for each applicant. Credit analysts also review and verify other information, such as employment and income, when necessary to make a credit decision. Further levels of review are automatically triggered, depending upon the levels of risk indicated by the delinquency probability model. For some programs, MBNA uses a pre-screening method to acquire new accounts. Credit analysts review the majority of these applications to ensure the appropriate credit limit is assigned. MBNA's Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than 50 percent of all credit applications are approved.

     Credit card accounts that have been purchased by the Seller were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. It is expected that portfolios of credit card accounts purchased by the Seller from other credit card issuers will be added to Trusts from time to time.

     Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, MBNA reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

     A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to buy goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use special cash advance checks issued by MBNA to draw against their MasterCard or VISA credit lines.

Description of MBNA I.S.

     Credit card processing services performed by MBNA I.S. include data processing, payment processing, statement rendering, card production and network services. MBNA I.S.'s data network provides an interface to MasterCard International Incorporated and VISA USA, Inc. for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA I.S.'s facility in Addison, Texas.

Interchange

     Creditors participating in the VISA and MasterCard associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by MasterCard and VISA and are based on the number of credit card transactions and the amount charged per transaction. The Seller may be required, as described in the related Prospectus Supplement, to transfer to a Trust a percentage of the Interchange attributed to cardholder charges for goods and services in the related Accounts. If so required to be transferred, Interchange arising under the Accounts will be allocated to the related Certificates of any Series in the manner provided in the related Prospectus Supplement, and, unless otherwise provided in the related Prospectus Supplement, will be treated as collections of Finance Charge Receivables and will be used to pay required monthly payments including interest on the related Series of Certificates, and, in some cases, to pay all or a portion of the Servicing Fee to the Servicer.

                            MBNA AND MBNA CORPORATION

     MBNA America Bank, National Association, a national banking association located in Newark, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA is a wholly-owned subsidiary of the Corporation. MBNA was organized in January 1991 as the successor of a national bank formed in 1982. The Corporation is a bank holding company organized under the laws of Maryland on December 6, 1990 and registered under the Bank Holding Company Act of 1956, as amended. The Prospectus Supplement for each Series of Certificates will provide additional information, including financial information, relating to MBNA, MBNA's credit card activities and the Corporation.

                          MBNA'S CREDIT CARD PORTFOLIO

General

     The Receivables conveyed or to be conveyed to Trust II by MBNA pursuant to Agreement II have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts, including premium accounts and standard accounts, from the Bank Portfolio.

Billing and Payments

     MBNA, using MBNA Information Services, Inc. ('MBNA I.S.') as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Currently, cardholders must make a monthly minimum payment at least equal to the greater of
(i) 2% of the statement balance plus past due amounts and (ii) a stated minimum payment (generally $15) plus past due amounts. Certain eligible cardholders are given the option periodically to take a payment deferral.

     The finance charges assessed monthly are calculated by multiplying the account's average daily balance(s) by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the due date, which is generally 25 days after the billing date. Finance charges are calculated on cash advances from the date of the transaction. Currently, MBNA generally treats the day (excluding Sundays and bank holidays) before the day on which a cash advance check is presented to MBNA for payment as the transaction date for such check.

     MBNA offers fixed rate and variable rate credit card accounts. Generally, fixed annual percentage rates range from 11.9% to 19.8%, and variable rates range from 7.6% to 10.9% above the prime rate. MBNA also offers temporary promotional rates and, under certain circumstances, the periodic finance charges on a limited number of accounts may be either greater than or less than those assessed by MBNA generally.

     MBNA assesses annual membership fees (generally ranging from $18 to $40) on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late and overlimit charges (generally $15) and returned check charges (generally $15). For most accounts, MBNA assesses a cash advance fee generally ranging from 1% to 2% of the cash advance amount with a $2 minimum and a maximum fee of either $10 or $25.

Delinquency and Loss Experience

     An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA's Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder's purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA's proprietary Outbound Call Management System ('OCMS'). OCMS sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due. OCMS automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder's account information and voice line when a contact is established.

     Accounts are worked continually at each stage of delinquency through the 180 day past due level. As an account enters the 180 day delinquency level, it is classified as a potential charge-off. Accounts failing to make a payment during the 180 day cycle are written off. Managers may defer a charge-off of an account for another month, pending continued payment activity or other special circumstances. Senior manager approval is required on all exceptions to charge-off. Accounts of cardholders in bankruptcy are currently charged-off no later than is consistent with this policy.

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Bank Portfolio of credit card accounts. The Bank Portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall Bank Portfolio of credit card accounts. As of the beginning of the day on September 19, 1994, the Receivables in the Trust II Portfolio represented approximately 26% of the Bank Portfolio. Because the Trust II Portfolio is only a portion of the Bank Portfolio, actual delinquency and loss experience with respect to the Receivables may be different from that set forth below for the Bank Portfolio. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Bank Portfolio set forth below.


                             Delinquency Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                                                                 December 31,
                                                   ---------------------------------------------------------------------------
                           September 30, 1994              1993                       1992                     1991
                         ------------------------  -----------------------   ----------------------    ------------------------
                                      Percentage                Percentage                Percentage                Percentage
                                       of Total                  of Total                  of Total                  of Total
                         Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables  Receivables
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Receivables
 Outstanding(1)......... $15,427,023               $11,483,205                $9,142,132                $8,173,853
Receivables Delinquent:
 35-64 Days ............ $   200,138     1.30%     $   140,512     1.22%      $  144,546     1.58%      $  141,149     1.73%
 65-94 Days ............      79,955     0.52           70,988     0.62           69,709     0.76           71,407     0.87
 95 or More Days .......     172,173     1.11          160,305     1.40          145,745     1.60          140,450     1.72
                         -----------     ----      -----------     ----       ----------     ----       ----------     ----
  Total ................ $   452,266     2.93%     $   371,805     3.24%      $  360,000     3.94%      $  353,006     4.32%
                         ===========     ====      ===========     ====       ==========     ====       ==========     ====

(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown.

                                 Loss Experience
                                 Bank Portfolio
                             (Dollars in Thousands)

                                                                                Year Ended December 31,
                                                    Nine Months Ended     ------------------------------------
                                                    September 30, 1994       1993         1992         1991
                                                    ------------------    ----------   ----------   ----------
Average Receivables Outstanding (1) ................   $12,744,154        $9,905,037   $8,249,352   $7,243,512
Total Gross Charge-Offs (2) ........................       304,967           344,956      319,874      259,696
Total Gross Charge-Offs as a percentage of Average
 Receivables Outstanding (3) .......................          3.19%             3.48%        3.88%        3.59%

-----------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.

(3) Total Gross Charge-Offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) The percentage reflected for the nine months ended September 30, 1994 is an annualized figure.

Interchange

     The Seller will be required, pursuant to the terms of Agreement II, to transfer to Trust II a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Certificates on the basis of the percentage equivalent of the ratio which the amount of the Investor Percentage, with regard to Finance Charge Receivables, of cardholder charges for goods and services in the Accounts bears to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by MBNA, as reasonably estimated by the Seller. VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of Finance Charge Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections of Finance Charge Receivables, making required monthly payments, and calculating the Portfolio Yield. Under the circumstances described herein, Interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See 'Description of the Certificates--Servicing Compensation and Payment of Expenses' herein and 'MBNA's Credit Card Activities--Interchange' in the Prospectus.

                                 THE RECEIVABLES

     The Receivables conveyed to Trust II arise in Accounts selected from the Bank Portfolio on the basis of criteria set forth in Agreement II as applied on the Cut-Off Date and, with respect to Additional Accounts. as of the related date of their designation (the 'Trust II Portfolio'). Pursuant to Agreement II, the Seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to Trust II all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to Agreement II must be Eligible Accounts as of the date the Seller designates such accounts as Additional Accounts. On September 19, 1994, the Seller designated Additional Accounts and conveyed the Receivables arising therein to Trust II, which included approximately $1.487 billion of Principal Receivables. In addition, the Seller will be required to designate Additional Accounts, to the extent available, (x) to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period and (y) to maintain, for so long as certificates of any Series (including the Certificates) remain outstanding, an aggregate amount of Principal Receivables equal to or greater than the Minimum Aggregate Principal Receivables. 'Minimum Seller Interest' for any period means 7% of the average Principal Receivables for such period; provided, however, that the Seller may reduce the Minimum Seller Interest to not less than 2% of the average Principal Receivables for such period upon satisfaction of the Rating Agency Condition and certain other conditions set forth in Agreement II. 'Minimum Aggregate Principal Receivables' means an amount equal to the sum of the initial investor interests for all Series then outstanding; provided, that the Minimum Aggregate Principal Receivables may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied. The Seller will convey the Receivables then existing or thereafter created under such Additional Accounts to Trust II. Further, pursuant to Agreement II, the Seller will have the right (subject to certain limitations and conditions) to designate certain Removed Accounts and to require the Trustee to reconvey all Receivables in such Removed Accounts to the Seller, whether such Receivables are then existing or thereafter created. Throughout the term of Trust II, the Accounts from which the Receivables arise will be the Accounts designated by the Seller on the Cut-Off Date plus any Additional Accounts minus any Removed Accounts. As of the Cut-Off Date and, with respect to Receivables in Additional Accounts, as of the related date of their conveyance to Trust II, and on the date any new Receivables are created, the Seller will represent and warrant to Trust II that the Receivables meet the eligibility requirements specified in Agreement II. See 'Description of the Certificates--Representations and Warranties' in the Prospectus.

     The Receivables in the Trust II Portfolio, as of the beginning of the day on September 19, 1994, included $3,823,958,964 of Principal Receivables and $41,770,705 of Finance Charge Receivables. The Accounts had an average Principal Receivable balance of $1,126 and an average credit limit of $6,159. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 18.5%. The average age of the Accounts was approximately 20 months. As of the beginning of the day on September 19, 1994, cardholders whose Accounts are included in the Trust II Portfolio had billing addresses in all 50 States and the District of Columbia. As of the beginning of the day on September 19, 1994, 59.5% of the Accounts were standard accounts and 40.5% were premium accounts, and the aggregate Principal Receivable balances of standard accounts and premium accounts, as a percentage of the total aggregate Principal Receivables, were 49.2% and 50.8%, respectively.

     The following tables summarize the Trust II Portfolio by various criteria as of the beginning of the day on September 19, 1994. Because the future composition of the Trust II Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust II Portfolio at any subsequent time.

                         Composition by Account Balance
                                 Trust Portfolio


                                                      Percentage
                                                       of Total                   Percentage
                                           Number of   Number of                   of Total
Account Balance Range                       Accounts   Accounts    Receivables    Receivables
---------------------                       --------   --------    -----------    -----------
Credit Balance................                 21,036     0.6%   $   (2,103,257)   (0.1%)
No Balance ...................              1,694,954    49.9                 0     0.0
$.01--$5,000.00 ...............             1,459,048    43.0     2,139,881,119    55.4
$5,000.01--$10,000.00 ............            187,045     5.5     1,278,489,099    33.1
$10,000.01--$15,000.00.........                25,819     0.8       307,432,150     8.0
$15,000.01--$20,000.00.........                 4,990     0.2        84,815,082     2.2
$20,000.01--$25,000.00.........                 1,425     0.0        31,540,051     0.8
$25,000.01 or More ...........                    821     0.0        25,675,425     0.6
                                            ---------   -----    --------------   -----
  TOTAL ...................                 3,395,138   100.0%   $3,865,729,669   100.0%
                                            =========   =====    ==============   =====

                           Composition by Credit Limit
                                 Trust Portfolio


                                                      Percentage
                                                       of Total                   Percentage
                                           Number of   Number of                   of Total
Credit Limit Range                          Accounts   Accounts    Receivables    Receivables
------------------                          --------   --------    -----------    -----------
Less than or equal to $5,000.00..........   1,964,322    57.9%   $1,545,823,835    40.0%
$5,000.01--$10,000.00 ...................   1,073,948    31.6     1,464,838,878    37.9
$10,000.01--$15,000.00...................     223,971     6.6       503,968,149    13.0
$15,000.01--$20,000.00...................      77,163     2.3       180,120,495     4.7
$20,000.01--$25,000.00...................      35,147     1.0        97,604,348     2.5
$25,000.01 or More ......................      20,587     0.6        73,373,964     1.9
                                            ---------   -----    --------------   -----
   TOTAL.................................   3,395,138   100.0%   $3,865,729,669   100.0%
                                            =========   =====    ==============   =====


                      Composition by Period of Delinquency
                                 Trust Portfolio


                                                      Percentage
                                                       of Total                   Percentage
Period of Delinquency                      Number of   Number of                   of Total
(Days Contractually Delinquent)             Accounts   Accounts    Receivables    Receivables
-------------------------------             --------   --------    -----------    -----------
Not Delinquent ..........................   3,305,178    97.4%   $3,603,901,872    93.2%
Up to 34 Days ...........................      64,857     1.9       184,552,207     4.8
35 to 64 Days............................      12,936     0.4        36,100,782     0.9
65 to 94 Days ...........................       4,494     0.1        13,702,083     0.4
95 or More Days .........................       7,673     0.2        27,472,725     0.7
                                            ---------   -----    --------------   -----
 TOTAL  .................................   3,395,138   100.0%   $3,865,729,669   100.0%
                                            =========   =====    ==============   =====





                           Composition by Account Age
                                 Trust Portfolio


                                                      Percentage
                                                       of Total                   Percentage
                                           Number of   Number of                   of Total
Account Age                                 Accounts   Accounts    Receivables    Receivables
-----------                                 --------   --------    -----------    -----------
Not More than 6 Months ..................   1,855,011    54.6%   $1,750,823,618    45.3%
Over 6 Months to 12 Months...............     856,686    25.2       910,636,812    23.6
Over 12 Months to 24 Months..............      43,351     1.3        38,757,849     1.0
Over 24 Months to 36 Months..............       8,952     0.3         7,482,902     0.2
Over 36 Months to 48 Months .............      11,576     0.3         9,925,649     0.3
Over 48 Months to 60 Months..............     178,507     5.3       299,217,879     7.7
Over 60 Months to 72 Months..............     280,481     8.3       522,318,466    13.5
Over 72 Months...........................     160,574     4.7       326,566,494     8.4
                                            ---------   -----    --------------   -----
TOTAL ...................................   3,395,138   100.0%   $3,865,729,669   100.0%
                                            =========   =====    ==============   =====

                      Geographic Distribution of Accounts
                                Trust Portfolio


                                                       Percentage
                                                        of Total                  Percentage
                                           Number of    Number of                  of Total
State                                       Accounts    Accounts    Receivables   Receivables
-----                                       --------    --------    -----------   -----------
Alabama ..................................     32,214      0.9%   $   34,811,895    0.9%
Alaska....................................      6,506      0.2        12,061,544    0.3
Arizona...................................     54,501      1.6        69,076,745    1.8
Arkansas..................................     29,643      0.9        33,952,720    0.9
California ...............................    350,158     10.3       586,687,843   15.2
Colorado..................................     48,576      1.4        61,805,044    1.6
Connecticut ..............................     57,821      1.7        58,190,386    1.5
Delaware .................................     14,213      0.4        15,102,823    0.4
Florida ..................................    183,086      5.4       228,164,110    5.9
Georgia ..................................     72,569      2.1        81,309,702    2.1
Hawaii ...................................     13,031      0.4        17,854,085    0.5
Idaho ....................................     14,048      0.4        15,832,403    0.4
Illinois..................................    122,833      3.6       125,448,000    3.2
Indiana...................................     79,087      2.3        70,396,925    1.8
Iowa .....................................     32,136      0.9        21,023,235    0.5
Kansas ...................................     29,373      0.9        33,135,720    0.9
Kentucky .................................     43,722      1.3        39,964,292    1.0
Louisiana ................................     53,902      1.6        53,598,330    1.4
Maine.....................................     24,712      0.7        20,704,687    0.5
Maryland..................................    140,091      4.1       184,886,192    4.8
Massachusetts ............................    112,077      3.3       102,734,501    2.7
Michigan .................................    127,574      3.8       113,283,836    2.9
Minnesota.................................     65,430      1.9        57,335,094    1.5
Mississippi ..............................     23,811      0.7        22,623,256    0.6
Missouri..................................     51,493      1.5        55,525,010    1.4
Montana ..................................     11,265      0.3         8,792,936    0.2
Nebraska .................................     23,065      0.7        17,813,249    0.5
Nevada ...................................     21,317      0.6        33,268,230    0.9
New Hampshire.............................     23,100      0.7        22,797,858    0.6
New Jersey ...............................    141,811      4.2       177,080,594    4.6
New Mexico ...............................     20,163      0.6        26,764,591    0.7
New York..................................    238,121      7.0       279,871,747    7.2
North Carolina ...........................     74,018      2.2        76,328,079    2.0
North Dakota .............................      8,442      0.2         6,728,175    0.2
Ohio .....................................    121,195      3.6       128,406,313    3.3
Oklahoma..................................     38,044      1.1        49,188,949    1.3
Oregon ...................................     25,671      0.8        33,882,819    0.9
Pennsylvania .............................    176,701      5.2       153,917,079    4.0
Rhode Island .............................     17,267      0.5        17,092,506    0.4
South Carolina............................     40,823      1.2        36,033,803    0.9
South Dakota..............................      9,376      0.3         8,292,573    0.2
Tennessee ................................     59,964      1.8        71,556,243    1.9
Texas.....................................    249,538      7.4       263,826,401    6.8
Utah .....................................     21,826      0.7        22,639,532    0.6
Vermont ..................................     10,910      0.3         9,284,798    0.2
Virginia .................................     90,606      2.7       114,891,348    3.0
Washington ...............................     69,166      2.0        85,107,091    2.2
West Virginia ............................     23,521      0.7        22,582,638    0.6
Wisconsin ................................     76,730      2.3        57,517,739    1.5
Wyoming ..................................      5,886      0.2         5,276,336    0.1
District of Columbia .....................     11,089      0.3        17,182,038    0.4
Other ....................................      2,916      0.1         4,097,626    0.1
                                            ---------    -----    --------------  ------
   TOTAL .................................  3,395,138    100.0%   $3,865,729,669  100.0%
                                            =========    =====    ==============  ======






                                      A-88





                         RECEIVABLE YIELD CONSIDERATIONS

     The gross revenues from finance charges and fees billed to accounts in the Bank Portfolio for each of the three calendar years contained in the period ended December 31, 1993 and the nine months ended September 30, 1994 are set forth in the following table.

     The historical yield figures in the following table are calculated on an accrual basis. Collections of Receivables included in Trust II will be on a cash basis and may not reflect the historical yield experience in the table. During periods of increasing delinquencies or periodic payment deferral programs, accrual yields may exceed cash amounts accrued and billed to cardholders.
Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. However, the Seller believes that during the three calendar years ended
December 31, 1993 and the nine months ended September 30, 1994, the yield on an accrual basis closely approximated the yield on a cash basis. The yield on both an accrual and a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the Receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. See 'Special
Considerations' in the Prospectus.




                                                                                Year Ended December 31,
                                                    Nine Months Ended     ------------------------------------
                                                    September 30, 1994       1993         1992         1991
                                                    ------------------    ----------   ----------   ----------
Average Account Monthly Accrued Finance
 Charges and Fees (1)(2) ..........................    $   22.28          $   23.11    $   24.57    $   24.05
Average Account Balance (3) .......................    $1,597.25          $1,593.64    $1,581.70    $1,520.91
Yield from Finance Charges and Fees (4) ...........        16.74%             17.40%       18.64%       18.98%
Yield from Interchange (5).........................         1.57%              1.84%        1.92%        1.98%
Yield from Finance Charges, Fees and
 Interchange ......................................        18.31%             19.24%       20.56%       20.96%

----------
(1) Finance Charges and Fees are comprised of monthly periodic finance charges and other credit card fees.

(2) Average Account Monthly Accrued Finance Charges and Fees are presented net of adjustments made pursuant to MBNA's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(3) Average Account Balances include purchases, cash advances and accrued and unpaid monthly periodic finance and other charges and are calculated based on the average of the account balances during the periods shown for accounts with charging privileges.

(4) Yield from Finance Charges and Fees is the result of dividing the annualized Average Account Monthly Accrued Finance Charges and Fees by the Average Account Balance for the period.

(5) Yield from Interchange is the result of dividing annualized revenue attributable to Interchange received during the period by the Average Account Balance for the period. The amount of Interchange for each of the periods indicated above has been estimated.

     The revenue for the Bank Portfolio of credit card accounts shown in the above table is comprised of monthly periodic finance charges, credit card fees and Interchange. These revenues vary for each account based on the type and volume of activity for each account. Because the Trust II Portfolio is only a portion of the Bank Portfolio, actual yield with respect to the Receivables may be different from that set forth above for the Bank Portfolio. See 'MBNA's Credit Card Portfolio' herein and 'MBNA Credit Card Activities' in the Prospectus.

                            MBNA AND MBNA CORPORATION

     MBNA America Bank, National Association, a national banking association located in Newark, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. Based on statistics compiled by MasterCard and VISA from member institutions as of June 30, 1994,

MBNA was the nation's leading issuer of premium MasterCard credit cards and the second largest issuer of premium VISA credit cards based on managed loans. As of June 30, 1994, MBNA was the second largest MasterCard and Visa lender based on managed loans according to an August 1994 issue of The Nilson Report, a by-weekly industry publication. On a managed basis, MBNA maintained loan accounts with over 13 million customers with aggregate outstanding balances of $16.5 billion as of September 30, 1994. Of this amount, $15.5 billion were MasterCard and VISA credit card loans outstanding. As of September 30, 1994, the premium credit card portfolio accounted for 50% of MBNA's MasterCard and VISA credit card accounts with outstanding balances and 67% of MBNA's MasterCard and VISA credit card loans outstanding.

     MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations. As of June 30, 1994, MBNA had assets of $7.7 billion, deposits of $5.6 billion and capital and surplus accounts of $744 million.

     MBNA is a wholly-owned subsidiary of the Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. The Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 1994, the Corporation had consolidated assets of $9.8 billion, consolidated deposits of $6.3 billion and capital and surplus accounts of $870 million. The principal asset of the Corporation is the capital stock of MBNA.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Excerpt from Prospectus dated March 21, 1995



                     People's Bank Credit Card Master Trust
                Floating Rate Class A Asset Backed Certificates,
                                  Series 1995-1





                    THE CREDIT CARD BUSINESS OF PEOPLE'S BANK

General

   People's Bank began its credit card program in 1985. It launched this program by marketing a low interest rate credit card to highly creditworthy individuals in its market area. As a result of the initial program's success, beginning in January 1987, People's Bank gradually expanded the program nationally with a continued emphasis on credit quality. The January 1995 issue of the Nilson Report ranked People's Bank the 30th largest bank credit card issuer in the United States on the basis of active accounts.

   The Receivables conveyed or to be conveyed to the Trust by People's Bank pursuant to the Agreement have been or will be generated from transactions made by holders of certain VISA Classic and certain standard MasterCard credit card accounts, a subset of People's Bank's entire portfolio of credit card accounts; and include fees billed to the Accounts. The Accounts were generated under the VISA USA, Inc. ('VISA') or MasterCard International Incorporated ('MasterCard') associations of which People's Bank is a member.

   People's Bank services all of its accounts and receivables at its facilities located in Bridgeport, Connecticut. Certain operations are performed on behalf of People's Bank by Total System Services Inc., of Columbus, Georgia ('Total System'), which operations include statement processing, printing and mailing. People's Bank has used Total System for such services since it launched its credit card program in 1985. If Total System were to fall or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of such services provided to People's Bank could be time-consuming. As a result, delays in payments to Certificateholders could occur.

   The entire portfolio of People's Bank VISA and MasterCard accounts (the 'Bank Portfolio'), of which the accounts giving rise to the Trust Portfolio are a part, includes premium accounts (i.e., VISA Gold, Gold MasterCard and business accounts) and standard accounts (i.e., VISA Classic and standard MasterCard). The accounts from which Receivables arose in the initial Trust Portfolio included only the standard accounts and not premium accounts. As of January 31, 1995, 5.78% of the accounts in the Bank Portfolio were premium accounts and 94.22% were standard accounts, and the receivables balance of premium accounts and standard accounts, as a percentage of the total balance of the receivables in the Bank Portfolio, was 7.64% and 92.36%, respectively. Both premium and standard accounts undergo the same credit analysis, but premium accounts generally carry higher annual membership fees and have higher credit limits.

   The VISA and MasterCard credit card accounts may be used for three types of transactions: credit card purchases, cash advances and convenience checks. Purchases occur when cardholders use credit cards to buy goods and/or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may also use convenience



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



checks allowing cardholders to (i) transfer balances from other credit card accounts to their People's Bank accounts and (ii) draw against their VISA and MasterCard credit card accounts at any time Amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

   In addition, cardholders have been able to purchase insurance covering their account balances since March 1985. As of January 31, 1995, 0.12% of the accounts giving rise to the Receivables in the Trust Portfolio were covered by insurance. Premiums for this insurance are charged to the account for each monthly Billing Cycle. Such insurance premiums are included in the Receivables transferred to the Trust and are treated as Finance Charge Receivables.

   Each cardholder is subject to an agreement with People's Bank governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, People's Bank reserves the right, subject to fifteen days' prior notice to the cardholder or as may be required by law, to add to, change or terminate any terms, conditions, services or features of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing the periodic finance charges, other charges or the minimum monthly payment requirements.

   The credit evaluation, collection and charge-off policies and servicing practices of People's Bank, as well as the terms and conditions governing cardholder agreements in effect as of the date hereof, are under continuous review and may change at any time in accordance with its business judgment, applicable law and guidelines established by regulatory authorities.

   Transactions creating the Receivables through the use of the credit cards are processed through the VISA and MasterCard systems. Should either system materially curtail its activities, or should People's Bank cease to be a member of VISA or MasterCard, for any reason, a Pay Out Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur.

Account Origination

   The VISA and MasterCard credit card accounts owned by People's Bank were principally generated through: (i) direct mail solicitations of individuals who have been prescreened at credit bureaus on the basis of criteria furnished by People's Bank; (ii) applicant-initiated requests; (iii) applications mailed to customers of People's Bank and customers of certain agent banks for which People's Bank acts as a sponsor with VISA USA, Inc. and/or Mastercard International Incorporated pursuant to People's Bank's Agent Bank Account program (the 'Agent Bank Accounts'); and (iv) affinity marketing programs which are originated by People's Bank by soliciting prospective cardholders from identifiable groups with a common interest or a common cause, and with the assistance of an organization of the members of such group ('Affinity Program Accounts'). In addition to these account origination methods, People's Bank originates certain co-brand accounts and solicits accounts from students and alumni of local Connecticut universities. In all cases, People's Bank applies the same credit criteria as with other originations as described below in 'Underwriting Procedures' and the performance by the cardholders of such accounts is comparable to the remaining Bank Portfolio of accounts.

   The largest percentage of all national accounts are originated through targeted, prescreened direct-mail requests and a significant number of accounts are originated through applicant-initiated requests. People's Bank's strategy of offering a low interest rate credit card to highly creditworthy customers has received significant attention by national consumer groups, consumer focused publications and financial journals. These sources frequently publish information regarding People's Bank's credit card products, including People's Bank's toll free customer service telephone number.





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Prospective  applicants  contact  People's  Bank  using the toll free  telephone number  and  request an  application,  which  they then  complete  and return to
People's  Bank  or  complete  an  application  over  the  telephone.   Automatic
Additional Accounts will include all VISA Classic and standard Mastercard accounts originated by applicant-initiated request and through the People's Bank branch banking system and certain Affinity Program Accounts or Agent Bank Accounts. Additional Accounts which are not Automatic Additional Accounts may include Affinity Program Accounts, Agent Bank Accounts, accounts of a type other than the standard or Classic type and other consumer revolving credit accounts. See 'Description of the Certificates--Addition of Accounts'.


Underwriting Procedures

   All applications for accounts originated by People's Bank are reviewed for completeness and creditworthiness based on the credit underwriting criteria established by People's Bank. People's Bank uses credit reports issued by independent credit reporting agencies with respect to the applicant. In the event there are discrepancies between the application and the credit report, and in certain other circumstances, People's Bank may verify certain information regarding the applicant.

   Applications and prescreened direct mail candidates are evaluated by utilizing a credit scoring system, which was installed in July 1992. Prior to such installation, People's Bank's accounts were underwritten completely judgmentally. Since July 1992, the judgmental underwriting has been used to evaluate only those who score above a preset level. The credit scoring model used by People's Bank was developed with Fair, Isaac Companies, which has extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile and certain application information in order to statistically quantify credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. From time to time, the credit scoring models used by People's Bank are reviewed and, if necessary, updated to reflect more current statistical data. Based on statistical analysis, People's Bank established a policy, as of August 1, 1994, that certain accounts receiving high credit scores may be automatically approved without judgmental review.

   In the case of prescreened direct mail solicitations, selection criteria established by People's Bank are used by credit bureaus to generate or screen lists of qualifying individuals. Members of People's Bank's Consumer Credit Department then mail solicitations to those qualifying individuals on the list. Additional credit criteria are applied on a case-by-case basis to those qualifying individuals accepting such solicitation to determine the appropriate line of credit for such individuals. The information requested in the response forms mailed to prescreened prospects is less extensive than the information requested in the applications mailed to individuals who have not been prescreened. Credit limits are assigned to prescreened prospective cardholders based on a credit profile that includes existing indebtedness, past payment patterns on other consumer loans and certain other criteria. The response forms of individuals responding to prescreened direct mail solicitations are reviewed by People's Bank and are checked again through credit reporting bureaus. If no change in credit performance has occurred, an offer of credit is made. Generally, each new cardholder is issued a credit card that expires two years after issuance. People's Bank generally reissues credit cards with two-year expiration dates, so long as the payment history of the cardholder satisfies certain criteria.


Billing and Payments

   The Bank Portfolio has different billing and payment structures, including minimum payment levels, annual membership fees and monthly periodic charges.





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       For  purposes  of  administrative  convenience,  the VISA and  MasterCard credit card accounts of People's Bank are currently grouped into twenty-two billing cycles ending on the 5th through 27th day of each month (other than the 24th day) (each, a 'Billing Cycle'). Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and billed to accountholders. See 'The Receivables'. The Accounts include VISA and MasterCard credit card accounts in Billing Cycles ending at the close of business on each of the days referred to above. See 'The Receivables'.

   Monthly billing statements are sent to accountholders with either debit or credit activity during the Billing Cycle. Generally, each month, accountholders must make at least a minimum payment equal to the greater of (i) 3% of the account balance and (ii) $10, plus any past due amount; provided, however, that if the remaining balance is less than $10, the minimum payment shall be equal to the amount of such remaining balance.

   The monthly periodic finance charges assessed on cash advances and convenience checks are calculated by multiplying the average daily cash advance balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on cash advances (including unpaid finance charges) from the date of the transaction or, if a convenience check is used, the day the convenience check is posted to the cardholder's account. The monthly periodic finance charges assessed on purchases are calculated by multiplying the average daily purchase balance by the applicable monthly periodic rate. Monthly periodic finance charges are calculated on purchases (including certain fees and unpaid finance charges) from the date of the purchase or the first day of the Billing Cycle in which the purchase is posted to the account (whichever is later). The credit card agreement provides that monthly periodic finance charges are not assessed in most circumstances on purchases if the purchaser's new balance shown in the billing statement is paid within 25 days after the last day of the Billing Cycle, or if the purchaser's previous balance is zero. With certain exceptions, the current fixed annual percentage rate for purchases is the recently established rate of 13.9% or the previously governing rate of 11.5%; however, periodically People's Bank will offer introductory rates below the standard rate. An increase in the fixed annual percentage rate for purchases might have the result of decreasing the volume of Receivables generated. The current fixed annual percentage rate for cash advances is 18%. For a break-down of the yield from finance charges and fees billed, see the table titled 'Revenue Experience Representative Portfolio' included under 'Receivable Yield Considerations'.

   People's Bank may, at its option, reduce the minimum payment requirements and monthly periodic finance charges described above for the accounts of cardholders who are members of Consumer Credit Counseling Services, an organization which assists financially troubled cardholders with outstanding credit card balances to devise a repayment program. Such repayment program generally involves reducing the minimum monthly payment and/or reducing the finance charges assessed. People's Bank may, but is not obligated to, accept such repayment program.

   People's Bank generally assesses a non-refundable annual membership fee of $25 for standard accounts, $30 for business accounts and $40 for premium accounts. People's Bank may waive the annual membership fee, or a portion thereof, in connection with certain solicitations, affinity programs and in certain other cases. Some of the accounts may be subject to certain additional fees, including: (i) a late fee, generally in the amount of $20, with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of $3 per transaction at ATMs, People's Bank or any bank; (iii) an overlimit fee, generally in the amount of $15; and (iv) a returned check fee, generally in the amount of $15. Subject to the requirements of applicable laws, People's Bank may change certain of these fees and rates at any time by written notice to cardholders. Pursuant to the terms of the cardholder agreement, People's Bank may change the terms of such agreement and must give cardholders 15 days prior notice of any change which would result in an increase in the rate of finance charges on existing balances or new activity, or other fees, or impose a fee not set forth in such agreement.





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



       Payments on People's Bank accounts are generally applied, in the following order, to: finance charges, the balance of purchases prior to March 1992 and balance transfers prior to May 5,1993, the balance of cash advances and convenience checks (other than convenience checks used to pay balance transfers) previously billed, the balance of new cash advances, balance transfers on or after May 5, 1993, the balance of purchases previously billed after March 1992 and the balance of new purchases.

   There can be no assurance that periodic finance charges, fees, and other charges imposed by People's Bank will remain at current levels in the future, or that the order of application of payments made on People's Bank's accounts will remain as described above.

   Collection of Delinquent Accounts. An account is initially considered delinquent if the minimum monthly payment indicated on the accountholder's statement is not received within one calendar month from the statement date. Efforts to collect delinquent credit card receivables are made by People's Bank's personnel and collection agencies and attorneys retained by People's Bank. Under current practice, accountholders that become one to ten days delinquent are sent a notice on the billing statement and telephone calls to the accountholder begin once an account becomes delinquent. People's Bank uses an automated dialer to telephone delinquent accountholders. People's Bank also uses the on-line collections system of Total System and a Fair, Isaac Companies scoring system to analyze the collection risk on such accounts.

   Generally, within 31 days of contractual delinquency, no additional extensions of credit through such account are authorized and, at 61 days of contractual delinquency, the account is closed. Consistent with the credit and collection policies, in certain infrequent circumstances, People's Bank may enter into arrangements with cardholders to extend or otherwise change payment schedules, which can include the suspension of finance charge accruals or bringing current (or 'reaging') accounts where cardholders make three consecutive minimum monthly payments. People's Bank will enter into such arrangements only in circumstances where it believes the Bank's ability to collect on the account will be enhanced by such arrangements.

   The current policy of People's Bank is to charge off, as a loan loss, the principal portion of the receivables balance for both purchases and cash advances at any time after the 210th through the 240th day of delinquency. Charge offs may occur earlier in some circumstances, as in the case of bankrupt cardholders. At the time an account is charged off, an evaluation of its collectibility is made on a case by case basis to determine whether further remedies should be pursued by collection personnel at People's Bank, outside collection agencies or, in some cases, outside attorneys. Delinquency levels are monitored by collection managers and information is reported regularly to senior management. Under the terms of the Agreement, any Recoveries will be included in the assets of the Trust and considered Finance Charge Receivables.


Loss and Delinquency Experience

   The following tables set forth the delinquency and loss experience for each of the periods shown for receivables in accounts which would have substantially satisfied the criteria for inclusion of its related receivables in the Trust Portfolio (the 'Representative Portfolio') set forth in the Agreement as applied on each date listed in the tables below. The Servicer will file with the Commission monthly reports with respect to the Trust, including information with respect to revenues, losses and Portfolio Yield with respect to the Accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the future will be similar to the historical experience of the Representative Portfolio included in the tables set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to pay may be different from those which prevailed during the periods reflected below.





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                                 Loss Experience
                            Representative Portfolio
                             (Dollars in Thousands)

                                                               Year Ended December 31,
                                                       --------------------------------------
                                                          1994           1993          1992
                                                       ----------      --------      --------
Average Receivables Outstanding(1) .................   $1,094,642      $706,663      $406,447
Gross Charge Offs(2)(3) ............................       24,954        16,625        16,771
Recoveries .........................................        3,591         2,998         2,440
Net Charge Offs(3) .................................       21,363        13,627        14,331
Net Charge Offs as Percentage of Average Receivables
 Outstanding(3) ....................................         1.95%         1.93%         3.53%

----------
(1) Average Receivables Outstanding is the average of the daily receivable balance during the period indicated.
(2) Gross Charge Offs are calculated before Recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud.
(3) The amounts of charge-offs include the principal and interest portion of charged off receivables.


                             Delinquency Experience
                            Representative Portfolio
                             (Dollars in Thousands)

                                                             As of December 31,
                                     -----------------------------------------------------------------------
                                              1994                   1993                     1992
                                     ---------------------   ---------------------     ---------------------
  Number of Days Delinquent(1)        Amount    Percentage    Amount    Percentage      Amount    Percentage
  ----------------------------       -------    ----------   -------    ----------     -------    ----------
31 to 60 days.....................   $13,164       0.93%     $ 6,492       0.71%       $ 5,238      1.03%
61 to 90 days ....................     7,011       0.50        3,649       0.40          2,968      0.58
91 to 120 days ...................     4,859       0.34        2,798       0.30          2,093      0.41
121 to 150 days ..................     3,822       0.27        2,098       0.23          1,597      0.32
151 to 180 days ..................     2,892       0.20        1,772       0.19          1,379      0.27
181 days or greater ..............     4,166       0.29        2,715       0.29          2,063      0.41
                                     -------       ----      -------       ----        -------      ----
  Total (2) ......................   $35,904       2.53%     $19,524       2.12%       $15,338      3.02%
                                     =======       ====      =======       ====        =======      ====

----------

(1) Number of days delinquent means the number of days after the billing date next following the original billing date. For example, 31 days delinquent means that no payment is received within 61 days after the original billing date.
(2) Delinquencies are calculated as a percentage of outstanding receivables as of the end of each calendar month. Delinquencies include bankruptcies.

   The delinquency and loss experience for the receivables in 1992 and 1993 was affected by the sale in November 1991 of approximately $200,000,000 of credit card receivables and related accounts. People's Bank believes the selection criteria used in such sale, which included, among other things delinquency experience, adversely affected the performance of the Representative Portfolio on a temporary basis. Similarly, the 1992 loss experienced was negatively impacted by the selection process applied in the above referenced sale.

   Furthermore, while the increases in delinquency and loss experience described above are largely attributable to such sale of receivables, they are also attributable, in part, to slower growth in the receivables balances in 1991 and to a national recession and a recession in Connecticut. See 'Special Considerations--Social, Legal, and Economic Factors'. The rise in average outstandings from approximately $406,447,000 in 1992 to approximately $1,094,642,000 in 1994, has significantly



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reduced the loss and delinquency  amounts as a percentage of the  Representative
Portfolio, as demonstrated by comparing the delinquency amounts and percentages for the calendar year ended 1992 to those for the calendar year ended 1994. The delinquency rate increase to 2.53% as of December 31, 1994 reflects the effects of both account seasoning and a slight reduction in the rate of average receivable growth. To the extent that average receivables outstanding do not continue to rise at the same rate as they did from 1992 to 1994, and to the extent that the rate of account seasoning does not remain the same, there can be no assurance that the loss and delinquency amounts as a percentage of the Representative Portfolio will remain at current levels.

   People's Bank believes that conformity with its underwriting procedures (see '--Underwriting Procedures') will keep the loss and delinquency experience within historical norms.

Interchange

   Creditors participating in the VISA and MasterCard associations receive certain fees as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of these fees collected in connection with cardholder charges for merchandise and services is passed from the banks clearing the transactions for merchants to credit card issuing banks. These fees currently range from approximately 0.90% to 2.18% of the transaction amount. People's Bank is required, pursuant to the terms of the Agreement, to transfer to the Trust those fees attributed to cardholder charges for merchandise and services in the Accounts ('Interchange'). Such percentages are set by the VISA and MasterCard associations and may be changed by either of them respectively from time to time. Interchange is treated as Finance Charge
Receivables for the purposes of determining the amount of Finance Charge Receivables, allocating collections and payments to Certificateholders and calculating the Portfolio Yield.


                                 THE RECEIVABLES

   The Receivables conveyed to the Trust arise in Accounts from the Bank Portfolio of VISA Classic and standard MasterCard credit card accounts on the basis of eligibility criteria set forth in the Agreement (the 'Trust
Portfolio'). Such criteria do not create a selection adverse to the Certificateholders. Pursuant to the Agreement, the Transferor has the right (and, under certain circumstances, the obligation), subject to certain limitations and conditions set forth therein, to designate from time to time Additional Accounts and to transfer to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Any Additional Accounts designated pursuant to the Agreement must be Eligible Additional Accounts as of the date the Transferor designates such accounts as Additional Accounts. The Agreement also provides that the Transferor will add as Automatic Additional Accounts certain new accounts opened in the ordinary course of its business. Automatic Additional Accounts will be added to the Trust on the business day that they are originated if certain requirements are satisfied. See 'Description of the Certificates--Addition of Accounts'. Automatic Additional Accounts will consist of newly originated VISA Classic and standard MasterCard accounts originated through applicant-initiated requests and the People's Bank branch banking system and certain Affinity Program Accounts or Agent Bank Accounts. The Transferor may designate additional categories of Automatic Additional Accounts; provided, however, that the Transferor shall not have received notice from any Rating Agency that such designation will result in a downgrading or withdrawal of the rating of any certificates of any Series outstanding. In addition, the Transferor is required to designate Eligible Additional Accounts as Additional Accounts (x) to maintain the Transferor Interest such that on any Record Date the Transferor Interest for the related Monthly Period equals or exceeds 7% or such higher percentage as may be stated in any Supplement (such percentage, the 'Minimum Transferor Interest') of the average Aggregate Principal Receivables and (y) to maintain, for so long as certificates of any Series, including the Certificates, remain outstanding,





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Aggregate  Principal  Receivables  in an  amount  equal to or  greater  than the
Minimum Aggregate Principal Receivables. The 'Minimum Aggregate Principal Receivables' required to be maintained through the designation by the Transferor of Additional Accounts shall generally be an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to Principal Receivables for each Series. Such amount may be increased by a Supplement pursuant to which additional Series may be issued. The Transferor will convey the Receivables then existing or thereafter created under such Additional Accounts to the Trust. See 'Description of the Certificates--Addition of Accounts'. Further, pursuant to the Agreement, the Transferor has the right (subject to certain limitations and conditions discussed herein) to remove certain Accounts designated by the Transferor whether such Receivables are then existing or thereafter created. See 'Description of Certificates--Removal of Accounts'. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated and conveyed by the Transferor to the Trust plus any Additional Accounts and Automatic Additional Accounts and minus any Removed Accounts. As of each date an Account is added, and on any date Additional Accounts or Automatic Additional Accounts are added, to the Trust, and on the date any new Receivables are created or are added to the Trust, as applicable, the Transferor will represent and warrant to the Trust that the Receivables meet the eligibility requirements specified in the
Agreement.   See   'Description   of   the   Certificates--Representations   and
Warranties'.

   Some of the Accounts are recently solicited, unseasoned accounts and the Receivables include Receivables that may be up to 240 days contractually delinquent. Because the Accounts were selected as of the Series Cut-Off Date, there can be no assurance that all of the accounts will continue to meet the eligibility requirements during the life of the Trust. The Receivables in the Accounts are the unsecured obligations of the cardholders.

   The Receivables in the Trust Portfolio as of the Series Cut-Off Date totalled $1,396,128,919.02. The Accounts had, as of the January 1995 Monthly Period, an average outstanding balance of $1,572 and an average credit limit of $4,507. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 34.88%, and the weighted average age of the Accounts was approximately 30.50 months. As of the January 1995 Monthly Period, cardholders whose Accounts giving rise to the Receivables are included in the Trust Portfolio have billing addresses in all 50 States and the District of Columbia.

       The following tables summarize the Trust Portfolio's balance and account characteristics of the Accounts giving rise to the Receivables as of the close of the January 1995 Monthly Period for each of the Accounts. Because the future composition of the Trust Portfolio may change over time, these tables may not necessarily be indicative of the composition of the Trust Portfolio after the January 1995 Monthly Period.


                         Composition by Account Balance
                                 Trust Portfolio

                                          Percentage                      Percentage
                                           of Total                         of Total
        Account of              Number of  Number of                      Receivables
       Balance Range            Accounts   Accounts  Receivables Balance    Balance
       -------------            --------- ---------- -------------------  -----------
Credit Balance ............      10,432     1.17%   $   (1,027,665.13)     (0.07)%
No Balance ................     250,062    28.16                 0.00       0.00
$.01-$500.00 ..............     133,330    15.01        25,987,991.98       1.86
$500.01-$1,000.00 .........      72,807     8.20        54,587,777.87       3.91
$1,000.01-$3,000.00 .......     232,288    26.15       466,683,378.94      33 43
$3,000.01-$5,000.00 .......     140,427    15.81       545,115,396.37      39.04
$5,000.01-$10,000.00 ......      47,772     5.38       292,631,914.32      20.96
Over $10,000.00  ..........       1,029     0.12        12,150,124.67       0.87
                                -------   ------    -----------------    -------
  Total ...................     888,147   100.00%   $1,396,128,919.02    100.00%
                                =======   ======    =================    ======

                           Composition by Credit Limit
                                 Trust Portfolio

                                              Percentage                        Percentage
                                    Number     of Total                          of Total
          Credit                      of       Number of                        Receivables
       Limit Range                 Accounts    Accounts  Receivables Balance      Balance
     ---------------               --------   ---------- -------------------    -----------
$0-$1,000.00 .................       64,080      7.22%   $   16,030,133.79         1.15%
$1,000.01-$2,000.00 ..........       76,677      8.63        52,954,121.82         3.79
$2,000.01-$3,000.00 ..........      120,625     13.58       137,182,901.31         9.83
$3,000.01-$4,000.00 ..........      118,464     13.34       157,305,745.96        11.27
$4,000.01-$5,000.00 ..........      172,080     19.38       328,470,517.15        23.53
$5,000.01-$10,000.00 .........      315,413     35.51       650,800,995.45        46.61
Over $10,000.00 ..............       20,808      2.34        53,384,503.54         3.82
                                    -------    ------    -----------------       ------
  Total ......................      888,147    100.00%   $1,396,128,919.02       100.00%
                                    =======    ======    =================       ======





                      Composition by Period of Delinquency
                                 Trust Portfolio



                                          Percentage                    Percentage
  Period of Delinquency          Number    of Total                       of Total
   (Days Contractually             of     Number of      Receivables    Receivables
       Delinquent)              Accounts   Accounts        Balance        Balance
  ---------------------         --------  ---------   ----------------- ---------
Current ...................      846,579    95.32%    $1,290,631,069.95    92.44%
1-30 Days ................        26,396     2.97         66,556,319.75      4.77
31 to 60 Days ............         5,865     0.66         14,308,722.77      1.03
61 or More Days ..........         9,307     1.05         24,632,806.55      1.76
                                 -------   ------     -----------------    ------
  Total ..................       888,147   100.00%    $1,396,128,919.02    100.00%
                                 =======   ======     =================    ======

                           Composition by Account Age
                                 Trust Portfolio


                                                     Percentage                      Percentage
                                           Number     of Total                        of Total
                                             of      Number of       Receivables     Receivables
         Account Age                      Accounts    Accounts         Balance        Balance
        -------------                     --------   ---------    ----------------   -----------
0 to 6 Months ....................        129,134      14.54%     $ 259,709,807.34     18.60%
Over 6 Months to 12 Months .......        139,808      15.74        244,318,323.51     17.50
Over 12 Months to 24 Months ......        100,067      11.27        164,417,458.62     11.78
Over 24 Months to 48 Months ......        156,605      17.63        231,186,264.35     16.56
Over 48 Months ...................        362,533      40.82        496,497,065.20     35.56
                                          -------     ------     -----------------    ------
  Total ..........................        888,147     100.00%    $1,396,128,919.02    100.00%
                                          =======     ======     =================    ======

                      Geographic Distribution by Accounts
                                 Trust Portfolio


                                                  Percentage                        Percentage
                                       Number      of Total                          of Total
                                         of        Number of        Receivables    Receivables
                                      Accounts     Accounts           Balance        Balance
                                      --------     ---------    -----------------  -----------
Connecticut .....................     188,157       21.19%      $  268,668,200.27      19.24%
California .....................       57,731        6.50          104,787,348.84       7.51
Texas ..........................       50,651        5.70           85,266,612.36       6.11
New York .......................       49,487        5.57           71,113,022.80       5.09
Florida ........................       41,153        4.63           64,908,356.51       4.65
Ohio ...........................       34,971        3.94           56,714,121.22       4.06
Illinois .......................       31,423        3.54           49,458,321.92       3.54
New Jersey .....................       29,626        3.34           45,834,045.62       3.28
Pennsylvania ...................       30,586        3.44           42,930,009.76       3.08
Michigan .......................       25,418        2.86           42,606,305.30       3.05
Other(1) .......................      348,944       39.29          563,842,574.42      40.39
                                      -------      ------       -----------------     ------
  Total ........................      888,147      100.00%      $1,396,128,919.02     100.00%
                                      =======      ======       =================     ======

----------

(1)  States with less than 2.86% of the Percentage of Total Number of Accounts.

   The largest concentration of Accounts giving rise to Receivables in the Trust Portfolio is in Connecticut. Connecticut's economy has historically been highly dependent on the defense industry, which recently has been adversely affected by cutbacks in federal spending. During the past several years, Connecticut has been adversely impacted by employment losses more severe in Connecticut than in the United States as a whole. See 'Special Considerations--Social, Legal and Economic Factors'.


                              MATURITY ASSUMPTIONS

   The Agreement provides that Certificateholders will not receive principal payments until the Distribution Date following the commencement of the Controlled Amortization Period, which will commence with the September 1999 Monthly Period, except in the event of a Pay Out Event, which will result in the commencement of the Rapid Amortization Period. A 'Pay Out Event' occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Agreement, (b) material breaches of certain representations, warranties or covenants of the Transferor,

(c) certain insolvency events involving the Transferor, (d) the occurrence of a Servicer Default which would have a material adverse effect on the Certificateholders, (e) the failure of the Transferor to convey Receivables arising under Additional Accounts when required by the Agreement, (f) the Trust becoming subject to regulation as an 'investment company' by the Securities and Exchange Commission within the meaning of the Investment Company Act of 1940, as amended, (g) a reduction in the Portfolio Yield averaged for any three consecutive Monthly Periods to a rate which is less than the Base Rate, (h) reduction of the Available Cash Collateral Amount to less than the lesser of the Investor Interest as of the last day of the related Monthly Period and 3% of the Initial Investor Interest, (i) the failure to pay each class of Certificates in full on or prior to its applicable Expected Final Distribution Date or a) the failure of the Interest Rate Cap Provider to make any payment under the Interest Rate Caps within five days of the date such payment was due. See 'Description of the Certificates--Pay Out Events'.

   During the Controlled Amortization Period, distributions of monthly principal will be made on each Distribution Date (beginning with the September 1999 Distribution Date) to the Class A Certificateholders until the earlier of (x) the termination of the Trust and (y) the date on which the Class A Investor Interest is paid in full and, beginning with the Class B Payment Commencement Date, to the Class B Certificateholders until the earlier of (x) the termination of the Trust and (y) the date on which the Class B Investor Interest is paid in full, in an amount on any such Distribution Date equal to the lesser of (a) the sum of (i) the Principal Allocation, which is equal to the product of the applicable Investor Percentage (which percentage may be reset during the Controlled Amortization Period if new Series are issued) and collections in respect of Principal Receivables received during the related Monthly Period and
(ii) the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period and (b) the applicable Controlled Distribution Amount for the class receiving such distributions, which is equal to the sum of the applicable Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount (both as defined below). The 'Class A Controlled Amortization Amount' means $27,142,857.14 and the 'Class B Controlled Amortization Amount' means $20,000,000.00 and the 'Controlled Amortization Amount' means either the Class A Controlled Amortization Amount or the Class B Controlled Amortization Amount, as context requires. Such amounts may be reduced to reflect the tender and cancellation of Certificates pursuant to an Investor Exchange. The 'Class A Controlled Distribution Amount' means, on any Distribution Date, the Class A Controlled Amortization Amount plus the related Deficit Controlled Amortization Amount as of such Distribution Date, and the 'Class B Controlled Distribution Amount' means, on any Distribution Date, the Class B Controlled Amortization Amount plus the related Deficit Controlled Amortization Amount as of such Distribution Date, and the 'Controlled Distribution Amount' means either the Class A Controlled Distribution Amount or the Class B Controlled Distribution Amount, as context requires. The term 'Deficit Controlled Amortization Amount' means, on the Closing Date, zero and, on any Distribution Date, the amount of the accrued and unpaid monthly excesses of the Controlled Amortization Amount for the applicable class of Certificates and for each preceding Monthly Period over the sum of the Principal Allocation and the amount of any Shared Principal Collections available to the Certificates for each such Monthly Period. Should the Rapid Amortization Period commence, the Certificateholders will be entitled to receive monthly payments as provided herein of principal on each Distribution Date (beginning with the Distribution Date in the month following the month in which the Rapid Amortization Period commences) equal to the product of the applicable Investor Percentage and collections in respect of Principal Receivables received during the related Monthly Period and the amount of Shared Principal Collections, if any, allocable to the Certificates with respect to such Monthly Period. Allocations based upon the applicable Investor Percentage during either the Controlled Amortization Period or the Rapid Amortization Period may result in distributions of principal to Certificateholders greater, relative to the declining balance of the Investor Interest, than would be the case if a percentage based on such declining balance were used to determine the percentage of collections to be distributed in respect of the Investor Interest. See 'Description of the Certificates-- Allocation Percentages'.

       A significant decline in the amount of Receivables generated during the Revolving Period could result in the occurrence of a Pay Out Event for the Certificateholders and the commencement of the Rapid Amortization Period, thus shortening the maturity of the Certificates. Conversely, a significant decline in the amount of Receivables generated during an Amortization Period could result in an extension of the final payment of the Certificates. If the maturity of the Certificates has been shortened at a time when interest rates generally available are lower than the Certificate Rate, the yield to maturity realized by the Certificateholders upon reinvestment at the lower prevailing interest rates may be lower than if the Certificates remained outstanding until the expected maturity. Conversely, if the maturity of the Certificates is extended at a time when interest rates generally available are higher than the Certificate Rate, the yield to maturity realized by the Certificateholders may be lower than if the Certificates had matured when expected and the Certificateholders had reinvested at the higher prevailing interest rates.


   The following table sets forth the highest and lowest cardholder monthly payment rates for the Representative Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the prior month's ending outstanding receivables balance during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.



                       Cardholder Monthly Payment Rates(1)
                            Representative Portfolio

                                          Year Ended December 31,
                                      ----------------------------
                                       1994        1993       1992
                                      -----       -----      -----
Lowest .......................         9.63%      11.31%     10.74%
Highest ......................        12.82       13.68      13.79
Average(2) ...................        10.91       12.15      12 50

----------
(1) Monthly payment rates represent total payments collected during a given month expressed as a percentage of the prior month's ending outstanding receivables.
(2) The average monthly payment rates shown are expressed as an arithmetic average of the payment rate during each month of the period indicated.


   The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during either the Controlled Amortization Period or the Rapid
Amortization Period, will be similar to the historical experience set forth above. In addition, if a Pay Out Event occurs, the average life and maturity of the Certificates could be significantly reduced.


   Because there may be a slowdown in the payment rate below the payment rate used to determine the Controlled Amortization Amount, or because a Pay Out Event may occur which would initiate the Rapid Amortization Period, there can be no assurance that the actual number of months elapsed from the beginning of the Controlled Amortization Period to the final Distribution Date with respect to the Class A Certificates or the Class B Certificates will equal the expected number of months (respectively, 14 months and 15 months).

                                  PEOPLE'S BANK

   People's Bank was formed in 1842 and is headquartered in Bridgeport, Connecticut. People's Bank is a majority-owned subsidiary of People's Mutual Holdings, which as of December 31, 1994 owns 67.7% of the issued and outstanding common stock of People's Bank. In May 1993, People's Bank issued $69,000,000 of convertible preferred stock. After such stock is fully converted, People's Mutual Holdings will own 60.5% of the common stock of People's Bank. People's Bank is chartered as a Connecticut stock savings bank, and as a state chartered non-member bank is regulated by the State of Connecticut Department of Banking and by the FDIC. As of December 31, 1994, People's Bank's total assets were approximately $6.5 billion, total liabilities were approximately $6.0 billion, and total stockholders' equity was approximately $469 million. At December 31, 1994, People's Bank Tier 1 leverage capital ratio was 7.1%, satisfying the minimum ratio of 4.0% to 5.0% generally required by the FDIC. People's Bank is also subject to the FDlC's risk-based capital regulations, which require minimum ratios of Tier 1 capital and total capital to risk-weighted assets of 4.0% and 8.0%, respectively. People's Bank satisfied these requirements at December 31, 1994 with ratios of 10.1% and 11.3%, respectively. People's Bank regulatory capital ratios at December 31, 1994 exceed the FDlC's numeric criteria for classification as a 'well capitalized' institution. People's Bank's lending activities consist of originating loans secured by residential and commercial properties, and extending secured and unsecured loans to consumers and businesses.

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                                      A-105

Excerpt from Prospectus dated September 24, 1992

                       Standard Credit Card Master Trust I
             Floating Rate Credit Card Participation Certificates,
                                  Series 1992-3

              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

General

   The Receivables which the Banks convey to the Trust from time to time pursuant to the Pooling Agreement have been and will be generated from transactions made by holders of certain credit card accounts. Citibank (South Dakota) will service these accounts at its facilities located in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA U.S.A., Inc. ('VISA') or MasterCard International Incorporated ('MasterCard International') programs and were either originated by Citibank (South Dakota) or purchased by Citibank (South Dakota) from other credit card issuers. Such accounts are owned by Citibank (South Dakota) but a participation in the Receivables in certain of these accounts has been or will be sold to Citibank (Nevada) prior to their conveyance to the Trust.

     Subject to certain conditions, the Banks may convey to the Trust receivables arising in credit card accounts of a type not currently included in the Accounts. Affiliates of the Banks also currently conduct credit card businesses. For example, Citibank (Maryland), N.A. owns and services a portfolio of VISA'r'* and MasterCard'r' credit card accounts and Citicorp Retail Services, Inc. also manages private label credit card programs for several retailers. Receivables arising in such accounts may be participated to the Banks and sold to the Trust. In addition, the Banks may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield. The Banks intend to file with the Commission on behalf of the Trust a Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts. See 'Master Trust Provisions--Addition of Trust Assets'.

   The following discussion describes certain terms and characteristics of the accounts in the Portfolio from which the Accounts were selected. The Eligible Accounts from which the Accounts were selected represent only a portion of the Portfolio. In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust. See 'Master Trust Provisions--Addition of Trust Assets' and 'The Pooling Agreement Generally--Representations and Warranties'. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the Eligible Accounts and the Additional Accounts may be different from such experience for the Portfolio described hereunder.

   Citibank (South Dakota) is a member of VISA and MasterCard International. The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems. Should either system materially curtail its activities, or should Citibank (South Dakota) cease to be a member of VISA or MasterCard International, for any reason, an Early Amortization Event could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts the receivables in which have been conveyed to the Trust include both nonpremium and premium VISA and MasterCard accounts. Such accounts differ with respect to certain characteristics such as annual fees, periodic finance charges and late fees on amounts charged for goods and services, as more fully described below. See 'The Accounts'. For the six months ended June 30, 1992, the average receivables balance of nonpremium and premium accounts, as a percentage of the total receivables balance of the entire Portfolio, was approximately 76% and 24%, respectively.
----------
* VISA and MasterCard are registered trademarks of VISA U.S.A., Inc. and MasterCard International Incorporated, respectively.

     The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

     The VISA and MasterCard credit card accounts owned by Citibank (South Dakota) were principally generated through: (i) applications mailed directly to prospective cardholders; (ii) applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets; (iii) applications generated by advertising on television, on radio and in magazines; (iv) direct mail and telemarketing solicitation for accounts on a preapproved credit basis; (v) solicitation of cardholders of existing nonpremium accounts for premium accounts; (vi) applications through affinity marketing programs; and (vii) purchases of accounts from other credit card issuers.

Acquisition and Use of Credit Cards

     When Citibank (South Dakota) generates new VISA and MasterCard accounts through the solicitation of individual applications to open an account, it reviews each application for completeness and creditworthiness. In addition, Citibank (South Dakota) generally obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (South Dakota) may verify certain of the information regarding the applicant. Citibank (South Dakota) generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the place of residence of the applicant or cardholder. From time to time the credit scoring models used by Citibank (South Dakota) are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

     Citibank (South Dakota) also generates new VISA and MasterCard accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been preapproved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for preapproved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet such criteria and forwards such list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a preapproved solicitation. Individuals qualifying for preapproved direct mail or telemarketing solicitation are invited to apply for a credit card without having to complete a detailed application. In the case of preapproved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

     In recent years, Citibank (South Dakota) has added affinity marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes direct mail solicitation of prospective cardholders through the use of a list purchased from a group. Solicitation activities used in connection with affinity marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, preapproved solicitations will be used in the same manner as described in the preceding paragraph.

     Credit card accounts that have been purchased by Citibank (South Dakota) were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. The Accounts include accounts from a portfolio of credit card accounts originated by First RepublicBank of Delaware and acquired by Citibank (South Dakota) from the FDIC in October 1988 (the 'First RepublicBank Portfolio'), accounts from a portfolio of credit card accounts originated by Empire of America Federal Savings Bank ('Empire') and acquired by Citibank (South Dakota) from Empire in June 1989 (the 'Empire Portfolio') and accounts from a portfolio of credit card accounts originated or acquired by The Bank of New England Corporation ('Bank of New England') and acquired by Citibank (South Dakota) in February 1990 (the 'Bank of New England Portfolio'). It is expected that other portfolios of credit card accounts purchased by the Banks from other credit card issuers will be added to the Trust from time to time. See 'Master Trust Provisions--Addition of Trust Assets'. It is expected that such accounts will be screened in the manner described above.

     Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, Citibank (South Dakota) reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

Collection of Delinquent Accounts

     Generally, Citibank (South Dakota) considers a VISA or MasterCard account delinquent if a minimum payment due thereunder is not received by Citibank (South Dakota) by the due date indicated on the cardholder's statement. Efforts to collect delinquent credit card receivables are made by the personnel of Citibank (South Dakota), supplemented by collection agencies and attorneys retained by Citibank (South Dakota). Under current practice, Citibank (South
Dakota includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with cardholders whose credit card accounts have become as little as five days delinquent, based on credit scoring criteria, generally contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (south Dakota) continues to contact the cardholder by telephone and by mail. Thirty-five days after an account becomes delinquent no additional extensions of credit through such account are authorized. Generally, no more than 95 days after the account becomes delinquent it is closed. Citibank (South Dakota) may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of Citibank (South Dakota) is to charge off an account when that account becomes 185 days delinquent; provided, that if Citibank (South Dakota) receives notice that a cardholder has filed for bankruptcy or has a bankruptcy petition filed against it, Citibank (South Dakota) charges-off such servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.


Loss and Delinquency Experience

     The following table set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shows for the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Citibank (South Dakota) (the 'Portfolio'). The Portfolio includes receivables previously transferred by the Banks to certain trusts (other than the Trust) in outstanding transactions similar to that described by this Prospectus, which receivables are currently serviced by Citibank (South Dakota). The aggregate balance of the receivables transferred to such trusts on their respective dates of transfer was approximately $17 billion. The Banks believe that the historical performance of the Eligible Accounts existing in the Portfolio as of June 30, 1992 was no worse than that of the portfolio as a whole. There can be no assurance, however, that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Portfolio.

       The amount of delinquent receivables and the amount of charged-off receivables for the Portfolio increased in 1991 and in the first six months of 1992 due to underlying economic conditions. The amount of delinquent receivables and the amount of charged-off receivables for the Portfolio may continue to increase in the future if such economic conditions worsen and may continue to increase for several months even after such conditions begin to improve. Although no assurance can be given, the Banks do not expect the Repricing to have a material adverse effect on the amount of delinquent and charged-off receivables for the Portfolio in the future. See 'The Accounts--Billing and Payments'.

                     Loss Experience for the Portfolio(1)(2)
                             (Dollars in Thousands)

                                           Six Months             Year Ended December 31,
                                              Ended       --------------------------------------
                                          June 30, 1992      1991           1990         1989
                                          -------------   -----------   -----------  -----------
Average Receivables Outstanding(3) ....    $29,849,691    $29,112,792   $25,796,848  $20,409,498
Net Losses(4)..........................    $ 1,010,073    $ 1,899,902   $ 1,305,598  $   949,487
Net Losses as a Percentage of Average
Receivables Outstanding(5) ............           6.80%          6.53%         5.06%       4.65%

----------
(1) The figures show do not include any loss experience for the Bank of New England Portfolio for the years ended December 31, 1990 and 1989. In addition, the figures shown for the year ended December 31, 1989 include information with respect to loss experience for the Empire Portfolio for only the six months ended December 31, 1989.
(2)  Losses include write-offs of Principal and Finance Charge Receivables.
(3) Average Receivables Outstanding is the average of receivables outstanding during the periods indicated.
(4) Net losses as a percentage of gross charge-offs for the six months ended June 30, 1992 and for each of the years ended December 31, 1991, 1990 and 1989 were 87.61%, 88.60%. 86.42% and 85.27%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.
(5) The percentage for the six months ended June 30, 1992 is an annualized figure.

              Delinquencies as a Percentage of the Portfolio(1)(2)
                             (Dollars in Thousands)

                                    Six                                        Year Ended December 31,
                               Months Ended          ----------------------------------------------------------------------------
                               June 30, 1992                 1991                      1990                          1989
                          -----------------------   ------------------------  -------------------------  ------------------------
   Number of Days          Delinquent               Delinquent                Delinquent                  Delinquent
     Delinquent              Amount    Percentage     Amount      Percentage    Amount       Percentage     Amount     Percentage
   ---------------         ----------  ----------   ----------    ----------  -----------    ----------  -----------   ----------
35-64 days ...........     $1,158,534    3.88%      $1,130,161      3.88%      $ 964,077        3.74%    $ 716,322        3.51%
65-94 days ...........        528,215    1.77          510,995      1.76         402,132        1.56       285,197        1.40
95 days or more ......        898,389    3.01          855,187      2.94         603,792        2.34       430,146        2.11
                           ----------    ----       ----------      ----      ----------        ----    ----------        ----
  Total ..............     $2,585,138    8.66%      $2,496,343      8.58%     $1,970,001        7.64%   $1,431,665        7.02%
                           ==========    ====       ==========      ====      ==========        ====    ==========        ====

----------
(1) The percentages are the result of dividing Delinquent Amount by Average Receivables Outstanding for the periods indicated.
(2) The figures shown do not include any information with respect to delinquencies for the Bank of New England Portfolio for the years ended December 31, 1990 and 1989. In addition, the figures shown for the year ended December 31, 1989 include information with respect to delinquencies for the Empire Portfolio for only the six months ended December 31, 1989.

Revenue Experience

   The revenues for the Portfolio from finance charges and fees billed to cardholders for the six months ended June 30, 1992 and for each year of the three-year period ended December 31, 1991, are set forth in the following table.

     The revenue experience in the following table is presented on an accrual basis before deduction for charge-offs. Cash collections on receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash collections as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash collections may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, the Banks believe that during the three years ended December 31, 1991 and the six months ended June 30, 1992 revenues as presented closely approximated revenues on a cash basis. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charge on the receivables, the amount of the annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See 'Special Considerations'.



                     Revenue Experience for the Portfolio(1)
                             (Dollars in Thousands)

                                           Six Months             Year Ended December 31,
                                             Ended        ----------------------------------------
                                         June 30, 1992       1991           1990           1989
                                         -------------    ----------     ----------     ----------
Finance Charges and Fees Billed (2) ....   $2,923,209     $5,803,520     $5,197,971     $4,138,851
Average Revenue Yield (3)(4) ...........        19.69%         19.93%         20.15%         20.28%

----------
(1) The figures shown do not include any information with respect to revenue for the Bank of New England Portfolio for the years ended December 31, 1990 and 1989. In addition, the figures shown for the year ended December 31, 1989 include information with respect to revenue for the Empire Portfolio for only the six months ended December 31, 1989.
(2) Certain amounts included in Finance Charges and Fees Billed will be treated for purposes of the Pooling Agreement as Principal Receivables rather than finance Charge Receivables. These amounts were less than 5% of Finance Charges and Fees Billed for each of the periods shown in the table. Finance Charges and Fees Billed do not include revenue attributable to Interchange. See 'Interchange' below.
(3) Average Revenue Yield is the result of dividing Finance Charges and Fees Billed by Average Receivables Outstanding during the periods indicated.
(4) The percentage for the six months ended June 30, 1992 is an annualized figure.

     The revenues for the Portfolio shown in the table above are attributable to periodic finance charges and annual and other fees billed to cardholders but do not include revenue attributable to Interchange. The periodic finance charge assessed on most of the premium accounts for purchases of merchandise and services in the Portfolio is lower than the periodic finance charge assessed on most of the nonpremium accounts for such purchases, although the annual membership fee on the premium accounts is higher. The revenues related to periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months as opposed to convenience use (where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic finance charges on purchases) and upon other series of which the cardholder chooses to avail himself and which are paid for by the use of the card. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, the Banks will be permitted to specify that any such fees will be treated as Finance Charge Receivables. Revenues related to periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts and on whether such Accounts are nonpremium or premium Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts, on the respective percentages of the Receivable balances of nonpremium and premium Accounts and the types of Additional Accounts the receivables in which are added to the Trust from time to time. See 'Master Trust Provisions--Addition of Trst Assets'. Revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors. See 'Certain Legal Aspects of the Receivables --Consumer Protection Laws'. If the Repricing had been in effect for the year ended December 31,1991, the Banks believe that the Average Revenue Yield (as defined in the chart above) would have been approximately 19.35%. However, because cardholder behavior is difficult to predict and is influenced by numerous variables, the Banks are unable to predict what effect the Repricing will have on Average Revenue Yield in the future. See 'The Accounts--Billing and Payments'.

Cardholder Monthly Payment Rates for the Portfolio

   Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the Portfolio during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts as well as certain noncash adjustments which would not generally be deemed payments of Principal Receivables or Finance Charge Receivables but do not include amounts received as recoveries of Receivables or Interchange which would be deemed payments of Finance Charge Receivables. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which are subject to change by Citibank (South Dakota)).

Cardholder Monthly Payment Rates for the Portfolio(1)

                                        Six Months     Year Ended December 31,
                                          Ended      --------------------------
                                      June 30, 1992   1991     1990       1989
                                      -------------  -----     -----     ------
Lowest Month .........................    12.22%     11.27%    11.63%    12.28%
Highest Month ........................    14.50%     13.65%    13.97%    15.32%
Average of the Months in the Period ..    13.55%     12.56%    12.78%    13.36%

----------
(1) The percentages for the periods shown above do not include information with respect to monthly payment rates for the Bank of New England Portfolio for the years ended December 31, 1990 and 1989. In addition, the percentages shown for the year ended December 31, 1989 include information with respect to monthly payment rates for the Empire Portfolio for only the six months ended December 31, 1989.

     Although no assurance can be given, the Banks do not expect the Repricing to have a material adverse effect on cardholder monthly payment rates for the Portfolio in the future. See 'The Accounts--Billing and Payments'.

Interchange

     Creditors participating in the VISA and MasterCard International associations receive certain fees ('Interchange') as partial compensation for taking credit risk, absorbing fraud losses and funding receiveables for a limited period prior to initial billing. Under the VISA and MasterCard
International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from appropriately 1% to 1.85% of the transaction amount. Citibank (South Dakota) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

                                  THE ACCOUNTS

General

     The Receivables arise in the Accounts. The Accounts have been selected from substantially all of the Eligible Accounts in the Portfolio. See 'The Pooling Agreement Generally--Representations and Warranties'.

     Citibank (South Dakota) believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts. For the six months ended June 30, 1992 and for each of the past three years, the balance of the receivables arising from nonpremium and premium accounts in the Portfolio as a percentage of the total receivable balance of the Portfolio has historically averaged approximately 74% and 26%, respectively. The balance of the receivables arising from nonpremium and premium accounts as a percentage of the total receivable balance of the Accounts, as of September 5, 1992, was approximately 73% and 27%, respectively. Although no assurance can be given, the Banks do not believe that such difference between the Portfolio and the Accounts will result in a material difference in performance between the Portfolio and the Accounts. The information in the tables above entitled 'Loss Experience for the Portfolio', 'Delinquencies as a Percentage of the Portfolio', 'Revenue Experience for the Portfolio' and 'Cardholder Monthly Payment Rates for the Portfolio' relates to the historical Portfolio.

     The Accounts include receivables which have been charged-off as uncollectible prior to their addition to the Trust in accordance with normal servicing policies. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of such charged-off Receivables is zero and the Trust owns only the right to receive recoveries with respect to such Receivables.

     As of the Trust Cut-Off Date and the Series Cut-Off Date (and on the date any new Receivables are generated), the Banks have represented and warranted, and will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agreement. See 'The Pooling Agreement Generally--Representations and Warranties'. There can be no assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust.



     The  Accounts  consist  of  Eligible  Accounts,  which  consist of VISA and
MasterCard credit card accounts. The Banks expect (subject to ceretain limitations and conditions), and, in certain circumstances, will be obligated, to designate from time to time Additional Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. On December 17, 1991, on February 18, 1992 and on August 17, 1992, the Banks made Lump Sum Additions to the Trust which, in the aggregate, included approximately $4 billion of Principal Receivables. The Lump Sum Additions made to the Trust on December 17, 1991 and February 18, 1992 consisted primarily of receivables arising from certain nonpremium VISA and MasterCard credit card accounts which had been previously transferred by the Banks to the National Credit Card Trust 1988-1 and National Credit Card Trust 1989-1 (collectively, the 'Terminated Trusts'), credit card trusts originated by the Banks which had reached their maturity dates and terminated pursuant to their terms. The accounts with respect to the Terminated Trusts met the eligibility criteria used in selecting the Initial Accounts at the time the receivables in such accounts were included in the Trust. The Lump Sum Addition made to the Trust on August 17, 1992 consisted of premium and non-premium Visa and MasterCard credit card accounts which met the eligibility criteria used in selecting the Initial Accounts at the time the receivables in such accounts were included in Trust.



     Additional Accounts will be subject to different eligibility criteria from those used in selecting the Initial Accounts and may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described below as Additional Amounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the Commission, on behalf of the Trust, a Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts. See 'Master Trust Provisions--Addition of Trust Assets'.

     The Receivables in the Accounts as of September 5, 1992 included $202,350,997 of Finance Charge Receivables and $11,469,226,967 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of September 5, 1992, there were 9,763,838 Accounts. The Accounts had an average Principal Receivable balance of $1,175 and an average credit limit of $3,317. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was approximately 36%. Approximately 58% of the Accounts were opened prior to September 1990. Approximately 14.17%, 11.98%, 6.32% and 5.19% of the Accounts relate to cardholders having billing addresses in California, New York, Texas and Florida, respectively. Not more than 5% of the Accounts related to cardholders having billing addresses in any other state.

   The following tables summarize the Accounts by various criteria as of September 5,1992. Receivables in certain New Accounts have been added to the Trust since September 5, 1992. If such Receivables had been included as of September 5, 1992, the data relating to the composition of accounts presented in the following tables would not have been materially different. References to 'Receivables Outstanding' in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                   Composition of Accounts by Account Balance

                                                   Percentage                       Percentage
                                                    of Total                         of Total
                                      Number of    Number of      Receivables       Receivables
          Account Balance             Accounts      Accounts      Outstanding       Outstanding
         ----------------           ----------    ----------    ----------------    ------------
Credit Balance(1) .............         66,188       0.68%      $  (9,323,340.77)      (0.08)%
No Balance(2)..................      2,371,910      24.30                   0.00        0.00
Less than or equal to $500.00..      1,888,705      19.35         416,619,699.41        3.57
$500.01 to $1,000.00...........      1,593,932      16.32       1,182,676,677.79       10.13
$1,000.01 to $2,000.00 ........      1,950,084      19.98       2,774,189,799.72       23.77
$2,000.01 to $3,000.00 ........        785,314       8.04       1,916,493,035.85       16.42
$3,000.01 to $4,000.00 ........        404,502       4.14       1,398,886,369.00       11.99
$4,000.01 to $5,000.00 ........        344,477       3.53       1,562,111,483.78       13.38
$5,000.01 to $6,000.00 ........        157,488       1.61         857,080,456.23        7.34
$6,000.01 to $7,000.00 ........         82,211       0.84         530,727,544.88        4.55
$7,000.01 to $8,000.00 .........        50,457       0.52         376,983,729.12        3.23
$8,000.01 to $9,000.00 ........         31,601       0.32         267,909,314.48        2.30
$9,000.01 to $10,000.00........         22,918       0.23         217,248,282.15        1.86
Over $10,000.00................         14,051       0.14         179,974,912.74        1.54
                                     ---------     ------     ------------------      ------
  Total .......................      9,763,838     100.00%    $11,671,577,964.38      100.00%
                                     =========     ======     ==================      ======

----------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future.


                     Composition of Accounts by Credit Limit

                                                    Percentage                         Percentage
                                                     of Total                           of Total
                                        Number of   Number of        Receivables       Receivables
           Credit Limit                 Accounts    Accounts         Outstanding       Outstanding
          ----------------              ---------    --------    ------------------    -----------
Less than or equal to $500.00...          520,601       5.33%      $  50,592,426.11       0.43%
$500.01 to $1,000.00............        1,369,067      14.02         639,383,128.02       5.48
$1,000.01 to $2,000.00 .........        2,553,625      26.15       2,064,579,993.10      17.69
$2,000.01 to $3,000.00 .........        1,402,647      14.37       1,513,378,302.74      12.97
$3,000.01 to $4,000.00 .........          829,832       8.50       1,029,307,132.47       8.82
$4,000.01 to $5,000.00 .........        1,146,331      11.74       2,133,326,939.07      18.28
Over $5,000.00 .................        1,941,735      19.89       4,241,010,042.87      36.33
                                        ---------     ------     ------------------     ------
  Total.........................        9,763,838     100.00%    $11,671,577,964.38     100.00%
                                        =========     ======     ==================     ======

                  Composition of Accounts by Payment Status(1)

                                                           Percentage                        Percentage
                                                            of Total                          of Total
                                              Number of    Number of         Receivables     Receivables
             Payment Status                   Accounts     Accounts          Outstanding     Outstanding
            ----------------                 ----------   ----------       ---------------   ------------
Current(2) .............................     8,768,471       89.82%        $ 9,870,226,646      85.87%
Up to 34 days delinquent ...............       594,725        6.09           1,037,805,517       8.89
35 to 64 days delinquent ...............       180,108        1.84             310,348,322       2.66
65 to 94 days delinquent ...............        88,249        0.90             167,986,499       1.44
95 to 124 days delinquent ..............        55,843        0.57             114,170,866       0.98
125 to 154 days delinquent .............        43,117        0.44              93,952,198       0.80
155 to 184 days delinquent .............        33,325        0.34              77,087,916       0.66
                                             ---------      ------         ---------------     ------
  Total ................................     9,763,838      100.00%        $11,671,577,964     100.00%
                                             =========      ======         ===============     ======

----------
(1)  Payment Status is determined as of September 5, 1992.
(2) Includes accounts on which the minimum payment has not yet been received prior to the second billing date following the issuance of the related bill.

                         Composition of Accounts by Age

                                                          Percentage                          Percentage
                                                           of Total                            of Total
                                             Number of    Number of         Receivables       Receivables
                  Age                         Accounts     Accounts         Outstanding       Outstanding
                  ---                        ----------   ----------    ------------------    ------------
Less than or equal to 6 months .........       725,363         7.43%    $   497,794,790.29       4.27%
Over 6 months to 12 months .............     1,037,687        10.63         970,085,877.67       8.31
Over 12 months to 24 months ............     2,378,369        24.36       2,621,148,965.51      22.46
Over 24 months to 36 months ............     1,293,666        13.25       1,705,718,198.26      14.61
Over 36 months to 48 months ............       747,804         7.66       1,087,260,040.61       9.32
Over 48 months .........................     3,580,949        36.67       4,789,570,092.04      41.03
                                             ---------      ------      ------------------     ------
 Total .................................     9,763,838      100.00%     $11,671,577,964.38     100.00%
                                             =========      ======      ==================     ======

Billing and Payments

   The Accounts have various billing and payment structures, including varying periodic finance charges and fees. The following is information on the current billing and payment characteristics of the Accounts.

   Monthly billing statements are sent by Citibank (South Dakota) to cardholders with balances at the end of the billing period. Each month a VISA or MasterCard cardholder must make a minimum payment equal to (a) with respect to the nonpremium accounts, the sum of (i) the greater of $20 (or, if the then current balance for purchases is less than $20, such balance) and 1/36 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; or (b) with respect to premium accounts, the sum of (i) $50 if such balance is between $50 and $1,800 (or, if the balance is less than $50, such balance), or if such balance is more than $1,800, 1/36 of the then current balance, rounded to the next dollar, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; provided, that in each case the required minimum payment will not be less than the finance charges billed.

   A periodic finance charge is assessed on the Accounts. The periodic finance charge assessed on balances for cash advances is calculated by multiplying (i) the average daily balances for cash advances during the billing cycle by (ii) the number of days in the billing cycle by (iii) the applicable daily periodic finance charge. Cash advances are included in the average daily balance for cash advances from the date such advances are made. The periodic finance charge assessed on balances for purchases is calculated by multiplying the average daily balance for purchases (the balance thereof on which finance charges are assessed) by the applicable monthly periodic finance charge. Purchases are included in the average daily balance for purchases generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement. The periodic finance charge assessed on most of the Accounts for cash advances is currently 19.8% per annum. The periodic finance charge assessed on most Receivables arising in nonpremium and premium accounts for purchase of merchandise and services is currently 19.8% per annum and 16.8% per annum, respectively. Citibank (South Dakota) may change the periodic finance charge on the nonpremium and premium accounts at any time by written notice to the cardholders. Any announced increase in such rate becomes effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Effective June 1, 1992, Citibank (South Dakota) converted the periodic finance charge on approximately six million of its VISA and MasterCard accounts from a fixed rate to a variable rate. The new periodic finance charge on nonpremium accounts and premium accounts which will be available to certain eligible cardholders initially will be 15.9% and 13.9%, respectively, and will be reset quarterly to the Prime Rate (as published in The Wall Street Journal) plus 9.4% in the case of nonpremium accounts and 7.4% for premium accounts. As of the most recent quarterly reset date, the periodic finance charge on nonpremium accounts and premium accounts available to certain eligible cardholders was 15.4% and 13.4%, respectively. To qualify for the new periodic finance charge rates, a cardholder must have had an account for at least one year, made timely payments and had total purchases since the account was opened of at least $1,000 in the case of nonpremium accounts and $3,000 for premium accounts. The new lower rates apply to new purchases and cash advances after June 1, 1992. Older balances will be assessed the previous periodic finance charge rates. See 'Special Considerations--Master Trust Considerations--The Ability of Citibank (South Dakota) to Change Terms of the Accounts'.

     Citibank (South Dakota) generally assesses an annual membership fee of $20 for nonpremium accounts and $50 for premium accounts Certain of the Accounts may be subject to certain additional fees, including: (a)(i) in the case of a nonpremium account, a late fee of $15 if Citibank (South Dakota) does not receive a required minimum payment within 25 days following the payment due date shown on the monthly billing statement and (ii) in the case of a premium account, a late fee of $6 if Citibank (South Dakota) does not receive a required payment within 15 days following the payment due date shown on the monthly billing statement and an additional fee, if the minimum amount due is not received by the next payment due date, of the greater of $15 or .65% of the outstanding balance on the account, which fee is assessed monthly until the account is less than 30 days past due; (b) a cash advance fee which is generally equal to 2% of the amount of the cash advance (subject to a minimum fee of $2 and a maximum fee of $10); (c) a returned payment fee of $15; (d) a returned check fee of $15; (e) a stop payment fee of $15; and (f) a fee of $10 with respect to each account with an outstanding balance more than 10% over the credit limit established for such account. In recent months, a number of lawsuits have been commenced against Citibank (South Dakota) challenging the assessment of certain of such fees and charges. See 'Special Considerations--Master Trust Considerations--Certain Legal Aspects' and 'Certain Legal Aspects of the Receivables--Consumer Protection Laws'.

   Payments by cardholders to Citibank (South Dakota) on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order: (i) periodic finance charges on cash advances; (ii) periodic finance charges on purchases; (iii) cash advance amounts; and (iv) purchase amounts. When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future. See 'The Pooling Agreement Generally--Collection and Other Servicing Procedures'.

                                    THE BANKS

   Citibank (South Dakota), a national banking association and wholly-owned subsidiary of Citicorp located in Sioux Falls, South Dakota, was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. As of June 30, 1992, total assets were approximately $7.0 billion, total liabilities were approximately $5.7 billion and equity was approximately $1.3 billion. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626).

   Citibank (Nevada), a national banking association and wholly-owned subsidiary of Citicorp located in Las Vegas, Nevada, was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for certain of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163 (telephone (702) 797-4444).

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

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

PROSPECTUS

                             LEHMAN ABS CORPORATION
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                           --------------------------

    LEHMAN ABS CORPORATION (THE DEPOSITOR) MAY OFFER FROM TIME TO TIME UNDER THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS THE ASSET BACKED NOTES (THE NOTES) AND THE ASSET BACKED CERTIFICATES (THE CERTIFICATES AND, TOGETHER WITH THE NOTES, THE SECURITIES) DESCRIBED HEREIN WHICH MAY BE SOLD FROM TIME TO TIME IN ONE OR MORE SERIES, IN AMOUNTS, AT PRICES AND ON TERMS TO BE DETERMINED AT THE TIME OF SALE AND TO BE SET FORTH IN A SUPPLEMENT TO THIS PROSPECTUS (A PROSPECTUS SUPPLEMENT).

    AS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE CERTIFICATES WILL EVIDENCE AN INTEREST IN CERTAIN ASSETS DEPOSITED INTO A TRUST (A TRUST) BY THE DEPOSITOR AS DEPOSITOR OR TRANSFEROR PURSUANT TO A POOLING AND SERVICING AGREEMENT, MASTER POOLING AND SERVICING AGREEMENT, SALE AND SERVICING AGREEMENT OR TRUST AGREEMENT, AS DESCRIBED HEREIN. THE NOTES OF EACH SERIES WILL BE ISSUED AND SECURED PURSUANT TO AN INDENTURE BETWEEN THE TRUST AND THE INDENTURE TRUSTEE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT (THE INDENTURE TRUSTEE) AND WILL REPRESENT INDEBTEDNESS OF THE RELATED TRUST. THE CERTIFICATES OF A SERIES WILL REPRESENT FRACTIONAL UNDIVIDED INTERESTS IN THE RELATED TRUST. THE PROPERTY OF EACH TRUST WILL INCLUDE ASSETS COMPOSED OF (A) PRIMARY ASSETS, WHICH MAY INCLUDE
(I) ONE OR MORE POOLS OF RECEIVABLES (COLLECTIVELY, THE RECEIVABLES) GENERATED OR TO BE GENERATED FROM TIME TO TIME IN THE ORDINARY COURSE OF BUSINESS IN ONE OR MORE PORTFOLIOS OF ACCOUNTS (COLLECTIVELY, THE ACCOUNTS), PURCHASED FROM THE SELLER OR SELLERS OR TRANSFEROR OR TRANSFERORS SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT (EACH A SELLER) AND (II) CABS SECURITIES (AS DEFINED HEREIN), (B) ALL MONIES DUE THEREUNDER NET, IF AND AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, OF CERTAIN AMOUNTS PAYABLE TO THE SERVICER OF THE RECEIVABLES, WHICH SERVICER MAY ALSO BE THE SELLER, SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT (THE SERVICER), AND (C) CERTAIN FUNDS, ENHANCEMENT (AS DEFINED HEREIN) AND OTHER ASSETS AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. IN ADDITION, IF SO SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE PROPERTY OF THE TRUST WILL INCLUDE MONIES ON DEPOSIT IN A TRUST ACCOUNT (THE PRE-FUNDING ACCOUNT) TO BE ESTABLISHED WITH THE RELATED TRUSTEE, WHICH WILL BE USED TO PURCHASE ADDITIONAL PRIMARY ASSETS OR CABS SECURITIES FROM A SELLER FROM TIME TO TIME DURING THE FUNDING PERIOD SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

    EACH SERIES OF SECURITIES WILL BE ISSUED IN ONE OR MORE CLASSES (EACH, A CLASS), WHICH MAY INCLUDE SUBCLASSES. INTEREST ON AND PRINCIPAL OF THE SECURITIES OF A SERIES WILL BE PAYABLE ON EACH PAYMENT DATE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, AT THE TIMES, AT THE RATES, IN THE AMOUNTS AND IN THE ORDER OF PRIORITY SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SECURITIES MAY BE SOLD FOR U.S. DOLLARS OR FOR ONE OR MORE FOREIGN OR COMPOSITE CURRENCIES AND THE PRINCIPAL OF AND ANY INTEREST ON SECURITIES MAY BE PAYABLE IN U.S. DOLLARS OR ONE OR MORE FOREIGN OR COMPOSITE CURRENCIES.

    IF A SERIES INCLUDES MULTIPLE CLASSES, SUCH CLASSES MAY VARY WITH RESPECT TO THE AMOUNT, PERCENTAGE AND TIMING OF DISTRIBUTIONS OF PRINCIPAL, INTEREST OR BOTH AND ONE OR MORE CLASSES MAY BE SUBORDINATED TO OTHER CLASSES WITH RESPECT TO DISTRIBUTIONS OF PRINCIPAL, INTEREST OR BOTH AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. A SERIES MAY INCLUDE ONE OR MORE CLASSES OF NOTES AND CERTIFICATES. A SERIES MAY INCLUDE ONE OR MORE CLASSES ENTITLED TO
DISTRIBUTIONS OF PRINCIPAL WITH DISPROPORTIONATE, NOMINAL OR NO INTEREST DISTRIBUTIONS, OR TO INTEREST DISTRIBUTIONS WITH DISPROPORTIONATE, NOMINAL OR NO DISTRIBUTIONS IN RESPECT OF PRINCIPAL. IF SO SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE PRIMARY ASSETS AND OTHER ASSETS COMPRISING THE TRUST MAY BE DIVIDED INTO ONE OR MORE ASSET GROUPS AND EACH CLASS OF THE RELATED SERIES WILL BE SECURED BY, OR WILL EVIDENCE BENEFICIAL OWNERSHIP OF, THE CORRESPONDING ASSET GROUP, AS APPLICABLE. EACH SERIES OF SECURITIES MAY BE SUBJECT TO TERMINATION UNDER THE CIRCUMSTANCES DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.


                          ---------------------------

    FOR  A  DISCUSSION  OF  CERTAIN  FACTORS  WHICH  SHOULD  BE  CONSIDERED   BY
PROSPECTIVE PURCHASERS OF THE SECURITIES, SEE RISK FACTORS ON PAGE 12 HEREIN AND ON PAGE S-11 OF THE PROSPECTUS SUPPLEMENT.

                          ---------------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND ARE NOT
  GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, ANY SELLER, THE
    TRUSTEE,  THE SERVICER  OR BY  ANY OF  THEIR RESPECTIVE  AFFILIATES OR,
     UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT,  BY
       ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH
        RESPECT  TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
        REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED POOLING
         AND  SERVICING  AGREEMENT,   MASTER  POOLING  AND   SERVICING
          AGREEMENT, SALE AND SERVICING AGREEMENT, INDENTURE OR TRUST
            AGREEMENT,   AS  DESCRIBED  HEREIN  OR  IN  THE  RELATED
            PROSPECTUS SUPPLEMENT.  SEE  RISK FACTORS  FOR  CERTAIN
             FACTORS   TO   BE   CONSIDERED    IN   PURCHASING
                               THE SECURITIES.
                         ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS  PROSPECTUS OR THE PROSPECTUS  SUPPLEMENT.
     ANY  REPRESENTATION   TO   THE   CONTRARY  IS  A  CRIMINAL OFFENSE.

                  -------------------------------------------

    THE SECURITIES OFFERED BY THIS PROSPECTUS AND BY THE RELATED PROSPECTUS SUPPLEMENT ARE OFFERED BY LEHMAN BROTHERS INC. AND THE OTHER UNDERWRITERS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, IF ANY, SUBJECT TO PRIOR SALE, TO WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFER WITHOUT NOTICE, TO DELIVERY TO AND ACCEPTANCE BY LEHMAN BROTHERS INC. AND THE OTHER UNDERWRITERS, IF ANY, AND CERTAIN FURTHER CONDITIONS. RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                          ---------------------------
                                LEHMAN BROTHERS

DECEMBER 29, 1995.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Receivables, the Seller and the Servicer; (iii) the terms of any enhancement with respect to such Series (the 'Enhancement'); (iv) information concerning any other assets in the related Trust, including any Enhancement; (v) the expected date or dates on which the principal amount of each Class of Securities will be paid to holders of such Securities; (vi) the extent to which any Class within a Series is subordinated to any other Class of such Series; and
(vii) additional information with respect to the plan of distribution of such Securities. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any related Prospectus Supplement, the terms of such related Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, Room 1102, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or subsequent to the date of this Prospectus and prior to the termination of the offering of Securities made hereby and by the related Prospectus Supplements. The Depositor will provide without charge to each person to whom this Prospectus is delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of Lehman ABS Corporation in writing at 3 World Financial Center, New York, New York 10285 or by telephone at (212) 526-7000.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust for a Series of Securities are required under the Agreement to be forwarded to holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS -- Reports to Holders' herein.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of Certificates or Notes of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'Glossary of Terms' herein.

THE CERTIFICATES.............................  Asset  Backed Certificates (the  'Certificates') are issuable from time  to  time  in  Series  pursuant  to  separate  Pooling  and
                                                 Servicing  Agreements, Master Pooling  and Servicing Agreements,
                                                 Sale and  Servicing Agreements,  or Trust  Agreements (each,  an
                                                 'Agreement').  Each  Certificate of  a  Series will  evidence an interest in the  Trust for  such Series,  or in  an Asset  Group specified  in the related Prospectus  Supplement. Each Series of
                                                 Certificates will consist of one or more Classes, one or more of which may  be Classes  of Variable  Interest Certificates,  Zero
                                                 Coupon   Certificates,  Principal  Only  Certificates,  Compound
                                                 Interest Certificates, Interest Only Certificates, Participating
                                                 Certificates, Senior Certificates,  Subordinate Certificates  or
                                                 other  types of  Certificates. Each  Class may  differ in, among other things,  the  amounts allocated  to  and the  priority  of principal  and interest payments, Final Scheduled Payment Dates,
                                                 Payment Dates and interest rate. The Certificates of each  Class will  be issued  in fully  registered form  in the denominations specified in the related Prospectus Supplement. If so  specified in  the  related  Prospectus  Supplement,  the  Certificates  or certain Classes  of such  Certificates  offered thereby  may  be available in book-entry form only.
THE NOTES....................................  Each  Series  of Securities  may include  one  or more  classes of
                                                 Notes, which will be issued pursuant to an Indenture between the
                                                 Trust and  the Indenture  Trustee (as  amended and  supplemented from  time to time, an 'Indenture'). The terms of any Notes will be set  forth  in the  Prospectus  Supplement relating  to  such
                                                 Notes.
                                               Unless  otherwise specified in  the related Prospectus Supplement, each class of Notes will have a stated principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the  'Interest Rate'). Each  class of Notes  may have  a different Interest Rate, which may be fixed, variable or
                                                 an  adjustable  Interest  Rate,   or  any  combination  of   the
                                                 foregoing.  The related  Prospectus Supplement  will specify the
                                                 Interest Rate  for  each class  of  Notes, and  the  method  for determining the Interest Rate.
                                               With  respect to  a Series  that includes  two or  more classes of
                                                 Notes, each class may  differ as to the  timing and priority  of payments,  seniority,  allocations of  losses, Interest  Rate or amount of  payments of  principal or  interest, or  payments  of principal  or interest in  respect of any  such class or classes may or may not be made  upon the occurrence of specified  events or  on the basis of collections  from designated portions of the
                                                 Pool of Receivables.
                                               In addition, a Series  may include one or  more classes of  Notes,
                                                 entitled   to  (i)  principal  payments  with  disproportionate,
                                                 nominal or no interest payments  or (ii) interest payments  with disproportionate, nominal or no principal payments.

                                               All  discussions in this Prospectus of the Certificates, the terms thereof as well as any investment and tax considerations related thereto will be generally applicable to any Notes.
DEPOSITOR....................................  Lehman ABS Corporation (the  'Depositor') was incorporated in  the
                                                 State  of Delaware on  January 29, 1988. As  of January 4, 1993,
                                                 the Depositor is a wholly  owned, special purpose subsidiary  of
                                                 Lehman  Commercial Paper Inc. ('LCPI'), which itself is a wholly owned subsidiary of  Lehman Brothers  Inc. ('Lehman  Brothers'), which  is a wholly owned  subsidiary of Lehman Brothers Holdings
                                                 Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings,  the
                                                 Depositor,  the  Servicer, the  Trustee or  the Seller,  nor any
                                                 other affiliate of the foregoing, has guaranteed or is otherwise obligated with respect  to the Certificates  of any Series.  See
                                                 'THE DEPOSITOR.'
INTEREST PAYMENTS............................  Interest  payments  on the  Certificates of  a Series  entitled by their terms to  receive interest  will be made  on each  Payment
                                                 Date,  to the  extent set forth  in, and at  the applicable rate specified in (or  determined in  the manner set  forth in),  the related Prospectus Supplement. The interest rate on Certificates of  a Series may be variable or change with changes in the rates of interest  on  the  pool  of  receivables  (collectively,  the
                                                 'Receivables') generated or to be generated from time to time in the  ordinary  course of  business  in a  portfolio  of accounts
                                                 (collectively, the  'Accounts')  underlying  or  comprising  the
                                                 Primary  Assets  and/or  as early  amortizations  or prepayments
                                                 occur  with  respect  to  any  CABS  Securities  underlying   or
                                                 comprising the Primary Assets. Interest Only Certificates may be
                                                 assigned a 'Notional Amount' set forth in the related Prospectus
                                                 Supplement  which is  used solely for  convenience in expressing the calculation of interest and  for certain other purposes  and does  not  represent  the  right  to  receive  any distributions allocable to principal. Principal  Only Certificates may not  be entitled  to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on  the
                                                 Certificates  of a  Series on  a Payment  Date will  include all interest accrued  during the  period  specified in  the  related
                                                 Prospectus Supplement. See 'DESCRIPTION OF THE
                                                 CERTIFICATES -- Payments of Interest.'
PRINCIPAL PAYMENTS...........................  All payments of principal of a Series of Certificates will be made in  an aggregate amount  determined as set  forth in the related
                                                 Prospectus Supplement and will be paid at the times and will  be allocated  among the  Classes of  such Series  in the  order and amounts, and will be  applied either on a  pro rata or a  random lot  basis  among all  Certificates of  any  such Class,  all as specified in the related Prospectus Supplement.
FINAL SCHEDULED PAYMENT DATE OF THE
  CERTIFICATES...............................  The Final Scheduled Payment Date for each Class of Certificates of a Series is the date after  which no Certificates of such  Class are  expected to remain outstanding,  calculated on the basis of the assumptions  applicable  to  such Series  described  in  the related  Prospectus Supplement. The Final Scheduled Payment Date
                                                 of a Class may equal the  maturity date of the Primary Asset  in the  related Trust which has the  latest stated maturity or will be determined as described herein and in the related  Prospectus
                                                 Supplement.

                                               The actual final Payment Date of the Certificates of a Series will depend  primarily  upon  the rate  of  payment  (including early amortization, prepayments  and repurchases)  of the  Receivables underlying  or  comprising  the Primary  Assets  in  the related
                                                 Trust. Unless  otherwise  specified in  the  related  Prospectus
                                                 Supplement,  the actual final Payment Date of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Payment Date as a result of the  application of  prepayments to  the reduction  of the  principal balances of
                                                 Certificates or if an early amortization occurs with respect  to the  Primary Assets, or may occur later than its Final Scheduled
                                                 Payment  Date.  See  'RISK  FACTORS'  and  'DESCRIPTION  OF  THE
                                                 CERTIFICATES'  herein for a more detailed description of factors that  may  affect  the  timing  of  principal  payments  on  the
                                                 Certificates.
OPTIONAL TERMINATION.........................  One  or  more  Classes  of  Certificates  of  any  Series  may  be repurchased in whole, but not in part, at the Depositor's or the
                                                 related  Seller's   option,  at   such   time  and   under   the
                                                 circumstances specified in the related Prospectus Supplement, at the  redemption price set forth therein.  If so specified in the related Prospectus Supplement for a Series of Certificates,  the
                                                 Depositor, the Servicer, the related Seller or such other entity that  is specified in the  related Prospectus Supplement may, at its option, cause an early  termination of the related Trust  by repurchasing all of the Primary Assets remaining in the Trust on or  after a  specified date,  or on  or after  such time  as the aggregate principal balance of the Certificates of the Series or the Primary Assets relating to such Series, as specified in  the related  Prospectus  Supplement,  is  less  than  the  amount or percentage specified in the  related Prospectus Supplement.  See
                                                 'DESCRIPTION   OF  THE  CERTIFICATES  --  Optional  Purchase  or
                                                 Termination.'
                                               In  addition,  the   Prospectus  Supplement   may  provide   other
                                                 circumstances  under which  holders of Certificates  of a Series could be fully paid  significantly earlier than would  otherwise be  the case if  payments or distributions  were solely based on the activity of the related Primary Assets.
TRUST ASSETS.................................  The Trust for a Series of Certificates will consist of one or more of the  assets  described below,  as  described in  the  related
                                                 Prospectus Supplement.
     A. PRIMARY ASSETS.......................  The  Primary Assets for a Series may consist of any combination of the following  assets, to  the extent  and as  specified in  the related  Prospectus  Supplement.  The  Primary  Assets  will  be purchased from the Seller or  may be purchased by the  Depositor in  the  open market  or  in privately  negotiated transactions,
                                                 including  transactions  with   entities  affiliated  with   the
                                                 Depositor.
                                               The  assets of  the Trust created  with respect to  any Series may include  a  pool  of  Receivables  arising  under  the  Accounts included  in such Trust from time to time, funds collected or to be collected from cardholders in respect of the Receivables, the
                                                 right  to  receive  certain   Interchange  fees  attributed   to
                                                 cardholder charges for merchandise and services in the Accounts, monies  on  deposit  in  certain accounts  of  the  Trust, funds collected or to  be collected from  Participations, if any,  and any  Enhancement issued with respect to a particular Series (the drawing on or payment  of any Enhancement for  the benefit of  a
                                                 Series  or class of investor  certificates will not be available to the  investor  certificateholders  of  any  other  Series  or class).

                                               The  designated Accounts will  meet the criteria  provided in each
                                                 Agreement  applied  as  of  the  applicable  Cut-off  Date.  The
                                                 Accounts will consist of the Initial Accounts and any Additional
                                                 Accounts but will not include any Removed Accounts. In addition, pursuant  to each Agreement, each Seller may (subject to certain limitations and conditions), and in some circumstances, will  be obligated  to designate Additional  Accounts, the Receivables in which will be included  in the Trust or,  in lieu thereof or  in addition thereto, to include Participations in the Trust.
                                               Pursuant  to each Agreement, a Seller will have the right (subject to certain limitations and conditions), but not the  obligation, to  remove the  Receivables in  certain Accounts  from the Trust
                                                 ('Removed Accounts').
          (1) THE RECEIVABLES
               (A) CREDIT CARD RECEIVABLES...  Credit Card  Receivables  consist  of  periodic  finance  charges, annual  membership  fees,  cash  advance  fees,  late charges on amounts  charged for  merchandise  and  services,  certain other designated fees ('Finance Charge  Receivables')  and all amounts charged by cardholders  for  merchandise  and services,  amounts advanced  to  cardholders  as cash  advances  and all other fees billed to cardholders on the Accounts ('Principal Receivables').
                                                 In  addition,   certain  Interchange  attributed  to  cardholder
                                                 charges for  merchandise  and  services in the  Accounts  may be treated as Finance Charge Receivables. Recoveries of charged-off
                                                 Finance  Charge  Receivables  will be treated as  collections of
                                                 Finance  Charge   Receivables   and  recoveries  of  charged-off
                                                 Principal  Receivables  will be applied  against  charge-offs of
                                                 Principal  Receivables.  From time to time,  subject  to certain conditions,  certain of the  amounts  described  above which are included  in  Principal  Receivables  may be  treated as Finance
                                                 Charge  Receivables.  'Interchange'  consists  of  certain  fees received by a credit  card-issuing  bank from the VISA USA, Inc.
                                                 ('VISA'(1))    and   MasterCard    International    Incorporated
                                                 ('MasterCard    International'1)    associations    as   partial
                                                 compensation for taking credit risk,  absorbing fraud losses and funding  receivables  for a  limited  period  prior  to  initial billing.
               (B) CHARGE CARD RECEIVABLES...  Charge   Card  Receivables  consist  of  amounts  charged  on  the
                                                 designated Accounts  for merchandise  and services,  and  annual membership  fees and certain other administrative fees billed to the designated  Accounts.  Receivables originated  under  charge card  accounts are not subject to  a monthly finance charge and, therefore, it  will  be necessary  to  treat a  portion  of  the collections  on  the  Charge Card  Receivables  as  'yield'. The
                                                 remainder of  such  collections  will be  treated  as  principal collections.
               (C) GENERAL...................  All  new Receivables arising in the designated Accounts (including in any Additional Accounts) during the term of the Trust will be
                                                 the  property  of   the  Trust.  Accordingly,   the  amount   of
                                                 Receivables  will fluctuate as new Receivables are generated and
                                                 as  existing   Receivables  are   collected,  charged   off   as
                                                 uncollectible or

------------

(1) VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

                                                 otherwise  adjusted. Receivables may be  payable in U.S. dollars or in any foreign currency.
               (2) CABS SECURITIES...........  Primary Assets for a Series may  consist, in whole or in part,  of card  asset backed securities  ('CABS Securities') which include certificates representing undivided  interests in,  or notes  or
                                                 loans   secured  by,  Receivables   generated  in  Accounts  (as
                                                 described above). Such  certificates, notes or  loans will  have previously  been offered and distributed  to the public pursuant to an effective registration  statement or are being  registered under the Securities Act of 1933 in connection with the offering of  a  Series  of  Securities. See  'THE  TRUST  ASSETS  -- CABS
                                                 Securities.'  Unless  otherwise  specified  in  the   Prospectus
                                                 Supplement  relating to a Series  of Securities, payments on the
                                                 CABS Securities will be distributed  directly to the Trustee  as registered owner of such CABS Securities.
                                               The  related Prospectus Supplement for a Series will specify (such disclosure may  be  on  an approximate  basis),  to  the  extent relevant  and  to  the  extent  such  information  is reasonably available to the Depositor and the Depositor reasonably believes such information to be  reliable, (i) the aggregate  approximate principal  amount and type of any CABS Securities to be included in the Trust  for such Series;  (ii) certain characteristics  of the  Receivables which  comprise the  underlying assets  for the
                                                 CABS Securities;  (iii)  the  expected maturity  and  the  final maturity  of the CABS Securities;  (iv) the certificate rate for the CABS  Securities; (v)  the  issuer or  issuers of  the  CABS
                                                 Securities (the 'CABS Issuer'), the servicer or servicers of the
                                                 CABS  Securities  (the  'CABS  Servicer')  and  the  trustee  or trustees of the  Securities (the 'CABS  Trustee'); (vi)  certain characteristics  of enhancement, if any,  such as reserve funds, insurance policies, letters of credit or guarantees relating  to such  CABS  Securities;  (vii)  any  early  amortization  events applicable to the  CABS Securities;  (viii) the  terms on  which underlying  Receivables  for such  CABS  Securities may,  or are required to, be repurchased prior  to stated maturity; and  (ix)
                                                 the  terms on which  substitute Receivables may  be delivered to replace those  initially deposited  with the  CABS Trustee.  See
                                                 'THE TRUST ASSETS' herein.
     B. COLLECTION, DISTRIBUTION, PRE-FUNDING
       AND OTHER TRUST ACCOUNTS..............  Unless  otherwise provided  in the  related Prospectus Supplement, all payments on  or with  respect to  the Primary  Assets for  a
                                                 Series  will be remitted directly to an account (the 'Collection
                                                 Account') to be established for such Series with the Trustee, or the Servicer  in  the  name of  the  Trustee.  Unless  otherwise provided  in the related Prospectus Supplement the Trustee shall be required to apply a portion  of the amount in the  Collection
                                                 Account, together with reinvestment earnings thereon at the rate or  rates specified in the related Prospectus Supplement, to the
                                                 payment,  if  and   as  provided  in   the  related   Prospectus
                                                 Supplement, of certain amounts payable to the Servicer under the related  Agreement and any other person specified in the related
                                                 Prospectus Supplement, and to deposit a portion of the amount in
                                                 the  Collection   Account   into   a   separate   account   (the
                                                 'Distribution  Account') to be established for such Series, each in the  manner  and at  the  times established  in  the  related
                                                 Prospectus   Supplement.   All   amounts   deposited   in   such
                                                 Distribution  Account   will  be   available  unless   otherwise

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
                                                 specified   in  the  related   Prospectus  Supplement,  for  (i)
                                                 application to the payment of principal of and interest on  such
                                                 Series of Certificates on the next Payment Date, (ii) the making of  adequate provision for future payments on certain Classes of
                                                 Certificates and  (iii)  any  other  purpose  specified  in  the related  Prospectus Supplement. After applying  the funds in the
                                                 Collection Account as  described above, any  funds remaining  in the  Collection Account  may be paid  over to  the Servicer, the
                                                 Depositor, any  provider of  Enhancement  with respect  to  such
                                                 Series  (an 'Enhancer') or any  other person entitled thereto in
                                                 the  manner  and  at  the  times  established  in  the   related
                                                 Prospectus  Supplement.  From  time to  time,  various accounts, including Pre-Funding Accounts, may  be created under the  terms of the documents related to a specific Series.
                                               In  addition, a Prospectus Supplement  may provide that the assets of a Trust will include a Pre-Funding Account (the  'Pre-Funding
                                                 Account').  To  the extent  provided  in the  related Prospectus
                                                 Supplement, the Depositor will be obligated (subject only to the availability thereof) to deposit, and the related Trust will  be obligated  to  accept (subject  to  the satisfaction  of certain conditions  described  in  the  applicable  Sale  and  Servicing
                                                 Agreement), additional Receivables (the 'Subsequent
                                                 Receivables')  from time to time (as frequently as daily) during
                                                 the  Funding  Period   specified  in   the  related   Prospectus
                                                 Supplement  having an aggregate  principal balance approximately equal to the amount on  deposit in the Pre-Funding Account  (the
                                                 'Pre-Funded Amount') on the related Closing Date.
ENHANCEMENT..................................  If  stated  in the  Prospectus  Supplement relating  to  a Series, enhancement may be provided with respect to one or more  Classes of  the Certificates of  such Series. Enhancement  may be in the form of  the  subordination  of  one  or  more  Classes  of  the
                                                 Certificates   of  such   Series,  a   letter  of   credit,  the
                                                 establishment of a cash collateral guaranty or account, a surety bond, insurance, the  use of cross  support features or  another method  of  Enhancement  described  in  the  related  Prospectus
                                                 Supplement,  or  any  combination   of  the  foregoing.   Series
                                                 Enhancement may also include any type of derivative arrangement,
                                                 including   a  guaranteed  rate  agreement,  maturity  liquidity
                                                 facility, tax protection agreement,  interest rate cap or  floor agreement,  interest rate  or currency  swap agreement  or other similar arrangement. The Enhancement  will support the  payments on  the Certificates and may be  used for other purposes, to the extent and  under  the  conditions  specified  in  such  related
                                                 Prospectus Supplement. See 'ENHANCEMENT' herein.
                                               Enhancement  for a Series may include one or more of the following
                                                 types  of  Enhancement,  or  such  other  type  of   Enhancement
                                                 specified in the related Prospectus Supplement.
                                               The  type, characteristics and  amount of the  Enhancement will be
                                                 determined   based   on    several   factors,   including    the
                                                 characteristics  of the  Receivables and  Accounts underlying or comprising the portfolio  as of the  relevant Closing Date  with respect  to any Series, and will  be established on the basis of requirements of each  Rating Agency rating  the Certificates  of such Series. If so

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
                                                 specified   in  the  related  Prospectus  Supplement,  any  such
                                                 Enhancement may  apply only  in the  event of  certain types  of losses  and  the  protection  against  losses  provided  by such
                                                 Enhancement will be limited.
          (A) SUBORDINATION..................  A Series  of  Certificates may  include  one or  more  Classes  of
                                                 Certificates  which are subordinate to one or more other Classes
                                                 of  such  Series.  The  rights  of  the  holders  of  any   such
                                                 subordinated   Certificates  to  receive  distributions  on  any
                                                 Payment Date for such  Series will be  subordinate in right  and priority  to the rights of the holders of Certificates which are senior to such subordinated Certificates, but only to the extent set forth in the related Prospectus Supplement. If so  specified in  the related  Prospectus Supplement,  subordination may apply only in the  event of  certain types  of losses  not covered  by another Enhancement. The related Prospectus Supplement will also set  forth information concerning the amount of subordination of a Class or Classes of subordinated Certificates in a Series, the circumstances in which  such subordination  will be  applicable, the  manner,  if  any,  in which  the  amount  subordinated will decrease over  time,  and  the conditions  under  which  amounts available  from payments that would otherwise be made to holders of such subordinated Certificates will be distributed to holders
                                                 of  Certificates   which  are   senior  to   such   subordinated
                                                 Certificates.  If cash flows  otherwise distributable to holders of a subordinated Class of a Series will be used as support  for a  Class of  another Series,  the related  Prospectus Supplement will specify  the  manner and  conditions  for applying  such  a cross-support feature. See 'ENHANCEMENT -- Subordination.'
          (B) LETTER OF CREDIT...............  If  so specified in the related Prospectus Supplement, support for a Series or one or more Classes  of a Series may be provided  by one  or more letters  of credit. A letter  of credit may provide limited protection against certain losses  in addition to or  in lieu  of another Enhancement. The issuer of the letter of credit
                                                 (the 'L/C Bank') will be obligated to honor demands with respect to such letter of credit, to the extent of the amount  available thereunder, to provide funds under the circumstances and subject to  such conditions as  are specified in  the related Prospectus
                                                 Supplement. The liability of  the L/C Bank  under its letter  of credit  may be  reduced by  the amount  of unreimbursed payments thereunder.
                                               The maximum liability of  an L/C Bank under  its letter of  credit will  generally be an amount equal  to a percentage specified in the related Prospectus  Supplement of  the initial  amount of  a
                                                 Series  or a Class of such  Series. The maximum amount available at any  time  to  be paid  under  a  letter of  credit  will  be determined  in the manner  specified therein and  in the related
                                                 Prospectus Supplement. See 'ENHANCEMENT -- Letter of Credit.'
          (C) CASH COLLATERAL GUARANTY OR
            ACCOUNT..........................  If so specified in the related Prospectus Supplement, support  for a Series or one or more Classes of a Series may be provided by a guaranty (the 'Cash Collateral Guaranty') secured by the deposit of cash or certain permitted investments in an account the 'Cash
                                                 Collateral  Account') reserved for the beneficiaries of the Cash
                                                 Collateral Guaranty or by a  Cash Collateral Account alone.  The amount available pursuant to the Cash Collateral Guaranty or the
                                                 Cash Collateral Account will

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
                                                 be  the  lesser of  amounts on  deposit  in the  Cash Collateral
                                                 Account and  an  amount  specified  in  the  related  Prospectus
                                                 Supplement. The related Prospectus Supplement will set forth the circumstances  under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.
          (D) RESERVE FUND...................  If  so  specified  in  the  related  Prospectus  Supplement,   the
                                                 Depositor  may  deposit cash,  a  letter or  letters  of credit, short-term investments, or other  instruments acceptable to  the
                                                 Rating  Agency in one or more reserve funds to be established in the name of the Trustee (each, a 'Reserve Fund'), which will  be used, as specified in such Prospectus Supplement, by the Trustee to  make required  payments of principal  of or  interest on the
                                                 Certificates of  such Series,  to  make adequate  provision  for future  payments on such  Certificates or for  any other purpose specified in the Agreement, with respect to such Series, to  the
                                                 extent   that  funds   are  not  otherwise   available.  In  the
                                                 alternative or in addition to such deposit, a Reserve Fund for a
                                                 Series may be funded through application of all or a portion  of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.
          (E) SURETY BOND OR INSURANCE
            POLICY...........................  If  so specified in the related Prospectus Supplement, support for a Series or one or more Classes  of a Series may be provided  by the  posting of a surety bond or the issuance of insurance by an insurance company,  in  each  instance designed  to  assure  the distribution  of interest  or principal  on the  Certificates of such Class or Series in the  manner and amount specified in  the related Prospectus Supplement.
          (F) SPREAD ACCOUNT.................  If  so specified in the related Prospectus Supplement, support for a Series or one or more Classes  of a Series may be provided  by the  periodic deposit of certain available excess cash flow from the Trust assets into an account (the 'Spread Account') intended to assure the subsequent  distribution of interest or  principal on  the  Certificates  of such  Class  or Series  in  the manner specified in the related Prospectus Supplement.
          (G) DERIVATIVE PRODUCTS............  If  so  specified  in  the  related  Prospectus  Supplement,   the
                                                 Depositor may enter into any type of derivative arrangement with respect  to  the  Certificates  of  any  Class  or  Series. Such
                                                 derivative arrangement may include a guaranteed rate  agreement, a  maturity liquidity  facility, a tax  protection agreement, an interest rate  cap  or  floor agreement,  an  interest  rate  or currency swap agreement or any other similar arrangement.
SERVICING....................................  The  Servicer  will  be responsible  for  servicing,  managing and making collections on the Receivables for a Series. The Servicer may perform  such functions  alone, through  subservicers or  in
                                                 conjunction   with  a  Master   Servicer.  In  performing  these
                                                 functions, the Servicer will exercise  the same degree of  skill and  care that it customarily  exercises with respect to similar receivables owned  or  serviced  by it.  Under  certain  limited circumstances,  the Servicer may resign  or be removed, in which event either  the  Trustee or  a  third-party servicer  will  be appointed  as successor  servicer. The  Servicer will  receive a periodic fee  as servicing  compensation and  may, as  specified herein and in the related Prospectus Supplement, receive certain

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

                                                 additional compensation. See 'SERVICING OF RECEIVABLES' herein.
FEDERAL INCOME TAX CONSIDERATIONS............  Except  as set forth  in the related  Prospectus Supplement, it is anticipated that Special Tax Counsel to the Depositor will be of the  opinion  that,  under  existing  law,  the  Trust  will  be classified  as either a grantor trust under the Internal Revenue
                                                 Code of 1986, as amended (the 'Code'), and not as an association taxable as a corporation or as an owner trust and the Notes will be treated  as debt  instruments for  Federal, state  and  local income  and franchise tax  purposes as of  the Closing Date. See
                                                 'CERTAIN  FEDERAL  INCOME  TAX  CONSIDERATIONS'  for  additional information  concerning  the application  of Federal  income tax laws.
ERISA CONSIDERATIONS.........................  A fiduciary of any employee  benefit plan subject to the  Employee
                                                 Retirement Income Security Act of 1974, as amended ('ERISA'), or the  Internal  Revenue Code  of 1986,  as amended  (the 'Code'), should carefully review with its own legal advisors whether  the purchase  or  holding  of  Certificates  could  give  rise  to a transaction prohibited or otherwise impermissible under ERISA or the Code. See 'ERISA CONSIDERATIONS.'
LEGAL INVESTMENT.............................  Investors  whose  investment   authority  is   subject  to   legal
                                                 restrictions   should  consult  their   own  legal  advisors  to
                                                 determine whether and to what extent the Certificates constitute legal investments for them.
USE OF PROCEEDS..............................  The Depositor will  use the  net proceeds  from the  sale of  each
                                                 Series  for  one  or  more of  the  following  purposes:  (i) to purchase the related Primary Assets, (ii) to repay  indebtedness which  has been incurred to obtain funds to acquire such Primary
                                                 Assets, (iii)  to  establish  a  Pre-Funding  Account  for  such
                                                 Series,  (iv) to establish any  Reserve Funds or Cash Collateral
                                                 Accounts described in the related Prospectus Supplement, (v)  to provide  enhancement  for  any other  Series  or  for securities issued by another issuer, and  (vi) to pay costs of  structuring and  issuing such Certificates, including the costs of obtaining
                                                 Enhancement, if any. If so  specified in the related  Prospectus
                                                 Supplement,  the purchase of the Primary Assets for a Series may be effected by an  exchange of Certificates  with the Seller  of such Primary Assets. See 'USE OF PROCEEDS.'
RATINGS......................................  It  will  be a  requirement for  issuance of  any Series  that the
                                                 Certificates  offered  by  this   Prospectus  and  the   related
                                                 Prospectus  Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings  applicable to  Certificates of  each Series  offered hereby  and by the related Prospectus  Supplement will be as set forth in the related Prospectus Supplement. A securities  rating
                                                 should   be  evaluated  independently   of  similar  ratings  on
                                                 different types of securities.

                                  RISK FACTORS

     Limited Liquidity. There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that such market will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of such Series. The Underwriters presently expect to make a secondary market in the Certificates offered hereby and pursuant to any Prospectus Supplement, but have no obligation to do so.

     Certain Legal Aspects. Each Seller will warrant in its Pooling and Servicing Agreement, Master Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement (collectively, an 'Agreement') that the transfer of the Receivables by it to the Trust is and will be either a valid transfer and assignment of all right, title and interest in the Receivables and all proceeds thereof to the Trust or the grant to the Trust of a security interest in the Receivables. The Seller has taken and will take certain actions required to perfect the Trust's interest in the Receivables. The Seller has warranted that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein. If the transfer of the Receivables and all proceeds thereof to the Trust is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Transfer of Receivables.'

     If any Seller is a regulated financial institution, to the extent that a Seller grants a security interest in the Receivables to the Trust and that security interest is validly perfected before any insolvency of the Seller and is not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance in the event of insolvency and receivership, and payments to the Trust with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Seller. If, however, the conservator or receiver were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a conservator or receiver were appointed for the Seller pursuant to the Agreement, new Principal Receivables would not be transferred to the Trust and the Trustee would sell the portion of the Receivables allocable in accordance with the Agreement to each Series (unless Certificateholders representing more than 50% of the Investor Amount of each Series, or if any such Series has more than one Class of each Class of such Series, instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds of such sale were insufficient to pay Certificates in full. Upon the occurrence of a Liquidation Event, if a conservator or receiver was appointed for the Seller and no Liquidation Event other than such conservatorship, receivership or insolvency of the Seller existed, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Rapid Amortization Period. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates. See 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES -- Certain Matters Relating to Receivership.'

     The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of finance charges, annual cardholder fees and other fees, and failure by the Seller or the Servicer to comply with such requirements also could adversely affect the Servicer's ability to collect on the Receivables. Pursuant to the Agreement, the Depositor covenants to accept the transfer of all Receivables in an Account if any Receivable in such Account does not comply with all requirements of law, if any Receivable is charged off as uncollectible or if the proceeds of any Receivable in such Account are not available to the Trust. The Depositor also makes certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. However, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is breached and such breach continues beyond the applicable cure period, if any, is that the Depositor or the Servicer, as the case may be, will generally be obligated to accept the transfer of all Receivables in the Account affected thereby. In addition, in the event of a breach of certain representations and warranties, the Depositor may be obligated to accept the reassignment and transfer of the interest in the Trust of the holders of all Series.

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible.

     Certain Legal Concerns Applicable to Accounts. In November 1991, the United States Senate voted to amend a then-proposed Senate banking bill to include an amendment to the Federal Truth-in-Lending Act which would have limited the annual percentage rate charged on credit card accounts to a rate not exceeding four percentage points over the rate charged by the IRS on underpayments of federal taxes. Based on the then-current IRS rate, such amendment would have limited the maximum annual percentage rate for all credit card accounts to 14%. Although the amendment was not approved by the House of Representatives, the Depositor cannot predict whether Congress will pass a similar bill in the future or if such a bill would be signed by the President. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit card balances could be to reduce the Net Portfolio Yield of a Series. If such Net Portfolio Yield for such Series is reduced, a Liquidation Event may occur, and the Rapid Amortization Period for such Series could commence prior to the Scheduled Amortization Date for such Series. In addition, during the past year, there has been increased consumer awareness of the level of finance charges and fees and other practices of card issuers. As a result of these developments and other factors, there can be no assurance as to whether any federal or state legislation will be promulgated which would impose additional limitations on the monthly periodic finance charges or fees relating to the Accounts.

     In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, over-the-limit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state cards issuers. There can be no assurance that one of the Sellers will not be named as a defendant in future lawsuits or administrative actions challenging the fees and charges which it assesses residents of other states. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states. Consequently, such actions could have an adverse impact on a Seller's card operations. One potential effect of any such litigation involving a Seller, if successful, would be to reduce the Net Portfolio Yield for a Series. If such a reduction occurs, a Liquidation Event may occur.

     Competition. The credit card and charge card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card and charge card issuers seek to expand or to enter the market. As a result of this competition, certain major credit card and charge card issuers assess finance charges for selected portions of their portfolios at rates lower than the rates currently being assessed on the Accounts. A Seller's ability to compete in the credit card and charge card industry will affect its ability to generate new Receivables.

     Payments and Maturity. The Receivables in the Trust may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts the Receivables of which are designated for inclusion in the Trust or that any particular pattern of cardholder repayments will occur. The continuation of the Revolving Period of a Series will be dependent upon the continued generation of new Receivables for the Trust. A significant decline in the amount of Receivables generated in the Accounts could result in the occurrence of a Liquidation Event for one or more Series and the commencement of the Rapid Amortization Period for each such Series. A decrease in the rate of payment by cardholders could delay the return of principal to the
Certificateholders during the Amortization Periods for each Series. See 'Receivable Yield Considerations' in the related Prospectus Supplement. Each Agreement will provide that the Depositor or the related Seller may, or will be required to, designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at a certain minimum amount. If Additional Accounts are not designated by the Depositor or the related Seller when required, a Liquidation Event for one or more Series may occur and result in the commencement of a Rapid Amortization Period for such Series. See the related Prospectus Supplement for a discussion of other events which might lead to the commencement of the Rapid Amortization Period for a Series.

     Basis Risk. If so specified in the related Prospectus Supplement, a portion of the Accounts in a Trust will have finance charges set at a variable rate above a designated prime rate or other designated index. A Series of Certificates issued by such Trust may bear interest at a fixed rate or at a floating rate based on an index other than the prime rate or other designated index. If there is a decline in the prime rate or other designated index, the amount of collections of Finance Charge Receivables on such Accounts may be reduced, whereas the amounts payable as Monthly Interest on such Series of Certificates and other amounts required to be funded out of Finance Charge Receivables with respect to such Series may not be similarly reduced.

     Social, Geographic and Economic Factors. Changes in card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include the public's perceptions of the use of credit cards. Legal factors include any charges in the current legal structure affecting the relative balance of power between credit card issuers and the obligors under credit card accounts. Economic factors include the rate of inflation and relative interest rates offered for various types of loans. Adverse changes in economic conditions in any states where cardholders are located could have a direct impact on the timing and amount of payments on the Certificates of any Series. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, social or geographic factors will affect future card use or repayment patterns. New credit card issuers have been entering the market while other issuers have been seeking to expand market share through increased advertising, target marketing and pricing competition. Additionally, the use of incentive or affinity programs (e.g., gift awards for card usage) may affect card usage patterns.

     In 1992, a jury in Federal court in Utah held that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears Roebuck & Co., on the basis that another Sears subsidiary is the issuer of the Discover Card, a competitor of the VISA credit card. In April 1993, a motion by VISA for a new trial was denied. VISA is currently appealing this decision to the United States Court of Appeals for the Tenth Circuit. MasterCard has settled a similar lawsuit. This settlement by MasterCard and/or a final decision against, or a similar settlement by, VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the VISA and MasterCard associations.

     A Seller's Ability to Change Terms of the Receivables. Any Seller may have the right to determine the finance charges and the other fees and charges which will be applicable from time to time on its

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
Accounts, to alter the minimum monthly payment required under the Accounts and to change various other terms of its agreement with cardholders with respect to the Accounts. A decrease in the finance charges and the other fees and charges assessed on the Accounts would decrease the effective yield on the Accounts and could result in the occurrence of a Liquidation Event for one or more Series and commencement of the Rapid Amortization Period for each such Series. Under an Agreement a Seller may agree that, unless required by law or as is otherwise necessary, in its good faith judgment, to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rate at which finance charges are assessed on the Receivables or the other fees and charges assessed on the Accounts, if, as a result of such reduction, the Net Portfolio Yield for any Series (as defined below under 'Maturity Assumptions') as of such date would be less than the Base Rate for such Series. The terms 'Base Rate' and 'Net Portfolio Yield' for each Series have the meanings set forth in the Prospectus Supplement relating to each such Series. The Seller may also covenant that it will change the terms relating to the Accounts only if the change is made applicable to the comparable segment of the accounts owned and serviced by the Seller with characteristics the same as or substantially similar to the Accounts, except as otherwise restricted by the terms of the applicable cardholder agreement. In servicing Accounts, a Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own comparable accounts. Except as set forth above, the Agreement does not contain any restrictions on the ability of a Seller to change the terms of the Accounts or the Receivables. There can be no assurance that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by a Seller to decrease finance charges or other fees and charges for existing accounts, or take actions which would otherwise change the terms of the Accounts.

     Limited Nature of Rating. Any rating assigned to the Certificates of a Series or a Class of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Certificateholders will receive the payments of interest and principal required to be made under the Agreement and will be based primarily on the value of the Primary Assets in the Trust and the availability of any Enhancement with respect to such Series or Class of such Series. The rating will not be a recommendation to purchase, hold or sell Certificates of such Series or Class of such Series, and such rating will not comment as to the marketability of such Certificates, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration' herein.

     Because transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates. See 'DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration' herein.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates because such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES -- Book-Entry Registration' herein.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The  Certificates will be issued in Series pursuant to separate Pooling and
Servicing  Agreements,  Master  Pooling  and  Servicing  Agreements,  Sale   and
Servicing Agreements or Trust Agreements

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
(collectively, an 'Agreement') between the Depositor, the Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. A form of Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

     The  Seller  may agree  to  reimburse the  Depositor  for certain  fees and
expenses  of  the  Depositor  incurred  in  connection  with  the  offering   of
Certificates.

     The following summaries describe certain provisions in the Agreements which are anticipated to be common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement and the Prospectus Supplement relating to each Series of Certificates. Where particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     The Certificates are issuable in Series. Each Series will consist of one or more Classes of Certificates, one or more of which may be Variable Interest Certificates, Zero Coupon Certificates, Principal Only Certificates, Interest Only Certificates or other types of Certificates as described in the related Prospectus Supplement. A Series may also include one or more Classes of Subordinate Certificates. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Certificates will be made on the Payment Dates specified in the Prospectus Supplement relating to such Series by check mailed to Certificateholders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Payment Dates at their addresses appearing on the certificate register, except that (a) payments may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Certificate will be made only upon presentation and surrender of such Certificate at the office of the Trustee specified in the related Prospectus Supplement. Notice of the final payment on a Certificate will be mailed to the holder of such certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of such Certificate.

     Payments of principal of and interest on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the Series under the related Agreement and any other person specified in the related Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Certificates of such Series on the next Payment Date, as the case may be. See 'THE TRUST ASSETS -- Collection and Distribution Accounts.'

PAYMENTS OF INTEREST

     The Certificates of each Class which by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described in the related Prospectus Supplement. Interest on such Certificates of a Series will be payable on the Payment Date specified in the related Prospectus Supplement. The rate of interest on Certificates of a Series may be floating. Principal Only Certificates may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Certificates that is not paid on the related Payment Date will accrue and be added to the principal thereof on such Payment Date.

     Interest payable on the Certificates on a Payment Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Payment Date the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding such Payment Date.

PAYMENTS OF PRINCIPAL

     On each Payment Date for a Series, principal payments will be made to the holders of the Certificates of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED PAYMENT DATE

     The Final Scheduled Payment Date of each Class of a Series of Certificates will be specified in the related Prospectus Supplement and will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the entire aggregate principal balance of such Class is expected to be reduced to zero. Because payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Certificates, it is likely that the actual final Payment Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Payment Date.

COMPANION SERIES

     If so specified in the related Prospectus Supplement, a Series of Certificates may be paired with another Series issued by the related Trust (a 'Companion Series') on or prior to the commencement of an Accumulation Period or Amortization Period for such Series. As the Investor Interest of the Series having a Companion Series is reduced, the Investor Interest of the Companion Series will increase by an equal amount. Upon payment in full of such Series, the Investor Interest of the Companion Series will be equal to the amount of the Investor Interest paid to Certificateholders of such Series.

OPTIONAL PURCHASE OR TERMINATION

     The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Payment Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Primary Assets from such Trust on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such purchase or termination must be given by the Depositor or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related Prospectus Supplement.

     In   addition,  the   related  Prospectus  Supplement   may  provide  other
circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of an Early Amortization Event.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold one or more global Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described in the related Prospectus Supplement, all references herein or in such Prospectus Supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the 'Participants') and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificateholders in accordance with DTC procedures.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the 'Depositaries').

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Certificates, see Annex I hereto and for information with respect to tax documentation procedures relating to the Certificates, see Annex I hereto and 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS -- Foreign Investors.'

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its

Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (the 'Indirect Participants').

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Participants and Indirect Participants. In addition, Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee, as paying agent, or its successor in such capacity (the 'Paying Agent'), through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificateholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Certificateholders. It is anticipated that the only
'Certificateholder'   for   a  Series   may  be   Cede,   as  nominee   of  DTC.
Certificateholders  would   not   then  be   recognized   by  the   Trustee   as
Certificateholders,   as   such   term   is   used   in   the   Agreement,   and
Certificateholders would only be permitted to exercise the rights of Certificateholders indirectly through the Participants who in turn will exercise the rights of Certificateholders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders. Accordingly, although Certificateholders will not possess Certificates, Certificateholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited. Additionally, DTC will take such actions with respect to specified percentages of the Certificateholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Centrale de Livraison de Valeurs Mobilieres S.A. ('CEDEL') is incorporated under the laws of Luxembourg as a professional depositary. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depositary, CEDEL is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

     The System has subsequently been extended to clear and settle transactions between Euroclear Participants and counterparties both in CEDEL and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium, office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern all transfers of securities and cash, both within the System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Considerations.' The CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     The  Certificates  of  any  Series  will  be  issued  in  fully registered, certificated form to Certificateholders or their respective nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates, and the Trustee or the Depositor are unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Certificateholders of the related series evidencing not less than 50% of the aggregate unpaid principal amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificateholders.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates, and instructions for re-registration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders, under the Agreement and the Series Supplement ('Holders').

     If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Agreement and the Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be Citibank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Each series of Securities may include one or more classes of Notes, which will be issued pursuant to an Indenture between the Trust and the Indenture Trustee (as amended and supplemented from time to time, an 'Indenture'). The terms of any Notes will be set forth in the Prospectus Supplement relating to such Notes.

     All discussions in this Prospectus of the Certificates, the terms thereof as well as any investment considerations related thereto will be generally applicable to any Notes.

                                  TRUST ASSETS

GENERAL

     The Trust for each Series of Certificates will be composed of certain assets delivered, assigned and transferred to the Trustee by the Depositor, in each case consisting, unless otherwise specified in the related Prospectus Supplement, of (i) the Primary Assets, (ii) any Enhancement, (iii) the amount, if any, initially deposited in the Collection Account, Distribution Account or Pre-Funding Account for a Series as specified in the related Prospectus Supplement.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates. Receivables relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, either pursuant to a Pooling and Servicing Agreement or, if serviced by the Seller, a Sale and Servicing Agreement (any of the Pooling and Servicing Agreements or the Sale and Servicing Agreements are referred to herein individually as an 'Agreement').

     Primary Assets included in the Trust for a Series may consist of any combination of Receivables and CABS Securities, to the extent and as specified in the related Prospectus Supplement.

     The following is a brief description of the Primary Assets expected to be included in the Trusts. Specific information regarding the Primary Assets will be provided in the related Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificate. A copy of the Agreement with respect to each Series of Certificates, or the Indenture with respect to each Series of Notes, will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

THE RECEIVABLES

     General. The Primary Assets for a Series may consist, in whole or in part, of consumer, corporate, revolving credit card, charge card or debit card receivables (collectively, the 'Receivables') generated from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving credit card, charge card or debit card accounts (collectively, the 'Accounts'). The Accounts will consist of the Initial Accounts sold by a Seller, as well as any Additional Accounts added from time to time, but will not include any Removed Accounts. Each Seller will convey to the Trust all Receivables existing on the Cut-off Date in certain consumer, revolving credit card, charge card or debit card accounts (the 'Initial Accounts') and all Receivables arising in the Initial Accounts from time to time thereafter until the termination of the Trust. The Receivables may be payable in U.S. dollars or in any other foreign currency. After the Cut-off Date, the Seller will convey to the Trust the Receivables in certain New Accounts and the Receivables in certain other Accounts included in certain Lump Sum Additions, in each case in accordance with the provisions of the Agreement. In addition, pursuant to the Agreement, the Seller in some circumstances will be obligated to designate Additional Accounts the Receivables in which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participations in the Trust. Additional Accounts will consist of New Accounts and accounts relating to any Lump Sum Additions. The Seller will convey to the Trust all Receivables in Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Additional Accounts or Participations will be subject to certain conditions.

     Pursuant to the Agreement, the Seller will have the right (subject to certain limitations and conditions), but not the obligation, to remove the Receivables in certain Accounts from the Trust ('Removed Accounts'). If so specified in the related Prospectus Supplement, the Seller will be able to include in the related Trust, participations representing undivided interests in a pool of assets primarily consisting of revolving credit card accounts or other revolving credit accounts owned by the Seller or any affiliate thereof and collections thereon ('Participations').

     Credit Card Accounts and Receivables. The Credit Card Receivables consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated by the Seller ('Finance Charge Receivables') and all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the Accounts ('Principal Receivables'). In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. The amount of Receivables will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. 'Interchange' consists of certain fees
received   by  a  credit   card-issuing  bank  from   the  VISA  and  MasterCard
International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

     Charge Card Accounts and Receivables. Charge Card Receivables consist of amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables originated under Charge Card Accounts are not subject to a monthly finance charge.

     There are distinctions between the Credit Card Accounts and the Charge Card Accounts. The Credit Card Accounts offer revolving credit plans to their customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

     Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust a portion of Collections on Receivables in Accounts received in any Due Period equal to the product of Collections and the Yield Factor will generally be treated as Yield Collections.) Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

ADDITIONAL INFORMATION RELATING TO RECEIVABLES

     The related Prospectus Supplement for each Series will provide information with respect to the Receivables that are Primary Assets as of the Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

     The eligibility criteria which shall apply with respect to the Primary Assets will be specified in the related Prospectus Supplement. The related Prospectus Supplement will provide information, including, among other things,
(a) underwriting criteria; (b) the loss and delinquency experience for the portfolio of Receivables; (c) the composition of the portfolio by account balance; and (d) the geographic distribution of Accounts and Receivables. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Receivables for a Series.

     If information of the nature described above respecting the Receivables is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Certificates.

CABS SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of CABS Securities which include certificates evidencing an undivided interest in, or notes or loans secured by, Receivables generated in Accounts. Such certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities. CABS Securities will have been issued pursuant to a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement, Indenture or similar agreement (a 'CABS Agreement'). The seller/servicer of the underlying Receivables will have entered into the CABS Agreement with the trustee under such CABS Agreement (the 'CABS Trustee'). Receivables underlying a CABS Security will be serviced by a servicer (the 'CABS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the CABS Servicer.

     The issuer of the CABS Securities (the 'CABS Issuer') will be a financial institution, corporation, or other entity engaged generally in the business of issuing credit or charge cards; any form of store or merchandiser that issues credit or charge cards; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to such trusts, and selling beneficial interests in such trusts; or one of such trusts. If so specified in the related Prospectus Supplement, the CABS Issuer may be an affiliate of the Depositor. The obligations of the CABS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the CABS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CABS Securities issued under the CABS Agreement.

     Distributions of principal and interest will be made on the CABS Securities on the dates specified in the related Prospectus Supplement. The CABS Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CABS Securities by the CABS Trustee or the CABS Servicer. The CABS Issuer or the CABS Servicer may have the right to repurchase assets underlying the CABS Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Receivables. The Receivables underlying the CABS Securities may consist of Credit Card Receivables or Charge Card Receivables.

     Enhancement Relating to CABS Securities. Enhancement in the form of reserve funds, subordination of other CABS issued under the CABS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Enhancement may be provided with respect to the Receivables underlying the CABS Securities or with respect to the CABS Securities themselves. The type, characteristics and amount of Enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the CABS Securities on the basis of requirements of the rating agencies.

     Additional Information. The related Prospectus Supplement for a Series for which the Primary Assets includes CABS Securities will specify, to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable,
(i) the aggregate approximate principal amount and type of the CABS Securities to be included in the Primary Assets; (ii) certain characteristics of the Receivables which comprise the underlying assets for the CABS Securities including, (A) whether such Receivables are Credit Card Receivables or Charge Card Receivables, (B) the fees and charges associated with such Receivables and
(C) the servicing fee or range of servicing fees with respect to the Receivables; (iii) the expected and final maturity of the CABS Securities; (iv) the interest rate of the CABS Securities; (v) the CABS Issuer, the CABS Servicer (if other than the CABS Issuer) and the CABS Trustee for such CABS Securities;
(vi) certain characteristics of Enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Receivables underlying the CABS Securities or to such CABS Securities themselves; (vii) the terms on which the underlying Receivables for such CABS Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the CABS Securities; and (viii) the terms on which Receivables may be substituted for those originally underlying the CABS Securities.

     If information of the nature described above representing the CABS Securities is not known to the Depositor at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the related Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Certificates.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Certificates for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the

Trustee for each such Series of Certificates, for distribution to the related Certificateholders. The Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Payment Date for the related Series of Certificates. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     From time to time, various accounts including Pre-Funding Accounts may be created under the terms of the documents related to a specific Series.

                                  ENHANCEMENT

GENERAL

     For any Series, Enhancement may be provided with respect to one or more Classes thereof. Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Enhancement may also include any type of derivative product or arrangement. If so specified in the related Prospectus Supplement, any form of Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Enhancement or which are not covered by the Enhancement, certificateholders will bear their allocable share of deficiencies.

     If Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) any material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates to receive distributions of principal and/or interest on any Payment Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Certificates are paid to the holders of the Certificates which are senior to such subordinated Certificates.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a Cash Collateral Guaranty issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and Servicer or a Cash Collateral Account directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Seller or the Servicer.

     The Servicer will determine on each Determination Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee for such Series to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

RESERVE FUND

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Fund') cash, a letter or letters of credit, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Certificates in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Certificates will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Certificates of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the 'Spread Account') intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

DERIVATIVE PRODUCTS

     If so specified in the related Prospectus Supplement, the Depositor may enter into a derivative arrangement with respect to the Certificates of any Class or Series. Such derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

                            SERVICING OF RECEIVABLES

GENERAL

     Customary servicing functions with respect to Receivables comprising or underlying the Primary Assets in the Trust will be provided by the Servicer directly pursuant to an Agreement.

COLLECTION PROCEDURES

     The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable receivables held in its own portfolio.

DEPOSITS TO THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit herein are rated as described in the related Prospectus Supplement and as specified by each Rating Agency rating the Certificates of such Series or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Seller, the Trustee or the Depositor, as appropriate, will deposit into the Collection Account for each Series, within two business days after the date of receipt thereof, the following payments and collections received or made by it:

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest or finance charges on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the applicable Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All amounts required to be deposited therein from any applicable Enhancement for such Series pursuant to the related Trust Agreement;

          (v) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Seller or the Servicer pursuant to the related Agreement;

          (vi) Any amounts payable to the applicable person with respect to each Primary Asset acquired that has been repurchased or removed from the Trust by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) All amounts payable to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Certificateholders of such series as provided for in the related Trust Agreement; and

          (viii) All amounts necessary to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of the cost of Enhancement, if any, and payment of expenses incurred in preparation of reports to Certificateholders.

     The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinate to the rights of Certificateholders of such Series.

EVIDENCE AS TO COMPLIANCE

     The Agreement for each Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with the Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     The Agreement for each Series will provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Seller and may have other business relationships with the Depositor and its affiliates.

     If an event of default occurs with respect to the Servicer under an Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus

Supplement, Servicer events of default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS -- Events of Default' and ' -- Rights upon Events of Default' herein.

     Unless otherwise provided in the related Prospectus Supplement, the Servicer may not resign from its obligations and duties under the Agreement, except (a) upon determination that (i) the performance of its duties under the Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the Agreement or (c) upon the satisfaction of the following conditions: (i) the acceptance and assumption, by an agreement supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer thereunder by a proposed successor Servicer, (ii) the Servicer having given written notice to each Rating Agency of such transfer and such Rating Agency having notified the Servicer in writing to the effect that its then current rating of Certificates of any Series will not be reduced or withdrawn as a result of such transfer, (iii) the written consent of any provider of Enhancement (such consent not to be unreasonably withheld) and (iv) the proposed successor Servicer being an Eligible Servicer (as defined below). Notwithstanding anything in the Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any such determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Agreement.

     'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

INDEMNIFICATION

     Except to the extent otherwise provided therein, each Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the Certificateholders of all series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to this Agreement, including those arising from acts or omissions of the Servicer pursuant to the Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify: (i) the Trust or the Trustee if such acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee; (ii) the Trust, the Trustee or the Certificateholders of any series for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the Certificateholders of a Series in accordance with the Agreement nor with respect to any Federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Trust or the Certificateholders of a Series in connection herewith to any taxing authority; or (iii) the Trust or Certificateholders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless such write-off is caused by a breach of the Agreement by the Servicer. Subject to certain exceptions in the Agreement, any indemnification pursuant to the Agreement will be only from the assets of the Servicer.

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                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     Receivables; Pre-Funding Accounts. On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the 'Closing Date'), the Seller will transfer and assign to the applicable Trustee, without recourse, its entire interest in the Initial Receivables of the related receivables pool. Each such Receivable will be identified at such time of transfer. The Applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Certificates. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

     General. In connection with any transfer of the Initial Receivables and any transfer of Subsequent Receivables and CABS Securities pursuant to an Agreement each Seller will annotate and indicate in its computer files that the Receivables and CAB Securities have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the Cut-off Date. The Seller will not deliver to the Trustee any other records or agreements relating to such Account or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other Accounts and Receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See 'RISK FACTORS -- Certain Legal Aspects' and 'CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.'

     Assignment of CABS Securities; Pre-Funding Accounts. The Depositor will cause CABS Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated CABS Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a CABS Security. See 'THE TRUST ASSETS -- CABS Securities' herein. Each CABS Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'CABS Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each CABS Security conveyed to the Trustee. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the CABS Securities: (i) that the information contained in the CABS Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the CABS Securities, the Depositor had good title thereto, and was the sole owner thereof; (iii) that there has been no other sale by it of such CABS Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance on such CABS Securities. Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates of a given series will be applied to the purchase of the related CABS Securities from the Seller and, to the extent specified in the related Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent CABS will be sold by the Seller to the applicable Trust

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
from time to time during the Funding Period on each date specified as a transfer date in the related Prospectus Supplement (each, a 'Subsequent Transfer Date').

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Servicer, as the case may be, of the defect, repurchase the related Primary Asset from the Trustee at a price equal to (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement.

     If provided in the related Prospectus Supplement, the Depositor may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset').

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Payments due in the month of substitution, at least equal to the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to
Certificateholders), (ii) an interest rate not less than the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Primary Assets. See 'RISK FACTORS.'

REPORTS TO HOLDERS

     The Trustee will prepare and forward to each Certificateholder on each Payment Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) with respect to a Series, the amount of such distribution allocable to interest or finance charges on the Primary Assets;

          (ii) with respect to a Series the amount of such distribution allocable to principal on the Primary Assets;

          (iii) the amount of servicing compensation with respect to the Primary Assets paid during the period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

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          (iv) the aggregate outstanding principal balance of the Primary Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such Series as of the Due Date after giving effect to distributions allocated to principal reported under (ii) above;

          (vi) with respect to Certificates that are Compound Interest Certificates or Zero Coupon Certificates, the amount of interest accrued on such Certificates during the related interest accrual period and added to the Compound Value thereof;

          (vii) in the case of Certificates that are Variable Interest Certificates, the rate applicable to the distribution being made;

          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

          (ix) if applicable, the number and aggregate principal balances of Primary Assets delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of business on the Determination Date to which such distribution relates;

          (x) in the case of any Enhancement described in the related Prospectus Supplement, the amount of coverage of such Enhancement as of the close of business on the applicable Payment Date;

          (xi) in the case of any Series which includes a Class of Subordinate Certificates, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Senior Certificateholders is less than their required distribution, the amount of the shortfall;

          (xii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders and the remaining balance of each Reserve Fund, if any, on such Payment Date, after giving effect to distributions made on such date;

          (xiii) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xiv) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent
     Receivables and that is being passed through as payments on the Certificates of the related Series; and

          (xv) such other information as is specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through
(iv), (vi) and (viii) above for such calendar year and (b) such information specified in the Agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Payment Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, each Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See 'SERVICING OF RECEIVABLES -- Evidence as to Compliance' herein.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Agreement for each Series include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Certificateholders of such Series any required payment, which failure continues unremedied for five days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the

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Trustee by the holders of Certificates  of such Series evidencing not less  than
25% of the aggregate voting rights of the Certificates for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of Certificates of such Series evidencing not less than 25% of the aggregate voting rights of the Certificates and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENTS OF DEFAULT

     So long as an Event of Default remains unremedied under the Agreement for a Series, the Trustee for such Series or holder of Certificates of such Series evidencing not less than 51% of the aggregate principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Servicer as servicer under the Agreement and in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges, or otherwise as provided in the Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of such Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Agreement.

     During the continuance of any Event of Default under the Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudiced to the nonassenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Agreement for such Series to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 51% of the aggregate voting rights of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations

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
conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default. See ' -- Rights Upon Events of Default' above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the holders of Certificates evidencing more than 50% of the aggregate voting rights of the Certificates in the Trust upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF THE AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Certificates may be amended by the Depositor, the Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the duties of the Depositor or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Certificates, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iv) above will not adversely affect in any material respect the interests of any Certificateholders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee

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
receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer and the Depositor with respect to such Series with the consent of the holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such
Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

TERMINATION

     The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the final payment or other liquidation of the last Primary Asset remaining in the Trust for such Series or
(ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Primary Assets and other property at that time subject to the Agreement. The Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust for such Series all remaining Primary Assets at a price equal to 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset, and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement), plus accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date aggregate Principal Balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in such related Prospectus Supplement. See 'DESCRIPTION OF THE CERTIFICATES -- Optional Purchase or Termination' herein.

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
                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

     The following discussion contains summaries of certain legal aspects of credit, charge and debit card receivables which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which Receivables originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables.

TRANSFER OF RECEIVABLES

     Each Seller will warrant in the applicable Agreement that the transfer of the Receivables by it to the Depositor constitutes either a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Receivables free and clear from liens arising from or through the Seller, except, to the extent specified in the related Prospectus Supplement, for certain potential tax liens, any interest of the Seller as holder of the Exchangeable Transferor's Certificate and the Depositor's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account, or a valid grant to the Depositor of a security interest in the Receivables. The Seller will also warrant in the Agreement that, in the event the transfer of the Receivables by the Seller to the Depositor is deemed to create a security interest under the Uniform Commercial Code (the 'UCC') as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Depositor and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Depositor on and after their creation, except for certain liens as described in the Agreement.

     The Receivables are generally considered to be 'accounts' for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Depositor. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor in the Receivables.

     There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Depositor could have an interest in such Receivables with priority over the Depositor's interest. Under the Agreement, however, the Seller will warrant that it has transferred the Receivables to the Depositor free and clear of the lien of any third party, except for certain tax and other governmental liens. In addition, the Seller will covenant that, except as permitted by the Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Depositor. A tax or other government lien on property of the Seller arising prior to the time a Receivable comes into existence may also have priority over the interest of the Depositor in such Receivable. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, certain administrative expenses of the receiver may also have priority over the interest of the Depositor in such Receivables.

     A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Certificateholders could experience a delay or reduction in distributions.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

     It is likely that many of the Sellers to the Depositor will be banking institutions. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA'), which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

     Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for the Seller would not interfere with the timely transfer to the Depositor of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that the Seller granted a security interest in the Receivables to the Depositor, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Depositor with respect to the Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Certificates of any Series relating to such Seller outstanding at such time and possible reductions in the amount of those payments could occur.

     Each Agreement as to which a Bank is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Trustee, and a Liquidation Event will occur. Under the Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates representing undivided interests aggregating more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Liquidation Event, if a conservator or receiver is appointed for the Seller and no Liquidation Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller may have the power to cause early payment of the Certificates.

     If the Seller Bank is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or the majority in interest of the Certificateholders from effecting a transfer of servicing to a successor Servicer.

CONSUMER PROTECTION LAWS

     The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a bank, the National Bank Act (if such Seller is a national banking association), as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling of the rate at which a financial institution

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
may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Liquidation Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

     In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-chartered bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, that decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. Such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

     The Depositor may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Depositor or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.

     Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988. As of January 4, 1993, the Depositor is a wholly owned subsidiary of LCPI, which is a wholly owned subsidiary of Lehman Brothers, a wholly owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

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
     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass-through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as Enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates offered hereby and by the related Prospectus Supplement for one or more of the following purposes: (i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish a Pre-Funding Account for such Series, (iv) to establish any Reserve Funds or Cash Collateral Accounts described in the related Prospectus Supplement, (v) to provide enhancement for any other Series or for securities issued by another issuer and
(vi) to pay costs of structuring and issuing such Certificates, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Certificates with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Set forth below is a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Securities. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of the Securities in light of their personal investment circumstances, nor to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, banks, life insurance companies and tax-exempt organizations). Prospective investors are advised to consult their own tax advisors with regard to the U.S. federal income tax consequences of holding and disposing of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. This discussion is based upon present provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the 'IRS').

     The Securities of a Series may be classified for U.S. federal income tax purposes as (i) indebtedness, (ii) an ownership interest in some or all of the assets included in the Trust for a Series, or (iii) otherwise specified in the Prospectus Supplement for a Series.

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
TREATMENT OF THE NOTES AS INDEBTEDNESS

     The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If so specified in the Prospectus Supplement for a Series, Tax Counsel will advise the Trust that the Notes of a Series will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation or, alternatively, as a publicly traded partnership.

TAXATION OF DEBT SECURITIES

     Interest Income to Securityholders. Assuming the Securities are debt obligations for U.S. federal income tax purposes, interest thereon will be taxable as ordinary income for U.S. federal income tax purposes when received by Securityholders utilizing the cash basis method of accounting and when accrued by Securityholders utilizing the accrual method of accounting. Interest received on the Securities may also constitute 'investment income' for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. In addition, a Securityholder who buys a Security for less than its principal amount (assuming the Security is issued without OID) will be subject to the 'market discount' rules of the Code, and a Securityholder who buys a Security for more than its principal amount will be subject to the premium amortization rules of the Code. See 'Original Issue Discount' below for a description of the U.S. federal income tax consequences if the Securities are issued with OID.

     The Trustee will be required to report annually to the IRS, and to each Securityholder of record, the amount of interest paid (and OID accrued, if any) on the Securities (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders. See 'Backup Withholding' herein.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of individuals of 28%.

     Original Issue Discount. The following summary is a general discussion of the United States federal income tax consequences to Securityholders who are United States persons owning Securities issued with original issue discount ('OID Securities' and 'OID', respectively). It is based upon income tax regulations (the 'OID Regulations') finalized on January 27, 1994 under Code Sections 1271 through 1273 and 1275.

     In general, the OID with respect to any OID Security will equal the difference between the principal amount of the Security and its issue price (defined as the initial offering price to the public at which price a substantial amount of the OID Securities have been sold), if such excess is 0.25% or more of the OID Security's principal amount multiplied by the number of complete years to its maturity (the 'de minimis amount'). Even if such excess is less than the de minimis amount, if a failure to pay interest currently on the Securities is not a default it is possible that all stated interest could be treated as principal for this purpose (and for purposes of the computations described below) with the result that the Securities could be viewed as OID Securities. Holders of OID Securities must include OID in income for United States federal income tax purposes as it accrues under a method that takes account of the compounding of interest, in advance of receipt of the related cash payments.

     In general, each Securityholder of an OID Security, whether such Securityholder uses the cash or accrual method of accounting for tax purposes, will be required to include in ordinary gross income the sum of the 'daily portions' of OID on the Security for each day during the taxable year that the Securityholder owns the Security. The daily portion of OID on an OID Security is determined by allocating to each day in any 'accrual period' a ratable portion of the original issue discount allocable to that accrual period. In the case of an initial Securityholder, the amount of original issue discount on an OID Security allocable to each accrual period is determined by (i) multiplying the 'adjusted issue price' (as defined below) of the Security by a fraction, the numerator of which is the annual yield to maturity of such Security and the denominator of which is the number of accrual periods in a year, and (ii) subtracting from the product the amount of interest paid during that accrual period. The 'adjusted issue price' of an OID Security at the beginning of any accrual period will be the sum of its issue price and the amount of OID allocable to all prior accrual periods, minus the amount of all payments (other than payments of qualified stated interest) previously made with respect to the OID Security. As a result of such 'constant yield' method of including OID income, the amounts so includible in income are lower in the early years and greater in the later years than the amounts that would be includible on a straightline basis.

     In the event that a Securityholder purchases an OID Security at an 'acquisition premium,' i.e., at a price in excess of the issue price, plus the OID accrued prior to acquisition and minus any principal payments made with respect to the OID Security prior to acquisition, the amount includible in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year. Moreover, a Securityholder who purchases an OID Security at a price less than the price described in the preceding sentence will be subject to the market discount rules of the Code.

     A Securityholder's tax basis in an OID Security generally will be the Securityholder's cost increased by any OID included in income (and market discount, if any, if the Securityholder has elected to include accrued market discount in income on a current basis) and decreased by the amount of any principal payment received with respect to the OID Security. Gain or loss on the sale, exchange or redemption of an OID Security generally will be long-term capital gain or loss if the OID Security has been held for more than a year except to the extent that such gain represents accrued market discount not previously included in the Securityholder's income.

     If an Early Amortization Event or Asset Composition Event occurs, the early payments of principal as a result of either such event could result in acceleration of income corresponding to a portion of the unaccrued OID.

     Effects of Defaults and Delinquencies. Holders of Securities that are treated as Debt Securities for U.S. federal income tax purposes will be required to report income with respect to such Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Primary Assets, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Primary Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Sale or Exchange. A Securityholder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be a capital gain or loss, assuming that the Security is held as a capital asset.

     A portion of any gain from the sale of a Security that might otherwise be capital gain may be treated as ordinary income to the extent such Security is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

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
     Foreign Investors. If so specified in the Prospectus Supplement for a Series, Tax Counsel will give its opinion that the Securities of a Series of Securities will properly be classified as debt for U.S. federal income tax purposes. If the Securities are treated as debt:

          (a) interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and does not actually or constructively own 10% or more of the voting stock of the Depositor and is not a controlled foreign corporation with respect to the Depositor). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds the Securities on behalf of the customer in the ordinary course of its trade or business) (i) IRS Form W-8 signed under penalties of perjury by the beneficial owner of such Securities stating that the holder is not a U.S. Person and providing such holder's name and address, (ii) IRS Form 1001 signed by the beneficial owner of such Securities or such owner's agent claiming exemption from withholding under an applicable tax treaty, or (iii) IRS Form 4224 signed by the beneficial owner of such Securities of such owner's agent claiming exemption from withholding of tax on income connected with the conduct of a trade or business in the United States; provided in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

          (b) a holder of a Security who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Security, provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

          (c) a Security held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death,
     (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor and (ii) the holding of such Security was not effectively connected with the conduct by the decedent of a trade or business in the United States.

     Interest and OID of Securityholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Securityholder. They will, however, generally be subject to the regular United States income tax.

     If the IRS were to contend successfully that a Series of Securities are interests in a partnership (not taxable as a corporation), a Securityholder that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including, in the case of a corporation, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If the Securities are recharacterized as interests in an association taxable as a corporation or a 'publicly traded partnership' taxable as a corporation, to the extent distributions on the Securities were treated as dividends, a nonresident alien individual or foreign corporation would generally be taxed on the gross amount of such dividends (and subject to withholding) at a rate of 30% unless such rate were reduced by an applicable treaty.

     Backup Withholding. A Securityholder may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of Securities to or through brokers that represent interest or OID on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Securityholders, including payments to certain exempt recipients (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents) and to certain Nonresidents (as defined below). Each nonexempt Securityholder will be required to provide, under penalties of perjury, a certificate on IRS Form W-9 containing such holder's name, address, federal taxpayer identification number and a statement that such holder is not subject to backup withholding. Should a nonexempt Securityholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amounts to the IRS as credit against the holder's federal income tax liability. Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Securityholders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities. The Trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each Securityholder or each person holding a Security on behalf of a Securityholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Securityholders in preparing their federal income tax returns.

TAX STATUS AS A GRANTOR TRUST

     General. If specified in the related Prospectus Supplement, in the opinion of Brown & Wood, special counsel to the Depositor, the Trust Fund relating to a Series of Certificates will be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Certificates of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Securities. In such circumstances, a Certificateholder will be considered to have purchased a pro rata undivided interest in the Securities. In other cases ('Stripped Securities'), sale of the Certificates will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     Each Certificateholder must report on its U.S. federal income tax return its share of the gross income derived from the Securities (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Securities directly, received directly its share of the amounts received with respect to the Securities, and paid directly its share of the servicing fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Securities and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The Certificateholder will generally be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that such servicing fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, servicing fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     The Code currently provides for a top marginal tax rate applicable to ordinary income of individuals of 39.6% while maintaining a maximum marginal rate for the long-term capital gains of Individuals of 28%.

     Discount or Premium on Pass-Through Securities. Discount on a Pass-Through Security represents OID or market discount. In the case of a CABS Security with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of OID that accrues during the year.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on a CABS Security (a 'Stripped Coupon'), a right to receive only principal payments on a CABS Security or a right to receive certain payments of both interest and principal (a 'Stripped Bond'). Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a Stripped Bond or a Stripped Coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped Securities. Although the tax treatment of Stripped Securities is not entirely clear, based on recent guidance by the Internal Revenue Service (the 'IRS'), a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued on December 28, 1992 (the 'Section 1286 Treasury Regulations'), if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such Stripped Bond Certificate will be considered to have been issued with OID. Based on the preamble to the Section 1286 Treasury Regulations, it appears that stated interest on a Stripped Bond Certificate will be treated as 'qualified stated interest' within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the Trustee's tax information reporting.

     Under the foregoing rules, it is anticipated that Stripped Bond Certificates will be considered to be issued with de minimis OID, which will therefore be considered to be zero and Stripped Coupon Certificates will be issued with OID. If Stripped Bond Certificates are issued with OID, the rules described in this paragraph would apply. Generally, the owner of a Stripped Security issued or acquired with OID must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Stripped Security for each day on which it owns a Stripped Security, including the date of purchase but excluding the date of disposition. In the case of an original Stripped Security holder, the daily portions of OID with respect to a Stripped Security generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the Stripped Security during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final Distribution Date) that ends on the earlier to occur of the day in the calendar year corresponding to each Distribution Date or the last day of the related accrual period. This will be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the Stripped Security and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issued price' of the Stripped Security at the beginning of such accrual period. The 'adjusted issue price' of a Stripped Security at the beginning of the first accrual period is its issue price (as determined for purposes of the original issue discount rules of the Code) and the 'adjusted issue price' of a Stripped Security at the beginning of a subsequent accrual period is the 'adjusted issued price' at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in proposed Treasury regulations with respect to OID, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the Stripped Security.

     Sale or Exchange. A Certificateholder's tax basis in its Certificate is the price such holder pays for a Certificate, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Certificate, measured by the difference between the amount realized and the Certificate's basis as so adjusted, will generally be capital gain or loss, assuming that the Certificate is held as a capital asset.

     Gain or loss from the sale of a Grantor Trust Certificate that might otherwise be capital gain may be treated as ordinary income to the extent such Certificate is held as part of a 'conversion transaction' within the meaning of new Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that may be recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such transaction at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS), subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     Foreign Investors. Under the Code, unless interest (including OID) paid on a Certificate is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer of the Securities, or (ii) the recipient is a controlled foreign corporation to which the issuer of the Securities is a related person) and will be exempt from U.S. federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, however, may be subject to withholding to the extent that the Securities were originated on or before July 18, 1984.

     Interest and original issue discount of Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Certificateholder. They will, however, generally be subject to the regular United States income tax.

                            STATE TAX CONSIDERATIONS

     In addition to the U.S. federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans ('Plans') subject to ERISA and persons who have certain specified relationships to such Plans ('Parties in Interest'). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ('Prohibited Transactions'). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

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
                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Certificates or Notes through Lehman Brothers or one or more other firms that may be designated at the time of each offering of such Certificates of Notes. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Certificates or Notes will set forth the specific terms of the offering of such Series of Certificates or Notes and of each Class within such Series, the names of the underwriters, the purchase price of the Certificates or Notes, the proceeds to the Depositor from such sale, any securities exchange on which the Certificates or Notes may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Certificates or Notes will also be set forth in the Prospectus Supplement relating to such Series.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates and the Notes will be passed upon for the Depositor and for the underwriters by Brown & Wood, New York, New York.

                                    EXPERTS

     The financial statements and schedules of the Depositor for the fiscal years ended December 31, 1990, 1991 and 1992, audited by Ernst & Young, independent auditors, are included or incorporated by reference in the
Depositor's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (the '1992 Form 10-K'). The 1992 Form 10-K is incorporated by reference in this Prospectus in reliance upon the opinions of such firms appearing therein given upon the authority of those firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto which the Depositor has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission.

     Neither Lehman Brothers Inc. nor any of its affiliates, including the Depositor, are obligated with respect to the Certificates or the Notes. Accordingly, the Depositor has determined that financial statements of Lehman Brothers and its affiliates including the Depositor are not material to the offering made hereby.

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
                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Certificates, the Payment Date specified in the related Prospectus Supplement.

     'Accounts' means with respect to the Primary Assets of a Series, portfolios of revolving credit, charge and debit card accounts.

     'Advance' means a cash advance by the Servicer in respect of delinquent payments of principal of and interest on an Account, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means a Master Pooling and Servicing Agreement, Pooling and Servicing Agreement, Sale and Servicing Agreement or Trust Agreement entered into among the Seller, the Servicer, the Depositor and the Trustee with respect to the issuance of a CABS Security.

     'Asset Group' means, with respect to the Primary Assets of a Series, a group of such Primary Assets having the characteristics described in the related Prospectus Supplement.

     'Asset Value' means, for any Primary Asset, the amount set forth in or determined in accordance with the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Bankruptcy Code' means the federal bankruptcy code, Title 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'CABS Agreement' means a Pooling and Servicing Agreement, a Master Pooling and Servicing Agreement, a Sale and Servicing Agreement, a Trust Agreement or similar agreement.

     'CABS Issuer' means the issuer or issuers of the CABS.

     'CABS' or 'CABS Security' means a certificate evidencing an undivided interest in, or a note or loan secured by Receivables generated in Accounts. Such certificate, note or loan will have previously been offered and distributed to the public pursuant to an effective registration statement or is being registered under the Securities Act of 1933 in connection with the offering of a Series of Securities.

     'CABS Servicer' means the servicer or servicers of the CABS.

     'CABS Trustee' means the trustee or trustees of the Securities.

     'Cash Collateral Guaranty' means the guaranty that provides support for a Series or one or more Classes of a Series if so specified in the related Prospectus Supplement.

     'Cash Collateral Account' see 'Reserve Fund.'

     'Cedel' means Centrale de Livraison de Valeurs Mobilieres S.A.

     'Cedel Participants' means Cedel's participating organizations.

     'Certificateholder' means a holder of a Certificate.

     'Certificates' means the Asset Backed Certificates.

     'Certificate Schedule' means a schedule appearing as an exhibit to the related Agreement identifying each CABS Security.

     'Citibank' means Citibank, N.A.

     'Class' means a Class of Certificates or Notes of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Certificates of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection  Account'  means,  with  respect  to  a  Series,  the   account
established with the Trustee or the Servicer in the name of the Trustee for the deposit by the Servicer of payments received from the Primary Assets.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Certificate' means any Certificate of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Certificate on each Payment Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Certificates, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Certificates.

     'Cooperative' means Euroclear Clearance System S.C., a Belgian cooperative corporation.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Certificates or Notes characterized as indebtedness for federal income tax purposes.

     'Definitive Certificates' means Certificates of any Series issued in fully registered, certificated form.

     'Deleted Primary Asset' means a Primary Asset removed from the Trust.

     'de minimis amount' is equal to .25% or more of the OID Certificate's principal amount multiplied by the number of complete years to its maturity.

     'Depositor' means Lehman ABS Corporation.

     'Depositor Securities' means Depositor's bonds, notes, debt or equity securities, obligations and other securities and instruments.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381 (a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'DTC' means The Depository Trust Company.

     'Due Date'  means  each  date,  as  specified  in  the  related  Prospectus
Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Eligible Servicer' means the Trustee or an entity which, at the time of its appointment as Servicer, (i) is an established financial institution having capital or a net worth of not less than $100,000,000, (ii) is servicing a portfolio of consumer credit card or charge card accounts, (iii) is legally qualified and has the capacity to service the Accounts, (iv) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry and (v) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Agreement.

     'Enhancement' means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Euroclear' or 'Euroclear Operator' means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

     'Euroclear Participants' means participants of the Euroclear system.

     'Final Scheduled Payment Date' means, with respect to a Class of a Series of Certificates, the date after which no Certificates of such Class will remain outstanding based on the assumptions set forth in the related Prospectus Supplement.

     'Finance Charge Receivables' means all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and certain other fees designated in the related Prospectus Supplement.

     'FIRREA' means the Financial Institutions Reform, Recovery and Enforcement Act of 1987.

     'Global Securities' means the globally offered Certificates.

     'Holders' or 'holders' means holders of any Certificates or any Notes.

     'Holdings' means Lehman Brothers Holdings Inc.

     'Indirect Participants' consist of banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant either directly or indirectly.

     'Initial Accounts' means Receivables existing on the Cut-Off Date in certain consumer, corporate, revolving credit card, charge card or debit card accounts.

     'Interest Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'Issuer' means, with respect to Securities, the issuer, depositor or seller/servicer under an Agreement.

     'Investor Interest' means a specific undivided interest in the assets of the Trust allocated to the Certificates.

     'IRS' means the Internal Revenue Service.

     'L/C Bank' means the issuer of the letter of credit.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Liquidation Proceeds' means all amounts received by the Servicer in connection with the liquidation of Primary Assets other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable documents or otherwise pursuant to law.

     'Mastercard International' means Mastercard International Incorporated.

     'Modification' means a change in any term of a Receivable.

     'Morgan' means Morgan Guaranty Trust Company of New York.

     '1986 Act' means the Tax Reform Act of 1986.

     '1992 Form 10-K' means the Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

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     'Nonresidents' means a nonresident alien individual, foreign partnership or foreign corporation.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Certificates used solely for convenience in expressing the calculation of interest and does not represent the right to receive distributions allocable to principal.

     'OID' means original issue discount.

     'OID Securities' means Securities issued with OID.

     'Participants'   means  organizations   participating  in   the  Prospectus
Supplement.

     'Participating  Certificates'  means   Certificates  entitled  to   receive
payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Participations' means participations representing undivided interests in a pool of assets primarily consisting of revolving charge card accounts or other revolving credit accounts owned by the Depositor or any affiliate thereof and collections thereon.

     'Parties  in   Interest'  means   persons   who  have   certain   specified
relationships to such plans.

     'Pass-Through Securities' means classified certificates of a grantor trust under Subpart E, Part 1 of Subchapter J of the Code.

     'Paying Agent' means the Trustee, or its successor in such capacity.

     'Payment Date' means, with respect to a Series or Class of Certificates, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Payments' means the payments of principal and finance charges to be made by obligors on Securities or by Cardholders.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Plans' means employee benefit plans.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer and the Trustee.

     'Pre-Funding Account' means the Pre-Funding Account which may be deemed necessary by a Prospectus Supplement.

     'Pre-Funded Amount' means the amount on deposit in the Pre-Funded Account.

     'Primary Assets' means one or more pools of Receivables arising under Accounts purchased from the Seller specified in the related Prospectus Supplement and Securities which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Receivable or CABS Security, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by (i) all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset,
(ii) the principal portion of the purchase price of any Primary Asset removed from the Trust Fund and (iii) the principal portion of any liquidation proceeds.

     'Principal Only Certificates' means a Class of Certificates entitled solely or primarily to distributions of Principal and identified as such in the Prospectus Supplement.

     'Principal Receivables' means all amounts charged by cardholders for merchandise and services, amounts advanced and certain other fees billed to cardholders on the Accounts.

     'Prohibited Transactions' means certain transactions between a Plan and Parties in Interest with respect to such Plans prohibited by ERISA.

     'Proposed OID Regulations' means proposed income tax regulations.

     'Qualifying Substitute Primary Asset' means Primary Assets substituted for a Deleted Primary Asset.

     'Rating   Agency'  means  the   nationally  recognized  statistical  rating
organization (or organizations) which was (or were) requested by the Depositor to rate the Certificates upon the original issuance thereof.

     'Receivables' may consist of, with respect to the Primary Series, consumer, corporate, revolving credit card, charge card or debit card receivables.

     'Removed Account' means receivables removed from certain Accounts from the Trust.

     'Reserve  Fund'  means,  with  respect  to  a  Series,  any  Reserve   Fund
established pursuant to the Pooling and Servicing Agreement.

     'Revolving Period' means the period during which Primary Assets will be continuously purchased and no principal will be paid to the Certificateholders.

     'Sale and Servicing Agreement' means, in the case of a Series in which Receivables are serviced by the Seller, the agreement among the Depositor, the Seller and the Trustee for the sale and servicing of the Mortgage Loans.

     'Section 1286 Treasury Regulations' means Treasury Regulations issued on December 28, 1992.

     'Securityholder' means a holder of a Security.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinated Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Certificates or Notes sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series secured by Receivables, the Person, if any, designated in the related Prospectus Supplement to service Receivables for that Series, or the successors or assigns of such Person.

     'Servicing Agreement' means, in the case of a Series which includes Receivables not serviced by the Seller, the agreement among the Depositor, the Trustee and the Servicer for the servicing of such Receivables.

     'Servicing Fee' means the amount payable as fees to the Trustee and the Servicer.

     'Spread Account' means an Account which supports a Series or one or more Classes of Series by assuring the subsequent distribution of interest or principal on the Certificates of such Class or Series.

     'Stripped Coupon' means a right to receive only a portion of the interest payments on a CABS Security.

     'Stripped Securities' means Certificates whose sale produces a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Securities.

     'Subordinated Securityholder' means a holder of a Subordinated Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Subsequent Receivables' means additional receivables which the related Trust may be required to purchase.

     'Subsequent Transfer Date' means the transfer dates on which Subsequent Receivables will be sold from time to time during the Funding Period.

     'Terms and Conditions' means Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

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
     'Trust' means, with respect to any Series of Certificates, all money, instruments, securities and other property, including all proceeds thereof, which are held for the benefit of the Certificateholders by the Trustee under the Agreement, including, without limitation, the Primary Assets, all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees, if any), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by the Trustee pursuant to the Trust Agreement for such Series.

     'Trustee' means the trustee under an Agreement and its successors.

     'UCC' means the Uniform Commercial Code.

     'Variable Interest Certificate' means a Certificate on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'VISA' means VISA U.S.A., Inc.

     'Zero Coupon Certificate' means a Certificate entitling the holder to receive only payments of principal as specified in the related Prospectus Supplement.

                                                                         ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Certificates (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank, N.A. ('Citibank') and Morgan Guaranty Trust Company of New York ('Morgan') as the respective depositaries of CEDEL and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective depositaries, Citibank and Morgan, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the Depositor. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to securities previously issued by the Depositor in same-day funds.

     Trading between CEDEL and/or Euroclear participants. Secondary market trading between CEDEL participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant the purchaser will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. CEDEL or Euroclear will instruct Citibank or Morgan, respectively as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the bonds to the participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions selling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL or Euroclear participant's account would be back-valued to the value date which would be the preceding day, when settlement occurred in New York. Should the CEDEL or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

     (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          Exemption for non-U.S. persons with effectively connected income (Form
     4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (exemption from withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S.persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Class A2 Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternately files Form W-8, Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (the clearing agency, in the case of persons holding directly on the books for the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          This summary does not deal with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

_____________________________________      _____________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                            ------------------------
                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
                  PROSPECTUS SUPPLEMENT
Summary...........................................   S-2
Risk Factors......................................   S-11
The Trust.........................................   S-12
Description of the Class A1 Notes.................   S-12
Description of the Class A2 Certificates..........   S-13
Description of the CABS...........................   S-15
The Depositor.....................................   S-21
The Indenture.....................................   S-22
The Trust Agreement...............................   S-26
The Swap Agreement................................   S-27
The Market Agent Agreement........................   S-28
The Administration Agreement......................   S-29
The Indenture Trustee.............................   S-29
The Owner Trustee.................................   S-29
Use of Proceeds...................................   S-29
Certain Federal Income Tax Consequences...........   S-29
State Tax Consequences............................   S-35
ERISA Considerations..............................   S-35
Legal Investment Considerations...................   S-37
Underwriting......................................   S-37
Legal Matters.....................................   S-38
Rating............................................   S-38
Index of Defined Terms............................   S-39
                       PROSPECTUS
Prospectus Supplement.............................     2
Available Information.............................     2
Incorporation of Certain Documents by Reference...     2
Reports to Holders................................     2
Summary of Terms..................................     3
Risk Factors......................................    12
Description of the Certificates...................    15
Trust Assets......................................    21
Enhancement.......................................    25
Servicing of Receivables..........................    27
The Agreements....................................    30
Certain Legal Aspects of the Receivables..........    36
The Depositor.....................................    38
Use of Proceeds...................................    39
Certain Federal Income Tax Considerations.........    39
State Tax Considerations..........................    45
ERISA Considerations..............................    45
Plan of Distribution..............................    46
Legal Matters.....................................    46
Experts...........................................    46
Additional Information............................    46
Glossary of Terms.................................    47
Annex I...........................................   I-1


                                 $1,600,000,000
                                SHORT-TERM CARD
                              ACCOUNT TRUST 1995-1

                          $1,552,000,000 FLOATING RATE
                          ASSET BACKED NOTES, CLASS A1
                           $48,000,000 FLOATING RATE
                      ASSET BACKED CERTIFICATES, CLASS A2

                             LEHMAN ABS CORPORATION
                                  (DEPOSITOR)
                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                               December 29, 1995
                          ---------------------------
                                LEHMAN BROTHERS

_____________________________________      _____________________________________




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

_____________________________________      _____________________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS GLOBAL PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR LEHMAN BROTHERS. THIS GLOBAL PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS GLOBAL PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND THE
PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                            ------------------------
                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
              GLOBAL PROSPECTUS SUPPLEMENT
Description of Securities........................    GS-2
The Depositor....................................    GS-3
General Information..............................    GS-3
                  PROSPECTUS SUPPLEMENT
Summary..........................................     S-2
Risk Factors.....................................    S-11
The Trust........................................    S-12
Description of the Class A1 Notes................    S-12
Description of the Class A2 Certificates.........    S-13
Description of the CABS..........................    S-15
The Depositor....................................    S-21
The Indenture....................................    S-22
The Trust Agreement..............................    S-26
The Swap Agreement...............................    S-27
The Market Agent Agreement.......................    S-28
The Administration Agreement.....................    S-29
The Indenture Trustee............................    S-29
The Owner Trustee................................    S-29
Use of Proceeds..................................    S-29
Certain Federal Income Tax Consequences..........    S-29
State Tax Consequences...........................    S-35
ERISA Considerations.............................    S-35
Legal Investment Considerations..................    S-37
Underwriting.....................................    S-37
Legal Matters....................................    S-38
Rating...........................................    S-38
Index of Defined Terms...........................    S-39
                       PROSPECTUS
Prospectus Supplement............................       2
Available Information............................       2
Incorporation of Certain Documents by
  Reference......................................       2
Reports to Holders...............................       2
Summary of Terms.................................       3
Risk Factors.....................................      12
Description of the Certificates..................      15
Trust Assets.....................................      21
Enhancement......................................      25
Servicing of Receivables.........................      27
The Agreements...................................      30
Certain Legal Aspects of the Receivables.........      36
The Depositor....................................      38
Use of Proceeds..................................      39
Certain Federal Income Tax Considerations........      39
State Tax Considerations.........................      45
ERISA Considerations.............................      45
Plan of Distribution.............................      46
Legal Matters....................................      46
Experts..........................................      46
Additional Information...........................      46
Glossary of Terms................................      47
Annex I..........................................     I-1

                                 $1,600,000,000
                                SHORT-TERM CARD
                              ACCOUNT TRUST 1995-1

                          $1,552,000,000 FLOATING RATE
                          ASSET BACKED NOTES, CLASS A1
                           $48,000,000 FLOATING RATE
                      ASSET BACKED CERTIFICATES, CLASS A2

                             LEHMAN ABS CORPORATION
                                  (DEPOSITOR)

                          ---------------------------
                          GLOBAL PROSPECTUS SUPPLEMENT
                               December 29, 1995
                          ---------------------------
                                LEHMAN BROTHERS

_____________________________________      _____________________________________




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                         PRINCIPAL OFFICE OF DEPOSITOR
                             Lehman ABS Corporation
                          Three World Financial Center
                            New York, New York 10285

                                 OWNER TRUSTEE
                            Wilmington Trust Company
                              Rodney Square North
                              Wilmington, DE 19890

                 INDENTURE TRUSTEE, ADMINISTRATOR AND REGISTRAR
                              The Bank of New York
                               101 Barclay Street
                            New York, New York 10286

                                 PAYING AGENTS

                    The Bank of New York                                          The Bank of New York
                     101 Barclay Street                                            46 Berkeley Street
                  New York, New York 10286                                           London WIX 6AA
                                                                                        England

                 LEGAL ADVISER TO DEPOSITOR                                 LEGAL ADVISER TO THE UNDERWRITER
                  as to United States Law                                       as to United States Law
                        Brown & Wood                                                  Brown & Wood
                   One World Trade Center                                        One World Trade Center
                  New York, New York 10048                                      New York, New York 10048


                            ACCOUNTANTS TO DEPOSITOR
                                 Ernst & Young
                               787 Seventh Avenue
                            New York, New York 10019


                                  STATEMENT OF DIFFERENCES
The registered trademark symbol shall be expressed as............. 'r'

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